UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

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Preliminary Information Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

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Definitive Information Statement

SecureWorks Corp.

(Name of Registrant as Specified in Its Charter)
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Fee paid previously with preliminary materials

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Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

SecureWorks Corp.
One Concourse Parkway NE, Suite 500
Atlanta, Georgia 30328
NOTICE OF WRITTEN CONSENT AND APPRAISAL RIGHTS
AND INFORMATION STATEMENT
WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.
To our Stockholders:
This notice of written consent and appraisal rights and information statement is being furnished to the holders of Class A common stock, par value $0.01 per share (the “Class A Common Stock”), of SecureWorks Corp., a Delaware corporation (“Secureworks” or the “Company”), in connection with the Agreement and Plan of Merger, dated as of October 21, 2024, by and among the Company, Sophos Inc., a Massachusetts corporation (“Parent” or “Sophos”), and Project Green Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent (“Merger Sub”), a copy of which is attached as Annex A to this information statement (the “Merger Agreement”). Pursuant to the Merger Agreement, Merger Sub will merge with and into the Company, with the Company surviving such merger as a wholly owned subsidiary of Parent (the “Merger” and, together with the other transactions contemplated by the Merger Agreement, the “Transactions”). Upon consummation of the Merger, each share of Class A Common Stock and each share of Class B common stock, par value $0.01 per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Company Common Stock”) issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) will be canceled and converted into the right to receive an amount in cash equal to $8.50, without interest and less any applicable withholding taxes. However, the Merger consideration will not be paid in respect of (i) shares of Company Common Stock (a) held in the Company’s treasury, (b) owned by Parent, Merger Sub or their respective direct or indirect wholly owned subsidiaries or (c) owned by any direct or indirect wholly owned subsidiary of the Company, in each case as of immediately prior to the Effective Time, which will automatically be canceled and extinguished without consideration paid in exchange and (ii) those shares of Company Common Stock held by any person who is entitled to demand, and who has properly demanded, appraisal of such shares of Company Common Stock under the General Corporation Law of the State of Delaware (the “DGCL”) and has not withdrawn his, her or its demand for appraisal or has not lost or waived such rights.
The board of directors of the Company has unanimously (i) determined that the Merger Agreement and the Transactions, including the Merger, are advisable, fair to, and in the best interests of the Company and its stockholders, (ii) approved the Merger Agreement and the Transactions, including the Merger, and declared that the Merger Agreement and the Transactions, including the Merger, are advisable, fair to and in the best interests of the Company and its stockholders, (iii) directed that the Merger Agreement be submitted to the Company’s stockholders for its adoption and (iv) resolved to recommend that the Company’s stockholders adopt the Merger Agreement and approve the Merger in accordance with the DGCL.
The adoption of the Merger Agreement by the Company’s stockholders required the affirmative vote or written consent by holders of a majority of the voting power of the outstanding shares of Company Common Stock entitled to vote thereon. On October 21, 2024, Dell Marketing L.P. (the “Majority Stockholder”), a Texas limited partnership and an indirect wholly owned subsidiary of Dell Technologies Inc., a Delaware corporation, which, on October 21, 2024, beneficially owned 70,000,000 shares of the Class B Common Stock representing approximately 97.4% of the combined voting power of the issued and outstanding shares of Company Common Stock, executed and delivered a written consent adopting in all respects the Merger Agreement and approving in all respects the Transactions, including the Merger (the “Written Consent”). As a result, no further action by any stockholder of the Company is required under applicable law or the Merger Agreement (or otherwise) to adopt the Merger Agreement or approve the Transactions, including the Merger, and the Company will not be soliciting your vote for or consent to the adoption of the Merger Agreement and the approval of the Transactions, including the Merger, and will not call a stockholders’ meeting for purposes of voting on the adoption of the Merger Agreement and the approval of the Transactions, including the Merger. This notice and the accompanying information statement shall constitute notice to you from the Company of the Written Consent contemplated by Section 228(e) of the DGCL.
Under Section 262 of the DGCL, if the Merger is completed, subject to compliance with the requirements of Section 262 of the DGCL, holders of shares of Company Common Stock, other than the Majority Stockholder, which has previously waived its appraisal rights, will have the right to seek an appraisal for, and be paid the “fair value” in cash of, their shares of Company Common Stock (as determined by the Delaware Court of Chancery), together with interest, if any, on the amount determined to be fair value, instead of receiving the Merger consideration. To exercise your appraisal rights, you must submit a written demand for an appraisal to the Company no later than 20 days after the mailing of this information statement, which mailing date is November 22, 2024, and comply precisely with other procedures set forth in Section 262 of the DGCL, which are summarized in the accompanying information statement. A copy of Section 262 of the DGCL is attached to the accompanying information statement as Annex E. This notice and the accompanying information statement shall constitute notice to you from the Company of the availability of appraisal rights under Section 262 of the DGCL in connection with the Merger.
We urge you to read the entire information statement carefully. If the Merger is completed, you will receive instructions regarding payment for your shares of Class A Common Stock.
BY ORDER OF THE BOARD OF DIRECTORS,
Wendy K. Thomas Chief Executive Officer	George B. Hanna Corporate Secretary
Neither the U.S. Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the Merger, passed upon the merits or fairness of the Merger or passed upon the adequacy or accuracy of the disclosures in this notice or the accompanying information statement. Any representation to the contrary is a criminal offense.
This information statement is dated November 22, 2024 and is first being mailed to stockholders on or about November 22, 2024.

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SUMMARY
This summary highlights selected information from this information statement and may not contain all of the information that is important to you. To fully understand the Merger, as defined and as described below, contemplated by the Agreement and Plan of Merger, dated as of October 21, 2024 (the “Merger Agreement”), by and among SecureWorks Corp., a Delaware corporation (“Secureworks” or the “Company”), Sophos Inc., a Massachusetts corporation (“Parent” or “Sophos”) and Project Green Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent (“Merger Sub”), and for a more complete description of the legal terms of the Merger, you should carefully read this entire information statement, the annexes attached to this information statement and the documents referred to or incorporated by reference in this information statement. We have included page references in parentheses to direct you to the appropriate place in this information statement for a more complete description of the topics presented in this summary. In this information statement, the terms “Secureworks,” “Company,” “we,” “us” and “our” refer to SecureWorks Corp. All references in this information statement to terms defined in the notice to which this information statement is attached have the meanings provided in that notice. This information statement is dated November 22, 2024 and is first being mailed to our stockholders on or about November 22, 2024.
The Parties to the Merger Agreement (page 22)
Secureworks.   Secureworks, based in Atlanta, Georgia, is a leading global cybersecurity provider of technology-driven solutions singularly focused on protecting its customers. The Company’s proprietary Taegis™ security platform utilizes an open architecture that is designed to process a wide variety of telemetry to see security threats quickly and to leverage its customers’ existing investments. The Company’s principal executive office is located at One Concourse Parkway NE, Suite 500, Atlanta, GA 30328 and its telephone number is (404) 327-6339. The Company’s website is www.secureworks.com. Additional information about the Company is included in documents incorporated by reference into this information statement and our filings with the Securities and Exchange Commission (the “SEC”), copies of which may be obtained without charge by following the instructions in “Where You Can Find More Information” beginning on page 106.
The Company’s Class A common stock, par value $0.01 per share (the “Class A Common Stock”), is listed with and trades on the Nasdaq Global Select Market (“Nasdaq”) under the ticker symbol “SCWX.” The Company’s Class B common stock, par value $0.01 per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Company Common Stock”), is held by Dell Marketing L.P., a Texas limited partnership (the “Majority Stockholder”), an indirect wholly owned subsidiary of Dell Technologies Inc., a Delaware corporation (“Dell”), and is not listed on any securities exchange or registered under the Exchange Act.
Parent.   Parent is a Massachusetts corporation and an indirect, wholly owned subsidiary of Sophos Ultimate Parent, L.P., which is an affiliate of investment funds managed by Thoma Bravo, L.P. (“Thoma Bravo” and together with Sophos, “Thoma Bravo/Sophos”). After the closing of the Merger, Parent will be the parent company of the Company. Parent’s principal executive offices are located at 3090 Nowitzki Way, Suite 300, Dallas, TX 75219, and its telephone number is (833) 886-6005.
Merger Sub.   Merger Sub was formed by Parent solely for the purpose of completing the Merger with the Company. Merger Sub is a direct, wholly owned subsidiary of Parent and has not carried on any business, conducted any operations or incurred any liabilities or obligations, other than those incidental to its formation and pursuant to the Merger Agreement, the performance of its obligations under the Merger Agreement and matters ancillary to the Merger Agreement. Upon the consummation of the Merger, Merger Sub will cease to exist. Merger Sub’s principal executive offices are located at 3090 Nowitzki Way, Suite 300, Dallas, TX 75219, and its telephone number is (833) 886-6005.
The Merger (page 23)
On October 21, 2024, the Company entered into the Merger Agreement with Parent and Merger Sub. Upon the terms and subject to the conditions provided in the Merger Agreement, and in accordance with Delaware law, at the effective time of the Merger (the “Effective Time”), Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation (the “Surviving Corporation”) and a wholly owned subsidiary of Parent (the “Merger” and, together with the other transactions contemplated by the Merger Agreement, the “Transactions”). Unless otherwise set out in the Merger Agreement, because the Merger consideration will be paid in cash, you will receive no equity interest in Parent in consideration for your shares of Company Common Stock, and after the Effective Time you will not own any shares of Company Common Stock.
The Merger Consideration (page 70)
Subject to the terms and conditions of the Merger Agreement, each share of Company Common Stock that is issued and outstanding as of immediately prior to the Effective Time (other than shares of Company Common Stock held by holders who have not consented to the adoption of the Merger Agreement in writing and who have properly exercised appraisal rights with respect to their shares in accordance with, and who have complied with, Section 262 of the DGCL (“Dissenting Shares”) or shares of Company Common Stock (i) held in the Company’s treasury, (ii) owned by Parent, Merger Sub or their respective direct or indirect wholly owned subsidiaries or (iii) owned by any direct or indirect wholly owned subsidiary of the Company (collectively such shares, “Excluded Shares”)) will be converted into the right to receive cash in an amount equal to $8.50, without interest thereon and less any applicable withholding taxes (the “Per Share Amount”).
At the Effective Time, each option to acquire shares of Company Common Stock (each, a “Company Stock Option”) will be treated as follows: (i) each vested Company Stock Option outstanding immediately prior to the Effective Time will be canceled as of immediately prior to, and contingent upon, the Effective Time (without regard to the exercise price of such Company Stock Option) in exchange for the right to receive a lump-sum cash payment, less applicable tax withholdings, equal to the amount of (a) the number of shares issuable under such Company Stock Option multiplied by (b) the excess, if any, of (x) the Per Share Amount over (y) the exercise price payable in respect of each share issuable under such Company Stock Option, with respect to such vested Company Stock Option (the “Option Consideration”) and (ii) each unvested Company Stock Option outstanding immediately prior to the Effective Time will be canceled as of immediately prior to, and contingent upon, the Effective Time (without regard to the exercise price of such unvested Company Stock Option) in exchange for the right to receive an aggregate amount in cash, without interest, less applicable tax withholdings, equal to the Option Consideration, if any, with respect to such unvested Company Stock Option and that will vest and become payable subject to such unvested Company Stock Option’s terms, conditions, and vesting schedule (including time-based or service-based vesting conditions and any terms related to vesting acceleration upon termination of employment and change-in-control treatment but excluding terms rendered inoperative by reason of the consummation of the Merger or certain other administrative or ministerial changes by Parent), except that if the per-share exercise price of any such Company Stock Option, whether vested or unvested, is equal to or greater than the Per Share Amount, such Company Stock Option will be canceled and terminated without any cash payment being made in respect thereof.
At the Effective Time, each share of restricted Company Common Stock (each, a “Company Restricted Share”) shall be treated as follows: (i) each Company Restricted Share outstanding immediately prior to the Effective Time that will become vested as of immediately prior to, and contingent upon, the Effective Time by its terms and without any action by the Company will be canceled and converted into the right to receive an amount in cash equal to the Per Share Amount less any applicable withholding taxes and (ii) each unvested Company Restricted Share outstanding immediately prior to the Effective Time will be canceled as of immediately prior to, and contingent upon, the Effective Time in exchange for the right to receive an aggregate amount in cash, equal to the Per Share Amount, less applicable tax withholdings, that will vest and become payable subject to such unvested Company Restricted Share’s terms, conditions, and vesting schedule (including time-based or service-based vesting conditions and any terms related to vesting acceleration upon termination of employment and change-in-control treatment but excluding terms rendered inoperative by reason of the consummation of the Merger or certain other administrative or ministerial changes by Parent).
At the Effective Time, each restricted stock unit or deferred stock unit subject solely to time-based vesting conditions (each, a “Company RSU”) will be treated as follows: (i) each Company RSU (including each Company RSU held by non-employee directors) that is vested (but not yet settled) or vests upon the occurrence of the Effective Time by its terms and without any action by the Company and is outstanding immediately prior to the Effective Time will be canceled as of immediately prior to, and contingent upon, the Effective Time in exchange for the right to receive, in full satisfaction of the rights of such holder with respect thereto, a lump-sum cash payment equal to the Per Share Amount less applicable tax withholdings multiplied by the aggregate number of shares of Company Common Stock subject to such Company RSU immediately prior to the Effective Time and (ii) each unvested Company RSU outstanding immediately prior to the Effective Time will be canceled as of immediately prior to, and contingent upon, the Effective Time in exchange for the right to receive an aggregate amount in cash equal to the Per Share Amount less applicable tax withholdings multiplied by the aggregate number of shares of Company Common Stock subject to such unvested Company RSU immediately prior to the Effective Time and that will vest and become payable subject to such unvested Company RSU’s terms, conditions, and vesting schedule (including time-based or service-based vesting conditions and any terms related to vesting acceleration upon termination of employment and change-in-control treatment but excluding terms rendered inoperative by reason of the consummation of the Merger or certain other administrative or ministerial changes by Parent).
At the Effective Time, each restricted stock unit that is subject to both time-based and performance-based vesting conditions (each, a “Company PSU”) will be treated as follows: (i) each Company PSU that is earned and vested (but not yet settled) or is earned and vests upon the occurrence of the Effective Time by its terms and without any action by the Company and is outstanding immediately prior to the Effective Time will be canceled as of immediately prior to, and contingent upon, the Effective Time in exchange for the right to receive a lump-sum cash payment equal to the Per Share Amount less applicable tax withholdings multiplied by the aggregate number of shares of Company Common Stock subject to such Company PSU immediately prior to the Effective Time and (ii) each unvested Company PSU outstanding immediately prior to the Effective Time will be deemed achieved at the greater of target or actual performance level through the Effective Time and will be canceled as of immediately prior to, and contingent upon, the Effective Time in exchange for the right to receive an aggregate amount in cash equal to the Per Share Amount less applicable tax withholdings multiplied by the aggregate number of shares of Company Common Stock subject to such unvested Company PSU immediately prior to the Effective Time and that will vest and become payable subject to such unvested Company PSU’s terms, conditions, and vesting schedule (excluding any applicable performance-based vesting conditions and terms rendered inoperative by reason of the consummation of the Merger or certain other administrative or ministerial changes by Parent but including time-based or service-based vesting conditions and any terms related to vesting acceleration upon termination of employment and change-in-control treatment).
We encourage you to read the Merger Agreement, which is attached as Annex A to this information statement, as it is the legal document that governs the Merger and the Transactions.
Recommendation of the Board; Reasons for the Merger (page 34)
After considering various factors discussed in “The Merger — Recommendation of the Board; Reasons for the Merger” beginning on page 34, and after consultation with the Company’s independent legal and financial advisors, the board of directors of the Company (the “Board”) has unanimously (i) determined that the Merger Agreement and the Transactions, including the Merger, are advisable, fair to, and in the best interests of the Company and the Company’s stockholders, (ii) approved the Merger Agreement and the Transactions, including the Merger, and declared that the Merger Agreement and the Transactions, including the Merger, are advisable, fair to and in the best interests of the Company and the Company’s stockholders, (iii) directed that the Merger Agreement be submitted to the Company’s stockholders for its adoption and (iv) resolved to recommend that the Company’s stockholders adopt the Merger Agreement and approve the Merger in accordance with the General Corporation Law of the State of Delaware (the “DGCL”).
Required Stockholder Approval for the Merger (page 38)
Under the DGCL and the Company’s certificate of incorporation, the adoption of the Merger Agreement by our stockholders required the affirmative vote or written consent of stockholders of the Company holding in the aggregate at least a majority of the outstanding shares of Company Common Stock entitled to vote thereon. As of October 21, 2024, the record date for determining the stockholders of the

Company entitled to vote on the adoption of the Merger Agreement, there were 18,890,066 shares of Class A Common Stock and 70,000,000 shares of Class B Common Stock outstanding. Holders of Class A Common Stock are entitled to one vote for each share held of record and holders of Class B Common Stock are entitled to 10 votes for each share held of record, each on all matters on which stockholders are entitled to vote generally, including adoption of the Merger Agreement.
On October 21, 2024, immediately following the execution of the Merger Agreement, the Majority Stockholder, which as of October 21, 2024, beneficially owned 70,000,000 shares of Class B Common Stock representing approximately 97.4% of the combined voting power of the issued and outstanding shares of Company Common Stock, executed and delivered a written consent adopting in all respects the Merger Agreement and approving in all respects the Transactions, including the Merger (the “Written Consent”). No further action by any other stockholder of the Company is required under applicable law or the Merger Agreement (or otherwise) in connection with the adoption of the Merger Agreement or the approval of the Transactions, including the Merger. As a result, the Company will not be soliciting your vote for or consent to the adoption of the Merger Agreement and the approval of the Transactions, including the Merger, and will not call a stockholders’ meeting for purposes of voting on the adoption of the Merger Agreement and the approval of the Transactions, including the Merger. No action by the stockholders of Parent is required to complete the Merger and all requisite corporate action by and on behalf of Merger Sub required to complete the Merger has been taken.
When actions are taken by the written consent of less than all of the stockholders entitled to vote on a matter, Delaware law requires notice of the action be given to those stockholders who did not consent in writing to the action and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date on which consents signed by a sufficient number of holders to take the action were delivered to the corporation in accordance with Section 228 of the DGCL. This information statement and the notice attached hereto constitute notice to you from the Company of the Written Consent as required by Delaware law.
Opinion of Morgan Stanley (page 39 and Annex C)
In connection with the proposed Merger, the Company retained Morgan Stanley & Co. LLC (“Morgan Stanley”) to provide it with financial advisory services and an opinion in connection with the possible sale of the Company. The Board selected Morgan Stanley to act as the Company’s financial advisor based on, among other things, Morgan Stanley’s qualifications, extensive expertise and international reputation, its knowledge of and involvement in recent transactions in the Company’s industry, and its knowledge of the Company’s business and affairs given Morgan Stanley’s role as an underwriter in the Company’s initial public offering. At the meeting of the Board on October 20, 2024, Morgan Stanley rendered its oral opinion, subsequently confirmed in writing, that, as of October 20, 2024, and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in the written opinion, the per share price of $8.50 in cash to be received by the holders of shares of Company Common Stock (other than the shares of Company Common Stock that are, as of immediately prior to the Effective Time (i) (a) held by a holder who is entitled to demand appraisal and who has properly demanded appraisal of such shares in accordance with Section 262 of the DGCL and, as of the effective time of the Merger, has neither effectively withdrawn nor lost such holder’s right to appraisal pursuant to the DGCL with respect to such shares, (b) owned by Parent, Merger Sub or any other direct or indirect wholly owned subsidiary of Parent or Merger Sub, (c) held in the Company’s treasury or (d) owned by any direct or indirect wholly owned subsidiary of the Company (clauses (a), (b), (c) and (d), collectively, the “MS Excluded Shares”) and (ii) held by Dell or its affiliates (collectively, the “MS Excluded Parties”)) pursuant to the Merger Agreement was fair from a financial point of view to such holders of shares of Company Common Stock, as set forth in such opinion as more fully described in the section of this information statement captioned “The Merger — Opinion of Morgan Stanley.”
The full text of the written opinion of Morgan Stanley, dated as of October 20, 2024, which sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion, is attached to this information statement as Annex C and incorporated by reference in this information statement in its entirety.

The summary of the opinion of Morgan Stanley in this information statement is qualified in its entirety by reference to the full text of the written opinion. You are encouraged to read Morgan Stanley’s opinion carefully and in its entirety. Morgan Stanley’s opinion was directed to the Board, in its capacity as such, and addresses only the fairness from a financial point of view of the per share price of $8.50 in cash to be received by the holders of shares of Company Common Stock (other than the holders of the MS Excluded Shares and the MS Excluded Parties) pursuant to the Merger Agreement as of the date of the opinion and does not address the relative merits of the Merger as compared to any other alternative business transaction, or other alternatives, or whether or not such alternatives could be achieved or are available. Morgan Stanley expressed no opinion or recommendation as to how the stockholders of the Company should vote at any stockholders’ meeting to be held, or action by written consent undertaken, in connection with the Merger.
For additional information, see the section of this information statement captioned “The Merger — Opinion of Morgan Stanley” and Annex C to this information statement.
Opinion of Piper Sandler (page 47 and Annex D)
The Company retained Piper Sandler & Co. (“Piper Sandler”) to act as its financial advisor in connection with a potential transaction such as the Merger. At a meeting of the Board on October 20, 2024, Piper Sandler rendered its oral opinion to the Board, which was subsequently confirmed in writing by delivery of Piper Sandler’s written opinion, dated the same date, to the effect that, as of such date, and based upon and subject to the various assumptions and limitations set forth in its written opinion and other factors Piper Sandler considered relevant, the Merger consideration was fair, from a financial point of view, to the holders of Class A Common Stock (other than the holders of (i) shares owned by Parent, Merger Sub or any other direct or indirect wholly owned subsidiary of Parent or Merger Sub immediately prior to the Effective Time, (ii) shares held in the Company’s treasury immediately prior to the Effective Time, (iii) shares owned by any direct or indirect wholly owned subsidiary of the Company, (iv) Dissenting Shares, and (v) any shares of Class A Common Stock held by Michael S. Dell, Dell or the Majority Stockholder, or any of their respective affiliates (clauses (i) through (v), collectively, the “PS Excluded Shares”)).
The full text of Piper Sandler’s written opinion dated October 20, 2024, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Piper Sandler in rendering its opinion, is attached as Annex D to this information statement and is incorporated by reference herein. The summary of Piper Sandler’s opinion in this information statement is qualified in its entirety by reference to the full text of its written opinion. Piper Sandler’s opinion addressed solely the fairness, from a financial point of view, to the holders of Class A Common Stock (other than the holders of the PS Excluded Shares), of the Merger consideration and does not address any other terms or agreements relating to the Merger or any other terms of the Merger Agreement. Piper Sandler’s opinion was provided to the Board in connection with its consideration of the Merger and was not intended to be, and does not constitute, a recommendation to any stockholder of the Company as to how such stockholder of the Company should act or vote with respect to the Merger or any other matter. The stockholders of the Company are urged to read the opinion in its entirety.
For more information, see the section of this information statement captioned “The Merger — Opinion of Piper Sandler.”
Financing (page 58)
The Merger is not subject to a financing condition. Parent intends to finance the Merger with a combination of cash on hand and debt financing to be provided by certain lenders, on the terms and subject to the conditions set forth in a debt commitment letter, dated as of October 21, 2024 (the “Debt Commitment Letter”), the aggregate proceeds of which will be sufficient for Parent to pay the aggregate Merger consideration and all related fees and expenses of the Company, Parent and Merger Sub that are required to be paid at the closing of the Merger. If (i) all of the conditions to the obligations of Parent and Merger Sub to consummate the Merger are satisfied or waived (subject to customary exceptions), (ii) Parent fails to consummate the Transactions by the date on which it is required to consummate the closing pursuant to the Merger Agreement, (iii) the Company has irrevocably confirmed to Parent in writing that it is prepared to consummate the Merger and (iv) Parent fails to consummate the Merger by the date that is three business days after the later of the date on which Parent receives the irrevocable confirmation of the

Company described above and the date on which Parent was first required to consummate the Merger (including any failure to consummate the Merger resulting from Parent and Merger Sub’s failure to obtain sufficient financing), the Company will have the right to terminate the Merger Agreement and Parent will be obligated to pay the Company a fee of $52,000,000, as described under “The Merger Agreement — Termination Fees and Expenses” beginning on page 90.
The Merger Agreement (page 70 and Annex A)
Conditions to Consummation of the Merger (page 87)
The obligation of each party to consummate the Merger is subject to the satisfaction or, to the extent permitted by applicable law, waiver on or prior to the closing of the following conditions:
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the Written Consent having been obtained;

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the expiration or termination of any applicable waiting period (including any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) and all other required regulatory approvals, clearances or expirations of waiting periods under certain other specified antitrust laws will have occurred or have been obtained;

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no order, injunction, judgment or other similar requirement, any applicable law or other legal restraint or prohibition issued or enacted by any governmental authority of competent authority that remains in effect that makes consummation of the Merger illegal or otherwise prohibited in the United States or in certain specified jurisdictions; and

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at least 20 calendar days have elapsed since the Company mailed this information statement to the Company’s stockholders as contemplated by Regulation 14C of the Securities Exchange Act of 1934 (the “Exchange Act”) (including Rule 14c-2 promulgated under the Exchange Act).

As of the date of this information statement, the Written Consent has been obtained.
The obligations of Parent and Merger Sub to consummate the Merger are further subject to satisfaction (or waiver by Parent where permissible pursuant to applicable law), on or prior to the Effective Time of the following conditions:
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the representations and warranties of the Company being true and correct on the closing date in the manner described under “The Merger Agreement — Conditions to Consummation of the Merger” beginning on page 87;

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the Company having complied in all material respects with each of the covenants, obligations and agreements it is required to comply with or perform at or prior to the closing;

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no Company Material Adverse Effect (as defined in “The Merger Agreement — Representations and Warranties” beginning on page 73) that is continuing and no Effect (as defined in “The Merger Agreement — Representations and Warranties” beginning on page 73) has occurred that, individually or in the aggregate, is reasonably expected to have a Company Material Adverse Effect, since the date of the Merger Agreement;

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the receipt by Parent and Merger Sub of a certificate signed by an officer of the Company, dated as of the closing date, certifying that each of the three conditions specified above has been satisfied; and

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the Company having delivered to Parent duly executed copies signed by each of the Company and Dell (and, in the case of the Assignment and Assumption Agreement, by the Company, Dell, the applicable subsidiaries of the Company and the applicable controlled affiliates of Dell) of (i) the TSA, (ii) the GESA, (iii) the Subcontractor Agreement, (iv) the IP Matters Agreement and (v) the Assignment and Assumption Agreement, in each case, in the form attached as an exhibit to the Support Agreement (or in another form mutually agreed to by Parent and the Company) (each ancillary agreement as defined below).

The obligation of the Company to consummate the Merger is further subject to satisfaction (or waiver by the Company where permissible by applicable law) on or prior to the Effective Time of the following conditions:

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the representations and warranties of Parent and Merger Sub being true and correct as of the closing date in the manner described under “The Merger Agreement — Conditions to Consummation of the Merger” beginning on page 87;

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Parent and Merger Sub having complied in all material respects with each of the covenants, obligations and agreements required to be complied with or performed at or prior to the closing; and

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the receipt by the Company of a certificate of Parent and Merger Sub, signed by an officer of Parent and Merger Sub, dated as of the closing date, certifying that each of the two conditions specified above has been satisfied.

No Solicitation (page 81)
The Merger Agreement provides that the Company and its subsidiaries will not, will not authorize their representatives to, and will direct their respective representatives not to, from October 21, 2024 until the earlier of the termination of the Merger Agreement and the Effective Time (the “Pre-Closing Period”):
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initiate, solicit, facilitate or knowingly encourage the making of any Acquisition Proposal (as defined in “The Merger Agreement — No Solicitation” beginning on page 81);

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engage in, continue or otherwise participate in negotiations or discussions with, or furnish any non-public information (or access thereto) concerning the Company or any of its subsidiaries to, any third party in connection with, or for the purpose of facilitating or knowingly encouraging, an Acquisition Proposal;

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approve, endorse, recommend, execute or enter into any letter of intent, acquisition agreement, agreement in principle, memorandum of understanding or similar contract (i) with respect to an Acquisition Proposal (other than certain acceptable confidentiality agreements) or (ii) any letter of intent, acquisition agreement, agreement in principle, memorandum of understanding or similar contract with respect to any Acquisition Proposal, other than an acceptable confidentiality agreement (an “Alternative Acquisition Agreement”);

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grant access to the properties, books, records or personnel of the Company or its subsidiaries to any person who the Company has reason to believe is considering making, or has made, an Acquisition Proposal;

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grant any waiver, amendment or release under any standstill or confidentiality agreement; or

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approve, authorize or agree to do any of the foregoing.

No Shop; Superior Proposal and Change in Recommendation (page 81)
Notwithstanding the restrictions set forth above, at any time prior to obtaining the Written Consent, which was obtained on October 21, 2024, if the Company had received a written Acquisition Proposal that the Board (or a committee thereof) had believed in good faith to be bona fide, and the Board (or a committee thereof) had determined in good faith, after consultation with its financial advisors and outside legal counsel, that such Acquisition Proposal constituted, or could have reasonably been expected to lead to, a Superior Proposal (as defined in “The Merger Agreement — No Shop; Superior Proposal and Change in Recommendation” beginning on page 81), then, if the Company had not violated its non-solicitation obligations under the Merger Agreement in any material respect with respect to such Acquisition Proposal, the Company and its respective representatives could have: (i) furnished any information with respect to the Company and its subsidiaries and access thereto to any third party making such Acquisition Proposal (and its representatives and potential financing sources) (provided, that (a) prior to furnishing any such information, the Company received from such third party an executed acceptable confidentiality agreement and (b) any such non-public information so furnished had been previously provided or made available to Parent or is provided or made available to Parent promptly (and in any event no later than 48 hours) after it is so furnished to such third party) or (ii) participated or engaged in negotiations or discussions with the third party making such Acquisition Proposal and its representatives and potential financing sources regarding such Acquisition Proposal.
At any time prior to obtaining the Written Consent, which was obtained on October 21, 2024, the Board (or a committee thereof) could have (i) made a Change in Recommendation (as defined in “The

Merger Agreement — No Shop; Superior Proposal; Change in Recommendation” beginning on page 81) if the Board (or a committee thereof) had determined in good faith (after consultation with its outside legal counsel and financial advisors) that, as a result of an Intervening Event (as defined in “The Merger Agreement — No Shop; Superior Proposal; Change in Recommendation” beginning on page 81), failure to make such Change in Recommendation would have been inconsistent with the Company’s directors’ fiduciary duties under applicable law or (ii) made a Change in Recommendation, entered into a definitive written agreement providing for the consummation of a Superior Proposal and concurrently terminated the Merger Agreement and paid the Company Termination Fee (as defined in “The Merger Agreement — Termination Fees and Expenses” beginning on page 90) if the Company had received an Acquisition Proposal after the date of the Merger Agreement for which the Board (or a committee thereof) had determined in good faith to be bona fide and determined in good faith (after consultation with its outside legal counsel and financial advisors) that such Acquisition Proposal constituted a Superior Proposal and that the failure to take such actions would have been reasonably expected to be inconsistent with the Company’s fiduciary duties under applicable law.
The Company’s rights to engage in negotiations or discussions with third parties and to terminate the Merger Agreement as described above ceased on October 21, 2024 upon delivery of the Written Consent in accordance with the terms of the Merger Agreement.
A more detailed description of the foregoing circumstances is provided below and in “The Merger Agreement” beginning on page 70.
Termination of the Merger Agreement (page 89)
The Merger Agreement may be terminated at any time prior to the Effective Time by the mutual written agreement of Parent and the Company.
In addition, the Merger Agreement may be terminated by either Parent or the Company, at any time prior to the Effective Time if:
•
the Merger is not consummated on or before 11:59 p.m., Eastern Time, on June 20, 2025 or such other date as may be mutually agreed in writing by the parties from time to time (the “End Date”); provided, that this termination right is not available to a party if such party’s material breach of any provision of the Merger Agreement has been a principal cause of, or resulted in, the failure of the Merger to be consummated by the End Date;

•
any governmental authority of competent authority issued a final, non-appealable order or injunction or enacted any applicable law or other legal restraint or prohibition that remains in effect that makes the consummation of the Merger permanently illegal or otherwise permanently prohibited; provided, that the party seeking to terminate the Merger Agreement for this reason should have taken all actions required under the Merger Agreement to have any such order or injunction, applicable law or other legal restraint, injunction or prohibition lifted; provided, further, that this termination right is not available to a party if the issuance of such final and non-appealable order or injunction, applicable law or other legal restraint, injunction or prohibition is principally caused by the material breach by such party of any covenant or obligation of such party under the Merger Agreement; or

•
if the other party breaches any of its representations, warranties or covenants or other agreements contained in the Merger Agreement, which breach would give rise to the failure of any of the conditions precedent to closing and cannot be cured prior to the End Date or, if capable of being cured, has not been cured within 30 days after giving written notice to the other party of such breach; provided, that either party will not have the right to terminate the Merger Agreement for this reason if such party is then in material breach of any provision of the Merger Agreement that would result in a failure of a condition precedent to closing.

The Merger Agreement may also be terminated by the Company if (i) all of the conditions to the obligations of Parent and Merger Sub are satisfied (other than those conditions that by their terms are to be satisfied by actions taken at the closing, each of which is capable of being satisfied at the closing); (ii) Parent and Merger Sub fail to consummate the Transactions by the date that is the later of (a) four business days after the first date on which Parent and Merger Sub are required to consummate the closing and (b) the date that is 45 days following the date of the Merger Agreement; (iii) the Company has irrevocably notified Parent in writing that (a) it is ready, willing and able to consummate the closing and (b) all of the conditions to the obligations of the Company are satisfied (other than those conditions that by their terms are to be satisfied by actions taken at the closing, each of which is capable of being satisfied at the closing); and (iv) Parent or Merger Sub fails to consummate the Merger within the later of (a) the third business day following receipt of such irrevocable written confirmation of the Company referred to in clause (iii) and (b) the day on which the closing should have occurred as described in clause (ii).
Further, the Merger Agreement also provided that Parent could have terminated the Merger Agreement (i) if the Written Consent were not delivered to Parent by the Company by 11:59 p.m., Eastern Time, on October 22, 2024 or (ii) if at any time a Change in Recommendation were to occur prior to the Company’s receipt of the Written Consent; however, this termination provision expired following delivery of the Written Consent on October 21, 2024.
The Merger Agreement also provided that the Company could have terminated the Merger Agreement if (i) the Company complied with its obligations with respect to Acquisition Proposals and Change in Recommendation under the Merger Agreement; (ii) the Company paid, or caused to be paid, to Parent the Company Termination Fee prior to or concurrently with such termination; and (iii) substantially concurrently with such termination, the Company entered into a definitive Alternative Acquisition Agreement in respect of such Superior Proposal; however, this termination provision expired following the delivery of the Written Consent on October 21, 2024.
Termination Fees and Expenses (page 90)
The Company would have been required to pay Parent the Company Termination Fee (as defined in “The Merger Agreement — Termination Fees and Expenses” beginning on page 90) of $26,000,000 if the Merger Agreement would have been terminated:
•
by Parent, if (i) the Written Consent had not been delivered to Parent by the Company by 11:59 p.m., Eastern Time, on October 22, 2024 or (ii) at any time the Board (or a committee thereof) had effected a Change in Recommendation; and

•
by the Company, the Company entered into a definitive Alternative Acquisition Agreement in respect of such Superior Proposal.

The Company will pay Parent the Company Termination Fee if the Merger Agreement is terminated:
•
(i) by Parent or the Company because the Merger is not consummated on or before the End Date, or by Parent pursuant to a breach of the Company of any of its representations, warranties, covenants or other agreements contained in the Merger Agreement, which breach (a) would give rise to the failure of any of the conditions to obligations of Parent or Merger Sub and (b) is incapable of being cured by the End Date or, if capable of being cured in such time frame, the Company has not cured within 30 days after written notice has been given by Parent to the Company of such breach; (ii) at any time on or after the date of the Merger Agreement and prior to such termination a bona fide Acquisition Proposal shall have been publicly made or otherwise become publicly known and not publicly withdrawn prior to such termination, and (iii) within 12 months after the date of such termination, (a) the Company enters into an Alternative Acquisition Agreement providing for an Acquisition Transaction (as defined in “The Merger Agreement — No Solicitation” beginning on page 81) or (b) an Acquisition Transaction is consummated, then, the Company will pay (or cause to be paid to) Parent the Company Termination Fee concurrently with the consummation of any such Acquisition Transaction; provided, however, that, for purposes of this subclause, all references to “at least 25%” in the definition of Acquisition Transaction shall be deemed to be references to “more than 50%.”

Parent will pay the Company a Parent Termination Fee (as defined in “The Merger Agreement — Termination Fees and Expenses” beginning on page 90) of $52,000,000 in the event the Merger Agreement is terminated:
•
by the Company if Parent or Merger Sub breaches any of their respective representations, warranties, covenants or other agreements contained in the Merger Agreement, which breach would have a

Parent Material Adverse Effect (as defined in “The Merger Agreement — Representations and Warranties” beginning on page 73) and cannot be cured prior to the End Date, or if capable of being cured, has not been cured within 30 days after written notice has been given by the Company to Parent of such breach;
•
by the Company (i) if all of the conditions to the obligations of Parent and Merger Sub have been satisfied (other than those conditions that by their terms are to be satisfied at the closing, each of which is capable of being satisfied at the closing); (ii) Parent and Merger Sub fail to consummate the Merger at the closing by the date on which Parent and Merger Sub are required to consummate the closing; (iii) the Company has irrevocably notified Parent in writing that it is ready, willing and able to consummate the Merger; and (iv) Parent or Merger Sub fails to consummate the Merger within the later of (a) the third business day following receipt of such irrevocable written confirmation of the Company referred to in clause (iii) and (b) the day on which the closing should have occurred as described in clause (ii); and

•
by Parent if the Merger is not consummated on or before the End Date and the Company has the right to terminate the Merger Agreement pursuant to either of the two bullets described above.

A more detailed description of the Termination Fee is provided in “The Merger Agreement — Termination Fees and Expenses” beginning on page 90.
The Support Agreement (page 92 and Annex B)
Concurrently with the execution of the Merger Agreement on October 21, 2024, Dell, the Majority Stockholder, the Company, Parent and Merger Sub entered into a support agreement in connection with the Transactions (the “Support Agreement”), pursuant to which (i) the Majority Stockholder agreed, among other things, (a) not to transfer or convert any of the shares it holds (the “Covered Shares”), subject to certain exceptions, (b) to vote the Covered Shares against any (x) action or agreement that would reasonably be expected to result in a breach of the Merger Agreement or the Support Agreement and (y) proposal, transaction, agreement or action that would reasonably be expected to prevent, materially delay or materially impede the closing and (c) to waive any appraisal or dissent rights it may have in connection with the Transactions and (ii) Dell, the Company and Parent agreed, among other things, to execute and deliver a transition services agreement (the “TSA”), a global employee services agreement (the “GESA”), a subcontractor agreement (the “Subcontractor Agreement”) and an omnibus intellectual property matters agreement (the “IP Matters Agreement”), in each case, substantially in the forms attached thereto. Additionally, Dell, the Company and Parent agreed to, among other things, (i) enter into an omnibus assignment and assumption agreement (the “Assignment and Assumption Agreement” and together with the Support Agreement, the TSA, the GESA, the Subcontractor Agreement, the IP Matters Agreement, the “Transitional Agreements”) to assign any customer contracts of the Company from a Dell legal entity to the Company or to one of its designated affiliates effective as of the closing and (ii) negotiate, following the execution of the Support Agreement, to finalize an omnibus data protection addendum and an amendment to an existing software license agreement between Dell and the Company to reflect certain customary security requirements provisions.
Interests of Our Directors and Executive Officers in the Merger (page 58)
You should be aware that the Company’s non-employee directors and executive officers have interests in the Merger that may be different from, or in addition to, the interests of the Company’s stockholders generally. The Board was aware of these interests and considered them, among other matters, in approving the Merger Agreement. These interests are described below in “The Merger — Interests of Our Directors and Executive Officers in the Merger” beginning on page 58.
Material United States Federal Income Tax Consequences of the Merger (page 65)
The exchange of Company Common Stock for cash pursuant to the Merger will be a taxable transaction for United States federal income tax purposes. Therefore, a United States Holder (as defined in “The Merger — Material United States Federal Income Tax Consequences of the Merger” beginning on page 65) receiving cash in the Merger generally will recognize capital gain or loss for United States federal income tax purposes in an amount equal to the difference between (i) the amount of cash the United States Holder received (determined before deduction of any applicable withholding taxes) and (ii) such United States Holder’s adjusted-tax basis of the surrendered shares of Company Common Stock. Backup withholding may also apply to the cash payments made pursuant to the Merger, unless the United States Holder complies with certification procedures under the backup withholding rules.
A Non-United States Holder (as defined in “The Merger — Material United States Federal Income Tax Consequences of the Merger”) will generally not be subject to United States federal income tax on any gain resulting from the exchange of Company Common Stock pursuant to the Merger, unless such holder has certain connections to the United States or under certain other circumstances (as described in the section entitled “The Merger — Material United States Federal Income Tax Consequences of the Merger — Non-United States Holders”), but the Merger could be a taxable transaction to such holder under non-United States tax laws applicable to such holder. Non-United States Holders may also be subject to the backup withholding rules described above unless the Non-United States Holder complies with certain certification procedures or otherwise establishes a valid exemption from backup withholding.
Holders of Company Common Stock should read the section entitled “The Merger — Material United States Federal Income Tax Consequences of the Merger” beginning on page 65 for a more detailed description of the United States federal income tax consequences of the Merger. Tax matters can be complicated, and the tax consequences of the Merger to you will depend on your particular situation. Holders are urged to consult their own tax advisors about the United States federal, state, local and foreign tax consequences of the Merger.
Regulatory Approvals (page 68)
Under the HSR Act and related rules, the Transactions, including the Merger, may not be completed until notifications have been given and information furnished to the Antitrust Division of the U.S. Department of Justice (“DOJ”) and the Federal Trade Commission (“FTC”), and all statutory waiting period requirements have been satisfied or early termination has been granted by the applicable agencies. On November 4, 2024, both the Company and Parent filed their respective notifications and report forms under the HSR Act. The waiting period under the HSR Act is scheduled to expire at 11:59 p.m., Eastern Time, on December 4, 2024.
Under other applicable foreign antitrust law and foreign investment laws in certain other specified jurisdictions, the Transactions, including the Merger, may not be completed until any requisite consent, non-action or expiration of any applicable waiting period is obtained in each applicable jurisdiction.
As of the date of this information statement, the parties have not received all of the consents (including non-action or expiration of any applicable waiting period) in respect of antitrust laws and foreign investment laws required by the Merger Agreement.
Procedures for Receiving Merger Consideration (page 72)
Promptly (and in any event no later than three business days) after the Effective Time, Parent will send (and cause the paying agent to send) to each holder of record of issued and outstanding shares of Company Common Stock at the Effective Time (other than Excluded Shares) a letter of transmittal and instructions (which will specify that delivery will be effected, and risk of loss and title will pass, only upon proper delivery and transfer of the certificate representing the shares (collectively, the “Certificates”)) to the paying agent and will be in such form and have such other provisions as Parent may reasonably specify for use in effecting the surrender of Certificates in exchange for payment of the Merger consideration for each share. With regard to holders of uncertificated shares of Company Common Stock held of record in book-entry (the “book-entry shares”) (other than Excluded Shares), upon the paying agent’s receipt of an “agent’s message” (or such other evidence as the paying agent may reasonably request), each holder of such book-entry shares will be entitled to receive the Merger consideration.
Specific Performance; Jurisdiction (page 91)
Subject to the conditions set forth in the Merger Agreement, the parties to the Merger Agreement are entitled to an injunction or injunctions, specific performance or any equitable relief, to prevent breaches or threatened or anticipated breaches of the Merger Agreement and to enforce specifically the performance of the terms and provisions of the Merger Agreement, without the necessity of proving damages or otherwise (and each party to the Merger Agreement has waived any requirement for the obtaining, furnishing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties to the Merger Agreement has agreed that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, and that the parties would not have any adequate remedy at law in the event that any of the provisions of the Merger Agreement were not performed.
Each party to the Merger Agreement has agreed to irrevocably submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (the “Court of Chancery”) and any state appellate court therefrom (or, only if such court does not have subject matter jurisdiction over the matter, then the Superior Court of the State of Delaware or the Federal District Court for the District of Delaware located in Wilmington, Delaware, and any appellate courts therefrom) for the purpose of any proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, the Merger Agreement or the Transactions. Each party to the Merger Agreement has waived, agreed not to assert, as a defense in any such proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the proceeding is brought in an inconvenient forum, that the venue of the proceeding is improper or that the Merger Agreement or the Transactions may not be enforced in or by such courts.
Appraisal Rights (page 95 and Annex E)
If the Merger is consummated and certain conditions are met, stockholders and beneficial owners of Company Common Stock who have not consented to the adoption of the Merger Agreement (i.e., all holders other than the Majority Stockholder) and who otherwise comply with, and do not validly withdraw their demands or otherwise lose their rights under the applicable provisions of Delaware law will be entitled to seek appraisal of their shares in connection with the Merger under Section 262 of the DGCL. This means that stockholders of the Company and beneficial owners may be entitled to have their shares of Company Common Stock appraised by the Court of Chancery, and to receive payment in cash of the “fair value” of their shares of common stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid on the amount determined to be the fair value as determined by the Court of Chancery, as described further below. Due to the complexity of the appraisal process, persons who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights.
Stockholders of the Company and beneficial owners considering seeking appraisal should be aware that the “fair value” of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the value of the consideration that they would receive pursuant to the Merger Agreement if they did not seek appraisal of their shares of Company Common Stock.
To exercise appraisal rights, stockholders of the Company or beneficial owners of Company Common Stock must: (i) properly and timely demand appraisal of their shares; (ii) not deliver a written consent or otherwise vote in favor of the Merger Agreement; (iii) continue to hold or beneficially own, as applicable, their shares of Company Common Stock through the effective date of the Merger; and (iv) comply with all other procedures for exercising appraisal rights under the DGCL. Failure to follow the procedures specified under the DGCL may result in the loss of appraisal rights. In addition, the Court of Chancery will dismiss appraisal proceedings as to all persons who otherwise would be entitled to appraisal rights unless certain stock ownership conditions are satisfied by the stockholders and beneficial owners who properly and timely demand appraisal in accordance with Section 262 of the DGCL. The DGCL requirements for exercising appraisal rights are described in further detail in the section of the information statement entitled “Appraisal Rights,” which is qualified in its entirety by Section 262 of the DGCL, the relevant section of the DGCL regarding appraisal rights, a copy of which is attached to this information statement as Annex E. If you hold your shares of Company Common Stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you may make a written demand for appraisal in your own name, but you must satisfy the conditions set forth above and your written demand must also reasonably identify the holder of record of the shares for which demand is made, be accompanied by documentary evidence of your beneficial ownership of stock (such as a brokerage or securities account statement containing such information or a letter from a broker or other record holder of such shares confirming such information) and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provide an address at which you consent to receive notices given by the Surviving Corporation under Section 262 of the DGCL and to be set forth on the verified listed required by Section 262(f) of the DGCL.
Transaction Litigation (page 65)
As of the filing of this information statement, the Company is not aware of any complaints filed or litigation pending related to the Merger. The Company has received a demand for Company books and records from a purported Company stockholder in order to investigate alleged deficiencies and/or omissions in the preliminary information statement the Company filed on November 12, 2024. The demand letter seeks additional disclosures in addition to, or as an alternative to the Company’s books and records. The Company believes that the allegations in the demand letter are without merit. Additional purported stockholders may file lawsuits or send additional demand letters in connection with the Merger. The outcome of any future litigation is uncertain. Such litigation, if not resolved, may prevent or delay consummation of the Merger and result in substantial costs to the Company.
Market Information and Dividends (page 94)
Shares of Class A Common Stock are listed on Nasdaq under the trading symbol “SCWX.” As of November 15, 2024, 18,890,066 shares of Class A Common Stock were issued and outstanding, held by approximately seven stockholders of record. There is no public market for the Class B Common Stock. As of November 15, 2024, 70,000,000 shares of Class B Common Stock were issued and outstanding, held by one stockholder of record.
Since the date of our initial public offering, we have not paid dividends on any outstanding Company Common Stock. The terms of the Merger Agreement do not allow us to declare or pay a dividend between October 21, 2024 and the earlier of the consummation of the Merger or the termination of the Merger Agreement. Following the Merger, there will be no further market for the Class A Common Stock.

QUESTIONS AND ANSWERS ABOUT THE MERGER
The following questions and answers are intended to briefly address commonly asked questions as they pertain to the Merger Agreement and the Merger. These questions and answers may not address all questions that may be important to you as the Company’s stockholder. Please refer to the “Summary” beginning on page 1 and the more detailed information contained elsewhere in this information statement, the annexes to this information statement and the documents referred to or incorporated by reference in this information statement, each of which you should read carefully. You may obtain additional information, which is incorporated by reference in this information statement, without charge by following the instructions in “Where You Can Find More Information” beginning on page 106.
Q:
What is the proposed transaction and what effects will it have on the Company?

A:
The proposed transaction is the acquisition of the Company by Parent pursuant to the Merger Agreement. Once the closing conditions under the Merger Agreement have been satisfied or waived and subject to the other terms and conditions in the Merger Agreement, Merger Sub will merge with and into the Company. The Company will be the Surviving Corporation of the Merger and a wholly owned subsidiary of Parent, and the Company will cease to be a stand-alone publicly traded company.

Q:
What will I receive in the Merger?

A:
Upon completion of the Merger and subject to the terms and conditions in the Merger Agreement, and subject to your compliance, if applicable, with the letter of transmittal delivered to you by the paying agent after the closing as further described under “The Merger Agreement — Procedures for Receiving Merger Consideration” beginning on page 70, you will receive the Merger consideration, $8.50 in cash, without interest and less any required withholding taxes, for each share of Company Common Stock that you own, unless you properly exercise, and do not withdraw, waive or fail to perfect, appraisal rights under Section 262 of the DGCL. For example, if you own 100 shares of Company Common Stock, you will receive $850.00 in cash in exchange for your shares of Company Common Stock without interest and less any required withholding taxes. Upon completion of the Merger, you will not own any equity in the Surviving Corporation.

Q:
What happens to Company Stock Options, Company Restricted Shares, Company RSUs and Company PSUs if the Merger is completed?

A:
At the Effective Time, each Company Stock Option will be treated as follows: (i) each vested Company Stock Option outstanding immediately prior to the Effective Time will be canceled as of immediately prior to, and contingent upon, the Effective Time (without regard to the exercise price of such Company Stock Option) in exchange for the right to receive a lump-sum cash payment, less applicable tax withholdings, equal to the Option Consideration (if any) and (ii) each unvested Company Stock Option outstanding immediately prior to the Effective Time will be canceled as of immediately prior to, and contingent upon, the Effective Time (without regard to the exercise price of such unvested Company Stock Option) in exchange for the right to receive an aggregate amount in cash, without interest, less applicable tax withholdings, equal to the Option Consideration, if any, with respect to such unvested Company Stock Option and that will vest and become payable subject to such unvested Company Stock Option’s terms, conditions, and vesting schedule (including time-based or service-based vesting conditions and any terms related to vesting acceleration upon termination of employment and change-in-control treatment but excluding terms rendered inoperative by reason of the consummation of the Merger or certain other administrative or ministerial changes by Parent), except that if the per-share exercise price of any such Company Stock Option, whether vested or unvested, is equal to or greater than the Per Share Amount, such Company Stock Option will be canceled and terminated without any cash payment being made in respect thereof.

At the Effective Time, each Company Restricted Share shall be treated as follows: (i) each Company Restricted Share outstanding immediately prior to the Effective Time that will become vested as of immediately prior to, and contingent upon, the Effective Time by its terms and without any action by the Company will be canceled and converted into the right to receive an amount in cash equal to the Per

Share Amount less any applicable withholding taxes and (ii) each unvested Company Restricted Share outstanding immediately prior to the Effective Time will be canceled as of immediately prior to, and contingent upon, the Effective Time in exchange for the right to receive an aggregate amount in cash equal to the Per Share Amount, less applicable tax withholdings, that will vest and become payable subject to such unvested Restricted Share’s terms, conditions, and vesting schedule (including time-based or service-based vesting conditions and any terms related to vesting acceleration upon termination of employment and change-in-control treatment but excluding terms rendered inoperative by reason of the consummation of the Merger or certain other administrative or ministerial changes by Parent).
At the Effective Time, each Company RSU will be treated as follows: (i) each Company RSU (including each Company RSU held by non-employee directors) that is vested (but not yet settled) or vests upon the occurrence of the Effective Time by its terms and without any action by the Company and is outstanding immediately prior to the Effective Time will be canceled as of immediately prior to, and contingent upon, the Effective Time in exchange for the right to receive, in full satisfaction of the rights of such holder with respect thereto, a lump-sum cash payment equal to the Per Share Amount less applicable tax withholdings multiplied by the aggregate number of shares of Company Common Stock subject to such Company RSU immediately prior to the Effective Time and (ii) each unvested Company RSU outstanding immediately prior to the Effective Time will be canceled as of immediately prior to, and contingent upon, the Effective Time in exchange for the right to receive an aggregate amount in cash equal to the Per Share Amount less applicable tax withholdings multiplied by the aggregate number of shares of Company Common Stock subject to such unvested Company RSU immediately prior to the Effective Time and that will vest and become payable subject to such unvested Company RSU’s terms, conditions, and existing vesting schedule (including time-based or service-based vesting conditions and any terms related to vesting acceleration upon termination of employment and change-in-control treatment but excluding terms rendered inoperative by reason of the consummation of the Merger or certain other administrative or ministerial changes by Parent).
At the Effective Time, each Company PSU will be treated as follows: (i) each Company PSU that is earned and vested (but not yet settled) or is earned and vests upon the occurrence of the Effective Time by its terms and without any action by the Company and is outstanding immediately prior to the Effective Time will be canceled as of immediately prior to, and contingent upon, the Effective Time in exchange for the right to receive a lump-sum cash payment equal to the Per Share Amount less applicable tax withholdings multiplied by the aggregate number of shares of Company Common Stock subject to such Company PSU immediately prior to the Effective Time and (ii) each unvested Company PSU outstanding immediately prior to the Effective Time will be deemed achieved at the greater of target or actual performance level through the Effective Time and will be canceled as of immediately prior to, and contingent upon, the Effective Time in exchange for the right to receive an aggregate amount in cash equal to the Per Share Amount less applicable tax withholdings multiplied by the aggregate number of shares of Company Common Stock subject to such unvested Company PSU immediately prior to the Effective Time and that will vest and become payable subject to such unvested Company PSU’s terms, conditions, and vesting schedule (excluding any applicable performance-based vesting conditions and terms rendered inoperative by reason of the consummation of the Merger or certain other administrative or ministerial changes by Parent but including time-based or service-based vesting conditions and any terms related to vesting acceleration upon termination of employment and change-in-control treatment).
Q:
When do you expect the Merger to be completed?

A:
We are working to complete the Merger as quickly as possible. We currently expect to complete the Merger promptly after all of the conditions to the Merger have been satisfied or waived (to the extent permissible under applicable law) and subject to the other terms and conditions in the Merger Agreement. Completion of the Merger is currently expected to occur in early 2025, although the Company cannot assure completion by any particular date, if at all.

Q:
What happens if the Merger is not completed?

A:
If the Merger is not completed for any reason, stockholders will not receive any payment for their shares of Company Common Stock in connection with the Merger, and Company Stock Options, Company Restricted Shares, Company RSUs and Company PSUs will remain outstanding and the vesting conditions applicable to each Company Stock Option, Company Restricted Share, Company RSU and Company PSU, as applicable, will remain in place (including any applicable performance conditions). Instead, the Company will remain a publicly traded company, and shares of Class A Common Stock will continue to be traded on Nasdaq.

Q:
Why am I not being asked to vote on the Merger?

A:
Applicable Delaware law and the Company’s certificate of incorporation require the adoption of the Merger Agreement by the holders in the aggregate of a majority of the outstanding shares of Company Common Stock entitled to vote in order to effect the Merger. The Company’s certificate of incorporation permits any action which is required or permitted to be taken by the Company’s stockholders to be taken without a meeting if a written consent is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting. The requisite stockholder approval was obtained immediately following the execution of the Merger Agreement on October 21, 2024, when the Written Consent was delivered by the Majority Stockholder, which held approximately 97.4% of the combined voting power of the issued and outstanding shares of Company Common Stock on that date. Therefore, your vote is not required and is not being sought. We are not asking you for a proxy, and you are requested not to send us a proxy.

Q:
Why did I receive this information statement?

A:
Applicable laws and securities regulations require us to provide you with notice of the Written Consent that was delivered by the Majority Stockholder, as well as other information regarding the Merger, even though your vote or consent is neither required nor requested to adopt or authorize the Merger Agreement or complete the Merger. This information statement also constitutes notice to you of (i) the Written Consent as required by Section 228(e) of the DGCL and (ii) the availability of appraisal rights in connection with the Merger under Section 262 of the DGCL, a copy of which is attached to this information statement as Annex E.

Q:
Did the Board approve and recommend the Merger Agreement?

A:
Yes. After careful consideration, the Board unanimously (i) determined that the Merger Agreement and the Transactions, including the Merger, are advisable, fair to, and in the best interests of the Company and the Company’s stockholders, (ii) approved the Merger Agreement and the Transactions, including the Merger, and declared that the Merger Agreement and the Transactions, including the Merger, are advisable, fair to and in the best interests of the Company and the Company’s stockholders, (iii) directed that the Merger Agreement be submitted to the stockholders of the Company for its adoption and (iv) resolved to recommend that the stockholders of the Company adopt the Merger Agreement and approve the Merger in accordance with the DGCL. For a discussion of the factors that the Board considered in determining to approve and recommend the Merger Agreement, please see “The Merger — Recommendation of the Board; Reasons for the Merger” beginning on page 34.

Q:
What happens if I sell my shares before completion of the Merger?

A:
If you transfer your shares of Company Common Stock before consummation of the Merger, you will have transferred the right to receive the Merger consideration and lose your appraisal rights. In order to receive the Merger consideration or exercise appraisal rights, you must hold your shares through the Effective Time of the Merger and, in the case of any effort to exercise appraisal rights, otherwise comply with all other requirements of Section 262 of the DGCL.

Q:
How do I surrender my book-entry shares held by SecureWorks’s transfer agent, Equinity Trust Company, LLC?

A:
Parent will direct the paying agent to mail to each holder of record of book-entry shares instructions for use in effecting the surrender of book-entry shares in exchange for the Merger consideration. Upon the paying agent’s receipt of an “agent’s message” (or such other evidence as the paying agent may reasonably request), each holder of such book-entry shares will be entitled to receive the Merger consideration in exchange for each share of Company Common Stock represented by such book-entry share and such surrendered book-entry share will be canceled.

Q:
What happens to my shares of Company Common Stock held by my broker?

A:
Your broker generally will handle cashing out all shares of Company Common Stock that you hold in your brokerage account after the closing of the Merger has occurred. You should direct any specific questions on this to your broker.

Q:
Is the Merger subject to the fulfillment of certain conditions?

A:
Yes. Before the Merger can be completed, the Company, Parent and Merger Sub must fulfill or, if permissible, waive, several closing conditions. If these conditions are not satisfied or waived, the Merger will not be completed. See “The Merger Agreement — Conditions to Consummation of the Merger” beginning on page 87.

Q:
Am I entitled to exercise appraisal rights instead of receiving the Merger Consideration for my shares?

A:
Yes. Under Section 262 of the DGCL, stockholders who did not provide a consent to the adoption of the Merger Agreement (i.e., stockholders other than the Majority Stockholder) are entitled to exercise appraisal rights in connection with the Merger with respect to their shares of Company Common Stock if they meet certain conditions and comply with the applicable statutory procedures for demanding and perfecting appraisal rights and do not subsequently validly withdraw or lose such rights. See the section in this information statement entitled “Appraisal Rights” beginning on page 95.

Q:
What happens if a third party makes an offer to acquire the Company before the Merger is completed?

A:
If prior to obtaining the Written Consent, the Company had received a bona fide, written Acquisition Proposal, then in response to such Acquisition Proposal, the Company could have furnished any information with respect to the Company and its subsidiaries and access thereto to any third party making such Acquisition Proposal (and its representatives and potential financing sources) or participated or engaged in negotiations or discussions with the third party making such Acquisition Proposal and its representatives and potential financing sources regarding such Acquisition Proposal if the Board (or a committee thereof) had believed in good faith to be bona fide, and the Board (or a committee thereof) had determined in good faith, after consultation with its financial advisors and outside legal counsel, that such Acquisition Proposal constituted, or could have reasonably been expected to lead to, a Superior Proposal (as further described in “The Merger Agreement — No Shop; Superior Proposal and Change of Recommendation” beginning on page 81). The Company obtained the Written Consent on October 21, 2024, thus extinguishing the Company’s rights with respect to Acquisition Proposals.

Q:
Will I owe taxes as a result of the Merger?

A:
The exchange of Company Common Stock for cash pursuant to the Merger will be a taxable transaction for United States federal income tax purposes. Therefore, a United States Holder receiving cash in the Merger generally will recognize capital gain or loss for United States federal income tax purposes in an amount equal to the difference between (i) the amount of cash the United States Holder received (determined before deduction of any applicable withholding taxes) and (ii) such United States Holder’s adjusted-tax basis of the surrendered shares of Company Common Stock. Backup withholding may also apply to the cash payments made pursuant to the Merger, unless the United States Holder complies with certification procedures under the backup withholding rules.

A Non-United States Holder will generally not be subject to United States federal income tax on any gain resulting from the exchange of Company Common Stock pursuant to the Merger unless such holder has certain connections to the United States or other circumstances, but the Merger could be a taxable transaction to such holder under non-United States tax laws applicable to such holder. Non-United States Holders may also be subject to the backup withholding rules described above unless the Non-United States Holder complies with certain certification procedures or otherwise establishes a valid exemption from backup withholding.
Holders of Company Common Stock should read the section entitled “The Merger — Material United States Federal Income Tax Consequences of the Merger” beginning on page 65 for a more detailed description of the United States federal income tax consequences of the Merger. Tax matters can be complicated, and the tax consequences of the Merger to you will depend on your particular situation. Holders are urged to consult their own tax advisors about the United States federal, state, local and foreign tax consequences of the Merger.
Q:
Where can I find more information about the Company?

A:
We file periodic reports, proxy statements and other information with the SEC. This information is available on the website maintained by the SEC at www.sec.gov. For a more detailed description of the available information, please refer to “Where You Can Find More Information” beginning on page 106.

Q:
Who can help answer my other questions?

A:
If you have more questions about the Merger, please contact our Investor Relations department at investorrelations@secureworks.com. If your broker holds your shares, you should call your broker for additional information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This information statement, and the documents to which we refer you in this information statement, contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act, including, but not limited to, those statements related to the Merger, including, without limitation, statements regarding projections and assumptions underlying such projections, as described in “The Merger — Projections” beginning on page 55 and statements as to the expected timing, completion and effects of the Merger, including the delisting from Nasdaq and deregistration under the Exchange Act and the timing of the foregoing. In most cases, you can identify these statements by forward-looking words such as “anticipate,” “believe,” “confidence,” “could,” “estimate,” “expect,” “guidance,” “intend,” “may,” “plan,” “potential,” “outlook,” “should,” and “would,” or similar words or expressions that refer to future events or outcomes. These forward-looking statements, including statements regarding the Merger, are based largely on information currently available to our management and our management’s current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from historical results or those expressed or implied by such forward-looking statements. Although we believe our expectations are based on reasonable estimates and assumptions, they are not guarantees of performance. There is no assurance that our expectations will occur or that our estimates or assumptions will be correct, and we caution investors and all others not to place undue reliance on such forward-looking statements. Important factors, risks and uncertainties that could cause actual results to differ materially from such plans, estimates or expectations include but are not limited to:
•
the completion of the Merger on the anticipated terms and timing, including obtaining regulatory approvals, and the satisfaction of other conditions to the completion of the Merger;

•
potential litigation relating to the Merger that could be instituted against the Company or its directors, managers or officers, including the effects of any outcomes related thereto;

•
the risk that disruptions from the Merger (including the ability of certain customers to terminate or amend contracts upon a change of control) will harm the Company’s business, including current plans and operations, including during the pendency of the Merger;

•
the ability of the Company to retain, hire and rely on key personnel, including those with extensive information security expertise;

•
the diversion of management’s time and attention from ordinary course business operations to completion of the proposed transaction and integration matters;

•
potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Merger;

•
legislative, regulatory and economic developments;

•
potential business uncertainty, including changes to existing business relationships, during the pendency of the Merger that could affect the Company’s financial performance;

•
certain restrictions during the pendency of the Merger that may impact the Company’s ability to pursue certain business opportunities or strategic transactions;

•
unpredictability and severity of catastrophic events, including, but not limited, to acts of terrorism, outbreaks of war or hostilities or the COVID-19 pandemic and other public health issues, as well as management’s response to any of the aforementioned factors;

•
the impact of volatile economic and financial market conditions and global conflicts, including disruptions in European economies as a result of the Ukrainian/Russian conflict and the ongoing conflicts in the Middle East, the relationship between China and Taiwan and ongoing trade disputes between the United States and China;

•
the possibility that the Merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events;

•
the ability to obtain the necessary financing arrangements set forth in the commitment letter received in connection with the Merger;

•
the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger, including in circumstances requiring the Company to pay a termination fee;

•
the risk that the Company’s stock price may decline significantly if the Merger is not consummated;

•
the risk that there may be liabilities that are not known, probable or estimable at this time or unexpected costs, charges or expenses;

•
our ability to achieve or maintain profitability;

•
our ability to enhance our existing solutions and technologies and develop or acquire new solutions and technologies;

•
our ability to successfully implement our strategic plan to realign and optimize our investments with our priorities;

•
the risk of intense competition in the Company’s markets;

•
our ability to attract new customers, retain existing customers and increase annual contract values;

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our ability to rely on customers in the financial services industry;

•
our ability to manage our growth effectively;

•
our ability to maintain high-quality client service and support functions;

•
the risks associated with the terms of our service level agreements with customers that require credits for service failures or inadequacies;

•
our ability to recognize revenue ratably over the terms of our Taegis security solutions and managed security services contracts;

•
the risks associated with long and unpredictable sales cycles;

•
the risks associated with expansion of the Company’s international sales and operations;

•
the risks associated with proposed or currently enacted tax statutes, including, but not limited to, Section 174 of the Internal Revenue Code (the “Code”);

•
the risks associated with our exposure to fluctuations in currency exchange rates;

•
the risks associated with the effect of new governmental export or import controls on our business or any international sanctions compliance program applicable to us;

•
our ability to expand our key distribution relationships and technology alliance partnerships;

•
the risks associated with real or perceived defects, errors or vulnerabilities in our solutions or the failure of our solutions to prevent a security breach;

•
the risks associated with cyberattacks or other data security incidents;

•
the risks associated with our development, use and adoption of artificial intelligence;

•
the ability of our solutions to interoperate with our customers’ IT infrastructure;

•
our ability to use third-party technologies;

•
the impact of evolving information security, cybersecurity and data privacy laws and regulations on our business;

•
our ability to maintain and enhance our brand;

•
the risks associated with our acquisition of other businesses;

•
the risks associated with our reliance on patents to protect our intellectual property rights;

•
our ability to protect, maintain or enforce our non-patented intellectual property rights and proprietary information;

•
the risk of claims by third parties of infringement of their proprietary technology by us;

•
the risks associated with our use of open source technology;

•
the risks related to the Company’s relationship with the Dell Group and control of the Company by Dell until the completion of the Merger, which include, but are not limited to, the effects of our deconsolidation as a part of the Dell affiliated tax group;

•
the risks associated with the volatility of the price of the Company’s Class A Common Stock during the pendency of the Merger; and

•
other risks detailed in our filings with the SEC, including “Item 1A. Risk Factors” in our Annual Report on Form 10-K for our fiscal year ended February 2, 2024. See “Where You Can Find More Information” beginning on page 106.

There can be no assurance that the Merger will be completed, or if it is completed, that it will close within the anticipated time period. The forward-looking statements relate only to events as of the date on which the statements are made. The Company does not undertake to update, and expressly disclaims any obligation to update, any of its forward-looking statements, whether resulting from circumstances or events that arise after the date the statements are made, new information, or otherwise. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from what we may have expressed or implied by these forward-looking statements. We caution that you should not place undue reliance on any of our forward-looking statements. You should specifically consider the factors identified in this information statement that could cause actual results to differ. Furthermore, new risks and uncertainties arise from time to time, and it is impossible for us to predict those events or how they may affect the Company.

THE PARTIES TO THE MERGER AGREEMENT
Secureworks
SecureWorks Corp.
One Concourse Parkway NE, Suite 500, Atlanta, GA 30328
Phone: 1 (404) 327-6339
Secureworks, based in Atlanta, Georgia, is a leading global cybersecurity provider of technology-driven solutions singularly focused on protecting its customers. The Company combines considerable experience from securing thousands of customers and processing billions of customer events, incorporates artificial intelligence and machine-learning in its security platform, and utilizes actionable insights from its team of elite researchers, analysts and consultants to create a powerful network effect that provides increasingly strong protection for its customers. The Company’s proprietary Taegis™ security platform utilizes an open architecture that is designed to process a wide variety of telemetry to see security threats quickly and to leverage its customers’ existing investments. The Company’s solutions collect and process vast amounts of data across the information technology, or IT, ecosystem by integrating a wide array of proprietary and third-party security products. This open-platform approach allows the Company to aggregate events from a wide range of endpoint, network, cloud and business systems to increase the effectiveness of its solutions. For more information, visit www.secureworks.com. Additional information regarding the Company is contained in our filings with the SEC, copies of which may be obtained without charge by following the instructions in “Where You Can Find More Information” beginning on page 106.
Class A Common Stock is listed with, and trades on, Nasdaq under the symbol “SCWX.”
Parent
Sophos Inc.
3090 Nowitzki Way, Suite 300 Dallas, TX 75219
Phone: 1 (833) 886-6005
Parent is a Massachusetts corporation and an indirect, wholly owned subsidiary of Sophos Ultimate Parent, L.P., which is an affiliate of investment funds managed by Thoma Bravo. After the closing of the Merger, Parent will be the parent company of the Company.
Merger Sub
Project Green Merger Sub, Inc.
3090 Nowitzki Way, Suite 300 Dallas, TX 75219
Phone: 1 (833) 886-6005
Merger Sub, incorporated in the state of Delaware, was formed by Parent solely for the purpose of completing the Merger with the Company. Merger Sub is a direct, wholly owned subsidiary of Parent and has not carried on any business, conducted any operations or incurred any liabilities or obligations, other than those incidental to its formation and pursuant to the Merger Agreement, the performance of its obligations under the Merger Agreement and matters ancillary to the Merger Agreement. Upon the consummation of the Merger, Merger Sub will cease to exist.

THE MERGER
Background of the Merger
The following chronology summarizes certain key meetings and events that led to the signing of the Merger Agreement and the Support Agreement. This chronology does not purport to catalogue every conversation of, by, with or among members of the Board, the Company’s senior management team, the Company’s financial advisors, legal advisors or other representatives, Dell, Dell’s financial advisors, legal advisors or other representatives, Thoma Bravo/Sophos, Thoma Bravo/Sophos’ financial advisors, legal advisors, affiliates or other representatives, or any other person.
The Board and the Company’s senior management team periodically review the Company’s business and operations, competitive position, historical performance, future prospects and long-term strategic plans with the goal of maximizing stockholder value. As part of these ongoing evaluations, the Board and the Company’s senior management team have, from time to time and with the assistance of the Company’s financial and legal advisors, considered various strategic alternatives to enhance stockholder value, including the continued execution of the Company’s strategy as a stand-alone company, potential opportunities to acquire a third party, or the possible sale of the Company to, or the combination of the Company with, a third party.
Beginning in March 2023, Piper Sandler has, at the Company’s request and from time to time, discussed with the Company’s senior management and the Board regarding various strategic and financial matters, including the Company’s periodic review of potential strategic alternatives. Representatives of Piper Sandler have periodically interacted, at the Company’s direction and on the Company’s behalf, with third parties that expressed interest in entering into a strategic transaction to acquire the Company (a “Strategic Transaction”). The Board invited Piper Sandler’s perspectives on these matters based on its qualifications, expertise and reputation, including its experience serving as a financial advisor to companies in the Company’s industry in connection with strategic transactions, as well as its knowledge of the business and the industry in which the Company operates.
On April 17, 2023, the Board held a meeting, with certain members of the Company’s senior management team, a representative of Dell in the capacity of a Board observer (the “Dell Board Observer”) and representatives of Piper Sandler present. At the meeting, Piper Sandler presented to the Board various strategic alternatives for the Company and summarized for the Board the third parties that had previously expressed an interest in a Strategic Transaction to Piper Sandler. The Board directed Piper Sandler to further explore the interest of select third parties and to facilitate the execution of customary confidentiality agreements with such parties to facilitate these conversations.
Between May 4, 2023 and June 17, 2023, seven financial sponsors, including Thoma Bravo, executed customary confidentiality agreements with the Company and met with certain members of the Company’s senior management team to discuss interest in a Strategic Transaction. None of these confidentiality agreements contain a standstill provision or prevent, as of their execution or at this time, the counterparties from making a competing proposal to the Board.
On June 23, 2023, the Board held a meeting, with certain members of the Company’s senior management team, the Dell Board Observer and representatives of Piper Sandler present. At the meeting, the Board discussed with representatives of Piper Sandler and the Company’s senior management team initial feedback received from the seven financial sponsors that signed confidentiality agreements relating to a potential Strategic Transaction and considered the timing of further exploration of a Strategic Transaction relative to the status of the Company’s ongoing business model transformation from a managed security service provider to a software-led SaaS extended detection and response (XDR) provider through a process called “re-solutioning” (the “Business Re-Solutioning Program”). The Board decided to suspend further exploration of a Strategic Transaction and focus on the completion of the Business Re-Solutioning Program.
From June 2023 to April 2024, the Company, in connection with the Business Re-Solutioning Program, fully phased out its managed security services contracts and transitioned a targeted segment of the Company’s customers to its Taegis XDR platform. The Business Re-Solutioning Program was completed in May 2024, with the legacy managed security services business fully wound down.

On May 19, 2024, representatives of the Company had an introductory meeting with representatives of a portfolio company of a financial sponsor we refer to as “Party A.” On May 29, 2024, representatives of the Company had an additional meeting with representatives of Party A, who expressed their interest in the possibility of the parties entering into a Strategic Transaction. No terms of a Strategic Transaction were discussed at either of these meetings.
On June 18, 2024, representatives of the Company met with representatives of Party A and discussed the possibility of the parties entering into a Strategic Transaction and Party A’s requirements and process for obtaining financing in support of a Strategic Transaction. No terms of a Strategic Transaction were discussed at this meeting.
On June 21, 2024, the Board held a meeting, with certain members of the Company’s senior management team, the Dell Board Observer and Piper Sandler present. At the meeting, representatives of Piper Sandler provided the Board with a cybersecurity market update. The Board discussed with representatives of Piper Sandler (i) potential strategic alternatives of the Company to enhance stockholder value and further accelerate market adoption of the Company’s Taegis platform, including a possible Strategic Transaction, and (ii) illustrative timelines in respect of the exploration of potential strategic alternatives, including the possibility of a Strategic Transaction. At the outset of, and on numerous occasions during, the Company’s consideration of a Strategic Transaction, representatives of Dell advised the Board that Dell was not willing to pursue a Strategic Transaction that would not treat all of the Company’s stockholders equally and provide all of the Company’s stockholders with the same consideration in exchange for their shares of the Company.
Beginning on June 25, 2024, at the request of the Company, Morgan Stanley began providing financial advice to the Company regarding various strategic and financial matters, including the Company’s periodic review of its strategic alternatives to enhance stockholder value of the Company. The Company invited Morgan Stanley’s perspectives on these matters based on its qualifications, expertise and reputation, including its experience serving as a financial advisor to companies in the Company’s industry in connection with strategic transactions, as well as its knowledge of the Company’s business (based, in part, on Morgan Stanley’s role as an underwriter in the Company’s initial public offering) and the industry in which the Company operates.
On July 10, 2024, the Board held a meeting (the “July 10 Meeting”), with certain members of the Company’s senior management team, the Dell Board Observer and representatives of Morgan Stanley and Piper Sandler present. At the meeting, the Board and the Company’s senior management team discussed the Company’s Projections, as well as key drivers to achieve the level of growth desired by the Board and its senior management team. The Board and the Company’s senior management team considered the Projections in addition to the opportunities and risks to increase revenue over the next three fiscal years. The Board then reviewed, had no comments to, and authorized for use the Projections in connection with the strategic alternative process and a Strategic Transaction. The Board also discussed the possibility of conducting active outreach to solicit interest in a Strategic Transaction from third parties, including the benefits and risks of conducting such a process. On July 12, 2024, the Board resumed the July 10 Meeting in executive session. The Board continued discussing the Company’s Projections and strategic alternatives to the Company’s Projections, including the continued execution of the Company’s business plan as a stand-alone company and the possibility of a Strategic Transaction. Following discussion, the Board authorized Morgan Stanley and Piper Sandler to initiate conversations with potential counterparties in respect of a Strategic Transaction and authorized the Company to enter into confidentiality agreements with such third parties to facilitate these conversations.
Following the authorization granted by the Board during the July 10 Meeting (as resumed on July 12, 2024), Morgan Stanley and Piper Sandler contacted 70 potential financial and strategic counterparties for a Strategic Transaction, including (i) collectively, Thoma Bravo/Sophos, (ii) Party A, (iii) a financial sponsor we refer to as “Party B,” (iv) a financial sponsor that we refer to as “Party C” and (v) a portfolio company of a financial sponsor we refer to as “Party D.” Following such outreach, the Company, with assistance from representatives of Paul, Weiss, Rifkind, Wharton & Garrison LLP (“Paul, Weiss”), entered into customary confidentiality agreements with 33 potential counterparties. None of these confidentiality agreements contained a standstill provision or, as of their execution or at this time, prevented the counterparties from making a competing proposal to the Board.

Between July 18, 2024 and August 14, 2024, certain members of the Company’s senior management team held virtual management presentations with representatives of 28 potential counterparties that were subject to confidentiality agreements, including Thoma Bravo/Sophos, Party A, Party B, Party C and Party D.
On July 21, 2024, the Board held a meeting, with certain members of the Company’s senior management team and the Dell Board Observer present. At the meeting, the Company’s Chief Executive Officer, Ms. Wendy Thomas, provided a status update regarding the Company’s exploration of a Strategic Transaction and noted the steps taken by certain members of the Company’s senior management team. Representatives of Morgan Stanley and Piper Sandler then reviewed with the Board the discussions and interactions to date with each of the potential counterparties with whom the Company had engaged, and the Board discussed and considered such engagements. The Board then directed Morgan Stanley and Piper Sandler to continue to engage in discussions with potential counterparties identified by the Board regarding a Strategic Transaction. In executive session, without representatives of Morgan Stanley and Piper Sandler present, the Board also discussed the continuing roles of each of Morgan Stanley and Piper Sandler in the strategic alternative process.
On July 26, 2024, at the direction of the Board, representatives of Morgan Stanley and Piper Sandler made available a portion of the Projections with respect to the fiscal years ending 2025, 2026 and 2027 to the potential counterparties that executed a confidentiality agreement in connection with their due diligence review of a Strategic Transaction, including Thoma Bravo/Sophos, Party A, Party B, Party C and Party D.
On July 27, 2024 and July 29, 2024, the Company entered into customary indemnification letter agreements with each of Morgan Stanley and Piper Sandler, respectively, in connection with Piper Sandler’s and Morgan Stanley’s respective roles as the Company’s financial advisor in connection with the Company’s process to explore a Strategic Transaction.
On August 2, 2024, the Board held a meeting, with certain members of the Company’s senior management team, the Dell Board Observer and representatives of Morgan Stanley and Piper Sandler present. At the meeting, representatives of Morgan Stanley and Piper Sandler provided the Board with an update on the status of the strategic alternative process, including the status of contacted counterparties and feedback received from counterparties following the management presentations. Representatives of Morgan Stanley and Piper Sandler also reviewed with the Board the current macroeconomic environment, considerations in respect of certain strategic alternatives and the financial metrics of similarly situated companies.
Between August 2, 2024 and August 16, 2024, representatives of the Company held virtual financial due diligence sessions with representatives of 12 potential counterparties, including Thoma Bravo/Sophos, Party A, Party B, Party C and Party D.
On August 11, 2024, at the direction of the Board, Morgan Stanley and Piper Sandler distributed to 21 potential counterparties a process letter requesting each counterparty to provide an initial indication of interest (including views on valuation and expected financing arrangements) by August 20, 2024.
On August 14, 2024, after consultation with representatives of the Company, representatives of Morgan Stanley and Piper Sandler provided to the potential counterparties that executed a confidentiality agreement additional detail with respect to a portion of the Projections for the fiscal years ending 2025, 2026 and 2027.
On August 20, 2024, the following four counterparties submitted initial indications of interest ranging in value from $7.50 to $9.65 per share (such indications of interest, the “Initial IOIs”):
•
Party B submitted an indication of interest to acquire 100% of the outstanding shares of the Company for a per share amount in the range of $8.90 to $9.65 per share, which assumed there are approximately 97,300,000 fully diluted shares of the Company outstanding, and which implied a range of $8.57 to $9.29 per share based on the Company’s fully diluted shares outstanding as of the end of the second quarter of the Company’s fiscal year 2025.

•
Party A submitted an indication of interest to acquire 100% of the outstanding shares of the Company for $9.00 per share (the “Initial Party A IOI”), which assumed there are 97,302,092 fully diluted shares of the Company outstanding and no additional equity-based awards issued between signing and closing of a Strategic Transaction, and which implied a purchase price of $8.67 per share based on the Company’s fully diluted shares outstanding as of the end of the second quarter of the Company’s fiscal year 2025. The Initial Party A IOI required Party A to obtain an additional $100 million of committed equity financing to support the proposed purchase price, which had not yet been obtained by Party A. In the Initial Party A IOI, Party A proposed that such equity financing be funded by $100 million of equity rollover by Dell and the Company’s management team. Representatives of Morgan Stanley informed Party A that Dell had told the Board that it was not willing to pursue a Strategic Transaction that would not treat all of the Company’s stockholders equally and provide all of the Company’s stockholders with the same consideration in exchange for their shares of the Company. Party A said it would try to find equity financing from a third party to support its proposed purchase price.
•
Party C submitted an indication of interest to acquire 100% of the outstanding shares of the Company for $8.75 per share, which assumed there are approximately 97,300,000 fully diluted shares of the Company outstanding and a cash balance of the Company of $47,000,000, which implied a purchase price of $8.42 per share based on the Company’s fully diluted shares outstanding as of the end of the second quarter of the Company’s fiscal year 2025.

•
Thoma Bravo/Sophos submitted an indication of interest to acquire 100% of the outstanding shares of the Company for $7.50 per share, which assumed there are approximately 101,200,000 fully diluted shares of the Company outstanding.

On August 22, 2024, Party D submitted a non-binding indication of interest to acquire the outstanding shares of the Company held by Dell (but excluding those shares held by non-Dell stockholders) for $7.49 per share (the “Initial Party D IOI”). Consistent with the direction provided by the Board, representatives of Morgan Stanley subsequently noted to Party D that Dell was not willing to pursue a Strategic Transaction that would not treat all of the Company’s stockholders equally and provide all of the Company’s stockholders with the same consideration in exchange for their shares of the Company.
None of the other 16 potential counterparties submitted an initial indication of interest pursuant to the process letter.
On August 22, 2024, in consultation with the Company, representatives of Morgan Stanley and Piper Sandler provided Party A with contact information for, and facilitated introductions and discussions with, equity financing sources, direct lenders and potential counterparties who had dropped out of the strategic alternative process (such equity financing sources, direct lenders and potential counterparties, the “Additional Financing Sources”) to provide Party A with possible alternative sources of financing that would treat all stockholders equally and provide all of the Company’s stockholders with the same consideration in exchange for their shares of the Company in connection with the Strategic Transaction. In addition, in response to the Initial Party A IOI and on several occasions throughout the strategic alternative process, representatives of Morgan Stanley indicated to Party A that, if Party A did not quickly close its financing gap, the Company could view Party A’s indications of interest as uncompetitive or unactionable and decide to pursue other strategic options or alternatives.
On August 23, 2024, the Board held a meeting, with certain members of the Company’s senior management team, the Dell Board Observer and representatives of Morgan Stanley, Piper Sandler and Paul, Weiss present. At the meeting, representatives of Morgan Stanley and Piper Sandler updated the Board on the strategic alternative process and provided an overview of the material terms of each of the Initial IOIs the Company received to date, including (i) the fact that the Initial Party A IOI required Party A to obtain $100 million of additional equity financing commitments (noting that Party A said it would try to obtain, and was in active discussions with potential equity financing sources to obtain, such equity financing from a third party source) and (ii) the fact that Party D proposed to acquire only shares of the Company owned by Dell and that representatives of Morgan Stanley and Piper Sandler had requested Party D to resubmit a revised Initial Party D IOI reflecting an updated price and transaction structure that treats all of the Company’s stockholders equally. It was also noted for the Board that both Party A and Party D submitted Initial IOIs that treated Dell differently from other stockholders of the Company, even though both Party A and Party D had been told that Dell was not willing to pursue a Strategic Transaction that would not treat all of the Company’s stockholders equally and provide all of the Company’s stockholders with the same consideration in exchange for their shares of the Company.

At the meeting, the Board and the Company’s senior management team discussed the advantages and disadvantages of a Strategic Transaction to the Company and the Company’s stockholders, potential synergies certain counterparties could realize in connection with a Strategic Transaction, the timing for the counterparties to complete due diligence, the likelihood of the counterparties maintaining or increasing their preliminary valuations, the level of engagement from other potential acquirers that have not yet submitted indications of interest, the timeline to signing and announcement, the ability of the counterparties to finance and consummate a Strategic Transaction and appropriate messaging with respect to each of the counterparties. The Board decided that the Company should continue (i) to explore the possibility of a Strategic Transaction, (ii) discussions with Thoma Bravo/Sophos, Party B and Party C in connection therewith, (iii) to explore the possibility of a Strategic Transaction with Party A given that Party A had said it would pursue equity financing from a third party source and (iv) discussions with Party D in connection therewith only if it revises the Initial Party D IOI to treat all of the Company’s stockholders equally. The Board also instructed Morgan Stanley and Piper Sandler to inform Thoma Bravo/Sophos that, to be a competitive counterparty, Thoma Bravo/Sophos would need to increase its purchase price.
Beginning on August 26, 2024, at the direction of the Board, representatives of the Company participated in in-person meetings and further virtual due diligence sessions with Thoma Bravo/Sophos, Party A, Party B and Party C.
On August 28, 2024, representatives of the Company met with representatives of Party D to discuss revisions to the Initial Party D IOI in order to treat all of the Company’s stockholders equally and the importance to the Company of closing certainty.
On August 29, 2024, a news article was published by Reuters, based on unnamed sources, reporting market speculation that the Company was exploring a possible sale. The closing price of the Company’s shares rose from $7.25 per share on August 28, 2024 (the last trading day prior to when the report of a potential strategic transaction was published) to $8.73 per share on August 29, 2024. The Company and Dell both declined to comment on the news article.
On August 30, 2024, Party D submitted a non-binding indication of interest to purchase all of the outstanding shares held by Dell for $9.00 per share and separately to provide an offer to acquire the remaining outstanding shares of the Company, by way of a tender offer, for the same price per share of $9.00 (the “Revised Party D IOI”). In order to preserve the Company’s publicly listed status, the Revised Party D IOI provided that stockholders of the Company who would not tender their shares in the contemplated tender offer would remain stockholders of the Company following the consummation of the Strategic Transaction. The Revised Party D IOI also provided that Party D would offer an unspecified special dividend to the Company’s stockholders who would not tender their shares in an effort to entice the Company’s stockholders to retain their shares of the Company. Following its submission of the Revised Party D IOI, representatives of Party D indicated to representatives of Morgan Stanley that Party D sought to retain the Company’s publicly listed status in the Strategic Transaction in order to use the Company as a vehicle to bring Party D public in connection with the Strategic Transaction.
On September 2, 2024, representatives of Morgan Stanley noted to representatives of Party D that the transaction structure proposed in the Revised Party D IOI did not treat all of the Company’s stockholders equally because, if a stockholder of the Company failed to make an election to tender his or her shares in the tender offer, such stockholder would be forced to receive stock in the combined company following the Strategic Transaction. After consulting with representatives of the Company, representatives of Morgan Stanley asked Party D to revise the Revised Party D IOI such that it treats all of the Company’s stockholders equally and provides all of the Company’s stockholders with the same opportunity to receive cash in exchange for their shares of the Company.
On September 5, 2024, a draft merger agreement prepared by representatives of Paul, Weiss was uploaded to a virtual data room (the “Data Room”). Among other terms, the draft merger agreement contemplated a two-step tender offer structure where the counterparty would launch a tender offer to acquire shares of the Company, including the shares held by Dell, followed by a back-end merger, without a stockholder vote, to acquire any remaining outstanding shares of the Company.
On September 10, 2024, representatives of the Company granted representatives of each of Thoma Bravo/Sophos, Party A, Party B and Party C and their respective counsel, advisors and representatives (including, with respect to Party A, the Additional Financing Sources) access, through the Data Room, to due diligence materials responsive to requests submitted by the potential counterparties. Representatives of the Company determined not to grant Party D access to the Data Room at this time because Party D had not yet revised the Initial Party D IOI to treat all of the Company’s stockholders equally and provide them with the same opportunity to receive cash in exchange for their shares of the Company.
On September 10 and 11, 2024, at the direction of the Board, representatives of Morgan Stanley and Piper Sandler distributed a second-round process letter to Thoma Bravo/Sophos, Party A, Party B and Party C, which requested updated indications of interest by September 25, 2024 and a markup of the draft merger agreement that such counterparties would be prepared to execute.
Between September 10, 2024 and September 25, 2024, representatives of the Company provided Thoma Bravo/Sophos, Party A, Party B, Party C and Party D access to confidential information about the Company, including additional access to the Company’s management team from time to time, in order to allow the counterparties to conduct customary due diligence in advance of the process letter deadline on September 25, 2024.
On September 12, 2024, Party D submitted a further revised indication of interest to purchase all of the outstanding shares of the Company in a one-step merger structure in which the Company’s stockholders can elect to retain their shares of the Company in the merger and the Company’s stockholders who elect to receive cash consideration (or who do not make a valid election to retain their shares of the Company) will receive $9.00 per share in the merger (the “Second Revised Party D IOI”). Because the Second Revised Party D IOI treated all of the Company’s stockholders equally and provided all of the Company’s stockholders with an option to elect to receive the same consideration in exchange for their shares of the Company, Party D was provided access to the Data Room, including the draft merger agreement.
On September 17, 2024, the Board held a meeting, with certain members of the Company’s senior management team and the Dell Board Observer present. At the meeting, representatives of the Company provided a status update regarding the strategic alternative process and provided an update with respect to each of the counterparties participating in the second round.
Between September 19, 2024 and September 20, 2024, Dell entered into customary joinder agreements to the Company’s confidentiality agreements with each of Thoma Bravo/Sophos, Party B and Party C.
On September 19, 2024, Dell uploaded to the Data Room a presentation outlining the existing intercompany relationships between the Company and Dell. The presentation also indicated certain transitional arrangements that, if requested by the counterparty, Dell was willing to enter into in order to facilitate a Strategic Transaction and the disentanglement of the Company from Dell following the closing, with the services thereunder provided by Dell for fees equal to fees existing between Dell and the Company under similar arrangements prior to the consummation of a Strategic Transaction.
On September 25, 2024, the date on which updated indications of interests were requested pursuant to the second round process letter, each of Party B, Party C and Party D indicated to representatives of Morgan Stanley and Piper Sandler that, after further diligence and consideration, it was no longer interested in pursuing a Strategic Transaction.
On September 25, 2024, Thoma Bravo/Sophos submitted a revised indication of interest to acquire 100% of the outstanding shares of the Company for $7.50 per share (the “TB/S Updated IOI”), which included a markup to the draft merger agreement. In the TB/S Updated IOI, Thoma Bravo/Sophos noted that they (i) would be able to complete due diligence and sign a merger agreement within two weeks, (ii) expected to enter into a transition services agreement with Dell as well as certain other ancillary agreements and (iii) expected to fund the purchase price using cash on Sophos’ balance sheet and incremental debt from its lending partners. The revised draft merger agreement submitted by Thoma Bravo/Sophos also contemplated, among other terms, a one-step merger with a “sign and consent” structure whereby Dell would provide, in accordance with the DGCL, a written consent approving the merger as the majority stockholder of the Company immediately after the execution of the merger agreement.
On September 27, 2024, Party A submitted a revised indication of interest to acquire 100% of the outstanding shares of the Company for $9.00 per share (the “Party A Updated IOI”), which included Party

A’s markup to the draft merger agreement and a debt commitment letter (the “Party A Debt Commitment Letter”). The Party A Updated IOI and the Party A Debt Commitment Letter indicated that Party A continued to have a significant financing gap, which was now calculated to be approximately $150 million (an increase from the $100 million financing gap described in connection with the Initial Party A IOI submitted on August 20). The Party A Updated IOI noted that Party A needed a few additional weeks to secure equity financing commitments to close its financing gap in order to be in a position to sign a merger agreement. The revised draft merger agreement submitted by Party A contemplated, among other terms, a one-step merger with a “sign and consent” structure in which Dell would provide, in accordance with the DGCL, a written consent approving the merger as the majority stockholder of the Company immediately after the execution of the merger agreement.
On September 30, 2024, the Board held a meeting, with certain members of the Company’s senior management team and representatives of Morgan Stanley, Piper Sandler and Paul, Weiss present. At the meeting, Morgan Stanley and Piper Sandler updated the Board on the status of the strategic alternative process and provided an overview of the material terms, including the purchase price and financing terms, and of the updated indications of interest from Thoma Bravo/Sophos and Party A. With respect to the Party A Updated IOI, Morgan Stanley noted that Party A (i) had been unable to close its significant financing gap (which had increased to $150 million), identifying this inability as a critical outstanding issue in the Party A Updated IOI and (ii) would require a few additional weeks to secure the necessary equity financing (with no certainty that Party A would be able to obtain the financing even with the additional time). The Board also discussed with representatives of Morgan Stanley and Piper Sandler reasons why Thoma Bravo/Sophos and Party A did not increase their respective offer price as compared to their Initial IOIs and the likelihood that Thoma Bravo/Sophos and Party A would increase their respective purchase prices.
With respect to Party A’s financing gap, the Board asked its financial and legal advisors to explore a transaction structure in which the Company’s stockholders may elect to receive a mixture of cash and preferred equity consideration for their shares of the Company (with any non-electing stockholders of the Company receiving cash consideration for their shares), in an effort to close Party A’s financing gap and provide all of the Company’s stockholders with the same opportunity to participate equally in such preferred equity financing. The Board also decided to continue exploring the possibility of a Strategic Transaction with both Party A and Thoma Bravo/Sophos to maintain a competitive process as a way to seek to maximize the purchase price offered by each of Party A and Thoma Bravo/Sophos, including by instructing representatives of Morgan Stanley and Piper Sandler to (i) encourage Thoma Bravo/Sophos to increase its proposed purchase price and (ii) continue to support Party A in its efforts to obtain financing for a Strategic Transaction.
From September 30, 2024 to October 20, 2024, representatives of the Company provided additional opportunities to conduct due diligence to Thoma Bravo/Sophos, including various due diligence calls with key members of the Company’s senior management team and relevant advisors of the Company and providing access to additional due diligence materials requested by Thoma Bravo/Sophos and its representatives.
Also, from September 30, 2024 until October 18, 2024, consistent with the Board’s direction, representatives of the Company, Morgan Stanley, Piper Sandler and Dell supported Party A in its efforts to secure the financing required in connection with the Party A Updated IOI, including by representatives of the Company, Morgan Stanley, Piper Sandler and Dell (i) engaging with Party A’s equityholders regarding additional equity investment in Party A to facilitate a Strategic Transaction, (ii) engaging with Party A’s representatives on the structuring of the financing contemplated in connection with the Strategic Transaction (including representatives of the Company meeting with Party A’s financial advisor on October 1, October 4, 2024 and October 9, 2024 in respect of such potential financing), (iii) continuing to facilitate the due diligence review of the Additional Financing Sources and (iv) exploring a transaction structure including the preferred equity financing discussed by the Board on September 30, 2024.
On October 1, 2024, at the direction of the Board, representatives of the Company provided Party A with a preliminary term sheet for a potential preferred equity instrument to support a Strategic Transaction that would provide all stockholders of the Company with the same opportunity to participate equally in such preferred equity financing.

On October 8, 2024, Party A provided the Company with a revised term sheet contemplating a preferred equity financing provided by Dell to support a Strategic Transaction. In consultation with the Company, representatives of Morgan Stanley reiterated to Party A that Dell was unwilling to pursue a Strategic Transaction that would not provide all of the Company’s stockholders with the same opportunity to participate.
Later that day, on October 8, 2024, in analyzing the terms of the potential preferred equity financing proposed by Party A, representatives of the Company and Morgan Stanley first identified a previously undisclosed significant seller note by Party A in favor of Party A’s parent company that could significantly and negatively affect the value of the preferred equity shares.
On October 9, 2024, representatives of Paul, Weiss discussed with representatives of Party A’s outside legal counsel the required SEC filings, timeline and certain tax issues in connection with Party A’s proposed preferred equity financing structure.
On October 10, 2024, at the request of each of Thoma Bravo/Sophos and Party A, Dell’s counsel, Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”), circulated to Thoma Bravo/Sophos and Party A initial drafts of the TSA, the GESA, the Subcontractor Agreement, the IP Matters Agreement, and the Assignment and Assumption Agreement, pursuant to which, together with the Support Agreement, Dell would provide certain customary transitional arrangements to the Company and the counterparty following the closing of a Strategic Transaction in order to facilitate the disentanglement of the Company from Dell. The services under such transitional arrangements would be provided by Dell for fees equal to fees existing between Dell and the Company under similar arrangements prior to the consummation of a Strategic Transaction.
On October 11, 2024, Thoma Bravo/Sophos revised its purchase price, through a verbal offer communicated by Thoma Bravo/Sophos to a representative of Piper Sandler, to $7.50 per share for all shares of the Company owned by Dell and $9.00 per share for all other shares of the Company. Consistent with the Board’s direction, representatives of Piper Sandler communicated to Thoma Bravo/Sophos that Dell was not willing to pursue a Strategic Transaction that did not treat all of the Company’s stockholders equally.
On October 14, 2024, as requested by each of Thoma Bravo/Sophos and Party A, an initial draft of the Support Agreement was shared with Thoma Bravo/Sophos and Party A.
On October 14, 2024, Thoma Bravo/Sophos submitted a further revised verbal offer price of $8.25 per share for all of the Company’s shares. Consistent with the Board’s direction, representatives of Piper Sandler continued to encourage Thoma Bravo/Sophos to increase its offer price.
Also on October 14, 2024, representatives of Paul, Weiss sent revised drafts of the merger agreements to representatives of Party A’s outside legal counsel and representatives of outside legal counsel for Thoma Bravo/Sophos, Kirkland & Ellis LLP (“K&E”).
On October 15, 2024, the Board held a meeting, with certain members of the Company’s senior management team and representatives of Morgan Stanley, Piper Sandler and Paul, Weiss present. At the meeting, representatives of Morgan Stanley informed the Board that (i) Party A had not obtained committed financing needed for the Strategic Transaction, (ii) the timeline to signing with Party A was expected to take significantly longer than it would take with Thoma Bravo/Sophos due to Party A’s complex capitalization structure and the reverse due diligence on Party A required by the Company to adequately value the proposed preferred equity interests and (iii) the timeline to closing a Strategic Transaction with Party A could be significantly longer than it would be for Thoma Bravo/Sophos and, potentially, longer than the term of the Party A Debt Commitment Letter that the lenders thereunder would be willing to provide because of the audited financial statements that would need to be prepared for Party A and the SEC filings that would need to be made (which would include extensive disclosures with respect to Party A, the Company and the contemplated preferred equity interests) in connection with its proposed preferred equity financing offering.
At the meeting, representatives of Piper Sandler discussed with the Board of Thoma Bravo/Sophos’ increased offer price from $7.50 per share to $8.25 per share. The Board decided to continue to engage with both Party A and Thoma Bravo/Sophos to maximize the purchase price offered by Party A and Thoma

Bravo/Sophos and directed representatives of Morgan Stanley and Piper Sandler to encourage Thoma Bravo/Sophos to increase its purchase price and continue to support Party A in its efforts to obtain financing for a Strategic Transaction.
On October 16, 2024, following further discussions with representatives of Piper Sandler as directed by the Board, Thoma Bravo/Sophos raised its offer price to $8.35 per share through a verbal offer to a representative of Piper Sandler. Consistent with the Board’s direction, representatives of Piper Sandler again encouraged Thoma Bravo/Sophos to increase its offer price.
On October 17, 2024, Party A submitted a revised proposal of $9.00 per share (the “Revised Party A Updated IOI”), which included a list of items for discussion from Paul, Weiss’ revised draft of the merger agreement. The Revised Party A Updated IOI included an updated preferred equity term sheet providing the key terms of the preferred equity proposed to be offered to all of the Company’s stockholders and stated that Party A would be ready to sign definitive agreements prior to market open on Monday, October 21, 2024. The preferred equity term sheet contemplated the issuance of $200 million of preferred equity that (i) was not convertible into common shares, (ii) did not have a maturity date, (iii) was senior to all other equity interests, (iv) had a 14.00% paid-in-kind interest rate payable to the holder thereof, (v) accrued dividends and (vi) had a non-callable feature that did not allow the issuer of the preferred equity to buy back the issued shares at a predetermined price until after a certain date. The Revised Party A Updated IOI did not describe the timeline, or Party A’s plan, for preparing the required audited financial statements and SEC filings. Party A also did not provide any revised drafts of the Transitional Agreements.
On October 18, 2024, representatives of Paul, Weiss sent to representatives of K&E an initial draft of the Company’s disclosure letter to the draft merger agreement.
Later on October 18, 2024, representatives of K&E sent to representatives of Paul, Weiss the Debt Commitment Letter for Sophos’ funding of the purchase price, a revised draft of the merger agreement and revised drafts of the Transitional Agreements.
Also on October 18, 2024, the Board held a meeting, with certain members of the Company’s senior management team and representatives of Morgan Stanley, Piper Sandler and Paul, Weiss present. Representatives of Morgan Stanley provided an update on the Revised Party A Updated IOI, noting that although Party A’s purchase price was $9.00 per share, there was still substantial uncertainty regarding Party A’s financing and this remained a critical outstanding issue in its indication of interest. Representatives of Morgan Stanley noted for the Board that Party A indicated that there would likely be nine to 12 months between signing and closing given the SEC filing requirements in connection with the preferred equity financing. Representatives of Morgan Stanley also noted that, although Party A indicated it would be prepared to sign a deal by the following Monday, October 21, 2024, that timeline was highly unlikely given the due diligence that the Company would need to perform in respect of the preferred equity interests. The Board discussed the Revised Party A Updated IOI, including (i) how the Revised Party A Updated IOI was incomplete given its insufficient financing; (ii) how the TB/S Updated IOI would be at risk of being unavailable by the time adequate diligence was completed by the Company on the preferred equity financing; (iii) how to date no other third-party equity financing source, including the Additional Financing Sources, agreed to provide equity financing to Party A in connection with a Strategic Transaction; and (iv) the fact that the timeline to signing and to closing for Party A was expected to be significantly longer, creating additional closing uncertainty, including that the timeline to closing a Strategic Transaction with Party A could be longer than the term of the Party A Debt Commitment Letter that the lenders thereunder would be willing to provide.
At the meeting, representatives of Piper Sandler discussed with the Board that Thoma Bravo/Sophos increased its offer price from $8.25 per share to $8.35 per share, and noted that representatives of Thoma Bravo/Sophos had informed representatives of Piper Sandler that Thoma Bravo/Sophos obtained fully committed financing, continued to make progress on confirmatory due diligence and legal documents and could be ready to sign as early as Sunday, October 20, 2024. Members of the Board discussed with representatives of Morgan Stanley and Piper Sandler strategies to increase Thoma Bravo/Sophos’ proposed purchase price.
At the meeting, the Board discussed with representatives of Paul, Weiss open issues in the draft merger agreement with Thoma Bravo/Sophos, including the “sign and consent” structure, pursuant to which a proposed transaction would be approved by the Company’s stockholders by the written consent of the Majority Stockholder immediately after the merger agreement was signed. Representatives of Paul, Weiss highlighted that such “sign and consent” structure would not allow the Company to accept a superior proposal. Representatives of Paul, Weiss also noted that K&E and Party A’s outside legal counsel each said that their client was only willing to do a deal if a “sign and consent” structure were used. The Board discussed and decided to accept the structure, particularly in light of the breadth and scope of the outreach undertaken in connection with the strategic alternative process the Company conducted and given that Thoma Bravo/Sophos and Party A said that they were not willing to accept an alternative structure.
At the meeting, the Board directed representatives of Morgan Stanley and Piper Sandler to contact representatives of Thoma Bravo/Sophos and ask Thoma Bravo/Sophos to submit its best and final offer price for a Strategic Transaction.
Later in the day after the Board meeting, on October 18, 2024, Thoma Bravo/Sophos revised its offer price to $8.50 per share through a verbal offer to a representative of Piper Sandler. Representatives of Thoma Bravo/Sophos noted that the offer price of $8.50 was its best and final offer and assumed that the Company would provide Thoma Bravo/Sophos with full access to the required information and the Company’s management team to finalize the merger agreement and sign and announce a Strategic Transaction prior to the opening of the market on October 21, 2024.
On October 19, 2024, representatives of Paul, Weiss sent to representatives of K&E a revised draft of the merger agreement and an updated draft of the Company’s disclosure letter, and representatives of Skadden sent to representatives of K&E revised drafts of the Transitional Agreements.
Also on October 19, 2024, the Board held a meeting, with certain members of the Company’s senior management team and representatives of Morgan Stanley, Piper Sandler and Paul, Weiss present. At the meeting, representatives of Piper Sandler discussed with the Board that Thoma Bravo/Sophos increased its offer price from $8.35 per share to $8.50 per share, and noted that representatives of Thoma Bravo/Sophos had informed representatives of Piper Sandler that this offer price was Thoma Bravo/Sophos’ best and final offer and that Thoma Bravo had obtained debt financing commitments to fund the purchase price. Representatives of Piper Sandler also reviewed with the Board Piper Sandler’s financial analyses of the $8.50 per share cash consideration proposed to be paid by Thoma Bravo/Sophos in the proposed Strategic Transaction.
At the meeting, representatives of Morgan Stanley also reviewed with the Board Morgan Stanley’s financial analyses of the $8.50 per share cash consideration proposed to be paid by Thoma Bravo/Sophos in the proposed Strategic Transaction.
At the meeting, representatives of Paul, Weiss reviewed with the Board their fiduciary duties under applicable law in considering the proposed Strategic Transaction with Thoma Bravo/Sophos. Representatives of Paul, Weiss also reviewed with the Board the terms of the then-current draft merger agreement with Thoma Bravo/Sophos, the likelihood and anticipated timing of closing, the status of negotiations with Thoma Bravo/Sophos and the terms of the other transaction documents proposed by Thoma Bravo/Sophos. Representatives of Paul, Weiss also reviewed the terms of the various Transitional Agreements that Thoma Bravo/Sophos requested Dell to provide in order to facilitate a Strategic Transaction and the disentanglement of the Company from Dell following the closing in an orderly and commercial manner. Members of the Board noted that the amounts paid to Dell in respect of the Transitional Agreements were immaterial in the context of the overall value maximization provided by the Strategic Transaction. At the meeting, in executive session, without representatives of Morgan Stanley and Piper Sandler present, the Board discussed the terms of, and approved entering into, engagement letters with each of Morgan Stanley and Piper Sandler to formalize their engagement as financial advisors to the Company, and such engagement letters were executed with Morgan Stanley and Piper Sandler the following day.
After the Board meeting on October 19, 2024, representatives of Paul, Weiss and K&E held a regulatory diligence call to align on the process, risks and timing for obtaining necessary regulatory clearances for the proposed Strategic Transaction.
Also on October 19, 2024, Morgan Stanley and Piper Sandler each provided the Board with a customary relationships disclosure.

During the evening of October 19, 2024 and into the morning of October 20, 2024, representatives of K&E sent to representatives of Paul, Weiss and Skadden a revised draft of the merger agreement, a revised draft of the disclosure letter and revised drafts of the Transitional Agreements.
Also on October 20, 2024, the Board held a meeting, with certain members of the Company’s senior management team and representatives of Piper Sandler, Morgan Stanley and Paul, Weiss present. The Board discussed the advantages and disadvantages of the proposed Strategic Transaction with Thoma Bravo/Sophos as opposed to the one with Party A. The Board discussed in particular the fact that (i) Party A’s financing remained incomplete and there did not appear to be a path toward obtaining the requisite financing on a timely basis to consummate the Strategic Transaction, even though the Company had continued to support Party A’s efforts to obtain such financing by introducing it to Additional Financing Sources; (ii) the value and terms of Party A’s proposed preferred equity financing remained unclear and required significant due diligence; (iii) the Company and its financial advisors lacked confidence in Party A’s ability to consummate a signing of a Strategic Transaction in a timely manner; (iv) the amount of time it would take between signing and closing of a transaction with Party A was unclear given that Party A had an extensive set of audit and Sarbanes-Oxley requirements to comply with in order to offer the preferred equity to all of the Company’s stockholders in accordance with applicable laws; (v) the timeline to closing a Strategic Transaction with Party A could potentially be longer than the term of the Party A Debt Commitment Letter that the lenders thereunder would be willing to provide; and (vi) the risk of execution, and even if executed, the risk to certainty of closing, are significant relative to the offer presented by Thoma Bravo/Sophos.
At the meeting, representatives of Morgan Stanley also provided Morgan Stanley’s financial analyses of the $8.50 per share cash consideration proposed to be paid by Thoma Bravo/Sophos in the proposed Strategic Transaction. At the Board’s request, Morgan Stanley rendered its oral opinion, subsequently confirmed in writing, that, as of October 20, 2024, and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in the written opinion, the per share consideration of $8.50 in cash to be received by the holders of shares of Company Common Stock (other than the shares of Company Common Stock that are, as of immediately prior to the effective time of the Merger (i) (a) held by a holder who is entitled to demand appraisal and who has properly demanded appraisal of such shares in accordance with Section 262 of the DGCL and, as of the effective time of the Merger, has neither effectively withdrawn nor lost such holder’s right to appraisal pursuant to the DGCL with respect to such shares, (b) owned by Sophos, Merger Sub or any other direct or indirect wholly owned subsidiary of Sophos or Merger Sub, (c) held in the Company’s treasury or (d) owned by any direct or indirect wholly owned subsidiary of the Company and (ii) held by Dell or its affiliates, pursuant to the Merger Agreement was fair from a financial point of view to such holders of shares of Company Common Stock, as more fully described in the section of this information statement captioned “— Opinion of Morgan Stanley” and the full text of the opinion is attached as Annex C to this information statement.
At the meeting, representatives of Piper Sandler also provided Piper Sandler’s financial analyses of the $8.50 per share cash consideration proposed to be paid by Thoma Bravo/Sophos in the proposed Strategic Transaction. At the Board’s request, Piper Sandler rendered its oral opinion to the Board, which was subsequently confirmed in writing by delivery of its written opinion, to the effect that, as of October 20, 2024 and based upon and subject to the various assumptions and limitations set forth in its written opinion and other factors Piper Sandler considered relevant, the Merger consideration was fair, from a financial point of view, to the holders of Class A Common Stock (other than holders of (i) shares owned by Parent, Merger Sub or any other direct or indirect wholly owned subsidiary of Parent or Merger Sub immediately prior to the Effective Time, (ii) shares held in the Company’s treasury immediately prior to the Effective Time, (iii) shares owned by any direct or indirect wholly owned subsidiary of the Company, (iv) any Dissenting Shares and (v) any shares of Class A Common Stock held by Michael S. Dell, Dell or the Majority Stockholder, or any of their respective affiliates), as more fully described in the section of this information statement entitled “— Opinion of Piper Sandler” and the full text of the opinion is attached as Annex D to this information statement.
After considering the foregoing and taking into consideration the additional factors described under “Recommendation of the Board; Reasons for the Merger,” the Board unanimously adopted resolutions (i) determining that the Merger Agreement and the Transactions, including the Merger, are advisable, fair to, and in the best interests of the Company and the Company’s stockholders, (ii) approving the Merger Agreement and the Transactions, including the Merger, and declaring that the Merger Agreement and the Transactions, including the Merger, are advisable, fair to and in the best interests of the Company and the Company’s stockholders, (iii) directing that the Merger Agreement be submitted to the Company’s stockholders for its adoption and (iv) resolving to recommend that the Company’s stockholders adopt the Merger Agreement and approve the Merger in accordance with the DGCL.
Following the Board meeting, during the day of October 20, 2024 and into the morning of October 21, 2024, representatives of the Company, Paul, Weiss, Thoma Bravo/Sophos, K&E, Dell and Skadden finalized the documentation of the execution versions of the Merger Agreement and the Transitional Agreements. The Company, Sophos and Merger Sub executed and delivered the Merger Agreement and Sophos, Dell, Merger Sub and the Company executed and delivered the Support Agreement, in each case, prior to the opening of the market on October 21, 2024. Following the execution of the Merger Agreement and the Support Agreement, Dell delivered the Written Consent adopting the Merger Agreement and approving the Merger and the Transactions.
Early in the morning on October 21, 2024 and prior to the opening of the market, the Company and Sophos issued a joint press release publicly announcing the transaction.
On November 6, 2024, the Board ratified by unanimous written consent the final executed version of the Merger Agreement pursuant to Section 147 of the DGCL.
Recommendation of the Board; Reasons for the Merger
On October 20, 2024, the Board, after considering various factors, including the non-exhaustive list of material factors described herein, and after consultation with the Company’s independent legal and financial advisors, unanimously (i) determined that the Merger Agreement and the Transactions, including the Merger, are advisable, fair to, and in the best interests of the Company and the Company’s stockholders, (ii) approved the Merger Agreement and the Transactions, including the Merger, and declared that the Merger Agreement and the Transactions, including the Merger, are advisable, fair to and in the best interests of the Company and the Company’s stockholders, (iii) directed that the Merger Agreement be submitted to the Company’s stockholders for its adoption and (iv) resolved to recommend that the Company’s stockholders adopt the Merger Agreement and approve the Merger in accordance with the DGCL.
In evaluating the terms of the Merger Agreement and the Transactions, including the Merger, the Board consulted with the Company’s senior management team and the Company’s independent legal and financial advisors. In reaching its determinations and recommendations, the Board considered a variety of factors, including, but not limited to, the following factors (not necessarily in order of relative importance), which the Board viewed as being generally positive or favorable in coming to its determination and recommendation:
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Merger Consideration; Premium.   The $8.50 per share in cash to be paid as Merger consideration in relation to (i) the Board’s estimate of the current and future value of the Company as a stand-alone entity, (ii) the multiple of enterprise value to revenue implied by such price, (iii) the market performance of the Company’s shares relative to those of other participants in the Company’s industry and general market indices and (iv) the market price of the Company’s shares on August 28, 2024, the last trading day prior to the release of a news article reporting that the Company was exploring a possible sale and, in this regard, how the $8.50 per share in cash represented a premium to historical market prices of the Company shares, including an approximately 28% premium to the unaffected volume weighted average price of the Company’s shares over the 90 calendar days ended August 28, 2024.

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Value Relative to Stand-Alone Prospects.   The Board’s belief that the Merger consideration compares favorably to the potential long-term value of the Company’s shares if the Company were to remain as a stand-alone publicly traded company, after taking into account the risks and uncertainties associated with remaining a stand-alone publicly traded company, including the Company’s business, its competitive position, current industry and financial conditions. Among other things, the Board considered:

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its assessment of the Company’s historical financial performance;

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the Projections (as defined in “The Merger — Projections” beginning on page 55), and the execution risks implicit in achieving the Projections, including the risk that the Company’s strategic initiatives (including the strategic initiative to transition the Company’s business to a software-as-a-service business) may (i) not be successful in driving sales, (ii) incur expenses greater than those projected and (iii) result in increases in efficiency and productivity that do not occur on the timeline reflected in the Projections or at all;

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the macroeconomic factors currently affecting the Company’s industry, including volatile global financial markets and economic conditions, global conflicts and geopolitical uncertainty affecting the Company, its channel partners and its existing and potential customers, and certain other risk factors detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended February 2, 2024; and

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the risks and uncertainties relating to the high degree of competition the Company faces from other participants in the cybersecurity industry, many of whom have larger customer bases, more extensive customer relationships and greater financial, technical and other resources than the Company.

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Extensive Strategic Alternative Process.   The fact that the Board had engaged in extensive discussions regarding strategic alternatives and potential counterparties with certain members of the Company’s senior management team and representatives of Morgan Stanley, Piper Sandler and Paul, Weiss. In particular, the Board considered the fact that the strategic alternative process conducted by the Board, with the assistance of representatives of Morgan Stanley and Piper Sandler, involved contacting 70 potential financial and strategic counterparties, entering into confidentiality agreements with 33 potential counterparties, providing management presentations to 28 potential counterparties, receiving initial indications of interest from five potential counterparties and receiving two final indications of interest, one of which was from Thoma Bravo/Sophos. Additionally, the Board considered that in light of the media leak on August 29, 2024, any party that was not affirmatively contacted by the Company could have submitted an indication of interest to Morgan Stanley, Piper Sandler or the Company and that the Company would have engaged with such a party.

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Strategic Alternatives.   The potential values, benefits, risks and uncertainties facing the Company’s stockholders associated with possible strategic alternatives to the Merger (including possible alternative strategic transactions and scenarios involving the possibility of remaining a standalone publicly traded company), and the timing, risks and likelihood of accomplishing such strategic alternatives, including the fact that the other potential counterparty that submitted a final indication of interest was unable to obtain committed financing for the funds needed to consummate the Strategic Transaction and the Board lacked confidence in such potential counterparty’s ability to consummate the Strategic Transaction.

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Negotiations with Thoma Bravo/Sophos.   The Board’s belief that, after extensive negotiations and multiple increases in the price offered by Thoma Bravo/Sophos, the Company obtained the highest price and most favorable terms to which Thoma Bravo/Sophos was willing to agree.

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Loss of Opportunity.   The possibility that, if the Board declined to approve the Merger Agreement, there may not be another opportunity for the Company’s stockholders to receive a comparably priced offer with a comparable level of closing certainty.

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Majority Stockholder Support.   The support of Dell, which as of August 2, 2024, controlled approximately 78.9% of the Company’s total outstanding shares and approximately 97.4% of the combined voting power of both classes of the Company’s outstanding shares of common stock, and which will be receiving the same form and amount of Merger consideration per share for their Company shares as all other stockholders of the Company.

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Cash Consideration.   The fact that the Merger consideration is all cash, which provides certainty and immediate liquidity and value to each of the Company’s stockholders, enabling the Company’s stockholders to realize value that has been created at the Company while eliminating long-term business and execution risk.

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Fairness Opinions.

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Opinion of Morgan Stanley.   The oral opinion of Morgan Stanley, subsequently confirmed in writing, that, as of October 20, 2024, and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in the written opinion, the per share consideration of $8.50 in cash to be received by the holders of shares of Company Common Stock (other than the MS Excluded Shares and the MS Excluded Parties), pursuant to the Merger Agreement was fair from a financial point of view to such holders of shares of Company Common Stock, as more fully described below under the section of this information statement entitled “Opinion of Morgan Stanley” beginning on page 39 and which full text of the written opinion is attached as Annex C to this information statement.

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Opinion of Piper Sandler.   The oral opinion of Piper Sandler, which was subsequently confirmed in writing by delivery of Piper Sandler’s written opinion, to the effect that, as of October 20, 2024, and based upon and subject to the various assumptions and limitations set forth in its written opinion and other factors Piper Sandler considered relevant, the Merger consideration was fair, from a financial point of view, to the holders of Class A Common Stock (other than the PS Excluded Shares), as more fully described below under the section of this information statement entitled “Opinion of Piper Sandler” beginning on page 47 and which full text of the written opinion is attached as Annex D to this information statement.

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Likelihood of Closing.   The likelihood that the Transactions, including the Merger, would be completed, based on, among other things:

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the fact that Sophos obtained committed debt financing for the Transactions by the time it submitted the TB/S Updated IOI, and the limited number and nature of the conditions to the debt financing;

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the likelihood and anticipated timing of obtaining all required regulatory clearances in connection with the Merger and the commitments Sophos agreed to in the Merger Agreement regarding regulatory approvals; and

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the fact that the Merger is not subject to the conditionality and execution risk of any required approval by Sophos’ stockholders.

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Thoma Bravo/Sophos’ Reputation.   The Board considered the business reputation, experience and financial resources of Thoma Bravo/Sophos and their management, including the debt financing commitment that Sophos obtained from the Debt Commitment Parties (as defined in “The Merger —  Financing” beginning on page 58). The Debt Commitment Letter is more fully described under the section of this information statement entitled “Financing” beginning on page 58.

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No Financing Condition.   The absence of any financing condition in the Merger Agreement and the fact that the Merger Agreement provides that, if the Merger is not consummated due to a failure of Sophos to obtain sufficient financing, Sophos will pay the Company the Parent Termination Fee of $52,000,000 without the Company having to establish any damages.

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Merger Agreement.   The terms of the Merger Agreement, which were reviewed by the Board with its outside legal counsel, and the fact that such terms were the product of arm’s-length negotiations between the parties, including:

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the limited number and nature of the conditions to Sophos’ obligation to consummate the Merger;

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the fact that the definition of “Company Material Adverse Effect” has a number of customary exceptions and is generally a very high standard applied by courts;

•
the fact that the Company has sufficient operating flexibility to conduct its business in the ordinary course between execution of the Merger Agreement and consummation of the Merger; and

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the requirement that the parties use their respective reasonable best efforts to complete the Transactions, including obtaining all necessary governmental approvals as promptly as reasonably practicable.

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Appraisal Rights.   The Board considered the fact that appraisal rights are available to the Company’s stockholders who properly exercise their statutory rights under Section 262 of the DGCL (see the section of this information statement entitled “Appraisal Rights” beginning on page 95 and Annex E).

Over the course of its deliberations, the Board also considered a number of uncertainties, risks and other countervailing factors relating to entering into the Merger Agreement, including, but not limited to (not necessarily in order of relative importance):
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Closing Certainty.   The fact that completion of the Transactions, including the Merger, depends on certain factors outside of the Company’s control, including regulatory clearances and the risk that the Merger might not be completed in a timely manner or at all.

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Participation in Future Gains.   The fact that following the completion of the Merger, the Company will no longer exist as a stand-alone publicly traded company and that the Company’s existing stockholders will not be able to participate in any future earnings or growth of the Company, or in any future appreciation in value the Company’s shares.

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Impact of Merger Announcement on Secureworks.   The risk that disruptions from the Merger will harm (i) the Company’s business, including current plans and operations and relationships with the Company’s investors, suppliers, business partners and other third parties, including during the pendency of the Merger and (ii) the ability of the Company to retain and hire key personnel. The Board also considered the potential adverse reactions or changes to business relationships, including those with customers and channel partners resulting from the announcement or completion of the Merger and that potential business uncertainty, including changes to existing business relationships, during the pendency of the Merger could affect the Company’s financial performance.

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Risks Associated with a Failure to Consummate the Merger.   The fact that, if the Merger is not completed, (i) the Company will have incurred significant risk, transaction expenses and opportunity costs, including the possibility of disruption to its operations, diversion of management and employee attention, employee attrition and a potentially negative effect on its business and relationships with customers and channel partners, (ii) depending on the circumstances that caused the Merger not to be completed, it is likely that the trading price of Class A Common Stock will decline, potentially significantly and (iii) the market’s perception of the Company’s prospects could be adversely affected.

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Restrictions on the Operation of Secureworks’s Business.   The fact that, although the Company will continue to exercise control over its operations prior to the closing, the Merger Agreement prohibits the Company from taking a number of actions relating to the conduct of its business prior to the closing without the prior written consent of Sophos, which may delay or prevent the Company from undertaking certain business opportunities that may arise during the pendency of the Merger, regardless of whether the Merger is completed.

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No Solicitation.   The fact that the Merger Agreement restricts the Company’s ability to actively solicit Acquisition Proposals, subject to certain exceptions that expired upon the delivery of the Written Consent.

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Written Consent.   The fact that Sophos would have been permitted to terminate the Merger Agreement if Dell had failed to execute and deliver the Written Consent by the day following the execution of the Merger Agreement, and the obligation, for the Company to pay Sophos $26,000,000, in certain circumstances, upon the termination of the Merger Agreement.

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Tax Treatment.   The fact that any gains arising from the receipt of the Merger consideration would generally be taxable to the stockholders of the Company for United States federal income tax purposes.

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Stockholder Litigation.   The risk of litigation arising from stockholders in respect of the Merger Agreement or the Transactions.

In addition, the Board was aware of, and considered the fact, that some of the Company’s directors and executive officers have interests in the Merger that are different from, or in addition to, the Company’s stockholders generally, including those interests resulting from employment and compensation arrangements with the Company. For more information, see the section entitled “The Merger — Interests of Our Directors and Executive Officers in the Merger” beginning on page 58.
The foregoing discussion of material factors considered by the Board in reaching its conclusions and recommendation includes the principal factors considered by the Board; however, the foregoing discussion is not intended to be exhaustive and may not include all of the factors considered by the Board. In light of the variety of factors considered in connection with its evaluation of the Transactions, including the Merger, the Board did not find it practicable to, and did not, quantify or otherwise assign relative or specific weights to the specific factors the Board considered in reaching its determinations and recommendations. Rather, the Board based its decisions on the totality of the factors and information it considered, including discussions and consultation with certain members of the Company’s senior management team and its independent financial and legal advisors. Moreover, each member of the Board applied his or her own personal business judgment to the process and may have given different weight to different factors.
Notwithstanding anything herein to the contrary, for the avoidance of doubt, the independent accountants to the Company did not provide any advice or recommendation to the Board, the Company’s management or the Company’s financial advisors in respect of the Transaction, including with respect to the fairness, from a financial point of view, of the Merger consideration.
This explanation of the Board’s reasons for its recommendations and other information presented in this section includes statements that are forward-looking in nature and, therefore, should be read in light of the factors described in the section of this information statement entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 19.
Required Stockholder Approval for the Merger
Under the DGCL and the Company’s certificate of incorporation, the adoption of the Merger Agreement by our stockholders required the affirmative vote or written consent of stockholders of the Company holding in the aggregate at least a majority of the outstanding shares of Company Common Stock entitled to vote thereon. As of October 21, 2024, the record date for determining the stockholders of the Company entitled to vote on the adoption of the Merger Agreement, there were 18,890,066 shares of Class A Common Stock and 70,000,000 shares of Class B Common Stock outstanding. Holders of Class A Common Stock are entitled to one vote for each share held of record and holders of Class B Common Stock are entitled to 10 votes for each share held of record, each on all matters on which stockholders are entitled to vote generally, including adoption of the Merger Agreement.
On October 21, 2024, immediately following the execution of the Merger Agreement, the Majority Stockholder, which as of October 21, 2024, beneficially owned 70,000,000 shares of Class B Common Stock representing approximately 97.4% of the combined voting power of the issued and outstanding shares of Company Common Stock, executed and delivered the Written Consent. No further action by any other stockholder of the Company is required under applicable law or the Merger Agreement (or otherwise) in connection with the adoption of the Merger Agreement or the approval of the Transactions, including the Merger. As a result, the Company will not be soliciting your vote for or consent to the adoption of the Merger Agreement and the approval of the Transactions, including the Merger, and will not call a stockholders’ meeting for purposes of voting on the adoption of the Merger Agreement and the approval of the Transactions, including the Merger. No action by the stockholders of Parent is required to complete the Merger and all requisite corporate action by and on behalf of Merger Sub required to complete the Merger has been taken.
When actions are taken by the written consent of less than all of the stockholders entitled to vote on a matter, Delaware law requires notice of the action be given to those stockholders who did not consent in writing to the action and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that consents signed by a sufficient number of holders to take the action were delivered to the corporation in accordance with

Section 228 of the DGCL. This information statement and the notice attached hereto constitute notice to you from the Company of the Written Consent as required by Delaware law.
Opinion of Morgan Stanley
The Company retained Morgan Stanley to provide it with financial advisory services and an opinion in connection with the possible sale of the Company. The Board selected Morgan Stanley to act as the Company’s financial advisor based on, among other things, Morgan Stanley’s qualifications, extensive expertise and international reputation, its knowledge of and involvement in recent transactions in the Company’s industry, and its knowledge of the Company’s business and affairs given Morgan Stanley’s role as an underwriter in the Company’s initial public offering. At the meeting of the Board on October 20, 2024, Morgan Stanley rendered its oral opinion, subsequently confirmed in writing, that, as of October 20, 2024, and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in the written opinion, the per share price of $8.50 in cash to be received by the holders of shares of Company Common Stock (other than the holders of the MS Excluded Shares and the MS Excluded Parties) pursuant to the Merger Agreement was fair from a financial point of view to such holders of shares of Company Common Stock.
The full text of the written opinion of Morgan Stanley, dated as of October 20, 2024, which sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion, is attached to this information statement as Annex C and incorporated by reference in this information statement in its entirety. The summary of the opinion of Morgan Stanley in this information statement is qualified in its entirety by reference to the full text of the opinion. You are encouraged to read Morgan Stanley’s opinion carefully and in its entirety. Morgan Stanley’s opinion was directed to the Board, in its capacity as such, and addresses only the fairness from a financial point of view of the per share price of $8.50 in cash to be received by the holders of shares of Company Common Stock (other than the holders of the MS Excluded Shares and the MS Excluded Parties) pursuant to the Merger Agreement as of the date of the opinion and does not address the relative merits of the Merger as compared to any other alternative business transaction, or other alternatives, or whether or not such alternatives could be achieved or are available. Morgan Stanley expressed no opinion or recommendation as to how the stockholders of the Company should vote at any stockholders’ meeting to be held, or action by written consent undertaken, in connection with the Merger.
In connection with rendering its opinion, Morgan Stanley, among other things:
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reviewed certain publicly available financial statements and other business and financial information of the Company;

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reviewed certain internal financial statements and other financial and operating data concerning the Company;

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reviewed certain financial projections prepared by the Company’s management and certain extrapolations prepared with guidance from the Company’s management (which were reviewed and approved by the Company’s management for Morgan Stanley’s use) (which financial projections, collectively, are defined as the “Projections” in the section of this information statement captioned “— Projections”);

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discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company;

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reviewed the reported prices and trading activity of Class A Common Stock;

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compared the financial performance of the Company and the prices and trading activity of Class A Common Stock with that of certain other publicly traded companies comparable with the Company and their securities;

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reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

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participated in certain discussions and negotiations among representatives of the Company and Parent and their financial and legal advisors;

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reviewed a substantially final draft of the Merger Agreement, dated October 20, 2024, the draft of the Debt Commitment Letter, substantially in the form of the draft dated October 17, 2024, and certain related documents; and

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performed such other analyses, reviewed such other information and considered such other factors as Morgan Stanley deemed appropriate.

In arriving at its opinion, Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to Morgan Stanley by the Company and formed a substantial basis for its opinion. With respect to the Projections, Morgan Stanley assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the Company’s management of the future financial performance of the Company. Morgan Stanley expressed no view as to the Projections or the assumptions on which they were based. In addition, Morgan Stanley assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement without any waiver, amendment or delay of any terms or conditions, including, among other things, that Parent will obtain financing in accordance with the terms set forth in the Debt Commitment Letter, and that the definitive Merger Agreement and Debt Commitment Letter would not differ in any material respect from the drafts thereof furnished to Morgan Stanley. Morgan Stanley assumed that, in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Merger. Morgan Stanley is not a legal, tax or regulatory advisor. Morgan Stanley is a financial advisor only and relied upon, without independent verification, the assessment of the Company and its legal, tax or regulatory advisors with respect to legal, tax or regulatory matters. Morgan Stanley also expressed no opinion with respect to the allocation of the aggregate consideration to be paid to all holders of shares of Company Common Stock between the holders of shares of Class A Common Stock and Class B Common Stock, or the relative fairness of the consideration to the holders of any shares of Company Common Stock. Morgan Stanley also did not express any opinion as to the voting rights associated with the Class B Common Stock or any governance or other rights of the holders thereof (and have not taken any such rights into account in its analyses). Morgan Stanley’s opinion does not address the relative merits of the Merger as compared to any other alternative business transaction, or other alternatives, or whether or not such alternatives could be achieved or are available. Morgan Stanley expressed no opinion with respect to the fairness of the amount or nature of the compensation to any of the Company’s officers, directors or employees, or any class of such persons, relative to the per share price of $8.50 in cash to be received by the holders of shares of Company Common Stock (other than the holders of the MS Excluded Shares and the MS Excluded Parties) in the Merger. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of the Company, nor was Morgan Stanley furnished with any such valuations or appraisals. Morgan Stanley’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Morgan Stanley as of, October 20, 2024. Events occurring after October 20, 2024, may affect Morgan Stanley’s opinion and the assumptions used in preparing it, and Morgan Stanley has not assumed any obligation to update, revise or reaffirm its opinion.
Summary of Financial Analyses
The following is a summary of the material analyses performed by Morgan Stanley in connection with its oral opinion as of October 20, 2024, subsequently confirmed in writing as of such date, to the Board. The following summary is not a complete description of Morgan Stanley’s opinion, or the financial analyses performed and factors considered by Morgan Stanley in connection with its opinion, nor does the order of analyses described represent the relative importance or weight given to those analyses. Some of these summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. The analyses listed in the tables and described below must be considered as a whole; considering any portion of such analyses and the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying Morgan Stanley’s opinion.
In performing the financial analyses summarized below and in arriving at its opinion, Morgan Stanley utilized and was directed by the Board to rely upon, among other matters, (i) the Projections and (ii) the average of estimates by equity research analysts as of October 18, 2024 (the “Street Case”), which included extrapolations for calendar year 2026 prepared with guidance from the Company’s management and that were reviewed and approved for Morgan Stanley’s use by the Company’s management. For the purposes of Morgan Stanley’s financial analyses presented to the Board on October 20, 2024 and this section, the fiscal years as set forth in the Projections are represented as calendar years, with each calendar year representing the subsequent fiscal year, such that, for example, calendar year 2024 represents the Company’s fiscal year 2025. The Projections are more fully described below in the section of this information statement captioned “— Projections.” In accordance with direction from the Board, Morgan Stanley utilized the Projections and Street Case in its financial analyses as described below.
Public Trading Comparables Analysis
Morgan Stanley performed a public trading comparables analysis, which attempts to provide an implied value of a company by comparing it to similar companies that are publicly traded. Morgan Stanley reviewed and compared certain financial estimates for the Company with comparable publicly available consensus equity analyst research estimates for companies, selected based on Morgan Stanley’s professional judgment and experience, that share similar business characteristics and have certain comparable operating characteristics including, among other things, similarly sized revenue and/or revenue growth rates, market capitalizations, profitability, scale and/or other similar operating characteristics (these companies are referred to as the “Comparable Companies”). The following is a list of the Comparable Companies:
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BlackBerry Ltd.

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Check Point Software Technologies Ltd.

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DigitalOcean Holdings, Inc.

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Fastly, Inc.

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Jamf Holding Corp.

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OneSpan Inc.

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PagerDuty Inc.

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Qualys, Inc.

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Radware Ltd.

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Rapid7, Inc.

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Trend Micro Inc.

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UiPath Inc.

Morgan Stanley analyzed the ratio of aggregate value (“AV”) for each of the Comparable Companies utilizing publicly available financial information as of October 18, 2024 to estimated revenue for calendar year 2025 (“CY2025”). Morgan Stanley referred to this ratio as AV/CY2025E Revenue. For purposes of its analyses, Morgan Stanley defined “aggregate value” as a company’s fully diluted equity value plus total debt, less cash and cash equivalents.
Based on its analysis of the relevant metrics for each of the Comparable Companies and upon the application of its professional judgment and experience, Morgan Stanley selected a representative range of AV/CY2025E Revenue of 1.5x – 3.0x and applied this range to the estimated revenue for the Company for calendar year 2025 based on each of the Projections and the Street Case.
Based on the outstanding shares of Company Common Stock on a fully diluted basis, as provided by the Company’s management as of October 17, 2024, and the Company’s net cash as of September 27, 2024,

as provided by the Company’s management, Morgan Stanley calculated the estimated implied value per share of Company Common Stock as follows:
Public Trading Multiples	Implied Value per Share Range of Company Common Stock ($)
AV / CY2025E Revenue
Projections	5.88 – 11.21
Street Case	5.66 – 10.76
No company utilized in the public trading comparables analysis is identical to the Company. In evaluating the Comparable Companies, Morgan Stanley made numerous assumptions with respect to industry performance, general business, regulatory, economic, market and financial conditions and other matters, many of which are beyond the Company’s control. These include, among other things, the impact of competition on the Company’s business and the industry generally, industry growth, and the absence of any adverse material change in the financial condition and prospects of the Company and the industry, and in the financial markets in general. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using comparable company data.
Discounted Equity Value Analysis
Morgan Stanley performed a discounted equity value analysis, which is designed to provide insight into a theoretical estimate of the potential future equity value of a company’s common stock as a function of such company’s estimated future revenue or estimated future earnings before interest, taxes, depreciation and amortization (“EBITDA”) and, in each case, a range of trading multiples. The resulting estimated future implied equity value is subsequently discounted back to the present day to arrive at an illustrative estimate of the present value for the Company’s theoretical future implied stock price. In connection with this analysis, Morgan Stanley calculated a range of implied present equity values per share of Company Common Stock based on revenue and EBITDA on a stand-alone basis for each of the Projections and the Street Case.
Morgan Stanley calculated ranges of implied equity values per share of Company Common Stock as of October 18, 2024. To calculate the revenue-based discounted equity value per share of Company Common Stock, Morgan Stanley used calendar year 2026 estimated revenue based on each of the Projections and the Street Case and, for each scenario, (i) calculated the future-implied aggregate value of the Company as of October 18, 2025 by applying a representative range for the ratio of aggregate value to the estimated revenue for calendar year 2026 of 1.5x – 3.0x to the Company’s calendar year 2026 estimated revenue based on each of the Projections and the Street Case and (ii) added the Company’s future net cash estimate based on each of the Projections and the Street Case (such estimates reviewed and approved for Morgan Stanley’s use by the Company’s management) to arrive at a future-implied fully diluted equity value. To calculate the EBITDA-based discounted equity value per share of Company Common Stock, Morgan Stanley used calendar year 2026 estimated EBITDA based on the Projections and (i) calculated the future-implied aggregate value of the Company as of October 18, 2025 by applying a representative range for the ratio of aggregate value to the estimated EBITDA for calendar year 2026 of 10.0x – 20.0x to the Company’s calendar year 2026 estimated EBITDA based on the Projections and (ii) added the Company’s future net cash estimate based on the Projections (such estimate reviewed and approved for Morgan Stanley’s use by the Company’s management) to arrive at a future-implied fully diluted equity value. In each case, Morgan Stanley then divided the future implied fully diluted equity value by estimated future diluted shares outstanding to calculate a future equity value per share. Morgan Stanley then discounted the resulting future equity values per share to October 18, 2024 using a discount rate equal to the Company’s assumed cost of equity of 10.5%, which was arrived at by applying the capital asset pricing model, to calculate the discounted fully diluted equity value. Based on these calculations, this analysis implied the following value ranges per share of Company Common Stock:

Revenue-Based Forecast Scenario	Implied Value per Share Range of Company Common Stock ($)
Projections	6.34 – 11.92
Street Case	5.29 – 10.06
EBITDA-Based Forecast Scenario	Implied Value per Share Range of Company Common Stock ($)
Projections	6.73 – 12.71
Discounted Cash Flow Analysis
Morgan Stanley performed a discounted cash flow analysis, which is designed to provide an implied value of a company by calculating the present value of the estimated future cash flows and terminal value of such company. Morgan Stanley calculated a range of fully diluted equity values per share for Company Common Stock based on a discounted cash flow analysis to value the Company as a stand-alone public company. Morgan Stanley utilized estimates from the Projections for purposes of its discounted cash flow analysis, as more fully described below.
Morgan Stanley first calculated the estimated unlevered free cash flow, which is defined as (i) earnings before interest, taxes, depreciation and amortization, (ii) plus other amortization and charges, (iii) less capitalized software development costs, (iv) less stock-based compensation expense, (v) less taxes, (vi) less capital expenditures, and (vii) plus or minus changes in net working capital, for calendar years 2024 through 2034, which estimated unlevered free cash flows were reviewed and approved by the Company’s management for Morgan Stanley’s use. To calculate terminal value, Morgan Stanley applied a range of perpetual growth rates of 2.0% to 4.0%, based on Morgan Stanley’s professional judgment. The unlevered free cash flows and terminal value were then discounted, using a mid-year convention, to present values as of October 18, 2024, at a discount rate ranging from 9.5% to 11.5%, which discount rates were selected upon the application of Morgan Stanley’s professional judgment and experience, to reflect an estimate of the Company’s weighted average cost of capital determined by the application of the capital asset pricing model. The resulting aggregate value was then adjusted to add the net present value of net operating losses as provided by the Company’s management, applying the same range of discount rates, and further adjusted to add net cash as of September 27, 2024.
Based on the outstanding shares of Company Common Stock on a fully diluted basis as provided by the Company’s management as of October 17, 2024, Morgan Stanley calculated the estimated implied value per share of Company Common Stock as follows:
Forecast Scenario	Implied Value Per Share Range of Company Common Stock ($)
Projections	6.53 – 10.18
Precedent Transactions Multiples Analysis
Morgan Stanley performed a precedent transactions multiples analysis, which is designed to imply a value of a company based on publicly available financial terms, by reviewing publicly available statistics for selected comparable transactions. Such comparable transactions were selected based on Morgan Stanley’s professional judgment and experience, including because they shared certain characteristics with the Merger, most notably because they were similar software transactions since January 1, 2019. For each such transaction, Morgan Stanley noted the ratio of aggregate value of the transaction to each of the target company’s estimated revenue for the next 12-month period following the announcement date of the applicable transaction (“NTM Revenue”).

The following is the list of such reviewed transactions:
Selected Precedent Transactions (Target/Acquiror)	AV / NTM REVENUE
Carbonite, Inc. / OpenText	2.7x
Everbridge, Inc. / Thoma Bravo	3.9x
Forescout Technologies Inc. / Advent and Crosspoint Capital	4.9x
Majesco / Thoma Bravo	4.5x
Model N, Inc. / Vista	4.7x
Momentive Global Inc. / STG	3.0x
Nextgen Healthcare, Inc. / Thoma Bravo	2.3x
QAD Inc. / Thoma Bravo	5.3x
Rosetta Stone Inc. / Cambium Learning	3.9x
Sterling Check Corp. / First Advantage	2.8x
WalkMe Ltd. / SAP	4.0x
Based on its analysis of the relevant metrics for each of the comparable transactions and upon the application of its professional judgment and experience, Morgan Stanley selected representative ranges for the ratio of aggregate value to the estimated NTM Revenue of 2.3x to 4.0x and applied these ranges to the Company’s estimated NTM Revenue as of October 18, 2025 based on the Street Case to calculate a range of implied equity values per share of Company Common Stock. The results of the analysis were as follows:
Precedent Transaction	Implied Value per Share Range of Company Common Stock ($)
Street Case	8.14 – 13.75
No company or transaction utilized in the precedent transactions analysis is identical to the Company or the Merger. In evaluating the precedent transactions, Morgan Stanley made numerous assumptions with respect to industry performance, general business, regulatory, economic, market and financial conditions and other matters, many of which are beyond the Company’s control. These include, among other things, the impact of competition on the Company’s business and the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of the Company and the industry, and in the financial markets in general, which could affect the public trading value of the companies and the aggregate value and fully diluted equity value of the transactions to which the Merger is being compared. The fact that points in the range of implied present value per share of the Company derived from the valuation of precedent transactions were less than or greater than the per share price in connection with the Merger is not necessarily dispositive in connection with Morgan Stanley’s analysis of the consideration for the Merger but is one of many factors that Morgan Stanley considered.
Other Information
Morgan Stanley observed additional factors that were not considered as part of Morgan Stanley’s financial analysis with respect to its opinion, but which were noted as reference data for the Board.
Illustrative Precedent Transaction Premiums
Morgan Stanley reviewed the premiums paid by acquirers in selected public company technology transactions occurring between January 1, 2011 and October 18, 2024, with aggregate values greater than $250 million. Morgan Stanley selected such public company technology transactions because of certain shared characteristics with the Merger based on Morgan Stanley’s professional judgment and experience. For each transaction in the analysis, Morgan Stanley noted, where available: (i) the implied premium to the acquired company’s closing share price on the last trading day prior to announcement (or, as applicable, on the last trading day prior to the share price being affected by acquisition rumors or similar merger-related news); and (ii) the implied premium to the acquired company’s highest closing share price during the last twelve-month (“LTM”) period prior to announcement (or, as applicable, the last trading day prior to the share price being affected by acquisition rumors or similar merger-related news).
Based on its analysis of the premia for such transactions and based upon the application of its professional judgment and experience, Morgan Stanley selected (i) a representative range of premia based on the selected transactions occurring between January 1, 2011 and October 18, 2024 and applied such range to the Company’s closing share price on August 28, 2024 (the last trading day prior to public rumors regarding a potential Merger); and (ii) a representative range of premia based on the selected transactions occurring between January 1, 2011 and October 18, 2024 and applied such range to the Company’s highest closing share price during the LTM period prior to and including August 28, 2024.
Precedent Transaction Premium Scenario	Representative Premium Ranges	Implied Value per Share Range of Company Common Stock ($)
Premia to 1-Day Unaffected Share Price	10% – 60%	7.98 – 11.60
Premia to LTM High Share Price	(20)% – 40%	6.46 – 11.31
Historical Trading Ranges
Morgan Stanley reviewed the historical trading range of Company Common Stock for the 30- and 365-day periods ending on August 28, 2024 (the last trading day prior to public rumors regarding a potential Merger). The ranges were as follows:
Historical Trading Periods	Historical Per Share Range of Company Common Stock ($)
Last 30 Days ending on August 28, 2024	6.97 – 7.99
Last 365 Days ending on August 28, 2024	5.42 – 8.08
Equity Research Analysts’ Future Price Targets
Morgan Stanley reviewed publicly available equity research analysts’ share price targets for Company Common Stock as of September 5, 2024. Morgan Stanley used the lowest and highest undiscounted price targets issued by those research analysts with publicly available price targets for shares of Company Common Stock, resulting in a range of $4.90 to $8.25 per share of Company Common Stock, with a median of $7.00 per share.
Morgan Stanley then calculated the range of discounted price targets for the Company by discounting such targets for one year. Based on an estimated cost of equity of 10.5% for the Company, Morgan Stanley calculated a range of discounted price targets of $4.44 to $7.47 per share of Company Common Stock, with a median of $6.33 per share.
The public market trading price targets published by equity research analysts do not necessarily reflect current market trading prices for Company Common Stock, and these estimates are subject to uncertainties, including the future financial performance of the Company and future financial market conditions.
General
In connection with the review of the Merger by the Board, Morgan Stanley performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of an opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. Morgan Stanley believes that selecting any portion of its analyses, without considering all analyses as a whole, would create an incomplete view of the process underlying its analyses and opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley’s view of the actual value of the Company.
In performing its analyses, Morgan Stanley made numerous judgments and assumptions with respect to industry performance, general business, regulatory, economic, market and financial conditions and other matters, many of which are beyond the Company’s control. These include, among other things, the impact of competition on the Company’s business and the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of the Company and the industry, and in the financial markets in general. Any estimates contained in Morgan Stanley’s analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.
Morgan Stanley conducted the analyses described above solely as part of its analysis of the fairness from a financial point of view of the per share price of $8.50 in cash to be received by the holders of shares of Company Common Stock (other than the holders of the MS Excluded Shares and the MS Excluded Parties) pursuant to the Merger Agreement and in connection with the delivery of its opinion dated as of October 20, 2024, to the Board. These analyses do not purport to be appraisals or reflect the prices at which shares of Company Common Stock might actually trade.
The aggregate per share price to be received by the holders of shares of Company Common Stock (other than the holders of the MS Excluded Shares and the MS Excluded Parties) pursuant to the Merger Agreement was determined through arm’s-length negotiations between the Company, Sophos and Thoma Bravo and was approved by the Board. Morgan Stanley provided financial advice to the Board during these negotiations but did not, however, recommend any specific consideration to the Company or the Board, nor did Morgan Stanley opine that any specific consideration constituted the only appropriate consideration for the Merger. Morgan Stanley’s opinion did not address the relative merits of the Merger as compared to any other alternative business transaction, or other alternatives, or whether or not such alternatives could be achieved or are available. Morgan Stanley expressed no opinion or recommendation as to how the stockholders of the Company should vote at any stockholders’ meeting to be held, or action by written consent undertaken, in connection with the Merger.
Morgan Stanley’s opinion and its presentation to the Board were among the many factors taken into consideration by the Board to recommend that the Board approve and adopt the Merger Agreement. Consequently, the analyses as described above should not be viewed as determinative of the opinion of the Board with respect to the consideration pursuant to the Merger Agreement or of whether the Board would have been willing to agree to a different consideration. Morgan Stanley’s opinion was approved by a committee of Morgan Stanley investment banking and other professionals in accordance with Morgan Stanley’s customary practice.
The Board retained Morgan Stanley based upon, among other things, Morgan Stanley’s qualifications, experience and expertise. Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Its securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, and prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own accounts or the accounts of their customers, in debt or equity securities or loans of the Company, Parent, Dell, Thoma Bravo or its majority owned affiliates (which are referred to collectively herein as the “Thoma Bravo Related Entities”) and their respective affiliates, or any other company, or any currency or commodity, that may be involved in the Merger, or any related derivative instrument. In addition, Morgan Stanley, its affiliates, directors or officers, including individuals working with the Company in connection with the Merger, may have committed and may commit in the future to invest in private equity funds managed by Thoma Bravo and their respective affiliates, or in affiliates of Morgan Stanley that may hold direct equity and/or partnership interests in investment vehicles, including private equity funds and/or pension funds, managed by Thoma Bravo and its affiliates.

Under the terms of its engagement letter, Morgan Stanley provided the Board financial advisory services and an opinion, described in this section and attached to this information statement as Annex C, in connection with the Merger, and the Company has agreed to pay Morgan Stanley a fee of approximately $7.5 million for its services, approximately $1.0 million of which was earned following delivery of the opinion described in this section and attached to this information statement as Annex C and the remainder of which is contingent upon the consummation of the Merger. The Company has also agreed to reimburse Morgan Stanley for its expenses, including fees of outside counsel, incurred in connection with its engagement. In addition, the Company has agreed to indemnify Morgan Stanley and its affiliates, its and their respective officers, directors, employees and agents and each other person, if any, controlling Morgan Stanley or any of its affiliates against certain losses, claims, damages, liabilities and expenses related to, arising out of or in connection with Morgan Stanley’s engagement, including certain liabilities under the federal securities laws.
In the two years prior to the date of Morgan Stanley’s opinion, Morgan Stanley and its affiliates have not provided financial advisory or financing services to the Company and have not received any fees for such services from the Company. In the two years prior to the date of Morgan Stanley’s opinion, Morgan Stanley and its affiliates have provided financing services to Dell and have received aggregate fees of between approximately $2 million and $5 million in connection with such services. In the two years prior to the date of Morgan Stanley’s opinion, Morgan Stanley and its affiliates have provided financial advisory and financing services to certain Thoma Bravo Related Entities and have received aggregate fees of between approximately $5 million and $15 million in connection with such services. In addition, as of the date of Morgan Stanley’s opinion, (i) Morgan Stanley was a lender to certain Thoma Bravo Related Entities and to Dell and (ii) Morgan Stanley or an affiliate thereof has been engaged for certain financial advisory and financing assignments for Thoma Bravo and certain of the Thoma Bravo Related Entities, in each case unrelated to the Merger, for which Morgan Stanley expects to receive fees if such transactions are completed. Morgan Stanley may also seek to provide financial advisory and financing services to the Company, Dell, Parent, Thoma Bravo and their respective affiliates in the future and would expect to receive fees for the rendering of these services.
Opinion of Piper Sandler
The Company retained Piper Sandler to act as its financial advisor in connection with a potential transaction such as the Merger. At a meeting of the Board on October 20, 2024, Piper Sandler rendered its oral opinion to the Board, which was subsequently confirmed in writing by delivery of Piper Sandler’s written opinion, dated the same date, to the effect that, as of such date, and based upon and subject to the various assumptions and limitations set forth in its written opinion and other factors Piper Sandler considered relevant, the Merger consideration was fair, from a financial point of view, to the holders of Class A Common Stock (other than the holders of the PS Excluded Shares).
The full text of Piper Sandler’s written opinion dated October 20, 2024, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Piper Sandler in rendering its opinion, is attached to this information statement as Annex D and is incorporated by reference herein. Piper Sandler’s opinion addressed solely the fairness, from a financial point of view, to the holders of Class A Common Stock (other than the holders of the PS Excluded Shares), of the Merger consideration and does not address any other terms or agreements relating to the Merger or any other terms of the Merger Agreement. Piper Sandler’s opinion was provided to the Board in connection with its consideration of the Merger and was not intended to be, and does not constitute, a recommendation to any stockholder of the Company as to how such stockholder should act or vote with respect to the Merger or any other matter. The stockholders of the Company are urged to read the opinion in its entirety. Piper Sandler’s opinion was approved for issuance by the Piper Sandler opinion committee.
In connection with rendering the opinion described above and performing its related financial analyses, Piper Sandler, among other things:
•
reviewed and analyzed the financial terms of a draft of the Merger Agreement dated October 20, 2024;

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reviewed and analyzed certain financial and other data with respect to the Company which was publicly available;

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reviewed and analyzed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of the Company that were publicly available, as well as those that were furnished to Piper Sandler by the Company, including the Projections;

•
conducted discussions with members of senior management and representatives of the Company concerning the two immediately preceding matters, as well as the Company’s business and prospects before and after giving effect to the Merger;

•
reviewed the current and historical reported prices and trading activity of shares of Class A Common Stock and similar information for certain other publicly-traded companies that Piper Sandler deemed relevant;

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compared the financial performance of the Company with that of certain other publicly traded companies that Piper Sandler deemed relevant; and

•
reviewed the financial terms, to the extent publicly available, of certain transactions that Piper Sandler deemed relevant.

In addition, Piper Sandler conducted such other analyses, examinations and inquiries and considered such other financial, economic and market criteria as Piper Sandler deemed necessary in arriving at its opinion.
The following is a summary of the material financial analyses performed by Piper Sandler in connection with the preparation of its fairness opinion and reviewed with the Board at a meeting thereof held on October 20, 2024.
This summary includes information presented in tabular format, which tables must be read together with the text of each analysis summary and considered as a whole in order to fully understand the financial analyses presented by Piper Sandler. The tables alone do not constitute a complete summary of the financial analyses conducted by Piper Sandler. The order in which these analyses are presented below, and the results of those analyses, should not be taken as any indication of the relative importance or weight given to any of these analyses by Piper Sandler or the Board. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before October 17, 2024 and is not necessarily indicative of current market conditions.
Unless the context indicates otherwise and except as set forth below, for purposes of the analyses summarized below, Piper Sandler calculated enterprise value, or EV, for the Company based on the Company’s fully diluted market capitalization as of October 17, 2024, calculated per the treasury stock method using closing prices for the Class A Common Stock on October 17, 2024, and the Company’s net cash as of September 27, 2024, in each case as provided to Piper Sandler by the Company’s management.
Unless the context indicates otherwise and except as set forth below, references to projected financial information (i) for each company included in the analyses described below under the headings “Selected Public Companies Analysis” are references to Wall Street consensus equity research estimates (“Consensus Estimates”) as of October 17, 2024, and (ii) for the Company, the Projections.
Selected Public Companies Analysis
Piper Sandler reviewed, among other things, projected financial data prepared by the Company’s management for fiscal years 2024 and 2025 (which fiscal years end January 31) included in the Projections and compared such data to corresponding Consensus Estimates for calendar years 2024 and 2025 for selected public companies in the software infrastructure industry with Consensus Estimates of less than 20% EBITDA margin in calendar year 2025, grouped by companies with Consensus Estimates of revenue growth for calendar year 2025 of (i) less than 15% and (ii) greater than 15%. No company used in the selected public companies analysis is identical to the Company and, as a result, the summary below and underlying financial analyses involve complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading or other values of the companies to which the Company was compared.
Based on these criteria, Piper Sandler selected the following public companies:

•
SentinelOne, Inc.

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Snowflake Inc.

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CyberArk Software Ltd.

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JFrog Ltd.

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Workiva Inc.

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Elastic N.V.*

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Varonis Systems, Inc.*

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Appian Corporation*

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Asana, Inc.*

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UiPath, Inc.*

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Riskified Ltd.*

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PagerDuty, Inc.*

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Twilio Inc.*

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Cognyte Software Ltd.*

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Radware Ltd.*

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Fastly, Inc.*

The selected public companies marked with an asterisk (*) above had Consensus Estimates of revenue growth for calendar year 2025 of less than 15%.
For this selected public companies analysis, based upon historical financial information and Consensus Estimates for each selected company available as of October 17, 2024 and using the closing prices as of October 17, 2024 for shares of the selected companies, Piper Sandler calculated, among other things, (i) for each selected company with Consensus Estimates of revenue growth for calendar year 2025 of less than 15%, such company’s EV divided by (a) the Consensus Estimates for revenue for calendar years 2024 and 2025 (the “EV/Revenue Multiples”); and (b) the Consensus Estimates for EBITDA for calendar years 2024 and 2025 (the “EV/EBITDA Multiples”); and (ii) for each selected company, such company’s EV divided by the Consensus Estimates for revenue growth rates for calendar years 2024 and 2025 (the “EV/Revenue Growth Multiples”).
For purposes this analysis, Piper Sandler calculated EV for each selected public company based on such company’s (i) fully diluted market capitalization, calculated per the treasury stock method using closing stock prices on October 17, 2024 and outstanding dilutive securities as of such company’s most recently reported quarter end, and (ii) net debt and minority interest (as applicable) as of such company’s most recently reported quarter end.
The analysis indicated the following multiples for the selected public companies:
Selected Public Companies with Less than 15% CY2025 Estimated Revenue Growth
	EV / Revenue Multiple		EV/EBITDA Multiple
	CY2024	CY2025	CY2024	CY2025
25th Percentile	2.3x	2.1x	20.3x	16.2x
Median	3.7x	3.4x	26.9x	20.9x
75th Percentile	4.0x	3.6x	37.6x	24.6x

All Selected Public Companies
EV/Revenue Growth Multiple
	CY2024	CY2025
25th Percentile	0.35x	0.31x
Median	0.41x	0.33x
75th Percentile	0.48x	0.38x
Piper Sandler then applied, as a low to high range, the 25th percentile and 75th percentile of each of the EV/Revenue Multiples and the EV/EBITDA Multiples for each of calendar years 2024 and 2025 for the selected companies with Consensus Estimates of revenue growth for calendar year 2025 of less than 15%, as a group, to the Company’s estimated revenue and EBITDA for calendar years 2024 and 2025 included in the Projections. Piper Sandler also applied, as a low to high range, the 25th percentile and 75th percentile of the EV/Revenue Growth Multiples for each of calendar years 2024 and 2025 for all of the selected companies, as a group, to the Company’s revenue growth rate for calendar years 2024 and 2025 based on the Projections. For purposes of these analyses, based on its discussions with the Company’s management regarding the Business Re-Solutioning Program, Piper Sandler used the growth rate of the annual recuring revenue for the Company’s Taegis platform for calendar year 2024 included in the Projections as a proxy for the Company’s overall revenue growth for calendar year 2024. Piper Sandler also used (i) the Company’s fiscal year ending January 31, 2025 as a proxy for calendar year 2024 and (ii) the Company’s fiscal year ending January 31, 2026 as a proxy for calendar year 2025.
Based on the number of fully diluted shares of the Class A Common Stock outstanding as of October 17, 2024 and the Company’s net cash as of September 27, 2024, as provided by the Company’s management, this analysis implied: (i) for the EV/Revenue Multiples for calendar year 2024, a range of values for the Class A Common Stock of approximately $8.07 to $13.81 per share; (ii) for the EV/Revenue Multiples for calendar year 2025, a range of values for the Class A Common Stock of approximately $8.16 to $13.33 per share; (iii) for the EV/EBITDA Multiples for calendar year 2024, a range of values for the Class A Common Stock of approximately $2.24 to $3.68 per share; (iv) for the EV/EBITDA Multiples for calendar year 2025, a range of values for the Class A Common Stock of approximately $6.17 to $9.05 per share; (v) for the EV/Revenue Growth Multiples for calendar year 2024, a range of values for the Class A Common Stock of approximately $6.72 to $9.06 per share; and (vi) for the EV/Revenue Growth Multiples for calendar year 2025, a range of values for the Class A Common Stock of approximately $8.29 to $10.17 per share.
Selected M&A Transactions Analysis
Piper Sandler reviewed selected M&A transactions announced since January 1, 2020 involving target companies in the cybersecurity industry with greater than $100 million and less than $500 million in revenue for which total EV and LTM revenue and LTM revenue growth rates were disclosed.

Based on these criteria, Piper Sandler selected the following twelve transactions:
Announcement Date	Target	Acquiror
February 6, 2024	ZeroFox Holdings, Inc.	Haveli Investments, L.P.
May 11, 2023	Absolute Software Corp.	Crosspoint Capital Partners, L.P.
February 9, 2023	Sumo Logic, Inc.	Francisco Partners Management, L.P.
October 12, 2022	KnowBe4, Inc.	Vista Equity Partners Management, LLC
October 11, 2022	ForgeRock, Inc.	Thoma Bravo, L.P.
August 3, 2022	Ping Identity Holding Corporation	Thoma Bravo, L.P.
April 11, 2022	SailPoint Technologies Holdings	Thoma Bravo, L.P.
April 6, 2022	Tufin Software Technologies Ltd.	Turn/River Capital
March 8, 2022	Mandiant, Inc.	Google LLC
November 8, 2021	Zix Corporation	Open Text Corporation
July 15, 2020	Forescout Technologies, Inc.	Advent International Corporation; Crosspoint Capital Partners, L.P.
September 20, 2020	MobileIron, Inc.	Invanti, Inc.
For this selected M&A transactions analysis, based upon historical financial information available as of October 17, 2024, Piper Sandler calculated for each target company involved in the selected M&A transactions, among other things, the EV divided by (i) LTM revenues (the “EV/LTM Revenue Multiples”) and (ii) LTM revenue growth rates (the “EV/LTM Revenue Growth Multiples”).
For purposes of this analysis, Piper Sandler calculated EV for each target company included in the selected M&A transactions based on (i) the implied value of the relevant target company’s common equity (based on the company’s fully diluted market capitalization and consistent with the methodology used for determining the Company’s EV) using the implied purchase price paid for such target company’s common equity in the selected M&A transaction and the relevant target company’s net debt as of such target company’s most recently reported quarter end immediately prior to announcement of the relevant M&A transaction (in the case of M&A transactions involving the acquisition of public companies) or (ii) the publicly announced EV for the target company at the time of announcement of the relevant M&A transaction.
References to LTM historical financial information for each target company included in the selected M&A transactions refers to applicable financial information for the last 12-month period for which financial information was publicly available as of immediately prior to the announcement of the relevant M&A transaction.
The analysis indicated the following multiples for the selected M&A transactions:
	EV / LTM Revenue Multiple	EV / LTM Revenue Growth Multiple
25th Percentile	3.9x	0.19x
Median	4.9x	0.37x
Mean	7.0x	0.38x
75th Percentile	10.1x	0.58x
Piper Sandler then applied, as low to high range, the 25th percentile and 75th percentile of each of the EV/Revenue Multiples and the EV/LTM Revenue Growth Multiples for the selected M&A transaction, as a group, to the Company’s LTM revenue and LTM revenue growth rate, as provided by the Company’s management. For purposes of these analyses, based on its discussions with the Company’s management regarding the Business Re-Solutioning Program, Piper Sandler used the LTM growth rate of the annual recuring revenue for the Company’s Taegis platform, as provided by the Company’s management, as a proxy for the Company’s overall LTM revenue growth rate.

Based on the number of fully diluted shares of the Class A Common Stock outstanding as of October 17, 2024 and the Company’s net cash as of September 27, 2024, as provided by the Company’s management, these analyses implied: (i) for the EV/LTM Revenue Multiples, a range of values for the Class A Common Stock of approximately $12.91 to $34.22 per share; and (ii) for the EV/LTM Revenue Growth Multiples, a range of values for the Class A Common Stock of approximately $2.71 to $9.59 per share.
Discounted Cash Flow Analysis
Using a discounted cash flow analysis, Piper Sandler calculated an estimated range of theoretical EVs for the Company based on the present value of (i) forecasted unlevered free cash flow for calendar year 2025 through calendar year 2034 included in the Projections and (ii) a projected terminal value on December 31, 2034 based upon perpetual growth rates between 2.0% and 4.0%, and in each case, discounted back to October 17, 2024. The free cash flows for each calendar year and terminal year value were calculated based on the Projections. Piper Sandler calculated the range of present values for free cash flows for such periods based on its estimation of the Company’s weighted average cost of capital of 9.2% to 13.2%.
Based on the number of fully diluted shares of the Class A Common Stock outstanding as of October 17, 2024 and the Company’s net cash as of September 27, 2024, as provided by the Company’s management, this analysis implied (i) based on a low to high range of perpetual growth rates of 2.0% to 4.0% and a discount rate of 11.2% (the midpoint of the range of its estimation of the Company’s weighted average cost of capital of 9.2% to 13.2%), a range of values for the Class A Common Stock of approximately $6.39 to $7.57; and (ii) based on a low to high range of discount rates of 9.2% to 13.2% and a perpetual growth rate of 3% (the midpoint of the range of perpetual growth rates of 2% to 4%), a range of values for the Class A Common Stock of approximately $5.45 to $9.35 per share.
Other Information
Piper Sandler also noted for the Board the following additional information that was not relied upon in rendering its opinion, but was provided for reference only.
Premiums Paid Analysis
Piper Sandler reviewed selected M&A transactions involving acquisitions of public target companies since January 1, 2022 in the technology sector. Piper Sandler then reviewed the implied premiums paid in those selected M&A transactions over the 30-day volume-weighted average price, or VWAP, preceding the announcement date of the applicable transaction or, if applicable, preceding the publication of rumors or other statements regarding a potential transaction involving the target company in the applicable transaction (the “30-Day VWAP Premium”).
The analysis indicated the following premiums:
30-Day VWAP Premium
25th Percentile	31%
Median	40%
75th Percentile	53%
Piper Sandler then applied, as a low to high range, the 25th percentile and 75th percentile of 30-Day VWAP Premiums for the selected M&A transaction, as a group, to the Company’s VWAP preceding August 29, 2024 (which is the day prior to the publication of market rumors of the Company pursuing a transaction), which implied a range of values for the Class A Common Stock of approximately $9.47 to $11.06 per share.
Historical Trading Analysis
Piper Sandler reviewed the historical closing stock prices for the Class A Common Stock over the twelve months preceding and including August 28, 2024 (which is the day prior to the publication of market rumors of the Company pursuing a transaction), which reflected the following low and high closing prices during such period:

Company Closing Stock Prices
	Low	High
Last Twelve Months – share price	$5.42	$8.08
Historical EV/NTM Revenue Analysis
Piper Sandler calculated the Company’s EV based on the historical closing stock prices for the Class A Common Stock over the twelve months preceding and including August 28, 2024 (which is the day prior to the publication of market rumors of the Company pursuing a transaction), divided by the Wall Street consensus equity research estimates for the Company’s next twelve months revenue as of each such trading day (the “EV/NTM Revenue Multiples”), which reflected a low to high range of EV/NTM Revenue Multiples for the Company over such period of 1.2x to 2.2x. Piper Sandler then applied this low to high range of EV/NTM Revenue Multiples to the Company next twelve months revenue included in the Projections, which implied a range of values for the Class A Common Stock of approximately $4.59 to $7.95 per share.
Miscellaneous
The summary set forth above does not contain a complete description of the analyses performed by Piper Sandler and reviewed with the Board. The preparation of a fairness opinion is not necessarily susceptible to partial analysis or summary description. Piper Sandler believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses or of the summary, without considering the analyses as a whole or all of the factors included in its analyses, would create an incomplete view of the processes underlying the analyses set forth in Piper Sandler’s opinion. In arriving at its opinion, Piper Sandler considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis. Instead, Piper Sandler made its determination as to fairness on the basis of its experience and financial judgment after considering the results of all of its analyses. In addition, the ranges of valuations resulting from any particular analysis described above should not be taken to be Piper Sandler’s view of the actual value of the Company.
None of the selected companies or transactions used in the analyses above is directly comparable to the Company or the Merger. Accordingly, an analysis of the results of the comparisons is not purely mathematical; rather, it involves considerations and judgments concerning differences in historical and projected financial and operating characteristics of the selected companies and target businesses in the selected transactions and other factors that could affect the public trading values of such companies or transaction values of such businesses.
Piper Sandler performed its analyses for purposes of providing its opinion to the Board. In performing its analyses, Piper Sandler made numerous assumptions with respect to industry performance, general business and economic conditions and other matters. Certain of the analyses performed by Piper Sandler were based upon the Projections furnished to Piper Sandler by the Company’s management, which are not necessarily indicative of actual future results and may be significantly more or less favorable than actual future results. The Projections are inherently subject to uncertainty because, among other things, they are based upon numerous factors or events beyond the control of the parties or their respective advisors. Piper Sandler does not assume responsibility if future results are materially different from projected financial results.
Piper Sandler’s opinion was one of many factors taken into consideration by the Board in making the determination to approve the Merger Agreement. While Piper Sandler provided advice to the Board during the Company’s negotiations with Sophos, Piper Sandler did not recommend any specific amount or type of consideration.
Piper Sandler relied upon and assumed, without assuming liability or responsibility for independent verification, the accuracy and completeness of all information that was publicly available or was furnished, or otherwise made available, to Piper Sandler or discussed with or reviewed by Piper Sandler. Piper Sandler further relied upon the assurances of the Company’s management that the financial information provided was prepared on a reasonable basis in accordance with industry practice, and that the Company’s management was not aware of any information or facts that would make any information provided to Piper Sandler incomplete or misleading. Without limiting the generality of the foregoing, for the purpose of its opinion,

Piper Sandler assumed that with respect to the Projections, estimates and other forward-looking information reviewed by Piper Sandler, that such information was reasonably prepared based on assumptions reflecting the best currently available estimates and judgments of the Company’s management as to the expected future results of operations and financial condition of the Company. Piper Sandler expressed no opinion as to any such financial forecasts, estimates or forward-looking information or the assumptions on which they were based. Piper Sandler relied, with consent of the Board, on advice of the outside counsel and the independent accountants to the Company, and on the assumptions of the Company’s management, as to all accounting, legal, tax and financial reporting matters with respect to the Company and the Merger Agreement.
In arriving at its opinion, Piper Sandler assumed that the executed Merger Agreement would be in all material respects identical to the last draft of the Merger Agreement reviewed by Piper Sandler. Piper Sandler relied upon and assumed, without independent verification, that (i) the representations and warranties of all parties to the Merger Agreement and all other related documents and instruments that are referred to therein were true and correct, (ii) each party to such agreements will fully and timely perform all of the covenants and agreements required to be performed by such party, (iii) the Merger will be consummated pursuant to the terms of the Merger Agreement without amendments thereto and (iv) all conditions to the consummation of the Merger will be satisfied without waiver by any party of any conditions or obligations thereunder. Additionally, Piper Sandler assumed that all the necessary regulatory approvals and consents required for the Merger will be obtained in a manner that will not adversely affect the Company or the contemplated benefits of the Merger.
In arriving at its opinion, Piper Sandler did not perform any appraisals or valuations of any specific assets or liabilities (fixed, contingent or other) of the Company, and was not furnished or provided with any such appraisals or valuations, nor did Piper Sandler evaluate the solvency of the Company under any state or federal law relating to bankruptcy, insolvency or similar matters. The analyses performed by Piper Sandler in connection with its opinion were going concern analyses. Piper Sandler expressed no opinion regarding the liquidation value of the Company or any other entity. Without limiting the generality of the foregoing, Piper Sandler undertook no independent analysis of any pending or threatened litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company or any of its affiliates is a party or may be subject, and at the direction of the Company and with its consent, Piper Sandler’s opinion made no assumption concerning, and therefore did not consider, the possible assertion of claims, outcomes or damages arising out of any such matters. Piper Sandler also assumed that neither the Company, Parent nor Merger Sub was party to any material pending transaction, including without limitation any financing, recapitalization, acquisition or merger, divestiture or spin-off or other material transaction involving Dell, other than the Merger.
Piper Sandler’s opinion was necessarily based upon the information available to it and facts and circumstances as they existed and were subject to evaluation on the date of its opinion. Events occurring after the date of Piper Sandler’s opinion could materially affect the assumptions used in preparing its opinion. Piper Sandler expressed no opinion as to the price at which shares of the Class A Common Stock may trade following the announcement of the Merger or at any future time. Piper Sandler did not undertake to reaffirm or revise its opinion or otherwise comment upon any events occurring after the date of its opinion and does not have any obligation to update, revise or reaffirm its opinion.
Piper Sandler’s opinion addressed solely the fairness, from a financial point of view, to the holders of Class A Common Stock (other than the holders of the PS Excluded Shares) of the Merger consideration set forth in the Merger Agreement and did not address any other terms or agreement relating to the Merger or any other terms of the Merger Agreement. Piper Sandler was not requested to opine as to, and its opinion does not address, the basic business decision to proceed with or effect the Merger, the merits of the Merger relative to any alternative transaction or business strategy that may be available to the Company, Parent’s ability to fund the Merger consideration, or any other terms contemplated by the Merger Agreement or the fairness of the Merger to any other class of securities, creditor or other constituency of the Company. Piper Sandler expressed no opinion with respect to any agreements or arrangements between the Company and Sophos and their respective affiliates (other than Dell), on the one hand, and Dell (other than the Company and its subsidiaries), on the other hand, including any agreements or arrangements entered into in connection with the execution and completion of the Merger. Furthermore, Piper Sandler expressed no opinion with respect to the amount or nature of compensation to any officer, director, or employee of any party to the Merger, or any class of such persons, including relative to the compensation to be received by the holders of Class A Common Stock (other than the holders of the PS Excluded Shares) in the Merger or with respect to the fairness of any such compensation.
Information about Piper Sandler
As a part of its investment banking business, Piper Sandler is regularly engaged in the valuation of businesses in cybersecurity and other industries and their securities in connection with mergers and acquisitions, underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. The Board selected Piper Sandler to be its financial advisor and render its fairness opinion in connection with the Merger on the basis of such experience and its familiarity with the Company. Piper Sandler acted as a financial advisor to the Company in connection with the Merger and will receive a fee from the Company for providing its services, currently estimated to be approximately $6.5 million, the entirety of which is contingent upon the consummation of the Merger. Piper Sandler also received a fee of $1.0 million for rendering its fairness opinion. The opinion fee was not contingent upon the consummation of the Merger or the conclusions reached in Piper Sandler’s opinion. The Company has also agreed to indemnify Piper Sandler against certain liabilities and to reimburse Piper Sandler for certain expenses in connection with its services.
In the three-year period preceding the delivery of Piper Sandler’s opinion, Piper Sandler and its affiliates have provided financial advisory services to Sophos and/or certain of its affiliates, for which Piper Sandler has received compensation of approximately $11 million. In the three-year period preceding the delivery of Piper Sandler’s opinion, independent of Piper Sandler acting as a financial advisor to the Company in connection with the Merger, Piper Sandler and its affiliates have not provided financial advisory or other investment banking services to the Company and its known affiliates for which Piper Sandler received compensation. Piper Sandler may also, in the future, provide investment banking and financial advisory services to the Company, Sophos or entities that are affiliated with the Company or Sophos, for which Piper Sandler would expect to receive compensation. In addition, in the ordinary course of its business, Piper Sandler and its affiliates may actively trade securities of the Company, Sophos, Dell, or entities that are affiliated with the Company, Sophos, or Dell, for their own accounts or the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities.
Consistent with applicable legal and regulatory requirements, Piper Sandler has adopted policies and procedures to establish and maintain the independence of Piper Sandler’s research department and personnel. As a result, Piper Sandler’s research analysts may hold opinions, make statements or recommendations and/or publish research reports with respect to the Company and the Merger and other participants in the Merger that differ from the views of Piper Sandler’s investment banking personnel.
Projections
The Company does not as a matter of course make public long-term projections as to future performance, earnings or other results due to the inherent unpredictability of projections and their underlying assumptions and estimates. However, the Company’s management regularly prepares and updates, and the Board regularly evaluates, projections as to the Company’s future performance as part of its business and strategic planning processes.
As part of the Board’s evaluation of a potential transaction, including with Sophos, and its evaluation of the Company’s strategic alternatives (including, but not limited to, continuing as an independent public company), certain internal financial projections for the Company for the fiscal years ending 2025, 2026 and 2027 (and extrapolations therefrom through the fiscal year ending 2035) (the “Projections”) were prepared by the Company’s management and reviewed by the Board. The Projections were provided by the Company to, and approved by the Board for use by, Morgan Stanley (for purposes of performing its financial analyses in connection with rendering its opinion to the Board, which is described in the section entitled “Opinion of Morgan Stanley,” beginning on page 39 of this information statement) and Piper Sandler (for purposes of performing its financial analyses in connection with rendering its opinion to the Board, which is described in the section entitled “Opinion of Piper Sandler,” beginning on page 47 of this information statement). On July 26, 2024, a portion of the Projections with respect to the fiscal years ending 2025, 2026 and 2027 was also made available to Sophos as well as to other potential counterparties that executed a confidentiality agreement in connection with their due diligence review of a potential Strategic Transaction, including Party A, Party B, Party C and Party D.
The Projections were not prepared with a view towards public disclosure and the summary thereof is included in this information statement solely because the Projections (or a portion thereof with respect to the following clause (ii)) (i) were made available to, and reviewed by, the Board in connection with its review and consideration of the potential transaction with Sophos and the Company’s strategic alternatives, (ii) were made available to Sophos in connection with its customary due diligence review, (iii) were provided to and approved by the Board for use by, Morgan Stanley for purposes of performing its financial analyses in connection with rendering its opinion provided to the Board and (iv) were provided to, and approved by the Board for use by Piper Sandler, for purposes of performing its financial analyses in connection with rendering its opinion provided to the Board. The Projections may differ from published analyst estimates and forecasts.
Since the Projections were not prepared with a view towards public disclosure, the Projections do not necessarily comply with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts, or generally accepted accounting principles (“GAAP”) (and, accordingly, do not include footnote disclosures as may be required by GAAP). The prospective financial information included in this document has been prepared by, and is the responsibility of, the Company’s management. PricewaterhouseCoopers LLP has not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the accompanying prospective financial information and, accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto. The PricewaterhouseCoopers LLP report incorporated by reference relates to the Company’s previously issued financial statements. It does not extend to the prospective financial information and should not be read to do so.
The Projections, while presented with numerical specificity, necessarily were based on numerous variables and assumptions that are inherently uncertain, many of which are beyond the control of the Company’s management. Because the Projections cover multiple years, by their nature, they become subject to greater uncertainty with each successive year. The assumptions upon which the Projections were based necessarily involve business judgments with respect to, among other things, future economic, competitive and financial market conditions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company’s control, including general economic, competitive and financial market conditions and the risks discussed in this information statement under the section entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 19 of this information statement and the risk factors described in the Company’s Annual Report on Form 10-K, as such risk factors may be amended, supplemented or superseded from time to time by other reports filed by the Company with the SEC from time to time, which are available on the SEC’s website at www.sec.gov. The Projections also reflect the assumptions as to certain business decisions that are subject to change and are susceptible to multiple interpretations and periodic revisions based on actual results, revised prospects for the Company’s business, competitive environment, changes in general business or economic conditions, or any other transaction or event that has occurred or that may occur and that was not anticipated when the Projections were prepared. In addition, the Projections might be affected by the Company’s ability to achieve proposed initiatives, objectives and targets over the applicable periods.
The Projections treat the Company on a stand-alone basis and without giving effect to, and as if the Company never contemplated, the Merger, including the impact of negotiating or executing the Merger Agreement, the expenses that may be incurred in connection with consummating the Merger, the effect of any business or strategic decision or action that has been or will be taken as a result of the Merger Agreement having been executed or the effect of any business or strategic decisions or actions which would likely have been taken if the Merger Agreement had not been executed but which were instead altered, accelerated, postponed or not taken in anticipation of the Merger.
There can be no assurance that the Projections will be realized, and actual results may vary materially from those shown. The inclusion of the Projections in this information statement should not be regarded as an indication that the Company or any of its affiliates, advisors, officers, directors or representatives considered or consider the Projections to be predictive of actual future events or events that have occurred since the date of such forecasts, and the Projections should not be relied upon as such. The Company has not updated the Projections to reflect the management’s current views of the Company or the Company’s future financial performance, and the Projections should not be treated as guidance with respect to the projected results for any period. Neither the Company nor any of its affiliates, advisors, officers, directors or representatives can give any assurance that actual results will not differ materially from the Projections, and none of them undertakes any obligation to update or otherwise revise or reconcile the Projections to reflect circumstances existing after the date the Projections were generated or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the Projections are shown to be in error. The Company does not intend to make publicly available any update or other revision to the Projections, except as otherwise required by law, and neither the Company, Sophos nor, after the consummation of the Merger, the Surviving Corporation, undertakes any obligation or otherwise to revise the Projections after the date hereof, except to the extent required by law. The Company has made no representation to Sophos or its respective affiliates, in the Merger Agreement or otherwise, concerning the Projections. The Projections are forward-looking statements, and are expressly qualified in their entirety by the risks and uncertainties identified above and the cautionary statements contained in the Company’s Annual Report on Form 10-K, as such risk factors may be amended, supplemented or superseded from time to time by other reports filed by the Company with the SEC from time to time, which are available on the SEC’s website at www.sec.gov.
Certain of the Projections (including Adjusted EBITDA and Unlevered Free Cash Flow) are or may be considered non-GAAP financial measures. There are limitations inherent in non-GAAP financial measures, because they exclude charges and credits that are required to be included in a GAAP presentation. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by the Company may not be comparable to similarly titled amounts used by other companies. Since the Projections were not prepared with a view towards public disclosure, no reconciliation of non-GAAP financial measures in the Projections to GAAP measures was created or used in connection with preparing the Projections and no such reconciliation of non-GAAP financial measures in the Projections to GAAP measures was relied upon by the Board, Morgan Stanley or Piper Sandler in connection with their respective evaluations of the Merger.
The Company’s fiscal year is the 52- or 53-week period ending on the Friday nearest January 31.
In light of the foregoing factors and the uncertainties inherent in the Projections, stockholders are cautioned not to place undue, if any, reliance on the Projections. Neither the Company, Sophos nor any of their respective affiliates, advisors, officers, directors or representatives has made or makes any representation to any person regarding the ultimate performance of the Company compared to the information contained in the Projections.
The following is a summary of the Projections:
(amounts in millions)	FY2025	FY2026	FY2027	FY2028	FY2029	FY2030	FY2031	FY2032	FY2033	FY2034	FY2035
Revenue(1)	$335	$359	$420	$485	$551	$616	$679	$735	$783	$821	$845
Adjusted EBITDA(2)	$8	$35	$67	$81	$95	$110	$125	$140	$154	$167	$177
Unlevered Free Cash Flow(3)	$(42)	$(3)	$26	$44	$51	$58	$65	$72	$78	$82	$86

(1)
Reflects projections of Taegis annual recurring revenue of $300 million in the fiscal year ending 2025, $342 million in the fiscal year ending 2026 and $415 million in the fiscal year ending 2027. The Company defines annual recurring revenue, including Taegis annual recurring revenue, as the value of its subscription contracts as of a particular date. Changes to projected recurring revenue may result from the expansion of our offerings and sales of additional solutions to our existing or future customers, as well as the timing of customer renewals. Because the Company uses recurring revenue, whether actual or projected, as a leading indicator of future annual revenue, it includes operational backlog, which is defined as the recurring revenue associated with pending contracts, which are contracts that have been sold but for which the service period has not yet commenced.

(2)
Adjusted EBITDA is defined as the Company’s earnings before interest, taxes, depreciation and amortization, and is unburdened by stock-based compensation expense.

(3)
Unlevered Free Cash Flow is defined as Adjusted EBITDA plus other amortization and charges, minus software development costs, stock-based compensation (cash equivalent cost), cash taxes, capital expenditures and plus or minus change in net working capital. Unlevered Free Cash Flow is a non-GAAP measure, and is not intended to represent, or to be used, as a substitute for cash flows from operations as a measure of liquidity. Other companies may calculate Unlevered Free Cash Flow differently than the Company calculates Unlevered Free Cash Flow, which limits comparability between companies.

The Projections should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding the Company incorporated by reference into this information statement.
Financing
The Merger is not subject to a financing condition. Parent intends to finance the Merger with a combination of cash on hand and debt financing, the aggregate proceeds of which will be sufficient for Parent to pay the aggregate Merger consideration and all related fees and expenses of the Company, Parent and Merger Sub that are required to be paid at the closing of the Merger. In connection with entering into the Merger Agreement, Sophos Holdings, LLC, a Delaware limited liability company and an affiliate of Parent, entered into the Debt Commitment Letter, with the debt commitment parties signatory in the Debt Commitment Letter, each directly or indirectly through one or more of its affiliates and/or managed funds (collectively, the “Debt Commitment Parties”), pursuant to which, subject to the terms and conditions set forth in the Debt Commitment Letter, the Debt Commitment Parties committed to provide, among other things, an incremental term loan credit facility which will be used in part to finance a portion of the consideration for the Merger.
The funding of the proceeds under the Debt Commitment Letter is contingent on the satisfaction of customary conditions, including (i) the execution and delivery of definitive documentation with respect to the proposed financing in accordance with the terms set forth in the Debt Commitment Letter, and (ii) the consummation of the Merger in accordance with the Merger Agreement.
If (i) all of the conditions to the obligations of Parent and Merger Sub to consummate the Merger are satisfied or waived (subject to customary exceptions), (ii) Parent fails to consummate the Transactions by the date on which it is required to consummate the closing pursuant to the Merger Agreement, (iii) the Company has irrevocably confirmed to Parent in writing that it is prepared to consummate the Merger and (iv) Parent fails to consummate the Merger by the date that is three business days after the later of the date on which Parent receives the irrevocable confirmation of the Company described above and the date on which Parent was first required to consummate the Merger (including any failure to consummate the Merger resulting from Parent and Merger Sub’s failure to obtain sufficient financing), the Company will have the right to terminate the Merger Agreement and Parent will be obligated to pay the Company a fee of $52,000,000 as described under “The Merger Agreement — Termination Fees and Expenses” beginning on page 90.
Interests of Our Directors and Executive Officers in the Merger
You should be aware that the Company’s non-employee directors and executive officers have interests in the Merger that are different from, or in addition to, the interests of the Company’s stockholders generally. The Board was aware of these interests and considered them, among other matters, in approving the Merger Agreement. These interests include the following:
•
the conversion of each unvested Company RSU and Company PSU held by the executive officers of the Company at the Effective Time into the right to receive an aggregate amount in cash equal to the Per Share Amount less applicable tax withholdings multiplied by the aggregate number of shares of Company Common Stock subject to such unvested Company RSU or Company PSU, as applicable, that will vest and become payable subject to such Company RSU’s or Company PSU’s terms, conditions, and existing vesting schedule (excluding any applicable performance-based vesting conditions and terms rendered inoperative by reason of the consummation of the Merger or certain other administrative or ministerial changes by Parent but including time-based or service-based vesting conditions and any terms related to vesting acceleration upon termination of employment and change-in-control treatment);

•
the lump-sum cash payment of each Company RSU equal to the Per Share Amount less applicable tax withholdings multiplied by the aggregate number of shares of Company Common Stock subject to such unvested Company RSU held by the non-employee directors of the Company at the Effective Time; and

•
the eligibility of each of the executive officers of the Company to receive severance payments and benefits upon a qualifying termination of employment in certain circumstances.

For purposes of this disclosure, the Company’s executive officers, who were named executive officers during the Company’s fiscal year 2024, are Wendy K. Thomas (Chief Executive Officer), Alpana Wegner (Chief Financial Officer), Stephen Fulton (President) and George Hanna (Chief Legal & Administrative Officer and Corporate Secretary). For purposes of this disclosure, the Company’s non-employee directors are William Cary, Pamela Daley, Michael S. Dell, Mark J. Hawkins, Kyle Paster and Yagyensh (Buno) Pati; however, Michael S. Dell and Kyle Paster do not receive any non-employee director compensation in the form of cash, equity, Company RSUs, or Company PSUs, or any combination thereof.
Insurance and Indemnification of Directors and Executive Officers
Pursuant to the terms of the Merger Agreement, our directors and officers will be entitled to certain ongoing indemnification and insurance coverage, including under directors’ and officers’ liability insurance policies. For more information, see the section of this information statement captioned “The Merger Agreement — Indemnification and Insurance.”
Treatment of Secureworks Equity Awards
Under our equity incentive programs, we grant Company Stock Options, Company Restricted Shares, Company RSUs and Company PSUs to our employees, including our executive officers, to incentivize and reward them for our long-term corporate performance based on the value of Company Common Stock. Certain of our non-employee directors are granted Company RSUs under our equity incentive programs in accordance with the terms of our Second Amended and Restated Non-Employee Director Compensation Policy (the “Director Compensation Policy”). Our equity awards have been granted pursuant to the SecureWorks Corp. 2016 Long-Term Incentive Plan (the “Long-Term Incentive Plan”). Our non-employee directors do not hold Company PSUs.
At the Effective Time, all equity awards of the Company, including awards held by our non-employee directors and executive officers that are outstanding immediately prior to the Effective Time, will generally be subject to the following treatment:
Company Stock Options
Each Company Stock Option outstanding immediately prior to the Effective Time shall be treated as follows: (i) each vested Company Stock Option outstanding immediately prior to the Effective Time will be canceled as of immediately prior to, and contingent upon, the Effective Time (without regard to the exercise price of such Company Stock Option) in exchange for the right to receive a lump-sum cash payment, less applicable tax withholdings, equal to the Option Consideration, if any, with respect to such vested Company Stock Option and (ii) each unvested Company Stock Option outstanding immediately prior to the Effective Time will be canceled as of immediately prior to, and contingent upon, the Effective Time (without regard to the exercise price of such unvested Company Stock Option) in exchange for the right to receive an aggregate amount in cash, without interest, less applicable tax withholdings, equal to the Option Consideration, if any, with respect to such unvested Company Stock Option and that will vest and become payable subject to such unvested Company Stock Option’s terms, conditions, and vesting schedule (including time-based or service-based vesting conditions and any terms related to vesting acceleration upon termination of employment and change-in-control treatment but excluding terms rendered inoperative by reason of the consummation of the Merger or certain other administrative or ministerial changes by Parent), except that if the per-share exercise price of any such Company Stock Option, whether vested or unvested, is equal to or greater than the Per Share Amount, such Company Stock Option will be canceled and terminated without any cash payment being made in respect thereof.

Company Restricted Shares
Each Company Restricted Share outstanding immediately prior to the Effective Time shall be treated as follows: (i) each Company Restricted Share outstanding immediately prior to the Effective Time that will become vested as of immediately prior to, and contingent upon, the Effective Time by its terms and without any action by the Company will be canceled and converted into the right to receive an amount in cash equal to the Per Share Amount less any applicable withholding taxes and (ii) each unvested Company Restricted Share outstanding immediately prior to the Effective Time will be canceled as of immediately prior to, and contingent upon, the Effective Time in exchange for the right to receive an aggregate amount in cash equal to the Per Share Amount, less applicable tax withholdings, that will vest and become payable subject to such unvested Company Restricted Share’s terms, conditions, and vesting schedule (including time-based or service-based vesting conditions and any terms related to vesting acceleration upon termination of employment and change-in-control treatment but excluding terms rendered inoperative by reason of the consummation of the Merger or certain other administrative or ministerial changes by Parent).
Company RSUs
Each Company RSU outstanding immediately prior to the Effective Time shall be treated as follows: (i) each vested Company RSU (including each Company RSU held by non-employee directors) that is vested (but not yet settled) or vests upon the occurrence of the Effective Time by its terms and without any action by the Company and is outstanding immediately prior to the Effective Time will be canceled as of immediately prior to, and contingent upon, the Effective Time in exchange for the right to receive, in full satisfaction of the rights of such holder with respect thereto, a lump-sum cash payment equal to the Per Share Amount less applicable tax withholdings multiplied by the aggregate number of shares of Company Common Stock subject to such Company RSU award immediately prior to the Effective Time and (ii) each unvested Company RSU outstanding immediately prior to the Effective Time will be canceled as of immediately prior to, and contingent upon, the Effective Time in exchange for the right to receive an aggregate amount in cash equal to the Per Share Amount less applicable tax withholdings multiplied by the aggregate number of shares of Company Common Stock subject to such unvested Company RSU immediately prior to the Effective Time and that will vest and become payable subject to such unvested Company RSU’s terms, conditions, and vesting schedule (including time-based or service-based vesting conditions and any terms related to vesting acceleration upon termination of employment and change-in-control treatment but excluding terms rendered inoperative by reason of the consummation of the Merger or certain other administrative or ministerial changes by Parent).
Company PSUs
Each Company PSU outstanding immediately prior to the Effective Time shall be treated as follows: (i) each Company PSU that is earned and vested (but not yet settled) or is earned and vests upon the occurrence of the Effective Time by its terms and without any action by the Company and is outstanding immediately prior to the Effective Time will be canceled as of immediately prior to, and contingent upon, the Effective Time in exchange for the right to receive a lump-sum cash payment equal to the Per Share Amount less applicable tax withholdings multiplied by the aggregate number of shares of Company Common Stock subject to such Company PSU award immediately prior to the Effective Time and (ii) each unvested Company PSU outstanding immediately prior to the Effective Time will be deemed achieved at the greater of target or actual performance level through the Effective Time and will be canceled as of immediately prior to, and contingent upon, the Effective Time in exchange for the right to receive an aggregate amount in cash equal to the Per Share Amount less applicable tax withholdings multiplied by the aggregate number of shares of Company Common Stock subject to such unvested Company PSU immediately before the Effective Time and that will vest and become payable subject to such unvested Company PSU’s terms, conditions, and vesting schedule (excluding any applicable performance-based vesting conditions and terms rendered inoperative by reason of the consummation of the Merger or certain other administrative or ministerial changes by Parent but including time-based or service-based vesting conditions and any terms related to vesting acceleration upon termination of employment and change-in-control treatment).
The tables below set forth (i) the number of Company RSUs and Company PSUs, as applicable, that are unvested as of November 15, 2024, the assumed date of the Merger solely for the purposes of this disclosure, and held by each executive officer of the Company and each non-employee member of the Board, and (ii) the estimated value of those awards (on a pre-tax basis). These values have been calculated assuming the price of a share of the Company Common Stock is $8.50, which represents the Per Share Amount. The actual value realized with respect to any Company RSUs and Company PSUs cannot be determined with any certainty until the awards are settled.
Secureworks Executive Officer	Number of Company RSUs Held (#)(1)	Company RSUs Held ($)	Number of Company PSUs Held (#)(2)	Company PSUs Held ($)	Total ($)(3)
Wendy K. Thomas	1,264,757	10,750,435	522,058	4,437,493	15,187,928
Alpana Wegner	589,826	5,013,521	275,735	2,343,748	7,357,269
Stephen Fulton	695,795	5,914,258	275,735	2,343,748	8,258,005
George Hanna	500,484	4,254,114	238,970	2,031,245	6,285,359

(1)
Consists of all Company RSUs held by the executive officers, which pursuant to the Merger, will be treated as follows: (i) vested Company RSUs outstanding immediately prior to the Effective Time will be canceled as of immediately prior to, and contingent upon, the Effective Time in exchange for the right to receive, in full satisfaction of the rights of such holder with respect thereto, a lump-sum cash payment without interest, less applicable tax withholdings, in the amount of the Per Share Amount multiplied by the aggregate number of shares of Company Common Stock subject to such Company RSU award immediately prior to the Effective Time and (ii) unvested Company RSUs outstanding immediately prior to the Effective Time will be canceled as of immediately prior to, and contingent upon, the Effective Time in exchange for the right to receive an aggregate amount in cash payments, without interest, less applicable tax withholdings, in the amount of the Per Share Amount multiplied by the aggregate number of shares of Company Common Stock subject to such unvested Company RSU immediately prior to the Effective Time, which will be paid over the existing vesting schedule (including time-based or service-based vesting conditions and any terms related to vesting acceleration upon termination of employment and change-in-control treatment).

(2)
Consists of all Company PSUs held by the executive officers, which pursuant to the Merger, will be treated as follows: (i) vested Company PSUs outstanding immediately prior to the Effective Time will be canceled as of immediately prior to, and contingent upon, the Effective Time in exchange for the right to receive a lump-sum cash payment without interest, less applicable tax withholdings, in the amount of the Per Share Amount multiplied by the aggregate number of shares of Company Common Stock subject to such Company PSU immediately prior to the Effective Time and (ii) unvested Company PSUs outstanding immediately prior to the Effective Time will be deemed achieved at the greater of target or actual performance level through the Effective Time and will be canceled as of immediately prior to, and contingent upon, the Effective Time in exchange for the right to receive an aggregate amount in cash payments, without interest, less applicable tax withholdings, in the amount of the Per Share Amount multiplied by the aggregate number of shares of Company Common Stock subject to such unvested Company PSU immediately prior to the Effective Time, which will be paid over the existing vesting schedule (excluding any applicable performance-based vesting conditions but including time-based or service-based vesting conditions and any terms related to vesting acceleration upon termination of employment and change-in-control treatment).

(3)
None of the Company’s executive officers hold Company Stock Options or Company Restricted Shares.

Secureworks Non-Employee Directors	Number of Company Stock Options Held (#)(1)	Company Stock Options Held ($)	Number of Company RSUs Held (#)(2)	Company RSUs Held ($)	Total ($)(3)
William Cary	—	—	98,199	834,692	834,692
Pamela Daley	—	—	32,626	277,321	277,321
Michael S. Dell	—	—	—	—	—
Mark J. Hawkins	—	—	32,626	277,321	277,321
Kyle Paster	—	—	—	—	—
Yagyensh (Buno) Pati	—	—	32,626	277,321	277,321

(1)
All Company Stock Options held by the non-employee directors are fully vested. Pursuant to the Merger, all the Company Stock Options held by non-employee directors will be canceled and terminated without any cash payment being made in respect thereof since the per-share exercise price of such Company Stock Options is equal to or greater than the Per Share Amount.

(2)
Consists of all Company RSUs held by the non-employee directors, which pursuant to the Merger, will be canceled as of immediately prior to, and contingent upon, the Effective Time in exchange for the right to receive, in full satisfaction of the rights of such holder with respect thereto, a lump-sum cash payment without interest, less applicable tax withholdings, in the amount of the Per Share Amount multiplied by the aggregate number of shares of Company Common Stock subject to such Company RSU immediately prior to the Effective Time.

(3)
None of the Company’s non-employee directors hold Company Restricted Shares or Company PSUs.

Payments upon a Termination at or Following a Change in Control — Secureworks Executive Officer Severance Arrangements
The Company’s Amended and Restated Severance Pay Plan for Executive Employees (the “Severance Pay Plan”) generally provides eligibility for severance benefits payable to our current named executive officers equal to 12 months of base salary (payable in four substantially equal quarterly installments on each of the three month anniversaries of the last day of the month of the termination), 12 months of subsidized COBRA coverage, six months of executive outplacement services (provided such named executive officer commences use of the COBRA and outplacement benefits within 60 days following such qualifying termination), a prorated payout under the Company’s annual incentive bonus plan based on the number of days of service, a payout modifier of 75%, and deemed achievement of target metrics and eligibility to continue to vest in any outstanding unvested long-term incentive grants for 90 days after the qualifying termination date, in each case, subject to the conditions set forth in the Severance Pay Plan including, but not limited to, such named executive officer’s execution and non-revocation of a separation agreement and release. Benefits under the Severance Pay Plan are available only in the case of a termination of employment without cause due to a workforce reduction and are offset by other severance payments (if any). Under the Merger Agreement, each current named executive officer, if such individual is a Continuing Employee (as defined in “The Merger Agreement — Continuing Employee Matters” beginning on page 83), who participates in the annual bonus program in respect of the Company’s 2025 fiscal year shall, to the extent not paid prior to the Effective Time, receive a cash bonus in respect of such 2025 fiscal year based on actual performance.
Each of the named executive officers has entered into a Performance Stock Unit Agreement for Executives (the “PSU Agreement”) and/or Restricted Stock Unit Agreement for Executives (the “RSU Agreement”), which include a change-in-control provision. Both the PSU Agreement and the RSU Agreement describe what will constitute a change-in-control event, which will include the closing of the Merger. Under each PSU Agreement, upon a change-in-control event, the Company PSUs become earned based upon the greater of (i) the deemed attainment of the performance goals at target or (ii) the actual attainment of the performance goals as of the change-in-control event, which is reflected in the Merger Agreement. These Company PSUs become 100% vested as of the date of an involuntary termination (as defined in the applicable PSU agreement) where such occurrence happens within 12 months of the change-in-control event. The change-in-control provision applicable to the RSU Agreement of the Company’s named executive officers also provides that the Company RSUs vest upon an involuntary termination (as defined in the applicable RSU agreement) within 12 months following a change-in-control event. An involuntary termination event under the PSU Agreement and RSU Agreement includes involuntary dismissal by the Company for reasons other than “cause” and voluntary resignation by the named executive officer for a “good reason” (each, as defined in the applicable RSU Agreement or PSU Agreement). The parties have agreed that the current named executive officers will have good reason (as defined in the applicable RSU Agreement or PSU Agreement) as of the closing of the Merger, a resignation for which will also provide the named executive officer with the applicable severance benefits described above under the Severance Pay Plan.
For an estimate of the amounts that would be payable to each of the Company’s executive officers who are named executive officers assuming a qualifying termination of employment immediately following the Merger under the Severance Pay Plan see the section entitled “Quantification of Potential Payments and Benefits to Secureworks’s Named Executive Officers in Connection with the Merger” below.
Each of the Company’s executive officers is also subject to a restrictive covenant agreement, which provides that, during the course of each executive officer’s employment and for one year following the termination of his or her employment for any reason, each executive officer will not (i) compete with the Company, (ii) solicit any of the Company’s employees, suppliers, business partners, vendors, contractors, consultants, customers, or material contacts (in each case, with a 24-month lookback period) or (iii) encourage any of the Company’s employees, suppliers, business partners, vendors, contractors, consultants, customers, or material contacts (in each case, with a 24-month lookback period) to terminate or diminish their relationship with the Company. In addition, each of our executive officers have agreed in their respective executive agreements that they will not improperly use or disclose any of the Company’s proprietary, trade secret or confidential information.
Secureworks Non-Employee Director Compensation
Under the Merger Agreement, the Company may continue to pay non-employee members of the Board their annual cash fees, retainers and reimbursements, in each case, pursuant to the Director Compensation Policy.
Other Interests
As of the date of this information statement, none of our directors or executive officers has entered into any agreement, arrangement or understanding with Parent regarding employment or service with, or compensation following the Merger to be paid by, Parent. Prior to the closing of the Merger, however, our directors or executive officers may discuss or enter into agreements, arrangements or understandings with Parent regarding employment or service with, or compensation following the Merger to be paid by, Parent.
Quantification of Potential Payments and Benefits to Secureworks’s Named Executive Officers in Connection with the Merger
Golden Parachute Compensation
This section sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation of each of the Company’s named executive officers that is based on or otherwise relates to the Merger and that will or may become payable to the Company’s named executive officers at the consummation of the Merger or upon a qualifying termination of employment that occurs within 12 months following the consummation of the Merger, assuming (i) the closing had occurred on November 15, 2024, (ii) each of the named executive officers experiences a qualifying termination on such date, (iii) the named executive officers’ respective base salaries and target annual bonuses remain unchanged from those that were in effect as of the date of this filing, (iv) Company RSUs and Company PSUs held by the named executive officers that are outstanding as of the date hereof do not otherwise vest prior to the completion of the Merger (the named executive officers do not hold Company Stock Options or Company Restricted Shares), (v) for purposes of determining the value of Company RSUs and Company PSUs, the value of a share of Company Common Stock is equal to $8.50, (vi) no named executive officer receives any additional equity grants prior to completion of the Merger and (vii) each named executive officer has properly executed any required releases and complied with all requirements (including any applicable restrictive covenants) necessary in order to receive the payments and benefits described below. Some of the assumptions used in the table below are based upon estimates of information not currently available and, as a result, the actual amounts to be received by any of the individuals below may materially differ from the amounts set forth below.
Under the applicable SEC rules, the Company’s named executive officers for this purpose are required to consist of the Company’s named executive officers for whom disclosures were required in the Company’s most recent proxy statement filed with the SEC, who are Wendy K. Thomas (Chief Executive Officer), Alpana Wegner (Chief Financial Officer), Stephen Fulton (President) and George Hanna (Chief Legal & Administrative Officer and Corporate Secretary). Paul M. Parrish, the Company’s former Chief Financial Officer, and Christian Grant, the Company’s Former Interim Chief Executive Officer, who were both named executive officers in the Company’s most recent proxy statement filed with the SEC, have been omitted from the disclosure below because neither has an interest in the Merger (except insofar as he is a holder of Company Common Stock) or any rights to compensation or benefits that will be accelerated or enhanced in connection with the Merger.
The payments described in the table below would be made pursuant to the arrangements described above in the section entitled “Interests of Our Directors and Executive Officers in the Merger.”
Named Executive Officer	Cash ($)(1)	Equity ($)(2)	Perquisites/ Benefits ($)(3)	Total ($)
Wendy K. Thomas (Chief Executive Officer)	1,000,000	15,187,928	27,271	16,215,199
Alpana Wegner (Chief Financial Officer)	720,000	7,357,269	27,271	8,104,540
Stephen Fulton (President)	720,007	8,258,005	27,271	9,005,283
George Hanna (Chief Legal & Administrative Officer and Corporate Secretary)	680,000	6,285,359	21,142	6,986,501

(1)
Amounts shown reflect the severance payments provided under the Severance Pay Plan and Merger Agreement, which generally provides for severance benefits payable to our current named executive officers equal to 12 months of base salary and a payout of their fiscal 2025 annual bonus based on actual performance, which we have assumed, for the purpose of this table, is 100%. The severance payments, as described above, are “double-trigger” payments payable upon a named executive officer’s qualifying termination of employment without regard to whether the Merger occurs. For more information, please see the section entitled “Payments Upon a Termination at or Following a Change in Control — Secureworks Executive Officer Severance Arrangements.”

Named Executive Officer	Annual Base Salary ($)	Annual Bonus ($)	Total ($)
Wendy K. Thomas	500,000	500,000	1,000,000
Alpana Wegner	450,000	270,000	720,000
Stephen Fulton	450,007	270,000	720,007
George Hanna	425,000	255,000	680,000

(2)
Amounts shown reflect the sum of the potential value that each named executive officer could receive in connection with the vesting and settlement of unvested Company RSUs and unvested Company PSUs as more fully described above under “— Treatment of Secureworks Equity Awards in the Merger.” The amounts received by the named executive officers could differ from the amounts shown above. The equity acceleration amounts for the Company RSUs and Company PSUs are “double-trigger” payments solely payable upon a named executive officer’s qualifying termination of employment within the 12-month period following a change in control. The estimated amount of each such payment is set forth in the table below.

Named Executive Officer	Number of Company RSUs Held (#)	Company RSUs Held ($)	Number of Company PSUs Held (#)	Company PSUs Held ($)	Total ($)
Wendy K. Thomas	1,264,757	10,750,435	522,058	4,437,493	15,187,928
Alpana Wegner	589,826	5,013,521	275,735	2,343,748	7,357,269
Stephen Fulton	695,795	5,914,258	275,735	2,343,748	8,258,005
George Hanna	500,484	4,254,114	238,970	2,031,245	6,285,359

(3)
Amounts shown reflect the value of subsidized COBRA payments for 12 months and six months of outplacement services provided under the Severance Pay Plan. No amount is shown for outplacement services as the benefit is dependent on the executive’s usage. These amounts, as described above, are “double-trigger” payments payable upon a named executive officer’s qualifying termination of employment without regard to whether the Merger occurs. For more information, please see the section entitled “Payments Upon a Termination at or Following a Change in Control — Secureworks Executive Officer Severance Arrangements.”

Named Executive Officer	Subsidized COBRA Payments ($)	Outplacement Services ($)	Total ($)
Wendy K. Thomas	27,271	—	27,271
Alpana Wegner	27,271	—	27,271
Stephen Fulton	27,271	—	27,271
George Hanna	21,142	—	21,142
Delisting and Deregistration of Class A Common Stock
If the Merger is completed, Class A Common Stock will be delisted from Nasdaq and deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC on account of Class A Common Stock.
Transaction Litigation
As of the filing of this information statement, the Company is not aware of any complaints filed or litigation pending related to the Merger. The Company has received a demand for Company books and records from a purported Company stockholder in order to investigate alleged deficiencies and/or omissions in the preliminary information statement the Company filed on November 12, 2024. The demand letter seeks additional disclosures in addition to, or as an alternative to the Company’s books and records. The Company believes that the allegations in the demand letter are without merit. Additional purported stockholders may file lawsuits or send additional demand letters in connection with the Merger. The outcome of any future litigation is uncertain. Such litigation, if not resolved, may prevent or delay consummation of the Merger and result in substantial costs to the Company.
Material United States Federal Income Tax Consequences of the Merger
The following is a summary of the material United States federal income tax consequences of the Merger generally applicable to United States Holders and Non-United States Holders (each as defined below) who exchange their shares of Company Common Stock for cash pursuant to the Merger. The summary is based on the Code, applicable United States Treasury Regulations issued thereunder, judicial authority and administrative rulings and pronouncements, all of which are subject to change, possibly with retroactive effect. The discussion applies only to holders whose shares of Company Common Stock are held as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment), and does not address the tax consequences that may be relevant to holders of Company Common Stock that are subject to special tax rules, such as insurance companies, United States expatriates, controlled foreign corporations, passive foreign investment companies, holders subject to the alternative minimum tax, tax-exempt organizations (including private foundations), governmental agencies, instrumentalities or other governmental organizations, broker-dealers, banks, financial institutions, regulated investment companies, real estate investment trusts, cooperatives, traders in securities that elect to mark to market, United States Holders whose functional currency is not the United States dollar, S corporations, holders who hold Company Common Stock through partnerships or other pass-through entities or arrangements for United States federal income tax purposes (or investors in such entities or arrangements) or as part of a hedge, straddle or conversion transaction, holders deemed to sell Company Common Stock under the constructive sale provisions of the Code, holders who exercise appraisal rights, holders who acquired Company Common Stock pursuant to the exercise of employee stock options or otherwise as compensation, holders that own or have owned (directly, indirectly or constructively) 5% or more of Company Common Stock (by vote or value), holders subject to special tax accounting rules resulting from any item of gross income with respect to the shares of Company Common Stock being taken into account in an “applicable financial statement” (as defined in the Code), holders that hold their shares of Company Common Stock through a bank, financial institution or other entity, or a branch thereof, located, organized or resident outside the United States, or holders who own an equity interest, actually or constructively, in Parent or the Surviving Corporation following the Merger. This summary does not address any aspect of state, local or foreign taxation, and does not address any United States federal taxation other than income taxation.
For purposes of this information statement, a “United States Holder” means a beneficial owner of Company Common Stock that is:
•
a citizen or individual resident of the United States;

•
a corporation (or any entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•
an estate, the income of which is subject to United States federal income tax regardless of its source; or

•
a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons as defined in Section 7701(a)(30) of the Code has the authority to control all substantial decisions of the trust or (ii) the trust has a valid election in effect to be treated as a United States person as defined in Section 7701(a)(30) of the Code.

The term “Non-United States Holder” refers to any beneficial owner of Company Common Stock, other than a partnership or other entity or arrangement treated as a partnership for United States federal income tax purposes, which is not a United States Holder.
If a partnership or other any entity or arrangement treated as a partnership for United States federal income tax purposes is a holder of Company Common Stock, the United States federal income tax treatment of a partner in that partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships that hold Company Common Stock and partners therein should consult their own tax advisors as to the particular United States federal income tax consequences of the Merger to them.
The United States federal income tax consequences set forth below are included for general informational purposes only and are based upon current law as of the date hereof. It is not intended to constitute a complete analysis or description of all potential United States federal income tax consequences relating to the Merger. Because individual circumstances may differ, each holder of Company Common Stock should consult such holder’s own tax advisor to determine the applicability of the rules discussed below to such holder and the particular tax effects of the Merger, including the application and effect of United States federal, state, local and foreign tax laws.
United States Holders.   The receipt of the Merger consideration by a United States Holder in exchange for shares of Company Common Stock pursuant to the Merger will be a taxable transaction for United States federal income tax purposes (and also may be a taxable transaction under applicable state, local, foreign and other income tax laws). In general, for United States federal income tax purposes, a United States Holder who receives the Merger consideration will recognize gain or loss in an amount equal to the difference between (i) the amount of cash the United States Holder receives (determined before deduction of any applicable withholding taxes) and (ii) such United States Holder’s adjusted-tax basis of the surrendered shares of Company Common Stock. A United States Holder’s adjusted-tax basis generally will equal the price the United States Holder paid for such shares, and if applicable, will have been reduced by return of capital distributions. Gain or loss will be calculated separately for each block of Company Common Stock converted in the Merger (generally shares acquired at the same cost in a single transaction). Such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if Company Common Stock has been held for more than one year as of the Effective Time. Long-term capital gains of non-corporate United States Holders may be eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.
Non-United States Holders.   Subject to the discussion below under “Information Reporting and Backup Withholding,” a Non-United States Holder that receives cash for shares of Company Common Stock pursuant to the Merger generally will not be subject to United States federal income tax on any gain realized on the disposition, unless (i) such holder is an individual who is present in the United States for 183 or more days during the taxable year of the Merger and certain other conditions are met, (ii) the gain is effectively connected with the conduct of a trade or business in the United States by the Non-United States Holder (and, in the case of certain income tax treaties, is attributable to a permanent establishment or fixed base within the United States) or (iii) such holder owned, directly or under certain constructive ownership rules of the Code, more than 5% of Company Common Stock at any time during the five-year period preceding the Merger, and the Company is or has been a “United States real property holding corporation” for United States federal income tax purposes at any time during the shorter of the five-year period preceding the Merger or the period that the Non-United States Holder held Company Common Stock. The Company believes it has not been a “United States real property holding corporation” for United States federal income tax purposes at any time during the five-year period preceding the Merger.
If you are a Non-United States Holder who is an individual and has been present in the United States for 183 or more days during the taxable year of the Merger and certain other conditions are satisfied, you will be subject to tax at a rate of 30% (or such lower rate as may be specified in an applicable income tax treaty) on any gain realized, which generally may be offset by certain United States source capital losses provided you have timely filed United States federal income tax returns with respect to such losses.
If you are a Non-United States Holder and your gain is effectively connected with a United States trade or business (and, in the case of certain income tax treaties, is attributable to a permanent establishment or fixed base within the United States), you will be subject to United States federal income tax on any gain realized on a net basis in the same manner as United States Holders. Non-United States Holders that are corporations may also be subject to a branch profits tax on their effectively connected income at a rate of 30% (or such lower rate as may be specified in an applicable income tax treaty), subject to adjustments.
Information Reporting and Backup Withholding.   Cash consideration received by a United States Holder or by a Non-United States Holder in the Merger may be subject to information reporting and backup withholding (currently, at a rate of 24%). To avoid backup withholding, a United States Holder that does not otherwise establish an exemption should complete and return to the applicable paying agent an Internal Revenue Service (“IRS”) Form W-9, certifying that such United States Holder is a United States person, that the taxpayer identification number provided is correct and that such United States Holder is not subject to backup withholding. A Non-United States Holder generally may establish an exemption from backup withholding by certifying its status as a non-United States person under penalties of perjury on an IRS Form W-8BEN or other applicable IRS Form W-8 (or a substitute or successor form). Backup withholding is not an additional tax. Amounts so withheld can be credited against such holder’s federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.
Holders should consult their tax advisors regarding the application of United States federal income tax laws and non-United States tax laws, including information reporting and backup withholding, to their particular situations.
Additional Withholding Requirements under the Foreign Account Tax Compliance Act (FATCA).    Sections 1471 through 1474 of the Code, and the U.S. Treasury Regulations and administrative guidance issued thereunder (collectively, “FATCA”), impose a U.S. federal withholding tax of 30% on certain payments made to a “foreign financial institution” (as specially defined under these rules) unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding certain U.S. account holders of such institution (which include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or an exemption applies. FATCA also generally imposes a U.S. federal withholding tax of 30% on certain payments made to a non-financial foreign entity unless such entity provides the withholding agent a certification identifying certain direct and indirect U.S. owners of the entity or an exemption applies. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Under certain circumstances, a Non-United States Holder might be eligible for refunds or credits of such taxes. The U.S. Treasury Department has released proposed regulations which, if finalized in their present form, would eliminate the FATCA withholding applicable to the gross proceeds of a sale or other disposition of Company Common Stock. In its preamble to such proposed regulations, the U.S. Treasury Department stated that taxpayers generally may rely on the proposed regulations until final regulations are issued. Holders of Company Common Stock are urged to consult with their tax advisors regarding the possible implications of FATCA on the disposition of Company Common Stock pursuant to the Merger.
Regulatory Approvals
Under the Merger Agreement, we and the other parties to the Merger Agreement have agreed to use our respective reasonable best efforts to complete the Transactions, including to obtain all necessary governmental approvals. In addition, each of the Company and the other parties to the Merger Agreement have agreed to (i) cooperate and coordinate with each other in the making of specified regulatory filings; (ii) supply each other (or cause each other to be supplied) with any information that may be required in order to make such filings; and (iii) supply (or cause to be supplied) certain additional information that may be reasonably requested by the DOJ or FTC or the governmental authorities of any other antitrust and foreign investment laws.
However, no party shall be required to (and the Company and its subsidiaries will not, without the prior written consent of Parent), (i) propose, negotiate, commit to, effect, by consent decree, hold separate orders, or otherwise, the sale, divestiture, license or other disposition of such of its and their assets, properties or businesses or of the assets, properties or businesses to be acquired by Parent pursuant thereto, (ii) enter into such other arrangements to avoid the entry of, and the commencement of litigation seeking the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order in any proceeding by a governmental authority or any other person under antitrust and foreign investment laws that would otherwise have the effect of preventing or materially delaying the consummation of the Transactions, other than, solely with respect to foreign direct investment laws, any action, concession or undertaking (other than any hold separate, sale, divestiture, license or other disposition of assets, properties or businesses) that (a) is conditioned on the closing and (b) would not reasonably be expected to (x) have a material and adverse impact on the benefits expected to be derived by Parent from the Transactions or (y) be material, individually or in the aggregate, to the business, results of operation, financial condition or operations of Parent or the Company or its subsidiaries or (iii) defend any claim asserted in court by any governmental authority or any other person under antitrust and foreign investment laws in order to avoid entry of, or to have vacated or terminated, any order (whether temporary, preliminary or permanent) that would prevent the closing occurring prior to the End Date.
Under the HSR Act and related rules, the Transactions, including the Merger, may not be completed until notifications have been given and information furnished to the Antitrust Division of the DOJ and FTC and all statutory waiting period requirements have been satisfied or early termination has been granted by the applicable agencies. On November 4, 2024, both the Company and Parent filed their respective notifications and report forms under the HSR Act and requested early termination of the initial 30-day waiting period under the HSR Act. The waiting period under the HSR Act is scheduled to expire at 11:59 p.m., Eastern Time, on December 4, 2024.
Under other applicable foreign antitrust law and foreign investment laws in certain other specified jurisdictions, the Transactions, including the Merger, may not be completed until any requisite consent, non-action or expiration of any applicable waiting period is obtained in each applicable jurisdiction.

As of the date of this information statement, the parties have not received all of the consents (including non-action or expiration of any applicable waiting period) under antitrust laws and foreign investment laws required by the Merger Agreement.
At any time before or after the Effective Time of the Merger, the Antitrust Division of the DOJ or FTC could take action under the U.S. antitrust laws, including seeking to prevent the Merger, to rescind the Merger or to conditionally approve the Merger upon the divestiture of assets of the Company or Parent or subject to regulatory conditions or other remedies. In addition, U.S. state attorneys general could take action under the antitrust laws as they deem necessary or desirable in the public interest, including, without limitation, seeking to enjoin the completion of the Merger or permitting completion subject to regulatory conditions. Private parties may also seek to take legal action under the antitrust laws under some circumstances. There can be no assurance that a challenge to the Merger on antitrust grounds will not be made or, if such a challenge is made, that it would not be successful.
Also, there can be no assurances that all required regulatory approvals will be obtained and, if obtained, there can be no assurances as to the timing of any such regulatory approvals, or of the Company’s or the Parent’s ability to obtain such regulatory approvals on satisfactory terms or the absence of any litigation impeding such regulatory approvals.

THE MERGER AGREEMENT
This section describes the material terms and conditions of the Merger Agreement. The description in this section and elsewhere in this information statement is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached as Annex A and is incorporated by reference into this information statement. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. We encourage you to read the Merger Agreement carefully and in its entirety. This section is not intended to provide you with factual information about the Company. Such information can be found elsewhere in this information statement and in the public filings the Company makes with the SEC, which may be obtained by following the instructions set forth in the section entitled, “Where You Can Find More Information,” beginning on page 106.
Explanatory Note Regarding the Merger Agreement
The Merger Agreement has been included to provide you with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent, Merger Sub or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made by the parties thereto only for purposes of that agreement and as of specific dates; were made solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement (such disclosures include information that has been included in the Company’s public disclosures, as well as additional nonpublic information); may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to you. You should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent, Merger Sub or any of their respective subsidiaries or affiliates. Additionally, the representations, warranties, covenants, conditions and other terms of the Merger Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
Form of Merger
Upon the terms and subject to the conditions of the Merger Agreement, and in accordance with the DGCL, on the closing date, Merger Sub will be merged with and into the Company, whereupon the separate corporate existence of Merger Sub will cease, and the Company will continue as the Surviving Corporation and a wholly owned subsidiary of Parent.
Consummation and Effectiveness of the Merger
The Merger will become effective at such time as the certificate of merger has been duly filed with the Secretary of State of the State of Delaware, or at such other time as Parent, Merger Sub and the Company agree in writing and specify in the certificate of merger. The closing of the Merger will take place on a date to be specified and agreed by Parent, Merger Sub and the Company, which date will be the later to occur of (i) the fourth business day after the satisfaction (or waiver by the party entitled thereto) of all conditions to the consummation of the Merger set forth in the Merger Agreement (other than those conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction (or waiver by the parties entitled to in accordance with the Merger Agreement) of such conditions) and (ii) the date that is 45 days following the date of the Merger Agreement, unless another time or date is agreed to in writing by Parent, Merger Sub and the Company.
Consideration to be Received in the Merger
Subject to the terms and conditions of the Merger Agreement, each share of Company Common Stock that is issued and outstanding as of immediately prior to the Effective Time (other than Excluded Shares) will be converted into the right to receive the Per Share Amount.

At the Effective Time, each Company Stock Option will be treated as follows: (i) each vested Company Stock Option outstanding immediately prior to the Effective Time will be canceled as of immediately prior to, and contingent upon, the Effective Time (without regard to the exercise price of such Company Stock Option) in exchange for the right to receive a lump-sum cash payment equal to the Option Consideration, if any, and (ii) each unvested Company Stock Option outstanding immediately prior to the Effective Time will be canceled as of immediately prior to, and contingent upon, the Effective Time (without regard to the exercise price of such unvested Company Stock Option) in exchange for the right to receive an aggregate amount in cash, without interest, less applicable tax withholdings equal to the Option Consideration, if any, with respect to such unvested Company Stock Option and that will vest and become payable subject to such unvested Company Stock Option’s terms, conditions, and vesting schedule (including time-based or service-based vesting conditions and any terms related to vesting acceleration upon termination of employment and change-in-control treatment but excluding terms rendered inoperative by reason of the consummation of the Merger or certain other administrative or ministerial changes by Parent), except that if the per-share exercise price of any such Company Stock Option, whether vested or unvested, is equal to or greater than the Per Share Amount, such Company Stock Option will be canceled and terminated without any cash payment being made in respect thereof.
At the Effective Time, each Company Restricted Share shall be treated as follows: (i) each Company Restricted Share outstanding immediately prior to the Effective Time that will become vested as of immediately prior to, and contingent upon, the Effective Time by its terms and without any action by the Company will be canceled and converted into the right to receive an amount in cash equal to the Per Share Amount less any applicable withholding taxes and (ii) each unvested Company Restricted Share outstanding immediately prior to the Effective Time will be canceled as of immediately prior to, and contingent upon, the Effective Time in exchange for the right to receive an aggregate amount in cash equal to the Per Share Amount, less applicable tax withholdings, that will vest and become payable subject to such unvested Company Restricted Share’s terms, conditions, and vesting schedule (including time-based or service-based vesting conditions and any terms related to vesting acceleration upon termination of employment and change-in-control treatment but excluding terms rendered inoperative by reason of the consummation of the Merger or certain other administrative or ministerial changes by Parent).
At the Effective Time, each Company RSU will be treated as follows: (i) each Company RSU (including each Company RSU held by non-employee directors) that is vested (but not yet settled) or vests upon the occurrence of the Effective Time by its terms and without any action by the Company and is outstanding immediately prior to the Effective Time will be canceled as of immediately prior to, and contingent upon, the Effective Time in exchange for the right to receive, in full satisfaction of the rights of such holder with respect thereto, a lump-sum cash payment equal to the Per Share Amount less applicable tax withholdings multiplied by the aggregate number of shares of Company Common Stock subject to such Company RSU award immediately before the Effective Time and (ii) each unvested Company RSU outstanding immediately prior to the Effective Time will be canceled as of immediately prior to, and contingent upon, the Effective Time in exchange for the right to receive an aggregate amount in cash equal to the Per Share Amount less applicable tax withholdings multiplied by the aggregate number of shares of Company Common Stock subject to such unvested Company RSU award immediately before the Effective Time and that will vest and become payable subject to such unvested Company RSU’s terms, conditions, and vesting schedule (including time-based or service-based vesting conditions and any terms related to vesting acceleration upon termination of employment and change-in-control treatment but excluding terms rendered inoperative by reason of the consummation of the Merger or certain other administrative or ministerial changes by Parent).
At the Effective Time, each Company PSU will be treated as follows: (i) each Company PSU that is earned and vested (but not yet settled) or is earned and vests upon the occurrence of the Effective Time by its terms and without any action by the Company and is outstanding immediately prior to the Effective Time will be canceled as of immediately prior to, and contingent upon, the Effective Time in exchange for the right to receive a lump-sum cash payment equal to the Per Share Amount less applicable tax withholdings multiplied by the aggregate number of shares of Company Common Stock subject to such Company PSU immediately before the Effective Time and (ii) each unvested Company PSU outstanding immediately prior to the Effective Time will be deemed achieved at the greater of target or actual performance level through the Effective Time and will be canceled as of immediately prior to, and contingent upon, the Effective Time in exchange for the right to receive an aggregate amount in cash equal to the Per Share Amount less applicable tax withholdings multiplied by the aggregate number of shares of Company Common Stock subject to such unvested Company PSU award immediately before the Effective Time and that will vest and become payable subject to such unvested Company PSU’s terms, conditions, and vesting schedule (excluding any applicable performance-based vesting conditions and terms rendered inoperative by reason of the consummation of the Merger or certain other administrative or ministerial changes by Parent but including time-based or service-based vesting conditions and any terms related to vesting acceleration upon termination of employment and change-in-control treatment).
At or prior to the Effective Time and pursuant to the Merger Agreement, the Long-Term Incentive Plan shall be amended so that following the Effective Time, “cause” as defined in the Long-Term Incentive Plan shall not include “poor performance.”
Appraisal Shares
Dissenting Shares will not be converted into the right to receive the Merger consideration, but instead, at the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, will be canceled and retired and will cease to exist and will represent the right to receive payment of the fair value of such Dissenting Shares in accordance with the provisions of Section 262 unless and until any such holder fails to perfect, waives or effectively withdraws or otherwise loses their rights to appraisal and payment under the DGCL. However, if any such holder fails to perfect, waives or effectively withdraws or otherwise loses the right to appraisal under Section 262 or a court of competent jurisdiction determines that such holder is not entitled to the relief provided by Section 262, then the right of such holder to receive those rights under and to be paid such consideration as is determined pursuant to Section 262, will cease and such Dissenting Shares will be deemed to have been converted as of the Effective Time into, and will represent only the right to receive, the Merger consideration. The Company will provide prompt notice to Parent of any demands received by the Company for appraisal of any shares of Company Common Stock, any withdrawals of any such demands or any other instruments served pursuant to the DGCL and received by the Company relating to the rights of appraisal of the holders of shares of Company Common Stock, and Parent will have the right to participate in and direct all negotiations and proceedings with respect to such demands. Prior to the Effective Time, except with the prior written consent of Parent, the Company will not make any payment with respect to, or settle or offer to settle, or otherwise negotiate any such demands, or agree to do any of the foregoing. Parent will not, except with the prior written consent of the Company, require the Company to make any payment with respect to any demands for appraisal or offer to settle or settle any such demands. Parent will be kept apprised of proposed strategy and other significant decisions with respect to demands for appraisal pursuant to the DGCL in respect of Dissenting Shares, and Parent may offer comments or suggestions with respect to such demands but, prior to the Effective Time, will not be afforded any decision-making power or other authority over such demands except for the payment, settlement or compromise consent set forth above.
Procedures for Receiving Merger Consideration
Prior to the closing date, Parent will select a paying agent reasonably acceptable to the Company to act as the agent for the payment of the aggregate consideration to which holders of shares of Company Common Stock are entitled pursuant to the Merger Agreement and at or prior to the closing date, Parent will deposit or cause to be deposited with the paying agent an amount in cash sufficient to pay for the shares of Company Common Stock converted into the right to receive the payment of the aggregate consideration to which holders of shares of Company Common Stock are entitled pursuant to the Merger Agreement.
Promptly (and in any event no later than three business days) after the Effective Time, Parent will send (and cause the paying agent to send) to each holder of record issued and outstanding shares of Company Common Stock at the Effective Time, in each case, whose shares are converted into the right to receive the payment of Merger consideration pursuant to the Merger Agreement a letter of transmittal and instructions (which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon proper delivery and transfer of the Certificates to the paying agent and will be in such form and have such other provisions as Parent may reasonably specify for use in effecting the surrender of Certificates in exchange for payment of the Merger consideration for each share. Upon (i) surrender of Certificates for cancellation to the paying agent, together with a duly completed and validly executed letter of transmittal and such other documents as may reasonably be requested by the paying agent or (ii) receipt of an “agent’s message” by the paying agent in the case of the exchange of book-entry shares, the holders of such shares will be entitled to receive in exchange therefor an amount in cash equal to the product obtained by multiplying (a) the aggregate number of shares of Company Common Stock represented by such Certificates by (b) the Per Share Amount (less any applicable withholding taxes payable in respect thereof), and the Certificates so surrendered will be canceled.
No interest will be paid or accrue on the cash payable to any holder of a Certificate.
At or prior to the closing, Parent will deposit (or cause to be deposited) with the Company, by wire transfer of immediately available funds, the aggregate vested equity award consideration owed to all vested equity award holders. As promptly as reasonably practicable, but in any event in no less than five business days after the closing date, the vested equity award holders will be paid by the Company or the Surviving Corporation, through its payroll system, payroll provider or paying agent, all amounts required to be paid to such holders in respect of vested Company Stock Options, vested Company RSUs, vested Company Restricted Shares and vested Company PSUs that are canceled and converted into a cash payment, less any required withholding taxes.
The Company shall take all actions necessary to effectuate the cancellation and conversion of unvested Company Stock Options, unvested Company RSUs, unvested Company Restricted Shares and unvested Company PSUs upon the Effective Time and otherwise to give effect to the applicable provisions of the Merger Agreement.
Each of Parent, the Company, Merger Sub, the Surviving Corporation and the paying agent will be entitled to deduct and withhold from any cash amounts otherwise payable to any person pursuant to the Merger Agreement such amounts as may be required to be deducted and withheld under applicable law with respect to taxes. Any amounts so deducted or withheld and paid over to the appropriate taxing authority will be treated for all purposes as having been paid to the person in respect of which such deduction or withholding was made.
Certificate of Incorporation; Bylaws
At the Effective Time, (i) the certificate of incorporation of the Surviving Corporation will be amended and restated in its entirety to be read as set forth in the applicable exhibit attached to the Merger Agreement, and (ii) the bylaws of the Surviving Corporation will be amended and restated in their entirety to be identical to the bylaws of Merger Sub, except that all references to Merger Sub shall be automatically amended and become references to the Surviving Corporation.
Representations and Warranties
The Merger Agreement contains the following customary representations and warranties of Parent, Merger Sub and the Company that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement:
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organization, good standing and similar company matters;

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due authorization, execution, delivery and enforceability of the Merger Agreement;

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required regulatory consents, approvals, authorizations or filings of governmental authorities;

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absence of conflicts with the parties’ governing documents, applicable laws and contracts; and

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other than Morgan Stanley and Piper Sandler, absence of brokers’, finders’ and investment bankers’ fees or commissions.

In addition, the Merger Agreement contains the following customary representations and warranties of the Company relating to, among other things:
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organizational documents;

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the Written Consent;

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capitalization of the Company;

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ownership of the Company’s subsidiaries;

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documents filed with the SEC, compliance with applicable SEC filing requirements and accuracy of information contained in such documents;

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compliance of financial statements with applicable accounting requirements and SEC rules and regulations and preparation in accordance with the United States generally accepted accounting principles;

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the Company and each of its subsidiaries has conducted its business in all material respects in the ordinary course, there has not been any state of facts, circumstance, condition, event, change, development, occurrence, result or effect that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect and the Company has not taken any action that would be prohibited under certain interim operating covenants of the Merger Agreement if taken or proposed to be taken during the Pre-Closing Period;

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the absence of certain undisclosed liabilities;

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for the past three years, absence of pending or, to the knowledge of the Company, threatened litigation that has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

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compliance with applicable laws, including compliance with permits, financial institution requirements or healthcare laws, in each case except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

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anti-corruption matters;

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material contracts, including top customers and suppliers;

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government contracts;

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filing of tax returns, payment of taxes and other tax matters;

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employee benefits matters;

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labor matters;

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insurance;

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environmental matters;

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ownership and use of intellectual property;

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real property;

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compliance with sanctions laws and no sanctioned person;

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interested party transactions;

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the receipt of fairness opinions from Morgan Stanley and Piper Sandler; and

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sufficiency of assets.

The Merger Agreement also contains the following customary representations and warranties of Parent and Merger Sub:
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capitalization and operation of Merger Sub;

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no Parent vote or approval requirement;

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the accuracy of information supplied by Parent to be included in this information statement;

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the solvency of the Surviving Corporation after the consummation of the Merger;

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absence of pending or, to the knowledge of Parent, threatened litigation or any outstanding order, in each case, that has had or if resolved adversely would have any state of facts, circumstance, condition, event, change, development, occurrence, result or effect that, individually or in the aggregate with one or more other Effects, does or would reasonably be expected to prevent or materially impede Merger Sub or Parent from consummating the Merger and the Transactions (a “Parent Material Adverse Effect”);
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execution, validity and sufficiency of the Debt Commitment Letter and the Debt Financing Fee Letter (as defined in the Merger Agreement) to provide funds to consummate the Merger;

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no foreign persons affiliated with Parent or Merger Sub; and

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the absence of certain arrangements between any stockholder, on the one hand and Parent, Merger Sub or any of its affiliates, on the other hand.

Certain of the representations and warranties in the Merger Agreement are qualified as to “materiality” or “Company Material Adverse Effect.” The Merger Agreement provides that a Company Material Adverse Effect means any state of facts, circumstance, condition, event, change, development, occurrence, result or effect (each, an “Effect”) that, individually or in the aggregate with any one or more other Effects, has a material adverse effect on the business, financial condition, assets or results of operations of the Company and its subsidiaries, taken as a whole, excluding, for the purposes of determining a Company Material Adverse Effect, any Effect:
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relating to general economic regulatory, political, business, financial or market conditions in the United States or elsewhere in the world;

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relating to credit, debt, financial or capital markets or in interest or exchange rates, in each case, in the United States or elsewhere in the world;

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relating to conditions generally affecting the industries in which the Company and its subsidiaries operate;

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relating to geopolitical conditions, any outbreak, continuation or escalation of any military conflict, declared or undeclared war, armed hostilities, or acts of foreign or domestic terrorism (including cyberterrorism);

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any epidemic, pandemic (including COVID-19), plague, or other outbreak of illness or public health event (or COVID-19 measures or other restrictions that relate to, or arise out of, an epidemic, pandemic, plague or outbreak of illness or public health event), hurricane, flood, tornado, earthquake or other natural disaster or act of God or Effect resulting from weather conditions;

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any failure by the Company or any of its subsidiaries to meet any internal or external projections or forecasts or any decline in the price of Company Common Stock or other securities of the Company (but excluding, in each case, the underlying causes of such failure or decline, as applicable, unless such underlying causes would otherwise be excepted hereunder);

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the public announcement or pendency of the Merger and the Transactions, including, in any such case, the impact thereof on relationships, contractual or otherwise, with customers, suppliers, vendors, lenders, investors, licensors, licensees or venture partners;

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any changes resulting or arising from the identity of, or any facts or circumstances relating to, Parent, Merger Sub or any of their respective affiliates;

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changes in applicable laws or the interpretation thereof after the date of the Merger Agreement;

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changes in GAAP or any other applicable accounting standards or the interpretation thereof after the date of the Merger Agreement;

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any action required to be taken by the Company pursuant to the express terms of the Merger Agreement or at the written direction of Parent or Merger Sub;

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changes in the market price or trading volume of the Company Common Stock (but excluding, in each case, the underlying causes of such changes, unless such underlying causes would otherwise be excepted hereunder); or

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any transaction litigation;

provided, that the first five bullets, bullet nine and bullet 10 above may constitute and be taken into account in determining the occurrence of a Company Material Adverse Effect if and only to the extent that such matter has a materially disproportionate adverse effect on the Company and its subsidiaries, taken as a whole, as compared generally to other participants that operate in the industries in which the Company and its subsidiaries operate.
Conduct of Business by Secureworks Prior to Consummation of the Merger
Except for COVID-19 measures or any other actions taken reasonably and in good faith to respond to COVID-19, matters set forth in the confidential disclosure letter, as required by applicable law, for matters expressly required by the Merger Agreement or as approved by Parent in writing (which approval shall not to be unreasonably withheld, conditioned or delayed and shall be deemed granted if and to the extent Parent provides no written response within 10 business days following delivery of the Company’s request for such consent), from the date of the Merger Agreement to the earlier of the termination of the Merger Agreement and the Effective Time, the Company will and will cause each of its subsidiaries to use its respective commercially reasonable efforts to conduct its business in the ordinary course of business.
In addition, without limiting the generality of the foregoing, except for COVID-19 measures or any other actions taken reasonably and in good faith to respond to COVID-19, matters set forth in the confidential disclosure letter, as required by applicable law or for matters expressly required by the Merger Agreement or as approved by Parent in writing (which approval shall not to be unreasonably withheld, conditioned or delayed and shall be deemed granted if and to the extent Parent provides no written response within 10 business days following delivery of the Company’s request for such consent), from the date of the Merger Agreement to the earlier of the termination of the Merger Agreement and the Effective Time, the Company shall not, and shall not permit any of its subsidiaries to do, any of the following:
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amend the organizational documents of the Company, or any of its subsidiaries;

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other than transactions solely between the Company and any wholly owned subsidiary of the Company or solely between wholly owned subsidiaries of the Company, issue, sell, grant, pledge or otherwise dispose of or grant any lien with respect to the Company securities or any other capital stock of the Company or any capital stock of the Company’s subsidiaries, or grant any options, restricted stock units, warrants or other rights to acquire or any such capital stock or other interest in or any instrument convertible into or exchangeable or exercisable for, or measured by reference to, any such capital stock or other interest, other than the issuance of shares of Company Common Stock upon the exercise of Company Stock Options outstanding as of the date of the Merger Agreement pursuant to the Long-Term Incentive Plan or pursuant to the terms of the Company Restricted Shares or the Company RSUs that are outstanding on the date of the Merger Agreement, in each case, in accordance with the Long-Term Incentive Plan and the applicable equity award’s terms as in effect on the date of the Merger Agreement;

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except in connection with actions related to Acquisition Proposals under the Merger Agreement, take any action to exempt any person from, or make any acquisition of the Company securities by any person not subject to, any state takeover statute or similar statute or regulation that applies to the Company with respect to an Acquisition Proposal or otherwise, including the restrictions on “business combinations” set forth in Section 203 of the DGCL, except for Parent, Merger Sub or any of their respective subsidiaries or affiliates, or the Merger;

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adopt any plan of merger, consolidation, reorganization, liquidation or dissolution of the Company or any of its subsidiaries, file a petition in bankruptcy under any provisions of federal or state bankruptcy applicable law on behalf of the Company or any of its subsidiaries or consent to the filing of any bankruptcy petition against the Company or any of its subsidiaries under any similar applicable law;

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create any subsidiary of the Company or any of the subsidiaries of the Company;

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(i) establish a record date for, declare, accrue, set aside or pay any dividend or make any other distribution on or in respect of (whether in cash, stock, property or otherwise) the Company or any of its subsidiaries’ capital stock or other securities (other than dividends to the Company or from one of its wholly owned subsidiaries) or (ii) redeem, repurchase or otherwise reacquire (or offer to redeem, repurchase or otherwise reacquire), split, combine or reclassify any securities or capital stock of the Company or any of its subsidiaries, or otherwise change the capital structure of the Company or any of its subsidiaries, other than (a) any repurchases pursuant to the Company’s or any of its subsidiaries’ right (under written commitments in effect as of the date of the Merger Agreement) to purchase securities or capital stock of the Company or any of its subsidiaries held by an officer or other employee, or individual who is an independent contractor, consultant or director, of or to the Company or any of its subsidiaries, but only upon termination of such person’s employment or engagement by the Company, (b) for purposes of effecting a net settlement of any Company Stock Option in satisfaction of any exercise price or required tax withholdings, or net share withholding in connection with the vesting of any Company Equity Award (as defined in the Merger Agreement) in satisfaction of any required tax withholdings or (c) between the Company and a wholly owned subsidiary of the Company or between wholly owned subsidiaries of the Company;
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make any material changes in any accounting methods, principles or practices, in each case, except as required by a change in GAAP or required by applicable law;

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(i) accelerate (other than in the ordinary course of business), terminate (other than terminations at the end of the current term) or consent to the termination of (other than terminations at the end of the current term), cancel, amend in a manner adverse to the Company or its subsidiaries, grant a waiver of any material right under or otherwise modify in a manner adverse to the Company or its subsidiaries any material contract disclosed under the confidential disclosure letter or any contract that would constitute such material contract if in effect as of the date of the Merger Agreement; or (ii) enter into any contract that would constitute such material contract if in effect as of the date of the Merger Agreement;

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make any capital expenditure other than (i) capital expenditures not contemplated by the following clause (ii) that are no more than $1,000,000 in the aggregate in any fiscal year and are incurred in the ordinary course of business and (ii) any capital expenditure made in accordance with the Company’s forecast contained in the confidential disclosure letter;

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repurchase, prepay, incur, assume or guarantee any funded indebtedness to any person, issue or sell any debt securities of the Company or any of its subsidiaries or guarantee any debt securities of any other person or enter into any arrangement having the economic effect of any of the foregoing (other than (i) any such transactions solely between the Company and one of its wholly owned subsidiaries or (ii) borrowings incurred (including any borrowings under the Company’s existing credit facility or in respect of letters of credit) that do not, at any time, exceed $1,000,000 in the aggregate);

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grant or suffer to exist any material liens on any properties or assets of the Company or any of its subsidiaries that are material to the Company and its subsidiaries, taken as a whole, other than permitted liens;

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make any capital investment in or loan or advance to, or forgive any loan to, any other person except for (i) loans, capital contributions, advances or investments between the Company and any wholly owned subsidiary of the Company or between wholly owned subsidiaries of the Company and (ii) advances to employees and consultants for travel and other business-related expenses in the ordinary course of business;

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other than (i) in the ordinary course of business or (ii) transactions solely between the Company and any wholly owned subsidiary of the Company or solely between wholly owned subsidiaries of the Company, sell, abandon, waive, relinquish, transfer, abandon, assign, swap or otherwise dispose of any of the assets, properties or rights of the Company or any of its subsidiaries that exceed, individually or in the aggregate, $500,000;

•
purchase or acquire, directly or indirectly (including by merger, consolidation, or acquisition of stock or assets or any other business combination), (i) any corporation, partnership, other business organization or division thereof or any other business or all or substantially all of the assets of any person (other than reorganizations solely among wholly owned subsidiaries of the Company) or (ii) any assets, real property, securities, properties, interests or businesses from any person (except for a wholly owned subsidiary of the Company), in each case, that exceed $1,000,000, individually or in the aggregate, in each case, other than acquisitions of raw materials, supplies, equipment, inventory and third-party software in the ordinary course of business;
•
enter into a new line of business or abandon or discontinue any existing line of business;

•
settle, pay, discharge or satisfy any proceeding (or agree to do any of the foregoing), other than any settlement, payment, discharge or satisfaction that (i) does not relate to any transaction litigation and (ii) (a) either (x) results solely in a monetary obligation involving only the payment of monies by the Company and/or its subsidiaries of not more than $500,000 individually or $2,000,000 in the aggregate for all such proceedings (excluding any settlements made under the following clause (y)), or (y) results solely in a monetary obligation that is funded by an indemnity obligation to, or an insurance policy of, the Company or its subsidiaries and the payment of monies by the Company or its subsidiaries that are not more than $500,000 individually or $2,000,000 in the aggregate (not funded by an indemnity obligation or through insurance policies) and (b) would not involve any admission of guilt or impose any restrictions or limitations upon the operations or business of the Company or its affiliates (including, after the closing of the Merger, Parent and its affiliates), other than customary confidentiality obligations;

•
except as required by applicable law or the existing terms of any employee plan in effect as of the date of the Merger Agreement, (i) increase or decrease in the benefits or compensation payable by the Company or any of its subsidiaries to any employees of the Company or grant, amend, announce or pay any new bonus (including any retention or change in control bonus), equity or equity-based award, severance or other compensation or benefit to (or accelerate the funding, vesting or payment of any compensation or benefit for) any current or former employees of the Company, in each case, other than increases in annual base salary or hourly wage, as applicable, in each case, with respect to current employees of the Company with an annual base salary less than $150,000 before and after any such increase in the ordinary course of business in connection with the Company’s or any of its subsidiaries’ annual merit-based compensation review process in an amount no greater than 5% individually and 3% in the aggregate, in each case, for all such increases and annual cash bonuses in the ordinary course of business based on reasonable and good faith determinations by the compensation committee of the Board; (ii) establish, adopt, enter into, amend, terminate or take any action to accelerate rights under any Company employee plan or any plan, agreement, program, policy, trust, fund or other arrangement that would be a Company employee plan if it were in existence as of the date of the Merger Agreement, other than amendments made to Company employee plans in the ordinary course of business that do not materially increase costs; (iii) (a) hire any officer, employee, independent contractor or consultant, other than individuals that both (a) will have an annual base salary less than $150,000 and (b) (x) are hired solely to fill vacancies caused by employees of the Company who departed on or after the date of the Merger Agreement or (y) are hired pursuant to a hiring process that commenced prior to the date of the Merger Agreement in order to fill vacancies caused by employees of the Company who departed and, in each case, on compensation and other employment terms no more favorable than such terms for similarly situated employees (but without any equity or equity-based awards or promises thereof); provided, that no such hire may occur after the approvals, clearances or any waiting period (or any extension thereof) under the HSR Act applicable to the Merger shall have expired or been terminated and the approvals, clearances or expirations of waiting periods under any other applicable antitrust and foreign investment laws as set forth in the confidential disclosure letter will have occurred or been obtained; or (iv) promote any officer, employee, independent contractor or consultant, or terminate the employment or services (other than for cause) of any officer, employee, independent contractor or consultant with an annual base salary of more than $150,000;

•
(i) sell, license, sublicense, abandon, assign, transfer, create any lien on (other than permitted liens), or otherwise grant any rights under, or dispose of any material intellectual property owned or purported to be owned by the Company or any of its subsidiaries, other than non-exclusive licenses granted by the Company or its subsidiaries in the ordinary course of business, (ii) disclose to any person (other than to Parent), or allow to fall into the public domain any material trade secret or material confidential information, except to employees or contractors of the Company or its subsidiaries in the ordinary course of business and subject to written confidentiality and non-disclosure obligations or (iii) escrow, deliver, license, disclose or otherwise make available any material source code of any software owned by the Company or its subsidiaries to any third party (other than contractors of the Company or its subsidiaries in the ordinary course of business and subject to written confidentiality and non-disclosure obligations);
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settle or compromise any audit, claim, assessment or proceeding relating to a material amount of taxes, enter into any closing agreement with respect to a material amount of taxes, amend any tax return relating to a material amount of taxes, change any material tax accounting period or material methods, principles or practices used by it for tax accounting (except as required by applicable law), surrender a right to claim a material refund of taxes, make, revoke or change any material tax election (other than making elections that are consistent with the past practice of the Company or its subsidiaries), request any ruling with respect to a material amount of taxes with an applicable governmental authority, consent to any extension or waiver of the limitations period applicable to any tax claim or assessment relating to a material amount of taxes (other than an extension or waiver obtained in the ordinary course), or enter into any voluntary disclosure agreement or process with any governmental authority with respect to a material amount of taxes;

•
enter into, amend, modify or terminate any transaction or contract (including statements of work) with any affiliate, holder of 5% or more of the shares, director or executive officer of the Company or any of its subsidiaries or enter into, amend, modify or terminate any other transaction or contract with any person that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K under the Exchange Act;

•
(i) modify, extend, negotiate, terminate or enter into any collective bargaining agreement or (ii) recognize or certify any union or group of employees as the bargaining representative for any employees of the Company;

•
announce or effectuate a “plant closing,” “mass layoff” or similar action that would trigger notice obligations under the federal Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar law;

•
enter into any contract that would explicitly impose any material restriction on the right or ability of the Company or any of its subsidiaries: (i) to compete with any other person; (ii) to acquire any product or other asset or any services from any other person; (iii) to perform services for or sell products to any other person; (iv) to transact business with any other person or (v) to operate at any location in the world, in each case, other than contracts that contain covenants that prohibit the Company or any of its subsidiaries from using any trade names other than the Company’s or any of its subsidiaries’ trade names;

•
except to the extent the subject matter of such contract falls into a category of another subclause of this paragraph and such contract would be permitted pursuant to such subclause, enter into or amend any contract that would result in aggregate liabilities to or payments from the Company or any of its subsidiaries in an amount that exceeds $600,000; or

•
authorize, or agree or commit to take, any of the foregoing actions.

Regulatory Filings; Efforts
The Company and Parent will (and cause their respective subsidiaries to) each use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable law to consummate and make effective the Merger and the Transactions prior to the End Date, including (i) the obtaining of all necessary actions, waivers, registrations, permits, authorizations, orders, consents and approvals from governmental authorities, the expiry or termination of any applicable waiting periods, and the making of all necessary registrations and filings (including filings with governmental authorities, if any) and the taking of all steps as may be reasonably necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any governmental authorities, (ii) the delivery of required notices to, and the obtaining of required consents or waivers from, third parties necessary, proper or advisable to consummate the Merger and the Transactions and (iii) the execution and delivery of any additional instruments necessary to consummate the Merger and to fully carry out the purposes of the Merger Agreement.

Each of Parent, including, if applicable, its “ultimate parent entity,” as that term is defined in the HSR Act and its implementing regulations (“UPE”), on the one hand, and the Company, on the other hand, will (i) prepare and file any notification and report forms and related material required under the HSR Act and any other applicable antitrust and foreign investment laws with respect to the Merger and the Transactions (if any), and any additional filings or notifications and related material that are necessary to permit consummation of the Merger and the Transactions as promptly as practicable and (ii) provide or cause to be provided as promptly as reasonably practicable any information and documentary material that may be reasonably requested by the DOJ or FTC under the HSR Act or by other governmental authorities under applicable antitrust and foreign investment laws. Parent shall pay all filing fees payable pursuant to the HSR Act or other applicable antitrust and foreign investment laws (if any).
Each of the Company and Parent will, and will cause their respective subsidiaries to, furnish to the other party such copies of all material correspondence, filings and written communications between them or their subsidiaries or, in the case of Parent, its UPE, if applicable, on the one hand, and any governmental authority or its respective staff, on the other hand, and will consult with one another regarding any material filing made with, or written materials to be submitted to, any governmental authority and of any material communication received or given in connection with any proceeding by a private person, in each case, regarding the Merger or the Transactions.
Each of Parent and the Company will, and will cause each of its subsidiaries to, use reasonable best efforts to take any and all steps necessary to avoid or eliminate each and every impediment under any antitrust and foreign investment laws that may be asserted by any governmental authority or any other person so as to enable the parties to obtain all necessary actions, waivers, registrations, permits, authorizations, orders, consents, approvals and the expiry or termination of any applicable waiting periods from governmental authorities to consummate the Merger and the Transactions. No party will be required to (and the Company and its subsidiaries will not, without the prior written consent of Parent) (i) propose, negotiate, commit to, effect, by consent decree, hold separate orders, or otherwise, the sale, divestiture, license or other disposition of such of its and their assets, properties or businesses or of the assets, properties or businesses to be acquired by Parent, (ii) enter into such other arrangements to avoid the entry of, and the commencement of litigation seeking the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order in any proceeding by a governmental authority or any other person under antitrust and foreign investment laws that would otherwise have the effect of preventing or materially delaying the consummation of the Merger and the Transactions, other than, solely with respect to foreign direct investment laws, any action, concession or undertaking (other than any hold separate, sale, divestiture, license or other disposition of assets, properties or businesses) that (a) is conditioned on the closing and (b) would not reasonably be expected to (x) have a material and adverse impact on the benefits expected to be derived by Parent from the Merger and the Transactions or (y) be material, individually or in the aggregate, to the business, results of operation, financial condition or operations of Parent or the Company and its subsidiaries or (iii) defend any claim asserted in court by any governmental authority or any other person under antitrust and foreign investment laws in order to avoid entry of, or to have vacated or terminated, any order (whether temporary, preliminary or permanent) that would prevent the closing occurring prior to the End Date.
Furthermore, Parent, Merger Sub and any other affiliate of Parent will not enter into any agreement, transaction or any agreement to effect any transaction, or any agreement to effect any such transaction, that would reasonably be expected to materially and adversely affect or materially delay Parent’s or Merger Sub’s ability to: (i) obtain the timely expiration or termination of the waiting period under the HSR Act, or the authorizations, consents, orders and approvals required under any other applicable antitrust and foreign investment laws, applicable to the Merger and the Transactions; (ii) avoid the entry of, the commencement of litigation seeking the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order that would materially delay or prevent the consummation of the Merger and the Transactions; or (iii) obtain all other authorizations, consents, orders and approvals of governmental authorities necessary for the consummation of the Merger and the Transactions.
Written Consent
Per the terms of the Merger Agreement, the Written Consent was delivered to the Company on October 21, 2024, shortly after the execution of the Merger Agreement, and the Company provided a copy of the Written Consent to Parent immediately after its receipt of the Written Consent.

No Solicitation
The Merger Agreement provides that the Company and its subsidiaries will not, will not authorize their representatives to, and will direct their respective representatives not to, from October 21, 2024 during the Pre-Closing Period:
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initiate, solicit, facilitate or knowingly encourage the making of any Acquisition Proposal;

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engage in, continue or otherwise participate in negotiations or discussions with, or furnish any non-public information (or access thereto) concerning the Company or any of its subsidiaries to, any third party in connection with, or for the purpose of facilitating or knowingly encouraging, an Acquisition Proposal;

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approve, endorse, recommend, execute or enter into any letter of intent, acquisition agreement, agreement in principle, memorandum of understanding or similar contract (i) with respect to an Acquisition Proposal (other than certain acceptable confidentiality agreements) or (ii) an Alternative Acquisition Agreement;

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grant access to the properties, books, records or personnel of the Company or its subsidiaries to any person who the Company has reason to believe is considering making, or has made, an Acquisition Proposal;

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grant any waiver, amendment or release under any standstill or confidentiality agreement; or

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approve, authorize or agree to do any of the foregoing.

The Company will be permitted to grant waivers, amendments and releases of, and not enforce, any standstill, anti-clubbing, anti-lockup or similar provisions, or any restrictions on engaging representatives or working with potential financing sources (including restrictions on sharing non-public information with respect to the Company or any potential Acquisition Proposal with financing sources) with respect to a potential Acquisition Proposal, but solely to the extent that the Board has determined in good faith, after consultation with its financial advisors and outside legal counsel, that failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties under applicable law.
The Merger Agreement provides that the term “Acquisition Proposal” means any indication of interest, offer or proposal, including any amendment or modification to any existing indication of interest, offer or proposal (other than, in each case, any indication of interest, offer or proposal made or submitted by or on behalf of Parent, Merger Sub or one or more of their subsidiaries), contemplating an Acquisition Transaction.
Furthermore, the term “Acquisition Transaction” means any transaction or series of related transactions (other than the Merger) involving:
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the issuance to such person or “group” or acquisition by such person or “group” of, or a tender offer or exchange offer that if consummated would result in such person or “group” beneficially owning (within the meaning of Section 13(d) of the Exchange Act), at least 25% of the outstanding equity interests in the Company; or

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the direct or indirect acquisition by such person or “group” of assets of the Company and/or its subsidiaries (including through ownership of equity in any subsidiaries) representing at least 25% of the fair market value of the assets, net revenue or net income of the Company and its subsidiaries, taken as a whole;

in each case of the above clauses, whether pursuant to a merger (including a reverse merger in which the Company is the surviving corporation), reorganization, recapitalization, consolidation or other business combination, sale of shares of capital stock, sale of assets, tender offer, exchange offer, liquidation, dissolution or other similar transaction, or any combination of the foregoing.
No Shop; Superior Proposal and Change in Recommendation
Notwithstanding the restrictions set forth above, at any time prior to obtaining the Written Consent, which was obtained on October 21, 2024, if the Company had received a written Acquisition Proposal that the Board (or a committee thereof) had believed in good faith to be bona fide, and the Board (or a committee thereof) had determined in good faith, after consultation with its financial advisors and outside legal counsel, that such Acquisition Proposal constituted, or could have reasonably been expected to lead to, a Superior Proposal, then, the Company and its respective representatives could have: (i) furnished any information with respect to the Company and its subsidiaries and access thereto to any third party making such Acquisition Proposal (and its representatives and potential financing sources) (provided, that (a) prior to furnishing any such information, the Company received from such third party an executed acceptable confidentiality agreement and (b) any such non-public information so furnished had been previously provided or made available to Parent or is provided or made available to Parent promptly (and in any event no later than 48 hours) after it is so furnished to such third party) or (ii) participated or engaged in negotiations or discussions with the third party making such Acquisition Proposal and its representatives and potential financing sources regarding such Acquisition Proposal.
Except for the exceptions set forth below, which are now no longer applicable, neither the Board nor any committee thereof will (i) approve, recommend, declare advisable or enter into any letter of intent, acquisition agreement, agreement in principle, memorandum of understanding or similar contract with respect to any Acquisition Proposal, other than an acceptable confidentiality agreement, or (ii) take any of the following actions constituting a “Change in Recommendation”:
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withhold, withdraw (or modify, amend or qualify in a manner adverse to Parent or Merger Sub), or propose publicly to withhold, withdraw (or modify, amend or qualify in a manner adverse to Parent or Merger Sub), the recommendation that stockholders of the Company adopt the Merger Agreement and approve the Merger in accordance with the DGCL;

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approve, recommend or declare advisable, or propose publicly to approve, recommend or declare advisable, any Acquisition Proposal;

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fail to include the recommendation that stockholders of the Company approve the adoption of the Merger Agreement in the information statement when disseminated to stockholders of the Company;

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fail to recommend against any Acquisition Proposal that is a tender offer or exchange offer within 10 business days after the commencement thereof; or

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resolve, agree or publicly propose to do any of the foregoing.

Notwithstanding the restrictions set forth above at any time prior to obtaining the Written Consent, which was obtained on October 21, 2024, the Board (or a committee thereof) could have (i) made a Change in Recommendation if the Board (or a committee thereof) had determined in good faith (after consultation with its outside legal counsel and financial advisors) that, as a result of an Intervening Event, failure to make such Change in Recommendation would have been inconsistent with the Company’s directors’ fiduciary duties under applicable law or (ii) made a Change in Recommendation, entered into a definitive written agreement providing for the consummation of a Superior Proposal and concurrently terminated the Merger Agreement and paid the Company Termination Fee if the Company had received an Acquisition Proposal after the date of the Merger Agreement for which the Board (or a committee thereof) had determined in good faith to be bona fide and determined in good faith (after consultation with its outside legal counsel and financial advisors) that such Acquisition Proposal constituted a Superior Proposal and that the failure to take such actions would have been reasonably expected to be inconsistent with the Company’s fiduciary duties under applicable law; provided, however, that the Board and any committee thereof could not have taken any action set forth above unless, prior to taking such action:
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the Company had provided four business days’ prior written notice to Parent advising Parent that the Company intended to take such action (and specifying, in reasonable detail, the material terms and conditions of any such Superior Proposal);

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if requested by Parent in good faith, for a period of four business days following delivery of such notice, the Company and its representatives had negotiated with Parent in good faith regarding changes to the terms of the Merger Agreement and any other proposals that have been made by Parent intended by Parent to cause such Acquisition Proposal to no longer constitute a Superior Proposal; and

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following such four-business-day period, and after considering in good faith any changes or proposals made by Parent, the Board or a committee thereof had determined in good faith (after consultation with its outside legal counsel and financial advisors) that (i) such Acquisition Proposal continues to constitute a Superior Proposal, and (ii) the failure to make the Change in Recommendation would have still been reasonably expected to be inconsistent with the Board’s fiduciary obligations under applicable law.

The Merger Agreement provides that the term “Superior Proposal” means any bona fide written Acquisition Proposal made by a third party that the Board determined in good faith (after consultation with its financial advisors and outside legal counsel) (i) is reasonably likely to be consummated in accordance with its terms, taking into account all legal, regulatory and financing aspects of the proposal (including certainty of closing), and the identity of the person making the proposal and other aspects of such proposal the Board deems relevant, and (ii) would, if consummated, result in a transaction that is more favorable to stockholders of the Company than the Merger. For purposes of the reference to an “Acquisition Proposal” in this definition, all references to “at least 25%” in the definition of “Acquisition Transaction” shall be deemed to be references to “more than 50%.”
The Merger Agreement provides that the term “Intervening Event” means an event, occurrence, or fact occurring or arising that was not known or reasonably foreseeable to the Board on the date of the Merger Agreement (or, if known, the magnitude or consequences of which were not known or reasonably foreseeable by the Board as of the date of the Merger Agreement), other than any event, occurrence, circumstance, development or fact that relates to (i) an Acquisition Proposal (or any proposal or inquiry that constitutes, or is reasonably expected to lead to, an Acquisition Proposal) or (ii) the mere fact, in and of itself, that the Company meets or exceeds any internal or published projections, forecasts, estimates or predictions of revenue, earnings or other financial or operating metrics for any period ending on or after the date of the Merger Agreement, or changes after the date of the Merger Agreement in the market price of trading volume of the Company Common Stock or the credit rating of the Company (it being understood that the underlying facts, events, changes, developments or set of circumstances relating to or causing any of the foregoing in this clause (ii) may be considered and taken into account).
The Company’s rights to engage in negotiations or discussions with third parties and to terminate the Merger Agreement as described above ceased on October 21, 2024, upon delivery of the Written Consent in accordance with the terms of the Merger Agreement.
Nothing contained in the Merger Agreement will prohibit the Company from taking and disclosing to the Company’s stockholders a position required by Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act, in each case after commencement of a tender offer (within the meaning of Rule 14d-2 promulgated under the Exchange Act) and no disclosure that the Board may determine in good faith (after consultation with its outside legal counsel) that the Company is required to make under applicable law will constitute a violation of the Merger Agreement; provided that in no event shall the Board make a Change in Recommendation except in accordance with the Merger Agreement.
Continuing Employee Matters
The Merger Agreement provides that, for a period of one year following the Effective Time, Parent shall cause the Surviving Corporation or applicable Company subsidiary to provide each employee of the Company or its subsidiaries who remains in the employment of the Surviving Corporation and its subsidiaries immediately following the Effective Time (each, a “Continuing Employee”) a (i) base salary or base wage, as applicable, in an amount no less favorable than that in effect for such Continuing Employee immediately prior to the Effective Time, and (ii) (a) target short-term cash incentive compensation opportunities, (b) severance benefits and (c) other employee compensation and benefits (excluding equity or equity-based, long-term incentives, retention, change in control, non-qualified deferred compensation, defined benefit pension and post-employment welfare benefits (the “Excluded Benefits”)) that, in each case, are either (x) substantially comparable in the aggregate to those (other than the Excluded Benefits) provided to such Continuing Employee immediately prior to the Effective Time or (y) no less favorable in the aggregate to those (other than the Excluded Benefits) provided to similarly situated employees of Parent.

Each Continuing Employee who participates in the annual bonus program in respect of the Company’s 2025 fiscal year shall, to the extent not paid prior to the Effective Time, receive a cash bonus in respect of such 2025 fiscal year based on actual performance.
The Merger Agreement also provides that, from and after the closing date, with respect to Continuing Employees, Parent shall cause the Surviving Corporation or its applicable subsidiaries to recognize service of each such Continuing Employee prior to the Effective Time for purposes of eligibility to participate, levels of benefits (but not for benefit accruals or participation eligibility under any defined benefit pension plan or plan providing post-retirement medical or other similar benefits) and vesting under each compensation, vacation, fringe or other welfare benefit plan, program or arrangement of the Surviving Corporation or any of its affiliates (collectively, the “Parent Benefit Plans”), in which any Continuing Employee is or becomes eligible to participate, but solely to the extent that service was credited to such employee for such purposes under a comparable Company employee plan immediately prior to the closing date and to the extent that such credit would not result in a duplication of benefits.
From and after the closing date, with respect to each Parent Benefit Plan that is an “employee welfare benefit plan” as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974 providing group health benefits in which any Continuing Employee is or becomes eligible to participate, Parent shall use commercially reasonable efforts to cause each such Parent Benefit Plan to waive all limitations as to pre-existing conditions, waiting periods, required physical examinations and exclusions with respect to participation and coverage requirements applicable under such Parent Benefit Plan for such Continuing Employees and their eligible dependents to the same extent that such pre-existing conditions, waiting periods, required physical examinations and exclusions would not have applied or would have been waived under the corresponding Company employee plan in which such Continuing Employee was a participant immediately prior to his or her commencement of participation in such Parent Benefit Plan.
The Merger Agreement acknowledges that the foregoing provisions under this “— Continuing Employee Matters” section are for the sole benefit of the respective parties to the Merger Agreement and will not create any right in any other person, including any employee of the Company, including any right for continued employment with Parent, Company, the Surviving Corporation or any of their respective affiliates. In addition, nothing in the foregoing provisions will be deemed to amend any employee benefit plan or require Parent, the Surviving Corporation or any of their affiliates to permit any person to participate in any particular benefit or compensation plan sponsored or maintained by Parent or any of its affiliates or to continue or amend any particular benefit or compensation plan, before or after the consummation of the Merger, and any such plan may be amended or terminated in accordance with its terms and applicable law.
Indemnification and Insurance
As of the Effective Time, Parent will cause the Surviving Corporation to fulfill and honor in all respects the obligations of the Company and its subsidiaries pursuant to (i) each indemnification agreement between the Company or any of its subsidiaries and any individual who at the Effective Time is, or at any time prior to the Effective Time was, a director or officer of the Company or of its subsidiary and (ii) any indemnification provision and exculpation provision set forth in the certificate of incorporation or bylaws or other organizational documents of the Company or any of its subsidiaries as in effect as of the date of the Merger Agreement. In addition, for a period of six years following the Effective Time, the organizational documents of the Surviving Corporation will contain, and Parent will cause the organizational documents of the Surviving Corporation, the Company and its subsidiaries to contain provisions with respect to indemnification, advancement of expenses and exculpation that are no less favorable than the indemnification, advancement of expenses and exculpation provisions set forth in the organizational documents of the Company and its subsidiaries as of October 21, 2024.
As of the Effective Time, Parent will, and will cause the Surviving Corporation to, indemnify, defend and hold harmless, to the extent required by the organizational documents of the Company as in effect as of October 21, 2024 (and will advance expenses as incurred to the extent required by the organizational documents of the Company as in effect as of October 21, 2024), each present and former director and officer of the Company or its subsidiaries and each of their employees who serves as a fiduciary of the Company Stock Plan (as defined in the Merger Agreement), as the case may be, (each, an “Indemnified Party”) against any costs or expenses (including reasonable attorneys’ fees), judgments, settlements, fines, losses, claims, damages or liabilities (whether civil, criminal, administrative, investigative or other), arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, including the Transactions.
The Company will use its reasonable best efforts to purchase a “tail” or “runoff” officers’ and directors’ liability insurance policy in respect of acts or omissions occurring prior to the Effective Time covering each Indemnified Party on terms with respect to coverage, deductibles and amounts no less favorable than the Company’s current directors’ and officers’ liability insurance for the six year period following the closing and at an aggregate price not to exceed 350% of the amount paid by the Company for coverage for a 12-month period under the current policy. If the Company or, pursuant to the immediately following sentence, Parent obtains prepaid “tail” or “runoff” policies, the Surviving Corporation will, and Parent will, and will cause the Surviving Corporation to, maintain such policies in full force and effect for their full term, and they shall continue to honor the obligations thereunder. If the Company is unable to obtain the “tail” or “runoff” policy for a cost less than or equal to 350% of the current premium, the Company will instead obtain as much comparable insurance as possible for an aggregate premium equal to 350% of the current premium.
Financing Covenant; Secureworks Cooperation
Following the date of the Merger Agreement and prior to the Effective Time, the Company will use its reasonable best efforts, and will cause each of its subsidiaries to use its respective reasonable best efforts, to provide Parent and Merger Sub with all cooperation requested by Parent in connection with the arrangement and syndication contemplated by the debt financing to be obtained by Parent or their respective affiliates, including using its respective reasonable best efforts to: (i) as promptly as reasonably practicable, furnish Parent with the required financial information (including updating and correcting any required financial information to the extent such person has knowledge that such required financial information contains any material omission of fact or material misstatement of fact regarding the Company and its subsidiaries); provided, that the required financial information will not be deemed to include or the Company will otherwise not be required to provide any information regarding any post-closing or pro forma financial statements, post-closing pro forma adjustments desired to be incorporated into any information used in connection with the debt financing (including any synergies or cost savings), projections, ownership or an as-adjusted capitalization table; (ii) assist in preparation for and participate in a reasonable number of investor and lender meetings, presentations and sessions with rating agencies in connection with the debt financing at reasonable times and locations mutually agreed and assist Parent in obtaining ratings in connection with the debt financing; (iii) assist Parent with the preparation of customary materials for rating agency presentations, bank information memoranda and similar marketing documents required in connection with the debt financing as reasonably requested by Parent; (iv) at least four business days prior to the closing date, provide all documentation and other information about the Company and its subsidiaries as is reasonably required under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, Title III of Pub. L.107-56, to the extent requested at least 10 business days prior to the closing date; (v) furnish Parent with payoff deliverables and providing such drafts at least three business days prior to closing; (vi) assist Parent in connection with the preparation and facilitating execution and delivery of any pledge and security documents and other definitive financing documents; (vii) assist in the creation and perfection of security interests, pledges, mortgages and other liens so long as they do not become effective prior to the closing and (viii) assist in the taking of customary corporate and other similar actions, subject to and contingent upon the occurrence of the closing, reasonably necessary to permit the consummation of the debt financing on the closing date; it being understood that no such action will be required by the Board and such actions will only be required by a director, manager or any equivalent officer or employee of the Company or any of its subsidiaries who will continue in such position after the closing). Each of Parent and Merger Sub understands, acknowledges and agrees that obtaining debt financing is not a condition of the parties to consummate the Merger.
Additionally, nothing in the Merger Agreement will require the Company or any of its subsidiaries to (i) waive or amend any terms of the Merger Agreement or agree to pay any fees or reimburse any expenses prior to the Effective Time for which it has not received prior reimbursement or is not otherwise indemnified by or on behalf of Parent; (ii) enter into any definitive agreement that is effective prior to the Effective Time (other than customary bank authorization letters (or the equivalent thereof)); (iii) give any indemnities in connection with the debt financing that are effective prior to the Effective Time; (iv) take any action that would unreasonably interfere with the conduct of the business of the Company and its subsidiaries or create an unreasonable risk of damage or destruction of any property or assets of the Company or any of its subsidiaries; (v) deliver or cause the delivery of any legal opinions or accountant comfort letters; (vi) prepare or deliver financial information in a form not customarily prepared by the Company; or (vii) deliver any certificate or authorization letter that it reasonably believes in good faith, contains any untrue certifications.
Further, (i) no action, liability or obligation of the Company and its subsidiaries or any of their respective representatives pursuant to any certificate, agreement, arrangement, document or instrument relating to the debt financing will be effective until the Effective Time, and neither the Company nor any of its subsidiaries will be required to take any action pursuant to any certificate, agreement, arrangement, document or instrument that is not contingent on the occurrence of the closing or that must be effective prior to the Effective Time (other than customary bank authorization letters (or the equivalent thereof)); (ii) any bank information memoranda and high-yield offering prospectuses or memoranda required in relation to the debt financing will contain disclosure reflecting the Surviving Corporation or its subsidiaries as the obligor; and (iii) no officer or representative of the Company and its subsidiaries will be required to deliver any certificate or opinion or take any other action that could reasonably be expected to result in personal liability to such officer or representative.
Other Covenants and Agreements
The Merger Agreement contains other covenants and agreements, in which each of Parent and the Company covenants or agrees to:
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consult with each other before issuing any press release, scheduling a press conference or conference call with investors or analysts, and use reasonable best efforts to consult with each other before making any other public statement with respect to the Merger and the Transactions, and shall not issue any such press release or make any such other public statement relating to the Merger Agreement or the Transactions without the consent of the other party (not to be unreasonably withheld, conditioned or delayed), except as otherwise provided in the Merger Agreement.

In addition, the Company will, among other things:
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(i) provide Parent with prompt notice in writing of all transaction litigation; (ii) give Parent the right to review and comment on all material filings or responses to be made by the Company and discuss in advance any material discussions or communications proposed to be held by the Company with any third party in connection with any such transaction litigation (and the Company shall in good faith consider any comments or feedback provided by Parent) and give Parent the opportunity to participate in the defense and settlement of any transaction litigation; (iii) if Parent does not exercise such right to participate (subject to the Company’s control right), keep Parent reasonably and promptly informed with respect to the status of such transaction litigation and (iv) not compromise or fully or partially settle any transaction litigation without Parent’s prior written consent (which consent will not be unreasonably withheld, conditioned or delayed);

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take all actions to the extent necessary or as may be reasonably requested by Parent or Merger Sub to cause any dispositions or cancellations of equity interests of the Company in connection with the Merger Agreement and the Transactions by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, to be exempt under Rule 16b-3 promulgated under the Exchange Act;

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except as otherwise listed in the confidential disclosure letter, terminate all contracts between the Company or any of its subsidiaries, on the one hand, and Dell or any of its affiliates (other than the Company and its subsidiaries) without any party thereto having any further liability thereunder to the other parties thereto, other than ordinary course liabilities relating to the Pre-Closing Period;

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along with its subsidiaries, use commercially reasonable efforts (in the manner reasonably requested in writing by Parent at least 10 business days prior to the closing) to distribute or transfer or cause to be distributed or transferred (including through loans, prepayments of obligations or the repayment of intercompany obligations) to the Company immediately before the closing of any cash balances held by any of its non-U.S. subsidiaries to the Company; provided, that no distribution or transfer will be required to be made (i) to the extent such distribution or transfer (a) would be subject to withholding or other taxes in advance of the Effective Time or (b) would violate applicable law or any minimum cash balance or capital surplus requirements applicable to such subsidiaries and (ii) unless and until all of the closing conditions to the Merger have been satisfied or waived (other than those conditions that by their nature are to be satisfied or waived (if permitted hereunder) at the closing, but subject to the satisfaction or waiver (to the extent permitted hereunder) of such conditions at the closing), and Parent has irrevocably confirmed and agreed in writing that it acknowledges satisfaction or waiver of all of the conditions to the obligations of Parent and Merger Sub for the Merger (other than those conditions that by their nature are to be satisfied or waived at the closing, but subject to the satisfaction or waiver of such conditions at the closing) and is ready, willing and able to consummate the closing; and
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(i) provide Parent with a draft of this information statement prior to filing with the SEC; (ii) prepare and file with the SEC this information statement, as promptly as reasonably practicable (but no later than 20 days) after the date of the Merger Agreement, and (iii) promptly as practicable (and in any event within three days) after the first to occur of (a) receiving confirmation from the SEC that it has no further comments on the information statement; (b) receiving confirmation from the SEC that the information statement is otherwise not to be reviewed or (c) the expiration of the 10-day period after filing the preliminary information statement in the event the SEC does not review the information statement, mail a definitive form of this information statement to its stockholders.

In addition, the Parent will, among other things:
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cause the Company Common Stock to be de-listed from Nasdaq and de-registered under the Exchange Act at or as promptly as practicable following the Effective Time.

Conditions to Consummation of the Merger
The obligation of each party to consummate the Merger is subject to the satisfaction or, to the extent permitted by applicable law, waiver on or prior to the closing of the following conditions:
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the Written Consent having been obtained;

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the expiration or termination of any applicable waiting period (including any extension thereof) under the HSR Act and all other required regulatory approvals, clearances or expirations of waiting periods under certain other specified antitrust laws will have occurred or have been obtained;

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no order, injunction, judgment or other similar requirement, any applicable law or other legal restraint or prohibition issued or enacted by any governmental authority of competent authority that remains in effect that makes consummation of the Merger illegal or otherwise prohibited in the United States or in certain specified jurisdictions; and

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at least 20 calendar days have elapsed since the Company mailed this information statement to the Company’s stockholders as contemplated by Regulation 14C of the Exchange Act (including Rule 14c-2 promulgated under the Exchange Act).

As of the date of this information statement, the Written Consent has been obtained.
The obligations of Parent and Merger Sub to consummate the Merger are further subject to satisfaction or, to the extent permitted by applicable law, waiver on or prior to the closing of the following additional conditions:
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the representations and warranties of the Company related to the absence of any Effect that has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect as of the closing date to be true and correct as of the date of closing;

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certain fundamental portions of the Company’s capitalization representation being true and correct in all respects as of the closing date as though made at and as of such date, except, in each case, for those representations and warranties which address matters only as of a particular date (which representations being true and correct in all respects as of such particular date), and except, in each case, for any inaccuracies that would not, individually or in the aggregate, result in additional cost, expense or liability to Parent, Merger Sub or the Company (individually or in the aggregate) of more than $5,000,000;

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the representations and warranties of the Company related to (i) the Company’s organization, good standing and qualification to do business; (ii) organizational documents; (iii) the Company’s power and authority to enter into the Merger Agreement and the transaction documents and consummate the Merger and the Transactions; (iv) the Written Consent satisfying the requisite stockholder approval and being the only vote of the holders of any class or series of the Company’s capital stock necessary to approve the Merger Agreement and the Merger; (v) certain elements of its capitalization (except for those representations and warranties referenced in the first bullet above); (vi) interested party transactions; (vii) the lack of investment banker, broker, finder or other agent or intermediary (other than Morgan Stanley and Piper Sandler) entitled to any fee or commission in connection with the Merger and the Transactions; and (viii) receipt of fairness opinions (a) that are not qualified by any materiality, Company Material Adverse Effect or other similar qualifications shall be true and correct in all material respects as of the closing date, as if made at such time, except, in each case, for those representations or warranties which address matters only as of a particular date (which representations shall have been true and correct in all material respects as of such particular date) and (b) that are qualified by any materiality, Company Material Adverse Effect or other similar qualifications shall be true and correct in all respects as of the closing date, as if made at such time, except, in each case, for those representations or warranties which address matters only as of a particular date (which representations shall have been true and correct in all respects as of such particular date);

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each of the other representations and warranties of the Company being true and correct as of the closing date, as if made at such time, except, in each case, for those representations or warranties which address matters only as of a particular date (which representations shall have been true and correct in all respects as of such particular date), other than in the case of this bullet for such failures to be true and correct that have not had or would not reasonably be expected to have a Company Material Adverse Effect and disregarding any “Company Material Adverse Effect” and other qualifications based on the word “material,” set forth in any such representations and warranties;

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the Company having complied in all material respects with each of the covenants, obligations and agreements it is required to comply with or perform at or prior to the closing;

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no Company Material Adverse Effect (as defined in “The Merger Agreement — Representations and Warranties” beginning on page 73) that is continuing and no Effect (as defined in “The Merger Agreement — Representations and Warranties” beginning on page 73) has occurred that, individually or in the aggregate, is reasonably expected to have a Company Material Adverse Effect, since the date of the Merger Agreement;

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the receipt by Parent and Merger Sub of a certificate signed by an officer of the Company, dated as of the closing date, certifying that each of the six conditions specified above has been satisfied; and

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the Company having delivered to Parent duly executed copies signed by each of the Company and Dell (and, in the case of the Assignment and Assumption Agreement, by the Company, Dell, the applicable subsidiaries of the Company and the applicable controlled affiliates of Dell) of (i) the TSA, (ii) the GESA, (iii) the Subcontractor Agreement, (iv) the IP Matters Agreement and (v) the Assignment and Assumption Agreement, in each case, in the form attached as an exhibit to the Support Agreement (or in another form mutually agreed to by Parent and the Company).

The obligation of the Company to consummate the Merger is further subject to satisfaction or, to the extent not permitted by applicable law, waiver, on or prior to the closing, of the following additional conditions:
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the representations and warranties of Parent and Merger Sub set forth in the Merger Agreement to be true and correct as of the closing date with the same force and effect as if made on and as of such date, except for any failure to be so true and correct that would not, individually or in the aggregate, result in a Parent Material Adverse Effect; provided, that for purposes of determining the accuracy of the representations and warranties of Parent and Merger Sub for the purpose of this closing condition, all references to the term “Parent Material Adverse Effect” and other qualifications based on the word “material,” set forth in any such representations and warranties should be disregarded;

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Parent and Merger Sub having complied in all material respects with each of the covenants, obligations and agreements required to be complied with or performed at by Parent and Merger Sub at or prior to the closing; and

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the receipt by the Company of a certificate of Parent and Merger Sub, signed by an officer of Parent and Merger Sub, dated as of the closing date, certifying that each of the two conditions specified above has been satisfied.

Termination of the Merger Agreement
The Merger Agreement may be terminated at any time prior to the Effective Time by the mutual written agreement of Parent and the Company.
In addition, the Merger Agreement may be terminated by either Parent or the Company, at any time prior to the Effective Time if:
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the Merger is not consummated on or before the End Date; provided, that this termination right is not available to a party if such party’s material breach of any provision of the Merger Agreement has been a principal cause of, or resulted in, the failure of the Merger to be consummated by the End Date;

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any governmental authority of competent authority issued a final, non-appealable order or injunction or enacted any applicable law or other legal restraint or prohibition that remains in effect that makes the consummation of the Merger permanently illegal or otherwise permanently prohibited; provided, that the party seeking to terminate the Merger Agreement for this reason should have taken all actions required under the Merger Agreement to have any such order or injunction, applicable law or other legal restraint, injunction or prohibition lifted; provided, further, that this termination right is not available to a party if the issuance of such final and non-appealable order or injunction, applicable law or other legal restraint, injunction or prohibition is principally caused by the material breach by such party of any covenant or obligation of such party under the Merger Agreement; or

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if the other party breaches any of its representations, warranties or covenants or other agreements contained in the Merger Agreement, which breach would give rise to the failure of any of the conditions precedent to closing and cannot be cured prior to the End Date or, if capable of being cured, has not been cured within 30 days after giving written notice to the other party of such breach; provided, that either party will not have the right to terminate the Merger Agreement for this reason if such party is then in material breach of any provision of the Merger Agreement that would result in a failure of a condition precedent to closing.

The Merger Agreement may also be terminated by the Company if (i) all of the conditions to the obligations of Parent and Merger Sub are satisfied (other than those conditions that by their terms are to be satisfied by actions taken at the closing, each of which is capable of being satisfied at the closing); (ii) Parent and Merger Sub fail to consummate the Transactions by the date that is the later of (a) four business days after the first date on which Parent and Merger Sub are required to consummate the closing and (b) the date that is 45 days following the date of the Merger Agreement; (iii) the Company has irrevocably notified Parent in writing that (a) it is ready, willing and able to consummate the closing and (b) all of the conditions to the obligations of the Company are satisfied (other than those conditions that by their terms are to be satisfied by actions taken at the closing, each of which is capable of being satisfied at the closing); and (iv) Parent or Merger Sub fails to consummate the Merger within the later of (a) the third business day following receipt of such irrevocable written confirmation of the Company referred to in clause (iii) and (b) the day on which the closing should have occurred as described in clause (ii).
Further, the Merger Agreement also provided that Parent could have terminated the Merger Agreement (i) if the Written Consent were not delivered to Parent by the Company by 11:59 p.m., Eastern Time, on October 22, 2024 or (ii) if at any time a Change in Recommendation were to occur prior to the Company’s receipt of the Written Consent; however, this termination provision expired following delivery of the Written Consent on October 21, 2024.
The Merger Agreement also provided that the Company could have terminated the Merger Agreement if (i) the Company complied with its obligations with respect to Acquisition Proposals and Change in Recommendation under the Merger Agreement; (ii) the Company paid, or caused to be paid, to Parent the Company Termination Fee prior to or concurrently with such termination; and (iii) substantially concurrently with such termination, the Company entered into a definitive Alternative Acquisition Agreement in respect of such Superior Proposal; however, this termination provision expired following the delivery of the Written Consent on October 21, 2024.
Termination Fees and Expenses
The Company would have been required to pay Parent a termination fee of $26,000,000 (the “Company Termination Fee”) if the Merger Agreement would have been terminated:
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by Parent, if (i) the Written Consent had not been delivered to Parent by the Company by 11:59 p.m., Eastern Time, on October 22, 2024 or (ii) at any time the Board (or a committee thereof) had effected a Change in Recommendation; and

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by the Company, if the Company had entered into a definitive Alternative Acquisition Agreement in respect of such Superior Proposal.

The Company will pay Parent the Company Termination Fee if the Merger Agreement is terminated:
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(i) by Parent or the Company because the Merger is not consummated on or before the End Date, or by Parent pursuant to a breach of the Company of any of its representations, warranties, covenants or other agreements contained in the Merger Agreement, which breach (a) would give rise to the failure of any of the conditions to obligations of Parent or Merger Sub and (b) is incapable of being cured by the End Date or, if capable of being cured in such time frame, the Company has not cured within 30 days after written notice has been given by Parent to the Company of such breach; (ii) at any time on or after the date of the Merger Agreement and prior to such termination a bona fide Acquisition Proposal shall have been publicly made or otherwise become publicly known and not publicly withdrawn prior to such termination, and (iii) within 12 months after the date of such termination, (a) the Company enters into an Alternative Acquisition Agreement providing for an Acquisition Transaction or (b) an Acquisition Transaction is consummated, then the Company will pay (or cause to be paid) to Parent the Company Termination Fee concurrently with the consummation of any such Acquisition Transaction; provided, however, that, for purposes of this subclause, all references to “at least 25%” in the definition of Acquisition Transaction shall be deemed to be references to “more than 50%.”

Parent will pay the Company a termination fee of $52,000,000 (the “Parent Termination Fee”) in the event the Merger Agreement is terminated:
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by the Company if Parent or Merger Sub breaches any of their respective representations, warranties, covenants or other agreements contained in the Merger Agreement, which breach would have a Parent Material Adverse Effect and cannot be cured prior to the End Date, or if capable of being cured, has not been cured within 30 days after written notice has been given by the Company to Parent of such breach;

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by the Company (i) if all of the conditions to the obligations of Parent and Merger Sub have been satisfied (other than those conditions that by their terms are to be satisfied at the closing, each of which is capable of being satisfied at the closing); (ii) Parent and Merger Sub fail to consummate the Merger at the closing by the date on which Parent and Merger Sub are required to consummate the closing; (iii) the Company has irrevocably notified Parent in writing that it is ready, willing and able to consummate the Merger; and (iv) Parent or Merger Sub fails to consummate the Merger within the later of (a) the third business day following receipt of such irrevocable written confirmation of the Company referred to in clause (iii) and (b) the day on which the closing should have occurred as described in clause (ii); and

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by Parent if the Merger is not consummated on or before the End Date and the Company has the right to terminate the Merger Agreement pursuant to either of the two bullets described above.

Amendment and Waiver
The Merger Agreement may be amended or waived by any party only by action taken or authorized by or on behalf of the Board (or a duly authorized committee thereof or other similar governing body), and only if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to the Merger Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective. No such amendment or waiver will be made or given that requires the approval of the stockholders of the Company under the DGCL unless the required further approval is obtained.
Any failure of any of the parties to comply with any obligation, covenant, agreement or condition in the Merger Agreement may be waived at any time prior to the Effective Time by any of the parties entitled to the benefit thereof only by a written instrument signed by each such party granting such waiver. The failure or delay of any party to the Merger Agreement in exercising any right, power or privilege under the Merger Agreement shall not constitute a waiver of such rights and any single or partial exercise thereof shall not preclude any other or further exercise thereof or the exercise of any other right, power or privilege.
Specific Performance; Jurisdiction
Subject to the conditions set forth in the Merger Agreement, the parties to the Merger Agreement are entitled to an injunction or injunctions, specific performance, or any other equitable relief, to prevent breaches or threatened or anticipated breaches of the Merger Agreement and to enforce specifically the performance of the terms and provisions of the Merger Agreement, without the necessity of proving damages or otherwise (and each party to the Merger Agreement has waived any requirement for the obtaining, furnishing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties to the Merger Agreement has agreed that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, and that the parties would not have any adequate remedy at law in the event that any of the provisions of the Merger Agreement were not performed.
Each party to the Merger Agreement has agreed to irrevocably submit to the exclusive jurisdiction of the Court of Chancery and any state appellate court therefrom (or, only if such court does not have subject matter jurisdiction over the matter, then the Superior Court of the State of Delaware or the Federal District Court for the District of Delaware located in Wilmington, Delaware, and any appellate courts therefrom) for the purpose of any proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, the Merger Agreement or the Transactions. Each party to the Merger Agreement has waived and agreed not to assert as a defense in any such proceeding any claim that it is not subject personally to the jurisdiction of such court, that the proceeding is brought in an inconvenient forum, that the venue of the proceeding is improper or that the Merger Agreement or the Transactions may not be enforced in or by such courts.
Governing Law
The Merger Agreement will be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

SUPPORT AGREEMENT AND OTHER ANCILLARY AGREEMENTS
In connection with the execution and delivery of the Merger Agreement, the Company and Dell entered into the Support Agreement, and will enter into, certain other ancillary agreements summarized below.
Support Agreement
Concurrently with the execution of the Merger Agreement on October 21, 2024, Dell, the Majority Stockholder, the Company, Parent and Merger Sub entered into the Support Agreement, pursuant to which (i) the Majority Stockholder agreed, among other things, (a) not to transfer or convert any of the Covered Shares, subject to certain exceptions, (b) to vote the Covered Shares against any (x) action or agreement that would reasonably be expected to result in a breach of the Merger Agreement or the Support Agreement and (y) proposal, transaction, agreement or action that would reasonably be expected to prevent, materially delay or materially impede the closing and (c) to waive any appraisal or dissent rights it may have in connection with the Transactions and (ii) Dell, the Company and Parent agreed, among other things, to execute and deliver the TSA, the GESA, the Subcontractor Agreement and the IP Matters Agreement, in each case, substantially in the form attached thereto and as described below. Additionally, Dell, the Company and Parent agreed to, among other things, (i) enter into the Assignment and Assumption Agreement to assign any customer contracts of the Company from a Dell legal entity to the Company or one of its designated affiliates effective as of the closing and (ii) negotiate, following the execution of the Support Agreement, to finalize an omnibus data protection addendum and an amendment to an existing software license agreement between Dell and the Company to reflect certain customary security requirements provisions. The Support Agreement automatically terminates at the earliest of (i) the Effective Time, (ii) the valid termination of the Merger Agreement in accordance with its terms, (iii) with respect to the voting provisions, the time, if any, at which the Board makes a Change in Recommendation, (iv) the written consent of Parent, the Majority Stockholder and the Company and (v) the entry into any amendment, modification or waiver to any provision of the Merger Agreement without the Majority Stockholder’s written consent that (a) decreases the amount, or changes the form, of consideration payable to the stockholders of the Company pursuant to the terms of the Merger Agreement or that materially delays the timing of any such payment after the Effective Time or (b) amends, changes, or modifies any of the conditions to the Merger in a manner that adversely affects Dell or the Majority Stockholder in any material respect. The foregoing description of the Support Agreement does not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Support Agreement, a copy of which is attached hereto as Annex B, and is incorporated herein by reference.
Transition Services Agreement
Dell and Secureworks Inc., a subsidiary of the Company (“Secureworks Inc.”), will enter into the TSA, effective as of the closing, pursuant to which Dell will provide certain transitional support services to the Company and its subsidiaries following the closing to facilitate the ongoing operations of the business and to orderly transition the business to Parent. The services will be described on an exhibit to the TSA. The services that are anticipated to be provided under the TSA include information technology services, human resources services, security services, finance services, procurement services and legal services. The term for the provision of services will continue for up to nine months following the closing, but in no event will the term extend beyond December 31, 2025. The service fees under the TSA will generally be based on the historical cost allocation of the services currently provided by Dell to the Company.
Global Employee Services Agreement
Dell, Secureworks Inc., and Parent will enter into the GESA, effective as of the closing, to support the orderly and proper transfer of the employment of certain individuals employed by Dell or one of its subsidiaries that are providing services to the business as of the closing date (the “GESA Employees”).
The GESA will provide that Dell or its applicable subsidiary will continue to employ the GESA Employees in each applicable jurisdiction until the earlier of (i) the date that Parent or the Company establish legal entities or engage a professional employer organization to co-employ such GESA Employees in such jurisdiction, and (ii) November 30, 2025, or such later date as mutually agreed by the parties.

During this period, which may vary by jurisdiction, GESA Employees will continue to provide the same services as provided to the Company prior to the closing (or such other services as requested by Parent), and will continue to participate in the same Dell compensation and benefits arrangements (excluding certain equity arrangements) as they did prior to the closing. Following this period, Dell will release the GESA Employees from employment with Dell or its affiliates and the GESA Employees will either automatically transfer to, or receive offers of employment from, Parent or one of its affiliates, including the Company. Dell will continue to employ any GESA Employee who is on an approved intermittent or non-intermittent leave of absence and who does not transfer by operation of local law, until the earlier of (i) 12 months post-closing or (ii) the date the inactive employee returns to active employment and transfers to Parent or one of its affiliates. The GESA also sets forth provisions relating to compensation and benefits, severance and other termination payments that may be owed to GESA Employees, compliance with law, cooperation, indemnification and various administrative provisions.
Subcontractor Agreement
Dell and Secureworks Inc. will enter into the Subcontractor Agreement, effective as of the closing, pursuant to which the Company and its subsidiaries will provide certain services to Dell and its subsidiaries (“Dell Group”) as a subcontractor with respect to (i) customer contracts of the Company’s business entered into by a member of the Dell Group and (ii) the portion of any customer contract to which a member of the Dell Group is a party and under which the business and at least one business unit of the Dell Group sells products or services on a joint basis, in each case of clauses (i) and (ii), that are unable to be assigned or otherwise divided, modified, replicated or novated to the Company prior to the closing, to facilitate and provide for an orderly transition of customers in connection with the consummation of the Transactions, and to facilitate the ongoing operations of the business.
Intellectual Property Matters Agreement
Dell and Secureworks Inc. will enter into the IP Matters Agreement, effective as of the closing, pursuant to which Dell will assign to the Company any unregistered intellectual property rights that are owned by a Dell entity that are related exclusively to the Company’s business. In addition, pursuant to the IP Matters Agreement, Dell will grant to the Company the following licenses: (i) a non-exclusive, worldwide, royalty-free, perpetual and irrevocable license under and to intellectual property (other than trademarks) owned as of the Effective Time by any member of the Dell Group, and used by the Company or any of its subsidiaries in, or otherwise directly or indirectly infringed by, the Company’s business or any business product to, among other things, make, have made, use, sell, offer for sale, and import products and services in the field of the Company’s business (and natural evolutions of the Company’s business) and (ii) a non-exclusive, worldwide, royalty-free, license under and to any trademarks that are owned by any member of the Dell Group (including the “Dell” name) that are used in the operation of the Company’s business as of the Effective Time, for a period of six months following the closing. Further, the Company will grant to Dell a non-exclusive, worldwide, royalty-free, perpetual and irrevocable license under all patents owned as of the Effective Time by the Company or its subsidiaries to make, have made, use, sell, offer for sale, and import products or services of the Dell Group (other than the businesses’ products).

MARKET INFORMATION AND DIVIDENDS
Class A Common Stock began trading on Nasdaq under the symbol “SCWX” on April 22, 2016. Prior to that, there was no public market for Class A Common Stock. As of November 15, 2024, 18,890,066 shares of Class A Common Stock were issued and outstanding, held by approximately seven stockholders of record.
There is no public market for Class B Common Stock. As of November 15, 2024, 70,000,000 shares of Class B Common Stock were issued and outstanding, held by one stockholder of record.
Since the date of our initial public offering, we have not paid dividends on any outstanding Company Common Stock. The terms of the Merger Agreement do not allow us to declare or pay a dividend between October 21, 2024 and the earlier of the consummation of the Merger or the termination of the Merger Agreement. Following the Merger there will be no further market for Class A Common Stock.

APPRAISAL RIGHTS
The discussion of the provisions set forth below is not a complete summary regarding your appraisal rights under Delaware law and is qualified in its entirety by reference to Section 262 of the DGCL, which is attached to this information statement as Annex E. Stockholders intending to exercise appraisal rights should carefully review Annex E in its entirety. Failure to follow precisely any of the statutory procedures set forth in Section 262 of the DGCL will result in a termination or waiver of these rights. This summary does not constitute any legal or other advice, nor does it constitute a recommendation that you exercise your rights to demand appraisal under Section 262 of the DGCL.
Appraisal Rights
If the Merger is consummated, stockholders and beneficial owners of Company Common Stock who have not consented to the adoption of the Merger Agreement (i.e., all holders other than the Majority Stockholder) and who otherwise comply with, and do not validly withdraw their demands or otherwise lose their appraisal rights under the applicable provisions of Delaware law will be entitled to appraisal rights to receive, in cash, the “fair value” of their shares as determined by the Court of Chancery pursuant to Section 262 of the DGCL (“Section 262”). The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by Section 262, which is reprinted in its entirety as Annex E to this information statement.
The following summary does not constitute any legal or other advice and does not constitute a recommendation that stockholders exercise their appraisal rights under Section 262. All references in Section 262 and in this summary to a “stockholder” are to the record holder of shares of Company Common Stock unless otherwise expressly noted therein or herein, and all such references to a “beneficial owner” mean a person who is the beneficial owner of shares of Company Common Stock held either in voting trust or by a nominee on behalf of such person unless otherwise expressly noted therein or herein.
STOCKHOLDERS AND BENEFICIAL OWNERS OF SHARES OF COMPANY COMMON STOCK SHOULD CAREFULLY REVIEW THE FULL TEXT OF SECTION 262 AS WELL AS THE INFORMATION DISCUSSED BELOW.
Under Section 262, if the Merger is consummated, stockholders and beneficial owners of Company Common Stock who (i) properly and timely demand appraisal of their shares, (ii) do not deliver a written consent or otherwise voted in favor of the adoption of the Merger Agreement, (iii) continuously hold of record or beneficially own, as applicable, such shares through the Effective Time, and (iv) otherwise comply with, and do not withdraw their demands or otherwise lose their appraisal rights under the applicable provisions set forth in Section 262, will be entitled to have their shares appraised by the Court of Chancery and to receive in lieu of the Merger consideration payment in cash of the amount determined by the Court of Chancery to be the “fair value” of the shares of Company Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid on the amount determined to be “fair value.” However, assuming shares of Company Common Stock remain listed on a national securities exchange immediately before the Merger (which we expect to be the case), after an appraisal petition has been filed, the Court of Chancery will dismiss appraisal proceedings as to all stockholders of the Company and beneficial owners otherwise entitled to appraisal rights unless (i) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of Company Common Stock (as measured in accordance with subsection (g) of Section 262) or (ii) the value of the consideration provided in the Merger for such total number of shares exceeds $1 million (conditions (i) and (ii), and the assumption that shares of Company Common Stock remain listed on a national securities exchange immediately before the Merger, are referred to in this summary as the “ownership thresholds”).
Under Section 262, where a merger agreement relating to a proposed merger is adopted by stockholders acting by written consent in lieu of a meeting of the stockholders, either a constituent corporation before the Effective Time or the Surviving Corporation, within 10 days after the Effective Time, must notify each of its stockholders who are entitled to appraisal rights of the approval of the merger and that appraisal rights are available to such stockholders and include in the notice either a copy of Section 262 or information directing the stockholders to a publicly available electronic resource at which Section 262 may be accessed without subscription or cost. This information statement constitutes the Company’s notice to the Company’s stockholders that appraisal rights are available in connection with the Merger under Section 262 of the DGCL, a copy of which is attached to this information statement as Annex E. In connection with the Merger, any holder or beneficial owner of Company Common Stock who wishes to exercise appraisal rights, or who wishes to preserve such person’s right to do so, should review Section 262 carefully. Failure to comply with the requirements of Section 262 in a timely and proper manner may result in the loss of appraisal rights under the DGCL. Because of the complexity of the procedures for exercising the right to seek appraisal of shares of Company Common Stock, the Company believes that if a stockholder of the Company or beneficial owner is considering exercising appraisal rights, that person should seek the advice of legal counsel. A stockholder of the Company or beneficial owner who loses his, her, or its appraisal rights will be entitled to receive the Merger consideration as described in the Merger Agreement upon surrender of the certificates that formerly represented such shares of Company Common Stock.
The Company’s stockholders and beneficial owners wishing to exercise the right to seek an appraisal of their shares of Company Common Stock must fully comply with Section 262, which means doing, among other things, ALL of the following:
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the person must not have delivered a written consent or otherwise vote in favor of the adoption of the Merger Agreement;

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the person must deliver to the Company a written demand for appraisal to the Company no later than 20 days after the mailing of this information statement, which mailing date is on or about November 22, 2024;

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the person must continuously hold or beneficially own, as applicable, the shares from the date of making the demand through the Effective Time (a stockholder or beneficial owner will lose appraisal rights if the person transfers the shares before the Effective Time); and

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the person, another stockholder or beneficial owner who has properly demanded appraisal or the Surviving Corporation must file a petition in the Court of Chancery requesting a determination of the “fair value” of the shares within 120 days after the Effective Time. The Surviving Corporation is under no obligation to file any petition and has no intention of doing so.

In addition, one of the ownership thresholds must be met.
If you fail to comply with any of these conditions and the Merger is completed, you will be entitled to receive the Merger consideration, but you will have no appraisal rights with respect to your shares of Company Common Stock.
Making a Written Demand
Any holder or beneficial owner of Company Common Stock wishing to exercise appraisal rights must deliver to the Company, no later than 20 days after the mailing of this information statement, which mailing date is on or about November 22, 2024, a written demand for the appraisal of the stockholder’s or beneficial owner’s shares. In addition, that person must not have delivered a written consent or otherwise voted in favor of the adoption of the Merger Agreement with respect to such shares. The person making the written demand must be a stockholder of record or a beneficial owner, as applicable, on the date the written demand for appraisal is made, and such person much continue to hold or beneficially own, respectively, the shares as to which such demand relates through the Effective Time.
A demand for appraisal made by the Company’s stockholders or beneficial owner should be executed by or on behalf of the holder of record or beneficial owner, as applicable, and must reasonably inform the Company of the identity of such stockholder or beneficial owner. In addition, in the case of a demand for appraisal made by a beneficial owner of the Company, the demand must also reasonably identify the holder of record of the shares for which the demand is made, be accompanied by documentary evidence of the beneficial owner’s ownership of stock (such as a brokerage or securities account statement containing such information or a letter from the broker or other record holder of such shares confirming such information) and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provide an address at which such beneficial owner consents to receive notices given by the Surviving Corporation under Section 262 and to be set forth on the verified list required by subsection (f) of Section 262 (discussed further below).

Whether made by the Company’s stockholder or a beneficial owner, a written demand for appraisal must state that the person intends thereby to demand appraisal of the person’s shares in connection with the Merger. If the shares are held of record or beneficially owned in a fiduciary capacity, such as by a trustee, guardian or custodian, such demand must be executed by or on behalf of such holder of record or beneficial owner, and if the shares are held of record or beneficially owned by more than one person, such as in a joint tenancy or a tenancy in common, the demand should be executed by or on behalf of all such joint holders of record or beneficial owners. An authorized agent, including an authorized agent for two or more joint stockholders or beneficial owners, may execute a demand for appraisal on behalf of a holder of record or beneficial owner; however, the agent must identify the record holder or holders or beneficial owner or owners, respectively, and should expressly disclose that, in executing the demand, the agent is acting as agent for the record holder or holders or beneficial owner or owners, as applicable.
All written demands for appraisal pursuant to Section 262 should be mailed or delivered to:
SecureWorks Corp.
One Concourse Parkway NE, Suite 500
Atlanta, GA 30328, United States
Attention: Corporate Secretary
Any holder or beneficial owner of Company Common Stock who has delivered a written demand to the Company and who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw his, her or its demand for appraisal in respect of some or all of such person’s shares and accept the Merger consideration with respect to the shares subject to the withdrawal by delivering to the Company a written withdrawal of the demand for appraisal within 60 days after the Effective Time. However, any such attempt to withdraw the demand made more than 60 days after the Effective Time will require written approval of the Surviving Corporation. No appraisal proceeding in the Court of Chancery will be dismissed as to any person without the approval of such court, and such approval may be conditioned upon such terms as the Court of Chancery deems just; provided, however, that this shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal in respect of some or all of such person’s shares and accept the Merger consideration with respect to the shares subject to the withdrawal within 60 days after the Effective Time.
Notice by the Surviving Corporation
If the Merger is consummated, within 10 days after the Effective Time, the Surviving Corporation will notify each stockholder of the Company who has properly made a written demand for appraisal pursuant to Section 262 and who has not delivered a written consent or otherwise voted in favor of the adoption of the Merger Agreement, and any beneficial owner who has demanded appraisal in such person’s name pursuant to Section 262, that the Merger has become effective.
Filing a Petition for Appraisal
Within 120 days after the Effective Time, the Surviving Corporation or any stockholder of the Company or beneficial owner who has demanded appraisal of such person’s shares and otherwise complied with Section 262 and is entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Court of Chancery, with a copy served on the Surviving Corporation in the case of a petition filed by a stockholder or beneficial owner, demanding a determination of the fair value of the shares held by all persons entitled to appraisal. If a petition for appraisal is not timely filed, then the right to an appraisal will cease. The Surviving Corporation is under no obligation, and has no present intention, to file such a petition, and the Company’s stockholders and beneficial owners should not assume that the Surviving Corporation will file a petition or initiate any negotiations with respect to the fair value of shares of Company Common Stock. Accordingly, the Company’s stockholder or beneficial owner who desires to have their shares appraised by the Court of Chancery should assume that they will be responsible for filing a petition for appraisal with the Court of Chancery within the time and in the manner prescribed in Section 262. The failure of the Company’s stockholder or beneficial owner to file such a petition for appraisal within the period specified in Section 262 could nullify the person’s previous written demand for appraisal.

Within 120 days after the Effective Time, any person who has complied with the requirements of Section 262 for the exercise of appraisal rights will be entitled, upon written request, to receive from the Surviving Corporation a statement setting forth the aggregate number of shares not consented to or otherwise voted in favor of the adoption of the Merger and with respect to which the Company received demands for appraisal, and the aggregate number of stockholders or beneficial owners holding or owning such shares of such Company Common Stock (provided that, in the case of a demand made by a beneficial owner in such person’s name, the record holder of such shares shall not be considered a separate stockholder holding such shares for purposes of such aggregate number). The Surviving Corporation must give this statement to the requesting person within 10 days after receipt of the written request for such a statement or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later.
If a petition for an appraisal is duly filed by any person other than the Surviving Corporation, service of a copy thereof must be made upon the Surviving Corporation, which will then be obligated within 20 days after such service to file with the Delaware Register in Chancery a duly verified list (which we refer to in this summary as the “verified list”) containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached. Upon the filing of any such petition, the Court of Chancery may order that notice of the time and place fixed for the hearing on the petition be mailed to the Surviving Corporation and all persons shown on the verified list at the addresses stated therein. The costs of these notices are borne by the Surviving Corporation. After notice to the stockholders and beneficial owners as required by the court, the Court of Chancery is empowered to conduct a hearing on the petition to determine those persons who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Court of Chancery may require the persons who demanded appraisal of their shares to submit their stock certificates (if any) to the Delaware Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any person fails to comply with the direction, the Court of Chancery may dismiss the proceedings as to such person. The Court of Chancery will dismiss appraisal proceedings as to all the Company’s stockholders and beneficial owners who are otherwise entitled to appraisal rights if neither of the ownership thresholds is met. If a petition for appraisal is not timely filed, then all the Company’s stockholders’ and beneficial owners’ right to an appraisal will cease.
Determination of Fair Value
After determining the persons entitled to appraisal, the appraisal proceeding will be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding, the Court of Chancery will determine the “fair value” of the shares of Company Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. Unless the court in its discretion determines otherwise for good cause shown, interest from the Effective Time through the date of payment of the judgment will compound quarterly and accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time and the date the judgment is paid. However, at any time before the Court of Chancery enters judgment in the appraisal proceedings, the Surviving Corporation may pay to each person entitled to appraisal an amount in cash, in which case such interest will accrue after the time of such payment only on an amount that equals the sum of (i) the difference, if any, between the amount so paid and the “fair value” of the shares as determined by the Court of Chancery, and (ii) any interest accrued prior to the time of such voluntary payment, unless paid at such time. The Surviving Corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment.
In determining “fair value,” the Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining “fair value” in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of “fair value,” the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the Merger that throw any light on future prospects of the merged corporation. The Delaware Supreme Court has indicated that transaction price is one of the relevant factors the Court of Chancery may consider in determining “fair value” and that absent deficiencies in the sale process the transaction price should be given “considerable weight.” Section 262 provides that “fair value” is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Supreme Court of Delaware stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”
The Company’s stockholders and beneficial owners considering seeking appraisal should be aware that the “fair value” of their shares as so determined by the Court of Chancery could be more than, the same as or less than the consideration they would receive pursuant to the Merger if they did not seek appraisal of their shares and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a merger is not an opinion as to, and does not in any manner address, “fair value” under Section 262. Although the Company believes that the Merger consideration is fair, no representation is made as to the outcome of the appraisal of “fair value” as determined by the Court of Chancery, and stockholders and beneficial owners should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the Merger consideration. The Company does not anticipate offering more than the Merger consideration to any person exercising appraisal rights. The Company reserves the right to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share of Company Common Stock is less than the Merger consideration.
Upon application by the Surviving Corporation or by any person entitled to participate in the appraisal proceeding, the Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the verified list may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights. When the fair value of the shares is determined, the Court of Chancery will direct the payment of such value, with interest thereon, if any, to the persons entitled thereto and upon such terms and conditions as the Court of Chancery may order. The Court of Chancery’s decree may be enforced as other decrees in the Court of Chancery may be enforced. The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Court of Chancery and taxed upon the parties as the Court of Chancery deems equitable under the circumstances. Upon application of a person whose name appears on the verified list who participated in the proceeding and incurred expenses in connection therewith, the Court of Chancery may also order that all or a portion of such expenses, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all the shares entitled to an appraisal not dismissed by the Court of Chancery pursuant to Section 262(k). In the absence of such determination or assessment, each party bears its own expenses.
From and after the Effective Time, no person who has demanded appraisal rights with respect to some or all of such person’s shares will be entitled to vote such shares of Company Common Stock for any purpose, or to receive payment of dividends or other distributions on the stock, except dividends or other distributions on the holder’s shares of Company Common Stock, if any, payable to the Company’s stockholders of record as of a time prior to the Effective Time.
If a Company stockholder or beneficial owner who demands appraisal of his, her or its shares of Company Common Stock under Section 262 fails to perfect, or otherwise loses, such person’s right to appraisal, such person’s shares of Company Common Stock will be deemed to have been converted at the Effective Time into the Merger consideration, less applicable withholding taxes. A person will fail to perfect, or effectively lose, his, her or its right to appraisal if no petition for appraisal is filed within 120 days after the Effective Time or if neither of the ownership thresholds is met. As described above, a person may validly withdraw such person’s demand for appraisal if the person delivers to the Surviving Corporation a written withdrawal of the person’s demand for appraisal in respect of some or all of such person’s shares and an acceptance of the Merger consideration with respect to the shares subject to the withdrawal in accordance with Section 262.

Failure to comply with all of the procedures set forth in Section 262 may result in the loss of statutory appraisal rights. Consequently, any stockholder of the Company or beneficial owner wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.
The foregoing summary of the rights of the Company’s stockholders and beneficial owners to seek appraisal rights under the DGCL does not purport to be a complete statement of the procedures to be followed by such persons to exercise any appraisal rights available thereunder and is qualified in its entirety by reference to Section 262, a copy of which is included as Annex E to this information statement. The proper exercise of appraisal rights requires adherence to the applicable provisions of the DGCL.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table presents, as of November 15, 2024, except as otherwise indicated below, information based on filings with the SEC and our records regarding the beneficial ownership of our common stock by:
•
each of our directors;

•
each of our named executive officers;

•
all our executive officers and directors as a group; and

•
each person known by us to beneficially own more than 5% of the outstanding shares of either class of our common stock.

We are authorized under our certificate of incorporation to issue shares of the following classes of common stock:
•
2,500,000,000 shares of Class A Common Stock, of which 18,890,066 shares were issued and outstanding as of November 15, 2024; and

•
500,000,000 shares of Class B Common Stock, of which 70,000,000 shares were issued and outstanding as of November 15, 2024.

Class A Common Stock is registered under the Exchange Act and listed on Nasdaq.
Class B Common Stock is not registered under the Exchange Act or listed on any securities exchange.
The calculation of beneficial ownership is made in accordance with SEC rules. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. Beneficial ownership as of any date includes any shares as to which a person has the right to acquire voting or investment power as of that date or within 60 days thereafter through the exercise of any stock option or other right or the vesting of any RSU, without regard to whether such right expires before the end of such 60-day period or continues thereafter. Under our certificate of incorporation, a holder of shares of Class B Common Stock has the right at any time to convert all or any shares of such Class B Common Stock into Class A Common Stock on a share-for-share basis. If two or more persons share voting power or investment power with respect to specific securities, then all such persons may be deemed to be beneficial owners of such securities.
The percentage of beneficial ownership as to any person as of November 15, 2024 (except as otherwise indicated below) is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power as of or within 60 days after November 15, 2024, by the sum of the number of shares outstanding as of November 15, 2024, plus the number of shares as to which such person has the right to acquire voting or investment power as of or within 60 days after November 15, 2024. Consequently, the denominator used for calculating each of the percentages below may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, the Company believes that the beneficial owners of the common stock listed below, based on information furnished by such beneficial owners, have sole voting and investment power with respect to the shares shown.
Unless otherwise noted below, the address of each beneficial owner listed on the table is c/o SecureWorks Corp., One Concourse Parkway NE, Suite 500, Atlanta, GA 30328.

Name of Beneficial Owner	Number of Shares of Class A Beneficially Owned(1)	Percentage of Shares of Class A Beneficially Owned(1)	Number of Shares of Class B Beneficially Owned(1)	Percentage of Shares of Class B Beneficially Owned(1)	Percentage of Total Voting Power(1)
Principal Stockholders:
Michael S. Dell(2)	70,000,000	78.7%	70,000,000	100%	97.4%
Dell Technologies Inc.(3)	70,000,000	78.7%	70,000,000	100%	97.4%
Dell Marketing L.P.(3)	70,000,000	78.7%	70,000,000	100%	97.4%
Centerview Entities(4)	871,070	4.6%	—	—	1.0%
Neil Gagnon(5)	2,872,267	15.2%	—	—	3.2%
Royce & Associates, LP(6)	1,324,543	7.0%	—	—	1.5%
The Vanguard Group(7)	964,676	5.1%	—	—	1.1%
Michael R. Cote(8)	1,117,294	5.9%	—	—	1.3%
First Eagle Investment Management, LLC(9)	832,769	4.4%	—	—	*
Executive Officers and Directors:
William (Bill) H. Cary	—	—	—	—	—
Pamela Daley(10)	264,300	1.4%	—	—	*
Michael S. Dell(2)	70,000,000	78.7%	70,000,000	100%	97.4%
Stephen Fulton(11)	412,218	2.2%	—	—	*
Christian Grant(12)	77,233	*	—	—	*
George B. Hanna(13)	360,249	1.9%	—	—	*
Mark J. Hawkins(14)	219,657	1.2%	—	—	*
Paul M. Parrish(15)	290,253	1.5%	—	—	*
Kyle Paster	—	—	—	—	—
Yagyensh (Buno) C. Pati(16)	205,947	1.1%	—	—	*
Wendy K. Thomas(17)	862,201	4.6%	—	—	*
Alpana Wegner(18)	102,509	*	—	—	*
All executive officers and directors as a Group (12 persons)(19)	72,794,567	81.7%	70,000,000	100%	97.7%

*
Less than 1%.

(1)
Represents the percentage of Class A Common Stock and Class B Common Stock beneficially owned by each stockholder included in the table based on the number of shares of each such class outstanding as of November 15, 2024, and, except as stated below, without giving effect to the conversion of any shares of Class B Common Stock into shares of Class A Common Stock, as described in the introduction to this table.

(2)
Represents shares of Class B Common Stock held directly by Dell Marketing L.P. Mr. Dell is the Chairman of the Board and Chief Executive Officer of Dell and, as of November 15, 2024, was the beneficial owner of Dell common stock representing a majority of the total voting power of the outstanding shares of all outstanding classes of common stock of Dell. As a result of the foregoing, Mr. Dell may be deemed to be the beneficial owner of all the shares of our common stock beneficially owned by Dell. Shares of Class A Common Stock shown as beneficially owned by Mr. Dell are issuable upon conversion of the same number of shares of Class B Common Stock deemed to be beneficially owned by Mr. Dell. Mr. Dell’s address is c/o Dell Technologies Inc., One Dell Way, Round Rock, Texas 78682.

(3)
Dell Marketing L.P. is the direct owner and holder of record of all of our outstanding Class B Common Stock. Dell Marketing L.P. is indirectly wholly owned by Dell through directly and indirectly held wholly owned subsidiaries of Dell, consisting of Denali Intermediate Inc., Dell Inc., Dell International L.L.C. and Dell Marketing Corp. Dell Marketing Corp. directly owns all of the outstanding membership interests of each of Dell Marketing GP L.L.C. and Dell Marketing LP L.L.C. Dell Marketing GP L.L.C. is the sole general partner of, and owns a 1% general partnership interest in, Dell Marketing L.P. Dell Marketing LP L.L.C. is the sole limited partner of, and owns a 99% limited partnership interest in, Dell Marketing L.P. The shares of our common stock beneficially owned by Dell and directly owned and held of record by Dell Marketing L.P. may be deemed to be beneficially owned by each other direct or indirect wholly owned subsidiary of Dell described above in addition to Dell Marketing L.P. Shares of Class A Common Stock shown as beneficially owned by Dell and Dell Marketing L.P. are issuable upon conversion of the same number of shares of Class B Common Stock beneficially owned by such stockholders. The address of each of the foregoing entities is One Dell Way, Round Rock, Texas 78682.

(4)
The information concerning the Centerview Entities is based on a Schedule 13G filed with the SEC on February 13, 2017, as updated to reflect information reported on a Form 4 filed with the SEC on October 18, 2021. The shares of Class A Common Stock shown as beneficially owned by the Centerview Entities are beneficially owned by Centerview Capital Technology Fund (Delaware), L.P., or CCTF, Centerview Capital Technology Fund-A (Delaware), L.P., or CCTFA, Centerview Capital Technology Employee Fund, L.P., or CCTE, and together with CCTF and CCTFA, referred to as the CCT Funds, Centerview Capital Technology Fund GP (Delaware), L.P., or CCTF GP, and Centerview Capital Technology Ltd., or CCT (referred to collectively as the Centerview Entities). The Centerview Entities are investment funds associated with Centerview Capital Technology, a private investment firm of which Mr. Pati serves as a partner. Based on information provided in its Form 4 filing, CCTF reports that, as of September 24, 2021, it had shared voting power and shared dispositive power over 608,615 shares of Class A Common Stock. CCTFA reports that, as of September 24, 2021, it had shared voting power and shared dispositive power over 218,902 shares of Class A Common Stock. CCTE reports that, as of September 24, 2021, it had shared voting power and shared dispositive power over 43,553 shares of Class A Common Stock. Each of CCTF GP and CCT reports that, as of September 24, 2021, it had shared voting power and shared dispositive power over 871,070 shares of Class A Common Stock. The Centerview Entities report that CCTF GP, in its capacity as the general partner of the CCT Funds, has the ability to direct the decisions regarding the voting or disposition of securities directly held by the CCT Funds. Therefore, CCTF GP may be deemed to share voting and investment power with respect to the shares of Class A Common Stock held by the CCT Funds. The Centerview Entities further report that CCT, in its capacity as the general partner of CCTF GP, has the power to direct the decisions of CCTF GP regarding the voting or disposition of securities directly held by the CCT Funds. Therefore, CCT may be deemed to share voting and investment power with respect to the shares of Class A Common Stock held by the CCT Funds. The address of each of the Centerview Entities is 600 Ramona Street, 2nd Floor, Palo Alto, California 94301.

(5)
The beneficial ownership information concerning Neil Gagnon and related entities is based on a Schedule 13G/A filed with the SEC on November 14, 2024. Mr. Gagnon reports that, as of September 30, 2024, of the shares of Class A Common Stock shown as beneficially owned, he had sole voting power over 331,173 shares, shared voting power over 2,479,770 shares, sole dispositive power over 331,173 shares and shared dispositive power over 2,541,094 shares. Mr. Gagnon reports that he is the managing member and principal owner of Gagnon Securities LLC, or Gagnon Securities, which is registered with the SEC as an investment advisor and a registered broker-dealer, in its role as investment manager to customer accounts, foundations, partnerships and trusts (collectively referred to as the accounts), to which it furnishes investment advice. Mr. Gagnon reports that he and Gagnon Securities may be deemed to share voting power with respect to 1,569,424 shares of Class A Common Stock held in the accounts and dispositive power with respect to 1,617,795 shares of Class A Common Stock held in the accounts. Gagnon Securities and Mr. Gagnon disclaim beneficial ownership of all securities held in the accounts. Mr. Gagnon also reports that he is the Chief Executive Officer of Gagnon Advisors, LLC, or Gagnon Advisors, which is registered with the SEC as an investment advisor. Mr. Gagnon reports that he and Gagnon Advisors, in its role as investment manager to Gagnon Investment Associates, LLC, or GIA, which is a private investment fund, may be deemed to share voting and dispositive power with respect to the 744,444 shares of Class A Common Stock held by GIA. Gagnon Advisors and Mr. Gagnon disclaim beneficial ownership of all securities held by GIA. The address of Mr. Gagnon is 1370 Avenue of the Americas, 24th Floor, New York, New York 10019.
(6)
The beneficial ownership information concerning Royce & Associates, LP, or Royce & Associates, is based on a Schedule 13G/A filed with the SEC on October 17, 2024. Royce & Associates reports that, as of September 30, 2024, it had sole voting power and sole dispositive power over all of the 1,324,543 shares of Class A Common Stock shown as beneficially owned. Royce & Associates reports that the shares shown as beneficially owned by it are beneficially owned by one or more registered investment companies or other managed accounts that are investment management clients of Royce & Associates, LP, which is an indirect majority-owned subsidiary of Franklin Resources, Inc. Royce & Associates disclaims beneficial ownership of all of the securities reported in the Schedule 13G/A. The address of Royce & Associates is 745 Fifth Avenue, New York, New York 10151.

(7)
The beneficial ownership information concerning The Vanguard Group is based on a Schedule 13G/A filed with the SEC on November 12, 2024. The Vanguard Group reports that, as of September 30, 2024, of the shares of Class A Common Stock shown as beneficially owned, it had no voting power, sole dispositive power over 959,976 shares and shared dispositive power over 4,700 shares. The Vanguard Group reports that its clients, including investment companies registered with the SEC and other managed accounts, have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the securities shown as beneficially owned. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(8)
The beneficial ownership information concerning Michael R. Cote is based on a Schedule 13D/A filed with the SEC on June 15, 2021, as supplemented by Form 4 reports filed with the SEC after Mr. Cote retired from his position as our Chief Executive Officer in September 2021 and information maintained by the Company relating to restricted stock that was forfeited when Mr. Cote’s consultancy with the Company ended in October 2022.

(9)
The beneficial ownership information concerning First Eagle Investment Management, LLC is based on a Schedule 13G/A filed with the SEC on November 12, 2024. First Eagle Investment Management, LLC reports that, as of September 30, 2024, of the shares of Class A Common Stock shown as beneficially owned, it has sole voting and sole dispositive power of all 832,769 shares of Class A Common Stock shown as beneficially owned. First Eagle Investment Management, LLC reports that it is deemed to be the beneficial owner of the shares because it acts as investment advisor to various clients. The address of First Eagle Investment Management, LLC is 1345 Avenue of the Americas, New York, NY 10105.

(10)
The shares of Class A Common Stock shown as beneficially owned by Ms. Daley include 48,143 shares of Class A Common Stock that Ms. Daley may acquire upon the exercise of vested stock options and 0 shares of Class A Common Stock issuable pursuant to RSUs vesting as of or within 60 days after November 15, 2024. Ms. Daley shares with her spouse voting power and investment power over the shares of Class A Common Stock shown as beneficially owned by Ms. Daley.

(11)
The shares of Class A Common Stock shown as beneficially owned by Mr. Fulton include 66,666 shares of Class A Common Stock issuable pursuant to RSUs vesting as of or within 60 days after November 15, 2024.

(12)
The shares of Class A Common Stock shown as beneficially owned by Mr. Grant include 0 shares of Class A Common Stock issuable pursuant to RSUs vesting as of or within 60 days after November 15, 2024. The beneficial ownership information concerning Mr. Grant is based on a Form 4 filed with the SEC on September 27, 2023, prior to Ms. Wegner’s appointment as the Company’s principal accounting officer, effective December 9, 2023, and is based on information maintained by the Company relating to RSUs that were withheld for taxes for RSU vesting events since his latest Form 4 and RSUs that were forfeited upon the end of employment on March 29, 2024.

(13)
The shares of Class A Common Stock shown as beneficially owned by Mr. Hanna include 0 shares of Class A Common Stock issuable pursuant to RSUs vesting as of or within 60 days after November 15, 2024.

(14)
The shares of Class A Common Stock shown as beneficially owned by Mr. Hawkins include 48,143 shares of Class A Common Stock that Mr. Hawkins may acquire upon the exercise of vested stock options and 0 shares of Class A Common Stock issuable pursuant to RSUs vesting as of or within 60 days after November 15, 2024.
(15)
The shares of Class A Common Stock shown as beneficially owned by Mr. Parrish include 0 shares of Class A Common Stock issuable pursuant to RSUs vesting as of or within 60 days after November 15, 2024. The beneficial ownership information concerning Mr. Parrish is based on a Form 4 filed with the SEC on April 18, 2023 and is based on information maintained by the Company relating to RSUs that were forfeited upon his retirement on May 5, 2023.

(16)
The shares of Class A Common Stock shown as beneficially owned by Mr. Pati include 49,916 shares of Class A Common Stock that Mr. Pati may acquire upon the exercise of vested stock options and 0 shares of Class A Common Stock issuable pursuant to RSUs vesting as of or within 60 days after November 15, 2024.

(17)
The shares of Class A Common Stock shown as beneficially owned by Ms. Thomas include 0 shares of Class A Common Stock issuable pursuant to RSUs vesting as of or within 60 days after November 15, 2024.

(18)
The shares of Class A Common Stock shown as beneficially owned by Ms. Wegner include 0 shares of Class A Common Stock issuable pursuant to RSUs vesting as of or within 60 days after November 15, 2024.

(19)
The shares shown as beneficially owned by all executive officers and directors as a group include 146,202 shares of Class A Common Stock that executive officers and directors may acquire upon the exercise of vested stock options, 66,666 shares of Class A Common Stock issuable pursuant to RSUs vesting as of or within 60 days after November 15, 2024, and all of the shares of our outstanding common stock beneficially owned by Mr. Dell. Excluding the shares of our common stock beneficially owned by Mr. Dell, the percentage of shares of Class A Common Stock beneficially owned by all executive officers and directors as a group is 14.8%, and the percentage of the combined voting power of both classes of our outstanding common stock represented by the shares of Class A Common Stock beneficially owned by all executive officers and directors as a group is less than 1.0%.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other documents with the SEC. These reports contain additional information about the Company. The Company’s SEC filings are made electronically available to the public at the SEC’s website located at https://www.sec.gov/edgar/search-and-access. Stockholders can also obtain free copies of our SEC filings through the “Investor Relations” section of the Company’s website at https://investors.secureworks.com/financials/sec-filings/default.aspx. Our website address is being provided as an inactive textual reference only. The information provided on, or accessible through, our website, other than the copies of the documents listed or referenced below that have been or will be filed with the SEC, is not part of this information statement, and therefore is not incorporated herein by reference.
The SEC allows the Company to “incorporate by reference” information it files with the SEC in other documents into this information statement. This means that the Company may disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this information statement. This information statement and the information that the Company files later with the SEC may update and supersede the information incorporated by reference. Such updated and superseded information will not, except as so modified or superseded, constitute part of this information statement.
The Company incorporates by reference each document it files under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of this information statement and before the Effective Time. The Company also incorporates by reference in this information statement the following documents filed by it with the SEC under the Exchange Act:
Company Filings:	Periods:
Annual Report on Form 10-K	Fiscal Year ended February 2, 2024, as filed March 22, 2024
Quarterly Report on Form 10-Q	Fiscal Quarter ended May 3, 2024, as filed June 7, 2024; Fiscal Quarter ended August 2, 2024, as filed September 6, 2024
Current Report on Form 8-K	As filed June 25, 2024 and October 21, 2024
The information contained in the Definitive Proxy Statement on Schedule 14A for the June 25, 2024 annual meeting of stockholders (and incorporated into Part III of the Annual Report on Form 10-K for the Fiscal Year ended February 2, 2024), as filed May 15, 2024.
The Company undertakes to provide without charge to each person to whom a copy of this information statement has been delivered, upon written or oral request, by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any or all of the documents incorporated by reference in this information statement, other than the exhibits to these documents, unless the exhibits are specifically incorporated by reference into the information that this information statement incorporates. You may request a copy of these filings by telephone at (888) 995-1431 or by writing to us at:
Investor Relations
One Concourse Parkway NE, Suite 500, Atlanta, GA 30328
Email: investorrelations@secureworks.com
Parent and Merger Sub have supplied, and the Company has not independently verified, the information in this information statement relating to Parent or Merger Sub.
Stockholders should not rely on information that purports to be made by or on behalf of the Company other than that contained in or incorporated by reference in this information statement. The Company has not authorized anyone to provide information on behalf of the Company that is different from that contained in this information statement. This information statement is dated November 22, 2024. No assumption should be made that the information contained in this information statement is accurate as of any date other than that date, and the mailing of this information statement will not create any implication to the contrary.

HOUSEHOLDING
Only one copy of the information statement is being sent to stockholders who share the same last name and address, unless the Company directly received contrary instructions from one or more such stockholders. This practice, known as “householding,” is intended to eliminate duplicate mailings, conserve natural resources and reduce printing and mailing costs.
If you received a householded mailing of the information statement and would like to receive a separate copy of the information statement, the Company will deliver a copy promptly upon your oral or written request made to the Company in one of the following ways:
•
email the Company’s Investor Relations department at investorrelations@secureworks.com;

•
send your request by mail to SecureWorks Corp., Investor Relations, One Concourse Parkway NE, Suite 500, Atlanta, GA 30328; or

•
call the Company’s Investor Relations department at (404) 639-9191.

To opt out of householding for future distributions of applicable materials, you may notify the Company using the contacts for our Investor Relations department provided above.
If you received multiple copies of the information statement and prefer to receive a single copy in the future, you may notify the Company of your preference using the contacts for Investor Relations provided above.
Householding by banks, brokerage firms or other nominees is limited to accounts within the same brokerage firm or other nominee. For example, if you and your spouse share the same last name and address, and you and your spouse each have two accounts containing the Company stock at two different brokerage firms, your household will receive two copies of the information statement, one from each brokerage firm. If you are a beneficial owner, you may request information about householding from your bank, brokerage firm or other nominee.

Annex A
Execution Version
AGREEMENT AND PLAN OF MERGER
by and among
SECUREWORKS CORP.,
SOPHOS INC.
and
PROJECT GREEN MERGER SUB, INC.
OCTOBER 21, 2024

A-i

A-ii

A-iii

AGREEMENT AND PLAN OF MERGER
THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of October 21, 2024, is entered into by and among SecureWorks Corp., a Delaware corporation (the “Company”), Sophos Inc., a Massachusetts corporation (“Parent”), and Project Green Merger Sub, Inc., a Delaware corporation and a direct, wholly owned Subsidiary of Parent (“Merger Sub”).
WHEREAS, the Board of Directors of the Company (the “Company Board”), at a meeting thereof duly called and held, has unanimously (a) determined that this Agreement and the Transactions, including the Merger, are advisable, fair to, and in the best interests of the Company and the Company’s stockholders, (b) approved this Agreement and the Transactions, including the Merger, and declared that this Agreement and the Transactions, including the Merger, are advisable, fair to and in the best interests of the Company and the Company’s stockholders, and (c) directed that this Agreement be submitted to the stockholders of the Company for its adoption and (d) resolved to recommend that the stockholders of the Company adopt this Agreement and approve the Merger in accordance with the General Corporation Law of the State of Delaware (the “DGCL”);
WHEREAS, the respective Boards of Directors of each of Parent and Merger Sub have approved and declared advisable this Agreement and the Transactions, including the Merger, on the terms and conditions set forth in this Agreement, and Parent, in its capacity as the sole stockholder of Merger Sub, will approve and adopt this Agreement by written consent immediately following its execution;
WHEREAS, subject to the terms and conditions of this Agreement, Merger Sub will be merged with and into the Company (the “Merger” and, together with the other transactions contemplated by this Agreement, the “Transactions”), with the Company surviving the Merger as a wholly owned Subsidiary of Parent in accordance with the DGCL, and each share of the Company Common Stock (each, a “Share” and collectively, the “Shares”) that is not (a) a Dissenting Share or (b) to be canceled pursuant to Section 2.03(b), Section 2.03(c) and Section 2.03(d) will thereupon be converted into the right to receive cash in an amount equal to $8.50 (the “Per Share Amount”), without interest, on the terms and subject to the conditions set forth in this Agreement; and
WHEREAS, concurrently with the execution of this Agreement, each of Parent, Merger Sub, Dell Technologies Inc., a Delaware corporation (“Diamond”), and Dell Marketing L.P., a Texas limited partnership, is entering into a support agreement with the Company in substantially the form attached hereto as Exhibit A (the “Support Agreement”), pursuant to which, among other things, Diamond has agreed, on the terms and subject to the conditions set forth in the Support Agreement, to enter into (1) a transition services agreement with the Company (the “Transition Services Agreement”), pursuant to which, on the terms and subject to the conditions set forth in the Transition Services Agreement, Diamond will provide (or cause to be provided) certain transition services to the Company and its Subsidiaries, (2) a global employee services agreement (the “GESA”), pursuant to which, on the terms and subject to the conditions set forth in the GESA, Diamond will provide (or cause to be provided) the services of certain employees of Diamond and its Subsidiaries to the Company and its Subsidiaries, (3) a subcontractor agreement (the “Subcontractor Agreement”), pursuant to which, on the terms and subject to the conditions set forth in the Subcontractor Agreement, the Company and the Company Subsidiaries will provide certain subcontracting services to Diamond, and (4) an omnibus intellectual property matters agreement (the “IP Matters Agreement”), pursuant to which, on the terms and subject to the conditions set forth in the IP Matters Agreement, Diamond and the Company will agree to certain assignments and licenses of Intellectual Property; and
NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties hereto agree as follows:

ARTICLE 1
DEFINITIONS
Section 1.01.   Definitions.
(a)   As used in this Agreement, the following terms have the following meanings:
“Acceptable Confidentiality Agreement” means a confidentiality agreement (i) containing terms that are, in the aggregate, no less restrictive of the Third Party that is party to such agreement and its Affiliates and Representatives than the terms as to confidentiality set forth in the Confidentiality Agreement are to Parent and its Affiliates and Representatives, and, for the avoidance of doubt, any such confidentiality agreement need not restrict the making of, or amendment or modification to any Acquisition Proposal and (ii) that does not prohibit the Company from providing any information to Parent in accordance with Section 6.02.
“Acquired Companies” means the Company and the Company Subsidiaries, collectively.
“Acquisition Proposal” means any indication of interest, offer or proposal, including any amendment or modification to any existing indication of interest, offer or proposal (other than, in each case, any indication of interest, offer or proposal made or submitted by or on behalf of Parent, Merger Sub or one or more of their Subsidiaries), contemplating an Acquisition Transaction.
“Acquisition Transaction” means, other than the Transactions, any transaction (including any single- or multi-step transaction) or series of related transactions with any Person or “group” (as defined in the Exchange Act) involving (x) the issuance to such Person or “group” or acquisition by such Person or “group” of, or a tender offer or exchange offer that if consummated would result in such Person or “group” beneficially owning (within the meaning of Section 13(d) of the Exchange Act), at least twenty five percent (25%) of the outstanding equity interests in the Company or (y) the direct or indirect acquisition by such Person or “group” of assets of the Company and/or the Company Subsidiaries (including through ownership of equity in any Subsidiaries) representing at least twenty five percent (25%) of the fair market value of the assets, net revenue or net income of the Acquired Companies, taken as a whole, in each case of clauses (x) and (y), whether pursuant to a merger (including a reverse merger in which the Company is the surviving corporation), reorganization, recapitalization, consolidation or other business combination, sale of shares of capital stock, sale of assets, tender offer, exchange offer, liquidation, dissolution or other similar transaction, or any combination of the foregoing.
“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, including through one or more intermediaries, controls, is controlled by or is under common control with such Person. As used in this definition, the term “controls” (including the terms “controlled by” and “under common control with”) means possession, directly or indirectly, including through one or more intermediaries, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by Contract or otherwise.
“Anticorruption Laws” means the U.S. Foreign Corrupt Practices Act of 1977 or any other anticorruption or anti-bribery Applicable Law applicable to the Company or any of the Company Subsidiaries.
“Antitrust and Foreign Investment Laws” means the HSR Act, the Federal Trade Commission Act, the Sherman Act, the Clayton Act and any applicable antitrust competition or investment laws and all other Applicable Laws in effect from time to time that are designed or intended to prohibit, restrict or regulate (i) actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition, or (ii) direct or indirect acquisitions, investments or ownership or control of domestic equities, securities, entities, assets, land or interests, or otherwise to screen investments in sensitive activities from a national security perspective, in each case under this clause (ii), by a foreign Person (the Applicable Laws described in this clause (ii), the “FDI Laws”).
“Applicable Law” means any international, foreign, national, federal, state or local law, constitution, treaty, convention, statute, act, ordinance, decree, Order, code, writ, rule, regulation or common law or other similar requirement enacted, adopted, promulgated or applied by any Governmental Authority, each as amended and now and hereafter in effect, in each case, as applicable to any Person or any of its properties or assets.
“Audited Balance Sheet” means the audited consolidated balance sheet of the Company, as of February 2, 2024, included in the Company SEC Documents.
“Audited Financial Statements” means the audited consolidated financial statements consisting of the consolidated statements of financial position and the related consolidated statements of operations, comprehensive loss, stockholders’ equity and cash flows of the Acquired Companies, as of and for the fiscal years ended February 2, 2024 and February 3, 2023 (including, in each case, any related notes thereto and the related reports of the independent public accountants) included in the Company SEC Documents.
“Board of Directors” means, with respect to any entity, the board of directors of such entity.
“Business” means the business of (a) providing cybersecurity managed services, (b) developing, designing, marketing, distributing, selling, licensing, making available, delivering, commercializing, supporting, maintaining and implementing the Business Products, (c) providing consulting, managed services, managed solutions advisory services, and professional services associated with the Business Products and (d) other cybersecurity and risk-related services.
“Business Day” means any day other than Saturday or Sunday or a day on which commercial banks in New York, New York are authorized or required by Applicable Law to be closed.
“Business Employee” has the meaning given to it in the GESA.
“Business Employer” means Diamond or any of its Affiliates which is an employing entity of a Business Employee.
“Business Products” means (a) the following subscription cybersecurity software-as-a-service (SaaS) solutions (including any future releases thereof): (i) Taegis XDR (Extended Detection and Response) and all related sensors, software, and managed service offerings, (ii) Taegis XDR log management; (iii) Taegis VDR (Vulnerability Detection and Response), (iv) Taegis NDR (Network Detection and Response), (v) Taegis IDR (Identity Threat Detection and Response), and (vi) Taegis NGAV; (b) Taegis NDR hardware products; (c) incident response services, and cybersecurity consulting and advisory services; and (d) all capabilities delivered or serviced using the Taegis platform.
“Business Systems” means all Software, hardware, telecommunications systems, networks, websites, servers, peripherals, and other computer systems used in connection with the operation of the Business.
“Closing Date” means the date of the Closing.
“Code” means the Internal Revenue Code of 1986.
“Collective Bargaining Agreement” means any collective bargaining agreement, labor, works council, voluntary recognition, or similar agreement with respect to any current or former employee of the Company or any of the Company Subsidiaries, or other Contract with a Union.
“Company Equity Awards” means the Company Stock Options, the Company PSUs, the Company Restricted Shares and the Company RSUs.
“Company Material Adverse Effect” means any state of facts, circumstance, condition, event, change, development, occurrence, result or effect (each, an “Effect”) that, individually or in the aggregate with any one or more other Effects, has a material adverse effect on the business, financial condition, assets or results of operations of the Acquired Companies, taken as a whole; provided, however, that no Effect relating to or resulting or arising from any of the following matters, shall be deemed to constitute a Company Material Adverse Effect or shall be considered in determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect: (A) Effects relating to general economic, regulatory, political, business, financial or market conditions in the United States or elsewhere in the world; (B) Effects relating to credit, debt, financial or capital markets or in interest or exchange rates, in each case, in the United States or elsewhere in the world; (C) Effects relating to conditions generally affecting the industries in which the Acquired Companies operate; (D) Effects relating to geopolitical conditions, any outbreak, continuation or escalation of any military conflict, declared or undeclared war, armed hostilities, or acts of foreign or domestic terrorism (including cyberterrorism); (E) any epidemic, pandemic (including COVID-19), plague, or other outbreak of illness or public health event (or COVID-19 Measures or other restrictions that relate to, or arise out of, an epidemic, pandemic, plague or outbreak of illness or public health event), hurricane, flood, tornado, earthquake or other natural disaster or act of God or Effect resulting from weather conditions; (F) any failure by the Company or any of the Company Subsidiaries to meet any internal or external projections or forecasts or any decline in the price of Company Common Stock or other Company Securities (but excluding, in each case, the underlying causes of such failure or decline, as applicable, unless such underlying causes would otherwise be excepted from this definition); (G) the public announcement or pendency of the Transactions, including, in any such case, the impact thereof on relationships, contractual or otherwise, with customers, suppliers, vendors, lenders, investors, licensors, licensees, or venture partner (provided that this clause (G) shall not apply to representations and warranties that specifically address the consequences of entry into this Agreement of the consummation of the transactions contemplated thereby); (H) any changes resulting or arising from the identity of, or any facts or circumstances relating to, Parent, Merger Sub or any of their respective Affiliates; (I) changes in Applicable Laws or the interpretation thereof after the date hereof (J) changes in GAAP or any other applicable accounting standards or the interpretation thereof after the date hereof; (K) any action required to be taken by the Company pursuant to the express terms of this Agreement or at the written direction of Parent or Merger Sub; (L) changes in the market price or trading volume of the Class A Common Stock (but excluding, in each case, the underlying causes of such changes, unless such underlying causes would otherwise be excepted from this definition); or (M) any Transaction Litigation; provided, further, that any Effect relating to or arising out of or resulting from any matter referred to in clause (A), (B), (C), (D), (E), (I) or (J) above may constitute, and be taken into account in determining the occurrence of, a Company Material Adverse Effect if and only to the extent that such matter has a materially disproportionate adverse effect on the Acquired Companies, taken as a whole, as compared generally to other participants that operate in the industries in which the Acquired Companies operate.
“Company Owned IP” means any Intellectual Property owned or purported to be owned by any of the Acquired Companies.
“Company PSU” means a restricted stock unit granted pursuant to the Company Stock Plan that is subject to both time-based and performance-based vesting conditions.
“Company Restricted Share” means a share of restricted Company Common Stock granted pursuant to the Company Stock Plan.
“Company RSU” means a restricted stock unit or deferred stock unit granted pursuant to the Company Stock Plan that is solely subject to time-based vesting conditions and any deferred stock unit. For the avoidance of doubt, any performance-based restricted stock unit with respect to Shares of Company Common Stock for which performance has been certified in accordance with the Company Stock Plan and the appliable Company PSU agreement thereunder but remains subject to time-based vesting conditions shall be deemed to be a Company RSU.
“Company Source Code” means any source code of any Software owned by an Acquired Company, including in the Business Products.
“Company Stock Option” means an option to acquire shares of Company Common Stock granted pursuant to the Company Stock Plan.
“Company Subsidiary” means each Subsidiary of the Company.
“Company’s Knowledge” means, as to a particular matter, the actual knowledge of any one or more of the individuals listed on Section 1.01(a) of the Company Disclosure Letter.
“Confidentiality Agreement” means the confidentiality agreement, dated as of June 24, 2024, by and between Thoma Bravo, L.P. and the Company.

“consummate” (and with its correlative meanings “consummation” and “consummating”), as such term is used with respect to the Merger, has the meaning ascribed to it in the applicable section of the DGCL.
“Continuing Employees” means those Company Employees immediately before the Effective Time who are employed by the Surviving Corporation or any Subsidiary of the Surviving Corporation immediately following the Effective Time.
“Contract” means any written, binding oral or other agreement, contract, subcontract, lease, binding understanding, instrument, bond, debenture, note, loan or credit agreement, indenture, option, warrant, warranty, purchase order, license, sublicense, insurance policy, or other legally binding commitment, obligation or undertaking.
“Copyleft License” means a license of an item of Software that requires or conditions any rights granted to such Software upon (i) the disclosure, distribution, or licensing of the source code of any other Software, (ii) a requirement that any disclosure, distribution or licensing of any other Software be at no charge, (iii) a requirement that any other licensee of the Software be permitted to modify, make derivative works of, or reverse-engineer any such other Software, or (iv) a requirement that such other Software be redistributable by other licensees or any other imposition of any economic limitation on the commercial exploitation of any other Software.
“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions or mutations thereof or related or associated epidemics, pandemic or disease outbreaks, or any escalation or worsening of any of the foregoing (including any subsequent waves).
“COVID-19 Measures” means any public health, quarantine, “shelter in place,” “stay at home,” social distancing, shut down, closure, sequester, safety or similar law, directive, restriction, guideline, response or recommendation of, or promulgated by, any Governmental Authority, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to COVID-19 or any other epidemic, pandemic, disease outbreak or any escalation or worsening of any of the foregoing.
“Data Protection” means the safeguarding of Business Data by ensuring that it is collected, processed, stored, and shared in a lawful, transparent, and secure manner.
“Data Protection Agreement” means that certain data protection agreement pursuant to which, on the terms and subject to the conditions therein, Diamond and Shield will agree to the processing of personal data.
“Data Room” means the electronic data site established for Project Shield by Datasite on behalf of the Company and to which Parent and its Representatives have been given access in connection with the Transactions.
“Debt Financing Sources” means the agents, arrangers, lenders and other entities that have committed to provide, syndicate or arrange all or any part of the Debt Financing, including the agent and lender parties to any joinder agreements, credit agreements or similar documents entered into in connection therewith, together with their respective Affiliates and their and their respective Affiliates’ officers, directors, employees, controlling persons, agents and representatives and their respective successors and assigns.
“DOJ” means the U.S. Department of Justice.
“Effect” has the meaning set forth in the definition of “Company Material Adverse Effect.”
“Environmental Law” means any Applicable Law relating to (i) pollution, (ii) the protection of the environment or natural resources, (iii) public or worker health or safety or (iv) Releases of or exposure to Hazardous Substances.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” of any entity means any other entity that, together with such entity, would be treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA.

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.
“Existing Credit Facility” means that certain Sixth Amended and Restated Revolving Credit Agreement, dated as of March 23, 2023, as amended by that First Amendment to Sixth Amended and Restated Revolving Credit Agreement, dated September 6, 2023, by and between SecureWorks, Inc., a Georgia corporation, and Dell USA L.P., a Texas limited partnership.
“Financial Institution Requirements” means all Applicable Laws and binding written guidance applicable to third-party critical technology service providers to banks and similar financial institutions, including the guidance issued by the Federal Financial Institutions Examination Council and its constituent bank regulatory agencies.
“Financial Statements” means the Audited Financial Statements and the Unaudited Financial Statements.
“FTC” means the U.S. Federal Trade Commission.
“GAAP” means generally accepted accounting principles in the United States.
“Government Contract” means any Contract for the sale of supplies or services, currently in performance or that has not been closed that is between the Company or the Company Subsidiary on one hand and a Governmental Authority on the other or entered into by the Company or the Company Subsidiary as a subcontractor at any tier in connection with a Contract between another Person and a Governmental Authority.
“Governmental Authority” means any U.S. or non-U.S. federal, national, supra-national, state, provincial, local or other governmental or quasi-governmental department, authority, court, tribunal, commission, council, instrumentality, regulatory body or self-regulatory body (including any securities exchange), or any political or other subdivision, department, agency, council or branch of any of the foregoing, or any arbitrator or arbitral body (public or private) of competent jurisdiction.
“Hazardous Substance” means any pollutant, contaminant, petroleum or any fraction thereof, asbestos or asbestos-containing material, polychlorinated biphenyls, or any hazardous substance, material, waste or agent.
“Healthcare Laws” means Applicable Laws relating to healthcare or the regulation, provision, consultation, management, administration of, and payment for, healthcare items and services applicable to the Business, including: the Federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b); the federal Physician Self-Referral Law (42 U.S.C. 1395nn); the Federal Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a); the Federal Program Fraud Civil Remedies Act (31 U.S.C. § 3801 et seq.); the Federal Health Care Fraud law (18 U.S.C. § 1347); Title XVIII of the Social Security Act (42 U.S.C. §§ 1395-1395lll) (the Medicare statute); Title XIX of the Social Security Act (42 U.S.C. §§ 1396-1396w-7) (the Medicaid statute); the False Claims Act (31 U.S.C. §§ 3729-3733); the False Claim Law (42 U.S.C. § 1320a-7b(a)); the exclusion law (42 U.S.C. § 1320a-7); 42 C.F.R. Part 2; the Deficit Reduction Act of 2005 (Pub. L. 109-171); the Patient Protection and Affordable Care Act of 2010 (Pub. L. 111 – 148); the 21st Century Cures Act (Pub. L. 114-255); HIPAA, 42 C.F.R. Part 2, each of the foregoing as may be amended from time to time any and all rules or regulations promulgated thereunder, and any and all similar state or local Laws.
“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (Title XIII of the American Recovery and Reinvestment Act of 2009), and their implementing regulations set forth at 45 C.F.R. Parts 160, 162, and 164 and applicable state Laws regulating the privacy and security of healthcare and patient records, each as may be amended, modified or supplemented from time to time.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and any rules and regulations promulgated thereunder.
“Indebtedness” of any Person at any date means, without duplication, all obligations of such Person under the applicable governing documentation to pay principal, interest, penalties, fees, guarantees,

reimbursements, damages, “make-whole” amounts, costs of unwinding and other liabilities with respect to (i) indebtedness for borrowed money, whether current or funded, fixed or contingent, secured or unsecured, (ii) indebtedness evidenced by bonds, debentures, notes, mortgages or similar instruments or debt securities, (iii) leases that are required to be capitalized in accordance with GAAP under which such Person is the lessee, (iv) the deferred purchase price of goods or services (other than trade payables or accruals in the ordinary course of business), (v) obligations under interest rate, currency swap, hedging, cap, collar or futures Contracts or other derivative instruments or agreements, (vi) obligations in respect of letters of credit and bankers’ acceptances (other than letters of credit used as security for leases) and (vii) direct or indirect guarantees or other forms of credit support of obligations described in clauses (i) through (vi) above of any Person.
“Intellectual Property” means any and all of the following, and all intellectual property rights and other similar proprietary rights in any jurisdiction, whether registered or unregistered, therein and thereto, including any: (i) patent, patentable invention, or other patent right (including all reissues, divisions, continuations, continuations-in-part, and extensions thereof), (ii) trademark, service mark, trade name, business name, brand name, slogan, logo, trade dress, social media accounts or identifier and all other indicia of origin, together with all goodwill associated therewith, (iii) copyright or work of authorship (whether or not copyrightable) (iv) computer software (in object code, source code, or other format), applications, interfaces, data, databases and related documentation (“Software”), (v) Internet domain names, (vi) trade secrets, know-how, formulae, inventions (whether patentable or not), algorithms, processes, methods, and other proprietary rights and technology, (vii) other intellectual property rights, and (viii) applications, registrations, issuances, extensions or renewals of any asset referenced in any of the foregoing clauses (i) – (vii) with any Governmental Authority.
“Intervening Event” means an event, occurrence, or fact occurring or arising after the date hereof that was not known or reasonably foreseeable to the Company Board as of the date of this Agreement (or, if known, the magnitude or consequences of which were not known or reasonably foreseeable by the Company Board as of the date of this Agreement), other than any event, occurrence, circumstance, development or fact that relates to (a) an Acquisition Proposal (or any proposal or inquiry that constitutes or is reasonably expected to lead to, an Acquisition Proposal) or (b) the mere fact, in and of itself, that the Company meets or exceeds any internal or published projections, forecasts, estimates or predictions of revenue, earnings or other financial or operating metrics for any period ending on or after the date of this Agreement, or changes after the date of this Agreement in the market price of trading volume of the Company Common Stock or the credit rating of the Company (it being understood that the underlying facts, events, changes, developments or set of circumstances relating to or causing any of the foregoing in this clause (b) may be considered and taken into account).
“IRS” means the Internal Revenue Service.
“Lien” means, with respect to any property or asset, any charge, claim, adverse interest, community property interest, pledge, hypothecation, condition, lien (statutory or other), option, security interest, mortgage, deed of trust, encumbrance, easement, encroachment, lease, sublease, license, sublicense, right of way, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership or any interest or restriction similar in substance to any of the foregoing.
“Made Available” means that, prior to the execution of this Agreement, such information, document or material was (i) publicly available on the SEC’s EDGAR database or (ii) made available for review by Parent or Parent’s Representatives in the Data Room or otherwise provided to Parent or Parent’s Representatives by or on behalf of the Company (including in any “clean room” or on an “outside counsel only” basis), in each case at least twenty-four (24) hours prior to the execution and delivery of this Agreement.
“Nasdaq” means the NASDAQ Global Select Market.
“Omnibus Assignment and Assumption Agreement” means the Omnibus Assignment and Assumption Agreement, dated as of the Closing Date, by and between Diamond and certain of its Controlled Affiliates, on the one hand, and the Company and certain of its Subsidiaries on the other hand.
“Option Consideration” means, with respect to any Company Stock Option, an amount equal to the product of (i) the number of Shares issuable under such Company Stock Option multiplied by (ii) the excess

(if any) of (A) the Per Share Amount over (B) the exercise price payable in respect of each Share issuable under such Company Stock Option.
“Order” means, with respect to any Person, any order, injunction, judgment, decision, determination, award, writ, ruling, stipulation, assessment or decree or other similar requirement of, or entered, enacted, adopted, promulgated or applied by, with or under the supervision of, a Governmental Authority or arbitrator.
“Organizational Documents” means, with respect to any Person that is not a natural person, the articles of incorporation, certificate of incorporation, charter, certificates of designations, bylaws, stockholders’ agreement, articles of formation, certificate of formation, operating agreement, partnership agreement, certificate of limited partnership and all other similar documents, instruments or certificates executed, adopted or filed in connection with the creation, formation or organization of such Person, including any amendments thereto or restatements thereof.
“Parent Material Adverse Effect” means any Effect that, individually or in the aggregate with one or more other Effects, does or would reasonably be expected to prevent or materially impede Merger Sub or Parent from consummating the Transactions, on or before the End Date.
“Payoff Deliverables” means customary payoff letters reasonably satisfactory to Parent with respect to Indebtedness and other obligations incurred under the Existing Credit Facility, which shall provide (i) the total amount required to be paid to fully satisfy the applicable Indebtedness and other obligations thereunder (other than those obligations expressly permitted to survive thereunder) (the “Payoff Amounts”), (ii) wire instructions for payment of such Payoff Amounts and (iii) that upon payment of the Payoff Amounts set forth in such payoff letter, all guarantees and Liens, if any, in connection with the applicable Indebtedness and other obligations shall be automatically and immediately released and terminated.
“Permits” means all permits, licenses, consents, franchises, approvals, privileges, immunities, authorizations, exemptions, registrations, certificates, variances and similar rights obtained from a Governmental Authority.
“Permitted Liens” means (i) Liens for Taxes that (A) are not yet due and payable or (B) are being contested in good faith by appropriate proceedings and for which adequate reserves have specifically been established in the Financial Statements, to the extent required by GAAP, (ii) Liens of carriers, warehousemen, mechanics, materialmen, repairmen and other similar common law or statutory Liens arising or incurred in the ordinary course of business that (A) relate to obligations that are not delinquent or (B) the Company or any of the Company Subsidiaries is contesting in good faith by appropriate proceedings and for which adequate reserves have specifically been established in the Audited Balance Sheet, to the extent required by GAAP, (iii) Liens arising under original purchase price conditional sales Contracts and equipment leases with third parties entered into in the ordinary course of business that are not, individually or in the aggregate, material to the Business, taken as a whole, (iv) zoning, entitlement, building and land use ordinances, codes and regulations imposed by any Governmental Authority that are not materially violated by or do not place any material restrictions or limitations on any current use, occupancy or activity conducted by the Company or any of the Company Subsidiaries, (v) in the case of the Leased Property, any Lien to which the fee simple interest (or any superior leasehold interest) is subject so long as such Lien was not due to a default under the Lease Agreements by the Company or any of the Company Subsidiaries, (vi) Liens in favor of the lessors on any personal property located at the demised premises under the Lease Agreements so long as such Lien was not due to a default under the Lease Agreements by the Company or any of the Company Subsidiaries, (vii) easements, rights-of-way, encroachments, restrictions, conditions or imperfections of title or other similar Liens that have arisen in the ordinary course of business which, individually or in the aggregate, do not and would not materially impair the use (or contemplated use), utility or value of the applicable real property or otherwise materially impair the present or contemplated business operations at such location, (viii) non-exclusive licenses of Intellectual Property granted by the Acquired Companies in the ordinary course of business to customers and service providers, (ix) any Liens which are disclosed on the face of the Financial Statements and (x) Liens securing Indebtedness under the Existing Credit Facility that will be discharged at or prior to the Closing.
“Person” means any individual, general or limited partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated organization, joint venture, firm, association or other entity or organization (whether or not a legal entity), including any Governmental Authority (or any department, agency or political subdivision thereof) and any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act.
“Personal Information” means any information or data considered to be “personally identifiable information,” “personal data,” “sensitive personal data,” “personal information” or any similar term under Applicable Law concerning the collection, processing, disclosure, privacy, protection, transfer or other handling, or security of such data or information.
“Proceeding” means any suit (whether civil, criminal, administrative, or judicial), action, charge, complaint, claim litigation, arbitration, proceeding (including any civil, criminal, administrative or appellate proceeding), investigation, audit or SEC “Wells” process, in each case, whether at law or in equity, brought by or pending before any court or other Governmental Authority or any arbitrator or arbitration panel (and, in each case, including if resulting from a claim, charge, complaint, citation or demand).
“Release” means any actual or threatened release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, abandonment, disposing or allowing to escape into the environment (including ambient air (indoor or outdoor), surface water, groundwater, land surface or subsurface strata).
“Representatives” means, with respect to any Person, the directors, officers, employees, financial advisors, attorneys, accountants (other than independent public accountants), consultants, agents and other authorized representatives and advisors of such Person.
“Required Information” means all financial information regarding the Company of the type and form customarily included in marketing documents used to syndicate facilities of the type contemplated by the Debt Commitment Letter and that is reasonably requested for the Debt Financing.
“Sanctioned Country” means any country or region subject to economic sanctions or trade restrictions of the United States, Japan, the United Kingdom, the European Union or the United Nations that broadly prohibit or restrict dealings with such country or region (currently Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called “Donetsk People’s Republic” and the so-called “Luhansk People’s Republic” regions of Ukraine and the non-government controlled areas of the Zaporizhzhia and Kherson regions of Ukraine).
“Sanctioned Person” means any Person subject to economic sanctions, trade restrictions, or similar restrictions under any Sanctions Laws, including (i) any Person identified in any sanctions list maintained by (A) the U.S. government, including the U.S. Department of Treasury, Office of Foreign Assets Control, the U.S. Department of Commerce, Bureau of Industry and Security, and the U.S. Department of State; (B) the government of Japan; (C) the government of the United Kingdom, including HM Treasury; (D) the European Union; or (E) the United Nations Security Council; (ii) any Person located, organized, or resident in, or a government instrumentality of, any Sanctioned Country; and (iii) any Person directly or indirectly owned or controlled by or acting for the benefit or on behalf of a Person described in clause (i) or (ii).
“Sanctions Laws” means all Applicable Laws concerning embargoes, economic sanctions, export or import controls or restrictions, the ability to make or receive international payments, the ability to engage in international transactions, or the ability to take an ownership interest in assets located in a foreign country, including those administered by Office of Foreign Assets Control of the U.S. Department of Treasury, the Bureau of Industry and Security of the U.S. Department of Commerce, and the U.S. Department of State, the United Nations Security Council, the European Union or HM Treasury and any other similar laws of any other jurisdiction.
“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.
“SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder.

“Security Incident” means any actual breach of security (including any successful phishing incident, ransomware or malware attack), unauthorized Processing of Personal Information, trade secrets or other confidential information, or other cyber or security incident affecting or with respect to (a) any of the Business Systems owned or controlled by any Acquired Company or (b) data or information (including trade secrets and Personal Information) owned or Processed by or on behalf of any Acquired Company.
“Solvent” means, when used with respect to any Person, that, on a consolidated basis as of any date of determination, (i) the amount of the “fair saleable value” of the assets of such Person will, as of such date, exceed (A) the amount of all liabilities of such Person, as of such date, as such amounts are determined in accordance with Applicable Law governing determinations of the insolvency of debtors, and (B) the amount that will be required to pay the probable liabilities of such Person on its debts as such debts become absolute and matured, (ii) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, (iii) such Person will be able to pay its liabilities and debts as they mature and (iv) such Person is not insolvent under Applicable Law.
“Subsidiary” means, with respect to any Person, any other Person with respect to which such first Person (alone or in combination with any of such first Person’s other Subsidiaries) owns (i) capital stock or other equity interests having the ordinary voting power to elect a majority of the board of directors or other governing body of such Person or (ii) a majority of the outstanding voting securities of such Person.
“Superior Proposal” means a bona fide written Acquisition Proposal (provided that for purposes of this definition the references to “at least twenty five percent (25%)” in the definition of Acquisition Transaction shall be deemed to be references to “more than fifty percent (50%)”) made by a Third Party that (i) was not solicited in violation of Section 6.02(a) in any material respect and (ii) the Company Board determines in its good faith judgment (after consultation with its financial advisors and outside legal counsel) (A) is reasonably likely to be consummated in accordance with its terms, taking into account all legal, regulatory and financing aspects of the proposal (including certainty of closing) and the identity of the Person making the proposal and other aspects of the Acquisition Proposal the Company Board deems relevant and (B) would, if consummated, result in a transaction that is more favorable to the Company’s stockholders than the Merger.
“Tax” means any tax or other similar governmental assessment or charge of any kind whatsoever, including income, franchise, profits, corporations, gross receipts, transfer, excise, property, sales, use, value-added, ad valorem, license, capital, wage, employment, payroll, withholding, social security, severance, occupation, import, custom, stamp, alternative, add-on minimum, environmental or other governmental taxes or charges (including taxes, charges, or other assessments which are imposed upon or incurred under Treasury Regulation §1.1502-6 (or any similar provision of state, local or foreign law) as a result of membership in an affiliated, consolidated, combined or unitary group for Tax purposes, or as transferee or successor, by contract or otherwise), together with any interest, penalty, or addition to tax with respect thereto, whether disputed or not and including any obligations to indemnify or otherwise assume or succeed to the Tax liability of any other Person (other than any such obligations arising under commercial agreements or arrangements entered into in the ordinary course of business).
“Tax Return” means any report, return, document, declaration or information return required to be filed with or supplied to a Taxing Authority (including any amendments thereto and including any schedule or statement thereto).
“Taxing Authority” means any Governmental Authority exercising any authority to determine, impose, regulate, collect, levy, assess, enforce or administer any Tax.
“Third Party” means any Person or “group” (as defined under Section 13(d) of the Exchange Act) of Persons, other than Parent, Merger Sub, the Company or any of their respective Affiliates or Representatives (solely in their capacity as such).
“Transaction Documents” means, collectively, the Support Agreement, the Transition Services Agreement, the GESA, the IP Matters Agreement, the Subcontractor Agreement and the certificates delivered pursuant to Section 7.02(c) and Section 7.02(c).

“Transaction Litigation” means any claim or Proceeding against the Company, its Subsidiaries or any of its or their respective stockholders, directors or officers (including any class action or derivative litigation) relating, directly or indirectly, to this Agreement, the Merger or the other Transactions, including disclosures made under securities laws and regulations related thereto.
“Treasury Regulations” means the regulations promulgated under the Code by the United States Department of Treasury.
“Unaudited Balance Sheet” means the unaudited condensed consolidated balance sheet of the Acquired Companies, as of August 2, 2024, included in the Company SEC Documents.
“Unaudited Balance Sheet Date” means the date of the Unaudited Balance Sheet.
“Unaudited Financial Statements” means the unaudited condensed consolidated financial statements of the Acquired Companies consisting of the Unaudited Balance Sheet and all of the related condensed consolidated statements of income and comprehensive income, cash flows and equity of the Acquired Companies as of and for the three (3) and six (6) months ended August 2, 2024 (including, in each case, any related notes thereto), included in the Company SEC Documents.
“Union” means any labor union, trade union, works council, or similar employee representative body representing one or more current or former employees of the Company or any of the Company Subsidiaries.
“WARN Act” means the federal Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar Applicable Law.
“Willful Breach” means, with respect to any representation, warranty, agreement or covenant in this Agreement, an act or omission (including a failure to cure circumstances) where the breaching party knows such action or omission is or would reasonably be expected to result in a breach of this Agreement.
(b)   Each of the following terms is defined in the Section set forth opposite such term:
Term	Section
Agreement	Preamble
Alternative Acquisition Agreement	6.02(c)
Alternative Financing	6.06(b)
Bankruptcy and Equity Exceptions	4.03(a)
Business Data	4.21(f)
Business IP	4.23(a)
Capitalization Date	4.07(a)
Certificate of Merger	2.02(a)
Certificates	2.04(a)
Change in Recommendation	6.02(c)
Class A Common Stock	4.07(a)
Class B Common Stock	4.07(a)
Closing	2.01
Company Board	Recitals
Company Common Stock	4.07(a)
Company Disclosure Letter	4
Company Employee Plan	4.19(e)
Company Employees	4.19(e)
Company Preferred Stock	4.07(a)
Company Recommendation	4.03(b)
Company Related Parties	9.04(i)

Term	Section
Company SEC Documents	4.09(a)
Company Securities	4.07(c)
Company Termination Fee	9.04(b)
Compensation Committee	2.06(e)
Converted Cash Award	2.06(c)(ii)
Current Policy	6.10(b)
Current Premium	6.10(b)
Debt Commitment Letter	5.10(a)
Debt Financing	5.10(a)
Delaware Secretary	2.02(a)
DGCL	Recitals
Diamond	Recitals
Diamond Employee Plan	4.19(a)
Dissenting Shares	2.05
Effect	1.01(a)
Effective Time	2.02(b)
Employee Plan	4.19(a)
End Date	8.01(b)(i)
Environmental Permits	4.22(a)
Excluded Benefits	6.05(a)
Exclusive Rights	4.16(b)(iv)
Filed Company Contract	4.16(a)
Foreign Employee Plan	4.19(l)
GESA	Recitals
Indemnified Party	6.10(a)
Information Statement	6.03(b)(i)
Lease Agreement	4.24(b)
Leased Property	4.24(b)
Material Customers	4.16(b)(viii)
Material Suppliers	4.16(b)(ix)
Merger	Recitals
Merger Consideration	2.03(a)
Merger Sub	Preamble
Morgan Stanley	Section 4.27
Parent	Preamble
Parent Benefit Plans	6.05(c)
Parent Disclosure Letter	5
Parent Related Parties	9.04(j)
Paying Agent	2.04(a)
Payment Fund	2.04(a)
Per Share Amount	Recitals
Piper Sandler	Section 4.27
Pre-Closing Period	6.01(a)

Term	Section
Process	4.21(f)
Required Amount	5.10(a)
Requisite Stockholder Approval	4.04
Schedule 14D-9	2
Share	Recitals
Software	1.01(a)
Specified Contract	4.16(b)
Subcontractor Agreement	Recitals
Superior Proposal Notice	6.02(e)
Support Agreement	Recitals
Surviving Corporation	2.02(c)
Surviving Corporation Common Stock	2.03(e)
Transactions	Recitals
Transition Services Agreement	Recitals
Unvested Company RSU	2.06(b)(ii)
UPE	6.11(b)
Vested Company RSU	Section 2.06(c)(i)
Written Consent	4.04
Section 1.02.   Other Definitional and Interpretative Provisions.   The words “hereof,” “herein,” “hereto” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The headings and captions contained herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits, Annexes and Schedules are to Articles, Sections, Exhibits, Annexes and Schedules of this Agreement unless otherwise specified and references to clauses without a cross-reference to a Section or subsection are references to clauses within the same Section or subsection. All Exhibits, Annexes and Schedules attached hereto or referred to herein (but not, for the avoidance of doubt, in the Schedules) are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit, Annex or Schedule but not otherwise defined therein shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. The words “ordinary course of business” or similar phrases shall be deemed to be followed by “consistent with past practices of the Company or consistent with the then-current practices in similar circumstances of other companies generally in the industry in which the Company operates.” References (i) to “$” and “dollars” are to the currency of the United States and (ii) to “days” shall be to calendar days unless otherwise indicated. The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if.” The word “or” shall be disjunctive, but not exclusive. References to “from” or “through” any date mean, unless otherwise specified, from and including or through and including such date, respectively. No summary of this Agreement or any Exhibit, Annex, Schedule or other document delivered herewith prepared by or on behalf of any party will affect the meaning or interpretation of this Agreement or such Exhibit, Annex or Schedule. Any reference in this Agreement to a date or time shall be deemed to be such date or time in the City of New York, New York, U.S.A., unless otherwise specified. Any Contract, instrument or law defined or referred to herein means such Contract, instrument or law as from time to time amended, modified or supplemented prior to the date hereof (provided that for purposes of any representations and warranties contained in this Agreement that are made as of a specific date or dates, references to (x) any statute shall be deemed to refer to such statute, as amended and (y) any rules or regulations promulgated thereunder, in each case, as of such date). Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms.
ARTICLE 2
THE MERGER
Section 2.01.   The Closing.   Upon the terms and subject to the conditions set forth in this Agreement, the closing of the Merger (the “Closing”) will take place on the date that is the later to occur of (i) four (4) Business Days after the satisfaction or, to the extent permitted hereunder and by Applicable Law, waiver of all conditions set forth in Article 7 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted hereunder and by Applicable Law) of such conditions) and (ii) the date that is forty five (45) days following the date hereof, unless this Agreement has been terminated pursuant to its terms or unless another time or date is agreed to in writing by the parties hereto. The Closing shall be held remotely by exchange of documents and signatures (or their electronic counterparts), unless another place is agreed upon in writing by the parties hereto.
Section 2.02.   The Merger.
(a)   Effecting the Merger.   Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, as promptly as practicable on the Closing Date, Parent, Merger Sub and the Company shall (i) cause a certificate of merger in such form as required by and in accordance with the applicable provisions of the DGCL (the “Certificate of Merger”) to be executed and filed with the Office of the Secretary of State of the State of Delaware (the “Delaware Secretary”) and (ii) take all other necessary or appropriate action to cause the Merger to be effected under the applicable provisions of the DGCL.
(b)   Effective Time.   The Merger shall become effective on such date and at such time as the Certificate of Merger has been duly filed with the Delaware Secretary or at such later time and date as may be agreed by the parties in writing and specified in the Certificate of Merger in accordance with the DGCL (the “Effective Time”).
(c)   Surviving Corporation.   At the Effective Time, Merger Sub shall be merged with and into the Company in accordance with the DGCL, whereupon the separate existence of Merger Sub shall cease, and the Company shall be the surviving corporation in the Merger (the “Surviving Corporation”) and shall become a wholly owned Subsidiary of Parent, and the separate corporate existence of the Company, with all its rights, privileges, immunities, powers and franchises, shall continue unaffected by the Merger. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the properties, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.
(d)   Effects of the Merger.   The Merger shall have the effects set forth in the applicable provisions of the DGCL, this Agreement and the Certificate of Merger.
Section 2.03.   Conversion of Shares.   At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or any stockholder thereof or any other Person:
(a)   except as otherwise provided in Section 2.03(b), Section 2.03(c), Section 2.03(d), or Section 2.05, each Share issued and outstanding immediately prior to the Effective Time shall (i) be converted automatically into the right to receive the Per Share Amount in cash, without interest (the “Merger Consideration”) and (ii) upon conversion thereof in accordance with this Section 2.03(a), cease to be outstanding and shall automatically be canceled and cease to exist and each holder of a Certificate representing any such Shares shall have only the right to receive the Merger Consideration with respect thereto in accordance with Section 2.04;
(b)   each Share owned by Parent, Merger Sub or any other direct or indirect wholly owned Subsidiary of Parent or Merger Sub immediately prior to the Effective Time shall be canceled and cease to exist, and no consideration shall be paid or delivered in exchange therefor and each holder of a Certificate representing any such Shares shall cease to have any rights with respect thereto;
(c)   each Share held in the Company’s treasury immediately prior to the Effective Time shall be canceled and cease to exist, and no consideration shall be paid or delivered in exchange therefor and each holder of a Certificate representing any such Shares shall cease to have any rights with respect thereto;
(d)   each Share owned by any direct or indirect wholly owned Subsidiary of the Company immediately prior to the Effective Time shall be canceled and cease to exist, and no consideration shall be paid or delivered in exchange therefor and each holder of a Certificate representing any such Shares shall cease to have any rights with respect thereto; and
(e)   each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one fully paid, nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation (the “Surviving Corporation Common Stock”), which shall constitute the only outstanding shares of capital stock of the Surviving Corporation as of immediately following the Effective Time.
Section 2.04.   Surrender and Payment.
(a)   Paying Agent; Payment Fund.   Prior to the Closing Date, Parent shall appoint a paying agent reasonably acceptable to the Company to act as agent (the “Paying Agent”) for the holders of Shares to receive the aggregate Merger Consideration to which the holders of such Shares shall become entitled pursuant to Section 2.03(a). On or prior to the Closing Date, Parent shall deposit, or shall cause to be deposited, with the Paying Agent cash sufficient to pay the aggregate Merger Consideration payable pursuant to Section 2.03 (together with the amount deposited pursuant to the immediately preceding sentence, the “Payment Fund”). To the extent the Payment Fund diminishes for any reason below the level required to make prompt payment of any outstanding Merger Consideration to be paid in exchange for Shares converted in the Merger pursuant to Section 2.03(a) (including Dissenting Shares losing their status as such), Parent and the Surviving Corporation shall promptly replace or restore the lost portion of such Payment Fund so as to ensure that it is, at all times, maintained at a level sufficient to make such payments. The Payment Fund shall not be used for any purpose other than to pay the Merger Consideration in the Merger. The Payment Fund shall be invested by the Paying Agent as directed by the Surviving Corporation; provided that such investments shall be in obligations of or guaranteed by the United States of America in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1 billion, or in money market funds having a rating in the highest investment category granted by a recognized credit rating agency at the time of acquisition or a combination of the foregoing and, in any such case, no such instrument shall have a maturity exceeding three (3) months. Promptly after the Effective Time and in any event no later than three (3) Business Days after the Effective Time, Parent shall send, or shall cause the Paying Agent to send, to each record holder of Shares at the Effective Time, in each case whose Shares were converted into the right to receive the Merger Consideration pursuant to Section 2.03(a), a letter of transmittal and instructions (which shall specify that delivery of the Shares shall be effected, and risk of loss and title shall pass, only upon proper delivery or transfer of the certificate representing the Shares (collectively, the “Certificates”; provided, however, that any references herein to “Certificates” are deemed to include references to effective affidavits of loss in accordance with Section 2.10 or to book-entry account statements relating to the ownership of Shares, as applicable) to the Paying Agent and shall be in such form and have such other provisions as Parent may reasonably specify for use in effecting the surrender of Certificates in exchange for payment of the Merger Consideration for each Share).
(b)   Surrender of Shares.   Each holder of Shares that have been converted into the right to receive the Merger Consideration shall be entitled to receive the Merger Consideration in respect of the Shares represented by a Certificate promptly upon (i) surrender to the Paying Agent of the Certificate (provided, however, that delivery of a book-entry statement shall not be required in respect of any uncertificated Shares held of record in book-entry), together with a duly completed and validly executed letter of transmittal and such other documents as may reasonably be requested by the Paying Agent, or (ii) receipt of an “agent’s message” by the Paying Agent (or such other evidence, if any, of transfer as the Paying Agent may reasonably request) in the case of the exchange of book-entry Shares. Until so surrendered or transferred, each such Certificate shall represent, after the Effective Time for all purposes, only the right to receive such Merger Consideration. No interest shall be paid or accrued on the cash payable upon the surrender or transfer of such Certificate.
(c)   Unregistered Transferees.   If any portion of the aggregate Merger Consideration to be paid in respect of any Certificate is to be paid to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition to such payment that (i) either such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer and (ii) the Person requesting such payment shall either pay to the Paying Agent any transfer Tax required as a result of such payment being made to a Person other than the registered holder of such Certificate or otherwise establish to the reasonable satisfaction of the Paying Agent that such Tax has been paid or is not payable.
(d)   No Other Rights.   The Merger Consideration paid upon the surrender of Certificates or book-entry Shares (provided, however, that delivery of a book-entry statement shall not be required in respect of any uncertificated Shares held of record in book-entry) in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares formerly represented by such Certificate or book-entry Share and from and after the Effective Time, the Surviving Corporation shall not permit any further registration of transfers of Shares on the stock transfer books of the Surviving Corporation. If, after the Effective Time, any Certificate is presented to the Surviving Corporation, Parent or the Paying Agent for transfer, the holder of such Certificates shall be given a copy of a letter of transmittal and instructed to comply with the instructions therein in order to receive the Merger Consideration to which such holder is entitled pursuant to the Merger. From and after the Effective Time, the holders of the Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except to receive, upon surrender of a Certificate or book-entry Share pursuant to and in accordance with this Section 2.04, the Merger Consideration in respect of each Share represented thereby, except as otherwise provided herein or by Applicable Law.
(e)   Termination of the Payment Fund.   Any portion of the Payment Fund that remains unclaimed by the holders of Shares at any time following the date that is twelve (12) months after the Effective Time shall be delivered to Parent, upon demand, and any such holder who has not exchanged Shares for the Merger Consideration in accordance with this Section 2.04 prior to that time shall, subject to abandoned property, escheat or other Applicable Laws, thereafter look only to Parent or the Surviving Corporation (subject to Section 2.09) as general creditors thereof for payment of the Merger Consideration.
Section 2.05.   Dissenting Shares.   Notwithstanding Section 2.04 or any other provision of this Agreement to the contrary, Shares issued and outstanding immediately prior to the Effective Time (other than Shares cancelled pursuant to Section 2.03(b), Section 2.03(c) or Section 2.03(d)) and held by a holder who is entitled to demand appraisal and who has properly demanded appraisal of such Shares in accordance with Section 262 of the DGCL and, as of the Effective Time, has neither effectively withdrawn nor lost such holder’s right to appraisal pursuant to the DGCL with respect to such Shares (any such Shares, “Dissenting Shares”) shall not be converted into a right to receive the Merger Consideration but instead shall be entitled only to such rights as are granted by Section 262 of the DGCL; provided, however, that if, after the Effective Time, such holder fails to perfect, withdraws, waives or otherwise loses such holder’s right to appraisal pursuant to Section 262 of the DGCL or if a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262 of the DGCL, then the right of such holder to be paid the fair value of such Dissenting Shares shall cease and such holder’s Shares shall be deemed to have been converted as of the Effective Time into the right to receive the Merger Consideration in accordance with Section 2.03(a), without interest thereon, upon surrender of such Certificate formerly representing such Shares. The Company shall provide Parent with prompt written notice of any demands received by the Company for appraisal of any Shares, any withdrawal of any such demand and any other demand, notice and/or instrument delivered to the Company prior to the Effective Time pursuant to Section 262 of the DGCL that relates to such demand, and Parent shall have the opportunity and right to participate in all negotiations and proceedings with respect to such demands. Except with the prior written consent of Parent, or if required by Applicable Law, the Company shall not make any payment with respect to, or offer to settle or settle, any such demands.

Section 2.06.   Company Stock Options; Company Restricted Shares; Company RSUs; Company PSUs.
(a)   Company Stock Options.
(i)   Vested Company Options.   At the Effective Time, each Company Stock Option that is vested, outstanding and unexercised immediately prior to the Effective Time (a “Vested Company Stock Option”) shall be canceled as of immediately prior to, and contingent upon, the Effective Time (without regard to the exercise price of such Vested Company Stock Option) in exchange for the right to receive a lump-sum cash payment, less applicable Tax withholdings, equal to the amount of the Option Consideration, if any, with respect to such Vested Company Stock Option; provided, however, that if the per-share exercise price of any such Vested Company Stock Option is equal to or greater than the Per Share Amount, such Vested Company Stock Option shall be canceled and terminated without any cash payment being made in respect thereof.
(ii)   Unvested Company Options.   At the Effective Time, each Company Stock Option that is not a Vested Company Option (an “Unvested Company Stock Option”) shall be canceled as of immediately prior to, and contingent upon, the Effective Time (without regard to the exercise price of such Unvested Company Stock Option) in exchange for the right to receive an aggregate amount in cash, without interest, less applicable Tax withholdings (a “Converted Option Cash Award”) equal to the amount of the Option Consideration, if any, with respect to such Unvested Company Stock Option; provided, however, that if the per-share exercise price of any such Unvested Company Stock Option is equal to or greater than the Per Share Amount, such Unvested Company Stock Option shall be canceled and terminated without any cash payment being made in respect thereof. Subject to the holder’s continued service with Parent and its Affiliates (including the Surviving Corporation and its Subsidiaries) through the applicable vesting dates, such Converted Option Cash Award will vest and become payable at the same time as the Unvested Company Stock Option award from which it was converted would have vested pursuant to its terms and shall otherwise remain subject to the same terms and conditions as applied to such Unvested Company Stock Option award immediately prior to the Effective Time (including time-based or service-based vesting conditions and any terms related to vesting acceleration upon termination of employment and change in control treatment), except for terms rendered inoperative by reason of the consummation of the Merger and for such other administrative or ministerial changes as in the reasonable and good faith determination of Parent are appropriate to conform the Converted Option Cash Award.
(b)   Restricted Shares.
(i)   Vested Company Restricted Shares.   Each Company Restricted Share that vests upon the occurrence of the Effective Time by its terms and without any action by the Company and is outstanding immediately prior to the Effective Time (a “Vested Company Restricted Share”) shall, automatically and without any required action on the part of Parent, the Company or the holder thereof, become fully vested, and shall be treated in accordance with Section 2.03 above.
(ii)   Unvested Company Restricted Shares.   Each Company Restricted Share that is outstanding and is not a Vested Company Restricted Share (an “Unvested Company Restricted Share”) shall, without any action on the part of Parent, the Company or the holder thereof, be canceled as of immediately prior to, and contingent upon, the Effective Time in exchange for the contingent right to receive from Parent or the Surviving Corporation an aggregate amount in cash, without interest, less applicable Tax withholdings (a “Converted Cash RS”) equal to the Per Share Amount. Subject to the holder’s continued service with Parent and its Affiliates (including the Surviving Corporation and its Subsidiaries) through the applicable vesting dates, such Converted Cash RS will vest and become payable at the same time as the Unvested Company Restricted Share from which it was converted would have vested pursuant to its terms and shall otherwise remain subject to the same terms and conditions as applied to such Unvested Company Restricted Share immediately prior to the Effective Time (including time-based or service-based vesting conditions and any terms related to vesting acceleration upon termination of employment and change in control treatment), except for terms rendered inoperative by reason of the consummation of the Merger and for such other administrative or ministerial changes as in the reasonable and good faith determination of Parent are appropriate to conform the Converted Cash RS.

(c)   Company RSUs.
(i)   Vested Company RSUs.   Each Company RSU award that is vested (but not yet settled) or vests upon the occurrence of the Effective Time by its terms and without any action by the Company and is outstanding immediately prior to the consummation of the Merger (a “Vested Company RSU”), shall, without any action on the part of Parent, the Company or the holder thereof, be canceled as of immediately prior to, and contingent upon, the Effective Time in exchange for the right to receive, in full satisfaction of the rights of such holder with respect thereto, a lump-sum cash payment (without interest), less applicable Tax withholdings, equal to the Per Share Amount multiplied by the aggregate number of Shares of Company Common Stock subject to such Vested Company RSU award immediately before the consummation of the Merger. For the avoidance of doubt, any Company RSU held by a non-employee member of the Company Board shall be a Vested Company RSU.
(ii)   Unvested Company RSUs.   Each Company RSU award that is outstanding and is not a Vested Company RSU (an “Unvested Company RSU”) award, shall, without any action on the part of Parent, the Company or the holder thereof, be canceled as of immediately prior to, and contingent upon, the Effective Time in exchange for the contingent right to receive from Parent or the Surviving Corporation an aggregate amount in cash, without interest, less applicable Tax withholdings (a “Converted Cash Award”) equal to the Per Share Amount multiplied by the aggregate number of Shares of Company Common Stock subject to such Unvested Company RSU award immediately before the consummation of the Merger. Subject to the holder’s continued service with Parent and its Affiliates (including the Surviving Corporation and its Subsidiaries) through the applicable vesting dates, such Converted Cash Award will vest and become payable at the same time as the Unvested Company RSU award from which it was converted would have vested and been settled pursuant to its terms and shall otherwise remain subject to the same terms and conditions as applied to such Unvested Company RSU award immediately prior to the Effective Time (including time-based or service-based vesting conditions and any terms related to vesting acceleration upon termination of employment and change in control treatment), except for terms rendered inoperative by reason of the consummation of the Merger and for such other administrative or ministerial changes as in the reasonable and good faith determination of Parent are appropriate to conform the Converted Cash Award.
(d)   Company PSUs.
(i)   Vested Company PSUs.   Each Company PSU award that is earned and vested (but not yet settled) or is earned and vests upon the occurrence of the Effective Time by its terms and without any action by the Company and is outstanding immediately prior to the consummation of the Merger (a “Vested Company PSU”), shall, without any action on the part of Parent, the Company or the holder thereof, be canceled as of immediately prior to, and contingent upon, the Effective Time in exchange for the right to receive, in full satisfaction of the rights of such holder with respect thereto, a lump-sum cash payment (without interest), less applicable Tax withholdings, equal to the Per Share Amount multiplied by the aggregate number of Shares of Company Common Stock subject to such Vested Company PSU award immediately before the consummation of the Merger.
(ii)   Unvested Company PSUs.   Each Company PSU award that is outstanding and is not a Vested Company PSU Award (an “Unvested Company PSU”), shall, without any action on the part of Parent, the Company or the holder thereof, be (A) deemed achieved at the greater of target or actual performance level through the Effective Time, and (B) canceled as of immediately prior to, and contingent upon, the Effective Time in exchange for the contingent right to receive from Parent or the Surviving Corporation a Converted Cash Award equal to the Per Share Amount multiplied by the aggregate number of Shares of Company Common Stock subject to such Company PSU award immediately before the consummation of the Merger. Subject to the holder’s continued service with Parent and its Affiliates (including the Surviving Corporation and its Subsidiaries) through the applicable vesting dates, such Converted Cash Award will vest and become payable at the same time as the Unvested Company PSU award from which it was converted would have vested and been settled pursuant to its terms and shall otherwise remain subject to the same terms and conditions as applied to such Unvested Company PSU award immediately prior to the Effective Time (excluding any applicable performance-based vesting conditions but including time-based or service-based vesting conditions and any terms related to vesting acceleration upon termination of employment and change in control treatment), except for terms rendered inoperative by reason of the consummation of the Merger and for such other administrative or ministerial changes as in the reasonable and good faith determination of Parent are appropriate to conform the Converted Cash Award.
(e)   At or prior to the Effective Time, the Company, the Company Board and the Compensation Committee of the Company Board (the “Compensation Committee”), as applicable, shall adopt any resolutions and take any actions that are necessary to effectuate the provisions of this Section 2.06 (including the satisfaction of the requirements of Rule 16b-3(e) promulgated under the Exchange Act) and to provide that, from and after the Closing, “poor performance” shall not apply in the definition of “Cause” contained in the Company Stock Plan; such that, following the Effective Time, there shall be no outstanding Company Equity Awards (whether vested or unvested), other than the Converted Option Cash Awards, Converted Cash RS and Converted Cash Awards that remain outstanding pursuant to Section 2.06. Without limiting the foregoing, the Company will take all necessary actions to ensure that, following the Effective Time, no participant in the Company Stock Plan will have any right thereunder to acquire any equity securities or equity-based awards of the Company, the Surviving Corporation or any of their respective Subsidiaries. No later than ten (10) Business Days prior to Closing, the Company shall provide to Parent or its counsel for review drafts of any documentation prepared by the Company or its counsel to effectuate the foregoing and shall incorporate in good faith Parent’s reasonable comments thereto.
(f)   As soon as reasonably practicable after the Effective Time (but no later than the later of (i) five (5) days after the Effective Time and (ii) the payroll date after the Effective Time), the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, pay the amounts provided for in Section 2.06(a)(i), Section 2.06(b)(i), Section 2.06(c)(i) and Section 2.06(d)(i) that are payable with respect to Vested Company Stock Options, Vested Company Restricted Shares, Vested Company RSUs and Vested Company PSUs, respectively, through, to the extent applicable, the Surviving Corporation’s payroll to the holders of Vested Company Stock Options, Vested Company Restricted Shares, Vested Company RSUs and Vested Company PSUs, respectively. At the Effective Time, each holder of a Company Stock Option, Company Restricted Share, Company RSU or Company PSU shall cease to have any rights with respect thereto, except the right or conditional right, as applicable, to receive the payments provided for under this Section 2.06. Notwithstanding anything in this Section 2.06 to the contrary, (A) with respect to any Company Equity Award held by a non-employee member of the Company Board, such payment shall be made through the Surviving Corporation’s standard accounts payable procedures and (B) with respect to Company Equity Awards held by individuals subject to Taxes imposed by the Laws of a country other than the United States, the Parties shall use commercially reasonable efforts to cooperate in good faith prior to the Effective Time to minimize the Tax impact of the provisions set forth in this Section 2.06 (it being understood that Parent and Merger Sub need not take, and the Company shall not take, any action which would increase the costs associated with terminating the Company Equity Awards).
(g)   To the extent a payment pursuant in this Section 2.06 would trigger a Tax or penalty under Section 409A of the Code, such payment shall be made on the earliest date that payment would not trigger such Tax or penalty.
Section 2.07.   Adjustments.   If, during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Company shall occur, including by reason of any reclassification, recapitalization, consolidation, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend or similar transaction, all references herein to a specified number of shares affected thereby, and any calculations that are based upon such numbers of shares affected thereby, including the Per Share Amount, the Merger Consideration and any other amounts payable pursuant to this Agreement, shall be appropriately adjusted.
Section 2.08.   Withholding Rights.   Notwithstanding any other provision of this Agreement, each of Parent, the Company, Merger Sub, the Surviving Corporation and the Paying Agent shall be entitled (i) to deduct and withhold (or cause to be deducted or withheld) from the consideration otherwise payable to any Person pursuant to this Agreement such amounts as may be required to be deducted or withheld from such payment under any provision of any applicable Tax law and (ii) to request any necessary Tax forms, including Form W-9 or the appropriate series of Form W-8, as applicable, or any similar information, from any Person to whom a payment is required to be made pursuant to this Agreement. To the extent that amounts are so deducted and withheld by Parent, the Company, Merger Sub, the Surviving Corporation or the

Paying Agent, as the case may be, such amounts shall (i) be paid to the appropriate Taxing Authorities and (ii) to the extent paid to the appropriate Taxing Authorities, be treated for all purposes of this Agreement as having been paid to the Person in respect of which Parent, the Company, Merger Sub, the Surviving Corporation or the Paying Agent, as the case may be, made such deduction and withholding.
Section 2.09.   No Liability.   None of Parent, Merger Sub, the Company, the Surviving Corporation or any of their respective Subsidiaries, or the Paying Agent, shall be liable to any Person in respect of any cash from the Payment Fund delivered to a public official pursuant to and in accordance with any applicable abandoned property, escheat or similar Applicable Law. If any Certificate shall not have been surrendered immediately prior to such date on which any amounts payable pursuant to this Article 2 would otherwise escheat to or become the property of any Governmental Authority, any such amounts shall, to the extent permitted by Applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto.
Section 2.10.   Lost Certificates.   If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if reasonably required by Parent or the Paying Agent, the posting by such Person of a bond, in such customary amount as Parent or the Paying Agent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be paid in respect of the Shares formerly represented by such Certificate, as contemplated under this Article 2.
Section 2.11.   Closing of Transfer Books.   At the Effective Time, the stock transfer books of the Company shall be closed, and no transfer of Shares shall thereafter be made.
Section 2.12.   Further Action.   If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company or otherwise) to take, and shall take, all such action.
ARTICLE 3
THE SURVIVING CORPORATION
Section 3.01.   Certificate of Incorporation.   At the Effective Time and without any further action on the part of the Company and Merger Sub, the certificate of incorporation of the Company as in effect immediately prior to the Effective Time shall be amended and restated in its entirety as set forth on Exhibit B and, as so amended and restated, will be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with its terms and the DGCL (but subject to Section 6.10).
Section 3.02.   Bylaws.   The parties hereto shall take all necessary action such that the bylaws of the Company, as in effect immediately prior to the Effective Time, shall be amended and restated as of the Effective Time to be in the form of the bylaws of Merger Sub as in effect immediately prior to the Effective Time (except (i) that all references therein to Merger Sub shall be amended to become references to the Surviving Corporation and (ii) for any changes as shall be necessary to comply with Section 6.10) and, as so amended and restated, will be the bylaws of the Surviving Corporation until thereafter amended in accordance with its terms, the certificate of incorporation of the Surviving Corporation and the DGCL (but subject to Section 6.10).
Section 3.03.   Directors and Officers.   The parties shall take all necessary action such that, from and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with Applicable Law, or until their earlier death, resignation or removal in accordance with the Organizational Documents of the Surviving Corporation, (i) the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation and (ii) the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation.
ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except (a) as disclosed in the Company SEC Documents filed with the SEC on or after January 1, 2022 and prior to the date of this Agreement (other than as set forth in the forward-looking statements or the “risk factors” contained therein or other disclosures that are predictive, cautionary or forward-looking in nature) (it being acknowledged that nothing disclosed in the Company SEC Documents will be deemed to modify or qualify the representations and warranties set forth in Section 4.07 or clause (b) of Section 4.11) or (b) as set forth in the Company Disclosure Letter (each section or subsection of which qualifies the correspondingly numbered and lettered representation and warranty in this Article 4 to the extent specified therein and the representations and warranties in such other applicable sections or subsections of this Agreement to the extent that it is reasonably apparent on its face upon reading the disclosure contained in such section or subsection of the Company Disclosure Letter that such disclosure is responsive to such other numbered and lettered Section or subsection of this Article 4) delivered by the Company to Parent and Merger Sub prior to the execution of this Agreement (the “Company Disclosure Letter”), the Company hereby represents and warrants to Parent and Merger Sub as follows:
Section 4.01.   Corporate Existence and Power.   The Company is a corporation duly incorporated, validly existing and in good standing under the Applicable Law of the State of Delaware. The Company has full power and authority required to carry on its business as conducted as of the date of this Agreement. The Company is duly licensed and qualified to do business as a foreign corporation and is in good standing (to the extent a concept of “good standing” is applicable) in each jurisdiction where such qualification is necessary, except for those jurisdictions where the failure to be so licensed, qualified or in good standing have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has full power and authority required to own, lease and operate the assets and properties that it purports to own, lease and operate, except where any failure thereof has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 4.02.   Organizational Documents.   The Organizational Documents that are incorporated by reference as exhibits to the Company’s Annual Report on Form 10-K for the fiscal year ended February 2, 2024, are true, correct and complete copies of the Organizational Documents of the Company as of the date of this Agreement, and contain and reflect any and all amendments thereto, and (i) the Organizational Documents of the Company are in full force and effect and (ii) the Company is not in violation of any provision of such Organizational Documents.
Section 4.03.   Corporate Authorization.
(a)   Authority; Enforceability.   (i) The Company has full power and authority to enter into this Agreement and the Transaction Documents to which it is a party and, subject to receiving the Requisite Stockholder Approval (as defined below), to consummate the Merger on the terms and subject to the conditions set forth herein and (ii) the execution, delivery and performance by the Company of this Agreement and the Transaction Documents to which it is a party and the consummation by the Company of the Transactions have been duly authorized by all necessary action on the part of the Company subject, in the case of the Merger, to the filing with the Delaware Secretary of the Certificate of Merger as required by the DGCL. The Company has duly executed and delivered this Agreement and the Transaction Documents to which it is a party, and, assuming due authorization, execution and delivery of this Agreement by Parent and Merger Sub and the Transaction Documents by the other parties thereto, each of this Agreement and the Transaction Documents to which it is a party constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights, and by general principles of equity (the “Bankruptcy and Equity Exceptions”).
(b)   Approval and Recommendation.   The Company Board, at a meeting thereof duly called and held, duly adopted unanimous resolutions (which, as of the execution and delivery of this Agreement by the parties hereto, have not been rescinded, modified or withdrawn in any way) (i) determining that this Agreement and the Transactions, including the Merger, are advisable, fair to, and in the best interests of, the Company and the Company’s stockholders, (ii) approving this Agreement and the Transactions, including the Merger, and declaring that this Agreement and the Transactions, including the Merger, are advisable, fair to and in the best interests of the Company and the Company’s stockholders and (iii) resolving to recommend that the stockholders of the Company adopt this Agreement and approve the Merger in accordance with the DGCL (the matters described in clauses (i) through (iii), the “Company Recommendation”).
Section 4.04.   Written Consent.   Except for the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Company Common Stock entitled to vote to adopt this Agreement (the “Requisite Stockholder Approval”), no other vote or approval of the holders of any class or series of capital stock of the Company is necessary pursuant to Applicable Law, or the Organizational Documents of the Company to adopt this Agreement. The delivery of written consent substantially in the form attached hereto as Exhibit C (the “Written Consent”) to approve and adopt this Agreement and the Merger in accordance with Section 228 and Section 251(c) of the DCGL will satisfy the Requisite Stockholder Approval. Except for the Requisite Stockholder Approval and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement and the consummation of the Merger and any other transactions contemplated by this Agreement or the Transaction Documents to which the Company is a party.
Section 4.05.   Governmental Authorization.   Assuming the accuracy of the representations and warranties of Parent and Merger Sub set forth in Section 5.03, and subject to receiving the Requisite Stockholder Approval, the execution, delivery and performance by the Company of this Agreement and the Transaction Documents to which the Company is a party, and the consummation by the Company of the Transactions (including the Merger), require no action by or in respect of, consent, approval or other authorization from or filing with or notification to, any Governmental Authority, other than (i) the filing of the Certificate of Merger with the Delaware Secretary and appropriate corresponding documents with the appropriate authorities of any other states in which the Company is qualified as a foreign corporation to transact business, (ii) compliance with and filings pursuant to any applicable requirements of the HSR Act and any other applicable Antitrust and Foreign Investment Laws, (iii) any other filings and reports, including any Company SEC Documents, that may be required in connection with this Agreement and the Transactions (including the Merger) under the Exchange Act (including the filing of the Information Statement), (iv) compliance with any applicable requirements of the Securities Act, the Exchange Act, any other applicable U.S. state or federal or foreign securities laws or any rule or regulation of Nasdaq and (v) any other actions by or in respect of, consent, approval or authorization from or filing with or notification to, any Governmental Authority, the absence of which have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 4.06.   Non-contravention.   The execution, delivery and performance by the Company of this Agreement and the Transaction Documents to which the Company is a party, and the consummation by the Company of the Transactions (including the Merger), do not and will not (i) contravene, conflict with or result in any violation or breach of any provision of the Organizational Documents of the Company, (ii) assuming compliance with the matters referred to in Section 4.05, contravene, conflict with or result in a violation or breach of any provision of any Applicable Law or Order applicable to the Company or any Company Subsidiaries or by which any material properties or assets of the Company or any Company Subsidiaries are bound, (iii) require any consent or approval under, violate, conflict with, result in any breach of or any loss of any benefit under, constitute a default under, or result in the termination or cancellation of, or give to others any right to receive any payment, right to purchase (including any right of first refusal or right of first offer or the like) or any right of termination, vesting, amendment, modification, acceleration or cancellation (in each case, with or without notice or lapse of time or both) under any Specified Contract or Lease Agreement to which the Company or any Company Subsidiary is a party, or by which they or any of their respective properties or assets may be bound or affected or any Permits affecting, or relating in any way to, the property of the Company or any of the Company Subsidiaries, assets of the Company or any of the Company Subsidiaries or the Business or (iv) result in the creation or imposition of any Lien (other than Permitted Liens) on any rights, property or asset of the Company or any of the Company Subsidiaries, with such exceptions, in the case of each of clauses (ii), (iii) and (iv), as have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.07.   Capitalization.
(a)   The authorized capital stock of the Company consists of (i) 3,200,000,000 shares, consisting of (i) 2,500,000,000 shares of Class A common stock, par value $0.01 per share (the “Class A Common Stock”), (ii) 500,000,000 shares of Class B common stock, par value $0.01 per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Company Common Stock”), and (iii) 200,000,000 shares of preferred stock, par value $0.01 per share (the “Company Preferred Stock”). The rights and privileges of the Company Common Stock and the Company Preferred Stock are as set forth in the Company’s Restated Certificate of Incorporation, as filed with the Delaware Secretary on April 22, 2016. At the close of business on October 17, 2024 (the “Capitalization Date”), (A) (i) 18,890,066 Shares of Class A Common Stock were issued and outstanding, (ii) 1,257,443 Shares of Class A Common Stock were held by the Company in its treasury and (iii) 146,202 Company Stock Options, representing the right to purchase (subject to the terms thereof) an aggregate of zero Shares of Class A Common Stock, were issued and outstanding, (B) (i) 70,000,000 Shares of Class B Common Stock were issued and outstanding, (ii) zero Shares of Class B Common Stock were held by the Company in its treasury and (iii) zero Company Stock Options representing the right to purchase Shares of Class B Common Stock were issued and outstanding, (C) zero Company Restricted Shares were issued and outstanding, (D) an aggregate of 10,432,878 Company RSUs were issued and outstanding, (E) an aggregate of 1,735,291 Company PSUs were issued and outstanding (based on the target level of performance) and an aggregate of 2,602,935 Company PSUs were issued and outstanding (based on the maximum level of performance, which is 150% of the target level of performance), and (F) zero shares of Company Preferred Stock were issued and outstanding or held by the Company in treasury. All outstanding shares of capital stock of the Company have been, and all Shares that may be issued pursuant to the Company Stock Plan will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued and are (or, in the case of shares that have not yet been issued, will be) fully paid, nonassessable and free of preemptive or similar rights. No Subsidiary of the Company owns any shares of capital stock of the Company. As of the Capitalization Date, 4,436,868 Shares of Class A Common Stock were reserved for issuance pursuant to the Company Stock Plan.
(b)   The Company has Made Available to Parent, as of the Capitalization Date, a complete and correct list of (i) all outstanding Company Stock Options, (ii) all outstanding Company Restricted Shares, (iii) all outstanding Company RSUs and (iv) all outstanding Company PSUs, and, in each case, including the number of Shares of Company Common Stock subject to such award, the name or employee identification number of the holder thereof, the grant date, the expiration date (if any), the exercise or purchase price per share (if any), in the case of Company Stock Options, whether such Company Stock Option is intended to constitute an “incentive stock option” within the meaning of Section 422 of the Code, the vesting schedule, including the extent to which any vesting had occurred as of the Capitalization Date and any performance targets or similar conditions to exercisability or settlement thereof, and whether (and to what extent) the vesting of such Company Equity Award may be accelerated in any way by the consummation of the Merger (alone or in combination with any other event, including the termination of employment or engagement or change in position of any holder thereof following or in connection with the consummation of the Merger). The Company stock plan set forth on Section 4.07(b) of the Company Disclosure Letter (the “Company Stock Plan”) is the only plan or program the Company or any of the Company Subsidiaries maintains under which stock options, restricted stock, restricted stock units, stock appreciation rights, phantom stock, or other compensatory equity and equity-based awards are outstanding, and no awards other than Company Stock Options, Company Restricted Shares, Company RSUs and Company PSUs have been granted under the Company Stock Plan.
(c)   Except as set forth in this Section 4.07 and for changes since the Capitalization Date resulting from the exercise or settlement of Company Equity Awards outstanding on such date or granted after such date in compliance with the terms of this Agreement, there are no outstanding (i) shares of capital stock or other voting securities of or ownership interests in the Company or Company Subsidiaries, (ii) securities of the Company or the Company Subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests of the Company or any of the Company Subsidiaries, (iii) options, warrants, puts, calls or other rights or arrangements to acquire from the Company or any of the Company Subsidiaries, or other obligations or commitments of the Company or any of the Company Subsidiaries to issue, any capital stock or other voting securities or ownership interests in, or any securities convertible into or exchangeable for capital stock or other voting securities or ownership interests in, the

Company or any of the Company Subsidiaries, (iv) restricted shares, restricted stock units, stock appreciation rights, performance shares, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other voting securities or ownership interests in, the Company or any of the Company Subsidiaries (the items in clauses (i) – (iv) being referred to collectively as the “Company Securities”), (v) voting trusts, proxies or other similar agreements or commitments, other than pursuant to the terms of the Support Agreement, to which Company or any of the Company Subsidiaries is a party or by which the Company or any of the Company Subsidiaries is bound with respect to the voting of any shares of capital stock of the Company or any of the Company Subsidiaries or (vi) contractual obligations or commitments (whether contingent or otherwise) restricting the transfer of, or requiring the registration for sale of, granting any preemptive or anti-dilution rights with respect to or requiring the repurchase, redemption, disposition or acquisition, or containing any right of first refusal with respect to any shares of capital stock of the Company or any of the Company Subsidiaries. There are no outstanding obligations or commitments of the Company or any of the Company Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Securities or any of the capital stock of the Company Subsidiaries.
(d)   Other than the Company Common Stock, there are no outstanding bonds, debentures, notes or other indebtedness or securities of the Company having the right to vote (or, other than the outstanding Company Stock Options, Company Restricted Shares, Company RSUs, and Company PSUs convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. All Company Stock Options may, by their terms, be treated in accordance with Section 2.06.
Section 4.08.   Subsidiaries.
(a)   Subsidiary Capital Stock.   Neither the Company nor any of the Company Subsidiaries (i) owns, directly or indirectly, or has the right to acquire pursuant to any Contract or upon the conversion or exchange of any security, any share capital of, or any partnership interests, joint venture or other equity ownership interest of any nature in, any other Person, other than the Company or the Company Subsidiaries or (ii) has agreed or is obligated to make, or is bound by any Contract under which it may become obligated to make, any material future investment in or material capital contribution to any other Person. All outstanding shares of capital stock or other equity securities of, or other ownership interests in, the Company Subsidiaries have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, and all such shares, securities or interests are owned by the Company or by a Company Subsidiary free and clear of any Liens or limitations or restrictions on transfer (other than pursuant to Applicable Law) or voting rights.
(b)   Organization; Qualification.   Section 4.08(b) of the Company Disclosure Letter identifies each Company Subsidiary and indicates its jurisdiction of organization. Each Company Subsidiary is a corporation or other business entity duly incorporated or organized (as applicable), validly existing and in good standing (to the extent a concept of “good standing” is applicable) under the laws of its jurisdiction of incorporation or organization and has full corporate or other organizational power and authority required to own, lease and operate the assets and properties that it purports to own, lease and operate and to carry on its business as conducted as of the date of this Agreement, except where any failure thereof has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each such Company Subsidiary is duly qualified to do business and is in good standing (to the extent a concept of “good standing” is applicable) in each jurisdiction where such qualification is necessary, except for those jurisdictions where the failure to be so qualified or in good standing has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 4.09.   SEC Filings and the Sarbanes-Oxley Act;.
(a)   Since January 1, 2022, the Company has timely filed with or furnished to the SEC (subject to extensions pursuant to Exchange Act Rule 12b-25) each report, statement, schedule, form, certification or other document (including exhibits and all other information incorporated therein) or filing required by Applicable Law to be filed with or furnished by the Company to the SEC (the documents referred to in this Section 4.09(a), as they may have been supplemented, modified or amended since the initial filing date and together with all exhibits thereto and information incorporated by reference therein, the “Company SEC Documents”). No Company Subsidiary is required to file or furnish any report, statement, schedule, form, registration statement, proxy statement, certification or other document with, or make any other filing with, or furnish any other material to, the SEC.
(b)   As of its filing date (or, if amended, supplemented, modified or superseded by a filing prior to the date of this Agreement, on the date of such filing), each Company SEC Document complied, and each such Company SEC Document filed subsequent to the date of this Agreement and prior to the Effective Time will comply, in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act and the rules and regulations of the SEC promulgated thereunder applicable to those Company SEC Documents.
(c)   As of its filing date (or, if amended, supplemented, modified or superseded by another filing prior to the date of this Agreement, on the date of such filing), each Company SEC Document filed on or prior to the date hereof did not, and, subject to the accuracy of the representations and warranties set forth in Section 5.07, each such Company SEC Document filed subsequent to the date of this Agreement and prior to the Effective Time will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each Company SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the Securities Act, as of the date such registration statement, amendment or supplement became effective, did not, and each such Company SEC Document filed subsequent to the date of this Agreement and prior to the Effective Time, as of the date such registration statement, amendment or supplement becomes effective, will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that no representation is made as to the accuracy of any financial projections or forward-looking statements or the completeness of any information furnished by the Company with the SEC solely for the purposes of complying with Regulation FD promulgated under the Exchange Act.
(d)   As of the date of this Agreement, (i) there are no outstanding or unresolved comments in comment letters received by the Company from the SEC with respect to the Company SEC Documents and (ii) to the Company’s Knowledge, none of the Company SEC Documents is the subject of any ongoing review by the SEC or ongoing SEC investigation.
(e)   Neither the Company nor any of the Company Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among the Acquired Companies, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand, or any “off balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act)), where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of the Company Subsidiaries in the Company’s or such Company Subsidiary’s published financial statements or other Company SEC Documents.
(f)   Since January 1, 2022, the Company has complied in all material respects with (i) all current listing and corporate governance requirements of Nasdaq and (ii) all applicable provisions, rules, regulations and requirements of the Sarbanes-Oxley Act. As of the date of this Agreement, the Company has not received written notice from the SEC challenging or questioning the accuracy, completeness, form or manner of filing of such certifications made with respect to the Company SEC Documents filed prior to the date of this Agreement.
(g)   The information supplied or to be supplied by the Company for inclusion in the Information Statement (including any amendment or supplement thereto), at the time the Information Statement (and any amendment or supplement thereto) is first filed with the SEC and at the time it is first mailed to the stockholders of the Company, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Merger Sub for inclusion or incorporation by reference therein. The Information Statement (and any amendment or supplement thereto) will, on the date it is first filed with the SEC and at the time it is first mailed to the stockholders of the Company, comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder.
Section 4.10.   Financial Statements; Internal Controls.
(a)   The Audited Financial Statements and the Unaudited Financial Statements (i) complied as to form with the published rules and regulations of the SEC applicable thereto, as of their respective filing dates with the SEC, in all material respects, (ii) were prepared in accordance with GAAP applied on a consistent basis during the periods involved and (iii) fairly present in all material respects the consolidated financial position of the Acquired Companies as of the dates thereof and their consolidated results of statements of operations, comprehensive loss, cash flows and stockholders’ equity as of the dates or for the periods presented therein (subject, in the case of the Unaudited Financial Statements, to normal year-end adjustments and the absence of notes).
(b)   The Company maintains, and since January 1, 2022 has maintained, a system of “internal control over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) designed to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, and includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company and its Subsidiaries; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and that receipts and expenditures are being made only in accordance with authorizations of management and the Board of Directors; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company and its Subsidiaries that could have a material effect on the financial statements. Since January 1, 2022, neither the Company nor, to the Company’s Knowledge, the Company’s independent registered public accounting firm has identified or been made aware of any “significant deficiencies” or “material weaknesses” (as such terms are defined by the Public Company Accounting Oversight Board) in the design or operation of such internal control over financial reporting utilized by the Company that would reasonably be expected to be adverse to the Company’s ability to record, process, summarize and report financial information and any fraud, whether or not material, that involves management or other employees of the Acquired Companies who have a significant role in the Company’s internal control over financial reporting.
(c)   The Company has established and maintains, and at all times since January 1, 2022 has maintained, “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) that are designed to provide reasonable assurance that (i) all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported to the individuals responsible for preparing such reports within the time periods specified in the rules and forms of the SEC and (ii) all such information is accumulated and communicated to the Company’s management or to other individuals responsible for preparing such reports as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the principal executive officer and principal financial officer of the Company required by Sections 302 and 906 of the Sarbanes-Oxley Act with respect to such reports.
Section 4.11.   Absence of Certain Changes.   Since the Unaudited Balance Sheet Date and through the date of this Agreement, (a) the Acquired Companies have conducted their business in all material respects in the ordinary course of business (except with respect to this Agreement and discussions, negotiations and transactions related thereto), (b) there has not been any Effect that has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect and (c) the Company has not taken any action that would be prohibited under Sections 6.01(b)(i), (iii), (iv), (v), (vi) (vii), (viii), (x), (xi), (xiii), (xiv), (xv), (xvi), (xviii), (xix), (xxi), (xxii) and (xxiv) (with respect to such subsections only) if taken or proposed to be taken during the Pre-Closing Period (as defined below).

Section 4.12.   No Undisclosed Liabilities.   The Acquired Companies do not have any liabilities (whether accrued, contingent, absolute, inchoate or otherwise) of the type required to be disclosed on a balance sheet prepared in accordance with GAAP, except for: (a) liabilities disclosed, reflected or reserved against in the Financial Statements or the notes thereto included in the Company SEC Documents; (b) liabilities incurred in connection with the Transactions; (c) liabilities for performance of obligations of the Acquired Companies under Contracts binding upon the applicable Acquired Company (other than resulting from any breach or acceleration thereof) Made Available to Parent or Contracts entered into in the ordinary course of business; (d) liabilities incurred in the ordinary course of business since the Unaudited Balance Sheet Date (none of which is a tort, breach of contract, infringement, or misappropriation); and (e) liabilities that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. No Acquired Company is a party to, or has any commitment to become a party to, any “off balance sheet arrangement” within the meaning of Item 303 of Regulation S-K promulgated under the Securities Act.
Section 4.13.   Litigation.   (a) There is no, and for the past three (3) years there has been no, Proceeding pending against or, to the Company’s Knowledge, threatened against the Company or any of the Company Subsidiaries or any of their respective properties or assets or any of their respective present or former officers or directors in such individual’s capacity as such, and (b) neither the Company nor any of the Company Subsidiaries is subject to any Order, and to the Company’s Knowledge, no such Order is threatened to be imposed, except which, in the case of each of clauses (a) or (b), has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 4.14.   Compliance with Applicable Law.
(a)   Since January 1, 2022, the Company and each of the Company Subsidiaries are and have been in compliance with all Applicable Law and Orders, except where any instances of non-compliance have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Since January 1, 2022, neither the Company nor any of the Company Subsidiaries has received any written notice (i) of any Proceeding by any Governmental Authority relating to the Company or any of the Company Subsidiaries or (ii) from any Governmental Authority alleging that the Company or any of the Company Subsidiaries are not in compliance with any Applicable Law or Order, in each case, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(b)   Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) each of the Company and each Company Subsidiary has in effect all Permits necessary for it to lawfully own, lease or otherwise hold and operate its properties and assets and to carry on its businesses and operations as conducted as of the date of this Agreement and (ii) to the Company’s Knowledge, no event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in any right of termination, amendment, cancellation, revocation, suspension or limitation of any Permit and there have occurred no defaults (with or without notice or lapse of time or both) under or, violations of, Permits.
(c)   Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) since January 1, 2022, no Acquired Company or Business Product (A) has failed to be in compliance with all Financial Institution Requirements or (B) is subject to any enforcement action or regulatory order with, is a party to any written agreement, consent agreement, memorandum of understanding, commitment letter or similar undertaking with, or has adopted any board resolutions at the request of, any Governmental Authority, nor has any Acquired Company been advised by any Governmental Authority that it is considering issuing, initiating, ordering or requesting any of the foregoing enforcement actions and (ii) there is no (A) unresolved matter relating to any examination or inspection conducted by a banking Regulatory Authority or (B) written notice or correspondence received by any Acquired Company with respect to pending formal or informal inquiries by, or disagreements with, any banking Governmental Authority with respect to the Business, Business Products, operations, policies or procedures of any Acquired Company.
(d)   Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) since January 1, 2022, the Acquired Companies are and have been, in compliance with all Healthcare Laws. Since January 1, 2022, no Proceeding alleging a violation of, or liability or potential responsibility under, or any citation for material noncompliance with Healthcare Laws has been initiated or filed against the Acquired Companies, and the Acquired Companies have not received any notice or communication from any Governmental Authority alleging any violation or noncompliance in any material respect or material liability of the Acquired Companies under any Healthcare Law and (ii) none of the Acquired Companies (A) is or has been subject to HIPAA as a “covered entity” or “business associate” (each as defined in HIPAA), and (B) has, and none of its directors, officers managers, or employees, and, to the Company’s Knowledge, its independent contractors, has ever: used, disclosed, created, received, maintained, accessed, or transmitted “protected health information” (as defined in HIPAA) to conduct the business of the Acquired Companies.
Section 4.15.   Anticorruption Matters.   None of the Acquired Companies nor any of their respective officers, directors, or employees, nor to the Company’s Knowledge, any of their respective representatives or agents (in each case, acting in the capacity of an employee or representative of any Acquired Company) has directly or indirectly (i) used any funds (whether of an Acquired Company or otherwise) for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made, promised, offered any unlawful payment or thing of value to foreign or domestic government officials or employees, or to foreign or domestic political parties or campaigns, or to any other Person, or accepted such payment, (iii) accepted any offer from a third party with the expectation that any of the Acquired Companies will be providing a business advantage to such third party, (iv) threatened or retaliated against a person who has refused a bribe or who has raised concerns about a bribe or (v) violated any provision of any Anticorruption Laws or any rules or regulations promulgated thereunder or any anti-money laundering laws or any rules or regulations promulgated thereunder or any Applicable Law of similar effect. Since April 24, 2019, none of the Acquired Companies has received any written or, to the Company’s Knowledge, oral communication that alleges any of the foregoing. Since April 24, 2019, none of the Acquired Companies has received any actionable whistleblower complaints of anti-corruption.
Section 4.16.   Specified Contracts.
(a)   As of the date of this Agreement, neither the Company nor any of the Company Subsidiaries is a party to any Contract required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act (a “Filed Company Contract”) that has not been so filed or disclosed on Section 4.16(a) of the Company Disclosure Letter.
(b)   Section 4.16(b) of the Company Disclosure Letter sets forth a true and complete list of:
(i)   each Contract with a related person (as defined in Item 404 of Regulation S-K of the Exchange Act) that would be required to be disclosed in the Company SEC Documents;
(ii)   each loan and credit agreement, note, debenture, bond, indenture and other similar Contract pursuant to which any Indebtedness of the Company or any of the Company Subsidiaries, in each case, in excess of $500,000, is outstanding or may be incurred, other than any such Contract between or among any of the Company and any of the Company Subsidiaries and any letters of credit;
(iii)   each Contract to which the Company or any of the Company Subsidiaries is a party with respect to which the Company or any of the Company Subsidiaries has any continuing material obligations, in each case, relating to the acquisition or disposition by the Company or any of the Company Subsidiaries of any business, stock, properties or assets of any Person or any real property (whether by merger, sale of stock, sale of assets or otherwise) for, in each case, aggregate consideration of more than $500,000, except for dispositions of immaterial and obsolete assets in the ordinary course of business;
(iv)   each Contract of the Company or any of the Company Subsidiaries that (A) grants a right of exclusivity, right of first offer, right of first refusal or similar right with respect to any business or geographic region (“Exclusive Rights”); (B) restricts in any way the ability of the Company or any of the Company Subsidiaries to compete with any business or in any geographical area or to solicit customers; or (C) containing “most favored nation” or similar provisions; in each case under clauses (A), (B) or (C) (and the defined terms therein) that limits in any material respect the operation of the Acquired Companies, taken as a whole, as currently conducted and that may not be canceled by the Company or any of the Company Subsidiaries upon notice of 180 days or less without material penalty or other material liability to the Acquired Companies, taken as a whole;
(v)   each Contract to which the Company or any of the Company Subsidiaries is a party (A) regarding the licensing or sublicensing of, or grant of rights to, any Intellectual Property (except for (v) off-the-shelf nonexclusive licenses of commercially available Software, (w) agreements between the Company or any of the Company Subsidiaries, on the one hand, and their employees or consultants, on the other hand, entered into in the ordinary course of business on the standard form of agreement made available in the Data Room, (x) nonexclusive licenses entered into with customers on the standard form of agreement made available in the Data Room in the ordinary course of business, (y) nonexclusive licenses entered into with contractors in the ordinary course of business, and (z) Contractual obligations in which the grant of non-exclusive rights to Intellectual Property is incidental or ancillary to performance of such obligations), (B) pursuant to which any Acquired Company agrees to settle or resolve any Intellectual Property-related dispute (including any settlement, co-existence or similar Contract) or that otherwise affects, in any material respect, any Acquired Company’s ability to use, enforce, disclose, license, or otherwise exploit any Company Owned IP in any material respect, or (C) regarding the assignment, acquisition, divestiture, or development of material Intellectual Property;
(vi)   each Contract that grants to any person any option, right of first offer or right of first refusal or similar right to purchase, lease, sublease, license, use, possess or occupy any assets material to the Acquired Companies, taken as a whole;
(vii)   each Collective Bargaining Agreement;
(viii)   involves performance of services or delivery of products by the Company or any of the Company Subsidiaries with each of the 10 largest customers of the Company and the Company Subsidiaries, taken as a whole, in each case measured on the basis of the annual dollar value of recurring revenue calculated as of August 2, 2024 (the “Material Customers”);
(ix)   involves the receipt of services or products to the Company or any of the Company Subsidiaries with each of the 10 largest commercial suppliers of the Company and the Company Subsidiaries, taken as a whole, in each case measured on the basis of the annual dollar value of purchases made by the Company and its Subsidiaries for the twelve (12)-month period ended August 2, 2024 (“Material Suppliers”);
(x)   each Contract that is a settlement, conciliation or similar agreement with any Governmental Authority involving an aggregate consideration of more than $250,000 or pursuant to which the Company or any of the Company Subsidiaries will have any material outstanding obligation after the date of this Agreement or which provides for any non-monetary relief (other than customary confidentiality obligations) which would continue to apply to the Company or any Company Subsidiary following the Effective Time; and
(xi)   each material Contract of the Company or any of the Company Subsidiaries that relates to a partnership, joint venture or similar arrangement.
Each Contract of the type described in this Section 4.16(b) and each Filed Company Contract is referred to herein as a “Specified Contract.” As of the date of this Agreement, the Company has Made Available to Parent true and complete copies of each Specified Contract, including all amendments thereto.
(c)   Each Specified Contract is in full force and effect and is a valid and binding agreement enforceable against the Company or any of the Company Subsidiaries party thereto and, to the Company’s Knowledge, any other party thereto in accordance with its terms, except as such enforceability may be limited by the Bankruptcy and Equity Exceptions, except where the failure of such Contract to be valid, binding, enforceable or in full force and effect, has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. None of the Company nor any of the Company Subsidiaries party to any Specified Contract is in breach of or default under, or as of the date of this Agreement has provided or received any written notice of any intention to terminate or seek renegotiation of, any Specified Contract, and as of the date hereof and to the Company’s Knowledge, no other party to any Specified Contract is in breach of or default under, or has provided or received any written notice of any intention to terminate or seek renegotiation of, any Specified Contract, except in each case as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. No event or circumstance has occurred that, with or without notice or lapse of time or both, would (i) constitute a breach of or event of default by the Company, (ii) result in a right of termination, modification or renegotiation for the counterparty or (iii) cause or permit the acceleration of or other changes to any right of the counterparty or obligation of the Company under any Specified Contract, except, in the case of clauses (i), (ii) and (iii), as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 4.17.   Government Contracts.
(a)   Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor the Company Subsidiaries have (i) breached or violated in any respect any Law, certification, representation, clause, provision or requirement pertaining to any Government Contract; (ii) been suspended or debarred from bidding on government contracts by a Governmental Authority; (iii) been audited or investigated by any Governmental Authority with respect to any Government Contract, with the exception of routine audits or investigations; (iv) conducted or initiated any internal investigation or made any disclosure with respect to any alleged or potential irregularity, misstatement or omission arising under or relating to a Government Contract; (v) received from any Governmental Authority or any other Person any written notice of breach, cure, show cause or default with respect to any Government Contract; (vi) had any Government Contract terminated by any Governmental Authority or any other Person for default or failure to perform; (vii) received any small business set-aside contract, any other set aside contract or other order or contract or subcontract requiring small business or other preferred bidder status or (viii) entered any Government Contracts payable on a cost-reimbursement basis.
(b)   Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and the Company Subsidiaries have established and maintained adequate internal controls for compliance with their respective Government Contracts; (ii) all pricing discounts have been properly reported to and credited to the customer and all invoices and claims for payment, reimbursement or adjustment submitted by the Company and the Company Subsidiaries were current, accurate and complete as of their respective submission dates; (iii) there are no outstanding claims or disputes in connection with any of the Company’s or the Company Subsidiaries’ Government Contracts and (iv) to the Company’s Knowledge, there are no outstanding or unsettled allegations of fraud, false claims or overpayments nor any investigations or audits by any Governmental Authority with regard to any of the Company’s or the Company Subsidiaries’ Government Contracts.
Section 4.18.   Taxes.
(a)   Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:
(i)   (A) the Company and each of the Company Subsidiaries have filed all Tax Returns required by Applicable Law to be filed by the Company or any of the Company Subsidiaries with any Taxing Authority when due (taking into account any available extensions) and in accordance with all Applicable Law; (B) all such Tax Returns are accurate and complete in all respects; and (C) the Company and each of the Company Subsidiaries have paid or withheld (or have had paid or withheld on their behalf) all Taxes required to be paid or withheld (whether or not shown on any Tax Return);
(ii)   neither the Company nor any of the Company Subsidiaries (A) has granted any extension or waiver of the statute of limitations period applicable to any Tax Return of the Company or any of the Company Subsidiaries, which period (after giving effect to such extension or waiver) has not yet expired or (B) has executed or filed any power of attorney with respect to Taxes which will be in effect after the Closing;
(iii)   (A) no deficiencies for Taxes with respect to the Company or any of the Company Subsidiaries have been claimed, proposed or assessed in writing by any Taxing Authority, except for deficiencies that have been paid or otherwise resolved or are being contested in good faith; (B) there is no Proceeding in progress, pending or threatened in writing against or with respect to the Company or any of the

Company Subsidiaries in respect of any Tax; (C) no claim has been made in writing by a Taxing Authority in a jurisdiction where the Company or any of the Company Subsidiaries does not file Tax Returns that the Company or any Company Subsidiary is or may be subject to taxation or required to file Tax Returns in that jurisdiction; and (D) neither the Company nor any of the Company Subsidiaries has a permanent establishment in any country other than the country of its organization, or has been subject to income Tax in a jurisdiction outside the country of its organization, in each case, where it is required to file an income Tax Return and does not currently file such Tax Return;
(iv)   there are no Liens for Taxes on any assets of the Company or any of the Company Subsidiaries, other than Permitted Liens;
(v)   (A) neither the Company nor any of the Company Subsidiaries is or has ever been a member of an affiliated group of corporations (within the meaning of Section 1504(a) of the Code) or any group that has filed a combined, consolidated or unitary Tax Return (other than a group of which Diamond, the Company and/or any Company Subsidiary is or was the common parent) and (B) neither the Company nor any Company Subsidiary has any liability for the Taxes of any Person (other than Diamond, the Company or the Company Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or non-U.S. Tax law), as a transferee or successor or by Contract or otherwise;
(vi)   neither the Company nor any of the Company Subsidiaries (A) has applied for, been granted, or agreed to any accounting method change for which it will be required to take into account any adjustment under Section 481 of the Code (or any similar provision of state, local or non-U.S. Tax law) or (B) will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of (x) an installment sale or open transaction disposition made on or prior to the Closing Date or (y) a gain recognition agreement or closing agreement under Section 7121 of the Code (or any similar provision of state, local or non-U.S. Tax law) executed on or prior to the Closing Date; and
(b)   except for the Tax Matters Agreement dated on or about July 20, 2015, as amended on December 8, 2015 and June 6, 2023, by and among the Company and Diamond, there are no Tax sharing agreements or similar arrangements, including Tax indemnity arrangements (other than commercial agreements or arrangements not primarily related to Taxes and entered into in the ordinary course of business) with respect to or involving the Company or any of the Company Subsidiaries, other than, in each case, any agreement or arrangement exclusively between or among the Company and the Company Subsidiaries.
(c)   Neither the Company nor any of the Company Subsidiaries has participated in any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2).
(d)   None of the Company or any of the Company Subsidiaries has been a “controlled corporation” or a “distributing corporation” in any distribution that was purported or intended to be governed by Section 355 of the Code (or any similar provision of state, local or non-U.S. law) that occurred during the two (2)-year period ending on the date hereof.
Section 4.19.   Employee Benefit Plans.
(a)   Section 4.19(a) of the Company Disclosure Letter contains a correct and complete list identifying (i) each material Diamond Employee Plan and (ii) each material Company Employee Plan, excluding any statutory plans required to be maintained by Applicable Law that are sponsored and administered by a Governmental Authority. “Employee Plan” means each “employee benefit plan,” as defined in Section 3(3) of ERISA (whether or not subject to ERISA), each employment (including offer letter), individual consulting, change of control, retention, severance, termination, equity or equity-based or similar Contract, plan, program, agreement, arrangement or policy and each other plan, program, agreement, arrangement or policy (written or oral) providing for compensation, bonuses, commissions, profit-sharing, savings, stock option, stock purchase, profit participation, phantom stock, stock appreciation, profits interests, or other stock or stock-related rights or other forms of incentive or deferred compensation, vacation benefits, welfare benefits in the form of insurance (including any self-insured arrangements), health or medical benefits, employee assistance program, disability or sick leave benefits, workers’ compensation, supplemental unemployment benefits, post-employment or retirement benefits (including early retirement or compensation, pension, health, medical or life insurance benefits), supplemental retirement benefits (including termination indemnities and seniority payments), or any other similar fringe, welfare or other benefit or compensation Contract, plan, agreement, arrangement or policy with respect to which the Company or any Company Subsidiary has or could reasonably expect to have any current or contingent liability or obligation. Each Employee Plan that is maintained, administered or contributed to (or required to be contributed to) by Diamond or any of its Affiliates (other than the Company or any Company Subsidiary) for the benefit of or relating to any current or former employee, consultant, independent contractor, officer or director of the Company or any Company Subsidiary and any Business Employee (collectively, “Company Employees”) is referred to herein as a “Diamond Employee Plan.” Each Employee Plan that is sponsored and maintained solely by the Company or any Company Subsidiary is referred to herein as a “Company Employee Plan.”
(b)   With respect to each material Company Employee Plan, the Company has Made Available to Parent complete and accurate copies, to the extent applicable to such Company Employee Plan, of: (A) the most recent annual report on Form 5500 required to have been filed with the IRS, including all schedules thereto; (B) the most recent determination letter (or, if applicable, advisory or opinion letter), if any, from the IRS; and (C) the plan documents and summary plan descriptions and any material modifications thereto, or a written description of the material terms (if not in writing).
(c)   No Company Employee Plan is, and none of the Acquired Companies nor any ERISA Affiliate of any of the Acquired Companies sponsors, maintains or contributes to (or is obligated to contribute to) or since January 1, 2022 has sponsored, maintained or contributed to (or has been obligated to contribute to), or otherwise has any liability or obligation with respect to, any (i) plan subject to Section 302 of ERISA, Section 412 of the Code or Title IV of ERISA, (ii) “defined benefit plan” (as defined in Section 3(35) of ERISA), whether or not subject to ERISA, but excluding any statutory plans sponsored and administered by a Governmental Authority that is required to be maintained pursuant to Applicable Law, (iii) “multiemployer plan” within the meaning of Section 4001(a)(3) or 3(37) of ERISA, (iv) “multiple employer plan” (as defined in Section 4063 or 4064 of ERISA), or (v) “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA), except, in each case, as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(d)   Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each Employee Plan that is intended to be qualified under Section 401(a) of the Code has received or is permitted to rely upon a favorable determination or opinion letter to the effect that such Employee Plan is qualified and the plans and trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, or has pending or has time remaining in which to file an application for such determination from the IRS, no such determination letter has been revoked and revocation has not been threatened, and to the Company’s Knowledge there exists no reason why any such determination or opinion letter would reasonably be expected to be revoked or not be issued or that would otherwise adversely affect the qualified status of any such Employee Plan. Each Employee Plan has been established, maintained, funded, operated and administered in compliance with its terms and with the requirements prescribed by Applicable Law, except, in each case, where such noncompliance has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(e)   Neither the Company nor any of the Company Subsidiaries or, to the Company’s Knowledge, any of their respective directors, officers, employees or agents has, with respect to any Employee Plan, engaged in or been a party to any non-exempt “prohibited transaction,” as such term is defined in Section 4975 of the Code or Section 406 of ERISA, that could reasonably be expected to result in the imposition of a future penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code, in each case applicable to the Company, any of the Company Subsidiaries or any Company Employee Plan or for which the Company or any of the Company Subsidiaries has any future indemnification obligation, except, in each case, as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(f)   Neither the execution or delivery of this Agreement nor the consummation of the Transactions will (either alone or together with any other event), (i) cause any payment (whether in cash or property) or benefit to become due or payable, or required to be provided, to any Company Employee, (ii) increase the amount or value of any benefit, compensation or other material obligation otherwise payable or required to be provided to any such Company Employee (including severance), (iii) accelerate the time of payment or vesting of, a lapse of restrictions or repurchase rights relating to, any such benefit or compensation, (iv) accelerate the time of or otherwise trigger any funding (through a grantor trust or otherwise) of any such compensation or benefits or (v) result in the forgiveness of indebtedness for any Company Employee.
(g)   No payment or benefit that will or may be made by any of the Acquired Companies in connection with the execution of this Agreement or the consummation of the Transactions (either alone or in combination with any other payment or benefit) could, individually or together with any other payment or benefit, cause any amount to fail to be deductible by reason of Section 280G of the Code.
(h)   There is no contract, agreement, plan or arrangement to which any of the Acquired Companies is a party or by which it is bound that provides any Person with a current or contingent right to a gross-up, indemnification, reimbursement or other payment for any excise or additional taxes, interest or penalties incurred pursuant to Section 409A or Section 4999 of the Code.
(i)   Each Employee Plan that constitutes in any part a “nonqualified deferred compensation plan” (as defined in Section 409A(d)(1) of the Code) subject to Section 409A of the Code has been documented and operated in compliance with Section 409A of the Code, except as would not be reasonably likely to result in a material liability to the Company or the Company Subsidiaries, taken as a whole.
(j)   Neither the Company nor any of the Company Subsidiaries has any liability in respect of post-retirement health, medical or life insurance benefits for retired, former or current employees or directors of the Company or the Company Subsidiaries except as required to comply with Section 4980B of the Code or any similar state law provision and except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(k)   There is no Proceeding pending against or involving or, to the Company’s Knowledge, threatened against or involving any Employee Plan, the assets of any trust under any Employee Plan, or the plan sponsor, plan administrator or any fiduciary of any Employee Plan, including with respect to the administration or operation of such plans, before any arbitrator or any Governmental Authority, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(l)   With respect to each Employee Plan maintained outside the jurisdiction of the United States (a “Foreign Employee Plan”), without limiting the generality of the other provisions of this Section 4.19: (i) each Foreign Employee Plan required to be registered with a Governmental Authority has been registered and has been maintained in good standing with the appropriate Governmental Authorities; (ii) each Foreign Employee Plan intended to receive favorable Tax treatment satisfies the applicable requirements for such treatment; (iii) no Foreign Employee Plan is a defined benefit plan; and (iv) there are no unfunded or underfunded liabilities with respect to any Foreign Employee Plan, except, in each case, as has not had, and would not reasonably be expected to have individually or in the aggregate, a Company Material Adverse Effect.
(m)   Except, in each case, as has not had, and would not reasonably be expected to have individually or in the aggregate, a Company Material Adverse Effect, the Company and each Company Subsidiary are not, nor have they ever been: (i) an employer (for the purpose of section 318(1) of the UK Pensions Act 2004) of an occupational pension scheme within the meaning of section 1 of the UK Pension Schemes Act 1993 which is not a plan that provides for an individual account for each participant and for pension benefits (i.e., any pension, lump sum or other benefit payable on, in anticipation of, or following retirement, death, reaching a particular age, or in similar circumstances) based solely on the amount contributed to the participant’s account and any income, expenses, gains and losses and any forfeitures of accounts of other participants which may be allocated to such participant’s account; or (ii) associated or connected with such an employer, as such terms are defined in section 51 of the UK Pensions Act 2004.
Section 4.20.   Labor and Employment Matters.
(a)   Except where the failure to be in compliance has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each Company Subsidiary and Business Employer (with respect to Business Employees) are in compliance with all Applicable Laws respecting hiring practices, labor and employment, employment practices, terms and conditions of employment, harassment, retaliation, reasonable accommodations, leaves of absence, occupational safety and health, equal opportunity, unemployment insurance, affirmative action, disability rights or benefits, labor relations, workers’ compensation, employee classification, wages and hours, engagement of independent contractors (including the appropriate classification of the same), payroll taxes, redundancy, “mass layoffs,” “plant closings” and immigration (including the completion of Forms I-9 for all U.S. employees and the proper confirmation of employee visas). As of the date of this Agreement, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) there are no Proceedings pending or scheduled by or before any Governmental Authority pertaining to the labor or employment practices or actions of the Company or any Company Subsidiary or any Business Employer (with respect to Business Employees), to the Company’s Knowledge, threatened by or against the Company or any Company Subsidiary or any Business Employer (with respect to Business Employees), (ii) to the Company’s Knowledge, no written complaints or charges relating to labor or employment practices or actions of the Company or any Company Subsidiary or any Business Employer (with respect to Business Employees) have been made to any Governmental Authority or submitted to the Company or any Company Subsidiary or Business Employer (by any Business Employees) and (iii) neither the Company nor any of the Company Subsidiaries or any Business Employer (with respect to Business Employees) has any direct or indirect liability with respect to any misclassification of any person who is providing services to the Company or any Company Subsidiary as an independent contractor, consultant, contingent worker, or other non-employee service provider rather than as an “employee,” or with respect to any Company Employee leased from another employer.
(b)   Neither the Company nor any Company Subsidiary is a party to, or otherwise bound by, any Collective Bargaining Agreement, and none are currently being negotiated; and no Company Employees are represented by a Union with respect to their employment or engagement with the Company or any Company Subsidiary or any Business Employer (with respect to Business Employees). To the Company’s Knowledge, (i) there is no, and in the past three (3) years there has been no, labor organizing activity, Proceeding, election petition, union card signing or other union activity, or union corporate campaigns of or by any Union directed at the Company or any of the Company Subsidiaries, and (ii) neither the Company nor any Company Subsidiary or any Business Employer (with respect to Business Employees) is subject to any charge, demand, petition or representation or certification proceeding seeking to compel, require or demand it to bargain with any Union, except, in each case, as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. There is no, and in the past three (3) years there has been no, pending or, to the Company’s Knowledge, threatened, unfair labor practice charge, material labor grievance, material labor arbitration, labor strike, lockout, slowdown, work stoppage or other material labor dispute involving or affecting the Company or any Company Subsidiary or any Business Employer (with respect to Business Employees) or the Company Employees with respect to their employment or engagement with the Company or any Company Subsidiary, except, in each case, as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except, in each case, as has not had, and would not reasonably be expected to have individually or in the aggregate, a Company Material Adverse Effect, no pre-signing notice, consent, or consultation obligations with respect to any Company Employees, or any Union, will be a condition precedent to the execution of this Agreement.
(c)   Except where the failure to be in compliance has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, all salaries, wages and fees and other benefits of all Company Employees have, to the extent due, been paid or discharged in full.
Section 4.21.   Insurance Policies.   Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, all insurance policies of the Acquired Companies relating to the Business (or held by Diamond for the benefit of the Business), assets and operations of the Acquired Companies are in full force and effect, are sufficient to comply with Applicable Law, no notice of cancellation or modification has been received by the Company or any of the Company Subsidiaries, and there is no existing default or event which and the Acquired Companies have not taken or failed to take any action that, with the giving of notice or lapse of time or both, would constitute a default by any insured thereunder.

Section 4.22.   Environmental Matters.   Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:
(a)   the operations of the Acquired Companies are and since January 1, 2022 have been, in compliance in all material respects with all Environmental Law, which compliance has included obtaining, maintaining and complying with any Permits required under all Environmental Law necessary to operate its business and occupy its facilities (“Environmental Permits”), and neither the Company nor any Company Subsidiary has received any notice of nonrenewal, suspension or termination of any Environmental Permits;
(b)   neither the Company nor any of the Company Subsidiaries is subject to any pending or, to the Company’s Knowledge, threatened claim, Proceeding or Order, in each case relating to or arising under Environmental Law or Environmental Permits;
(c)   there has been no Release or presence of or exposure to any Hazardous Substance that would reasonably be expected to result in liability (contingent or otherwise) or a requirement for investigation, notification or remediation by the Company or any of the Company Subsidiaries under any Environmental Law; and
(d)   the Acquired Companies have not received any written notice, report or other information of or entered into any legally binding agreement, Order, settlement, judgment, injunction or decree involving uncompleted, outstanding or unresolved violations, liabilities or requirements on the part of the respective Acquired Companies relating to or arising under Environmental Laws or Environmental Permits.
Section 4.23.   Intellectual Property.
(a)   Section 4.23(a) of the Company Disclosure Letter sets forth a list that is true and complete in all respects, as of the date of this Agreement, of all issuances, registrations or pending applications for trademarks, patents, copyrights or material Internet domain names with any Governmental Authority or registrar included in the Company Owned IP. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, an Acquired Company (i) is the exclusive owner of all right, title and interest in and to (free and clear of any Liens, other than Permitted Liens) all Company Owned IP, and (ii) is licensed or otherwise has the sufficient right to use, all Intellectual Property used in or necessary for the conduct of the Business as currently conducted (together with the Company Owned IP, the “Business IP”). All of the registrations, issuances, and applications included in the Company Owned IP and required to be set forth in Section 4.23(a) of the Company Disclosure Letter are subsisting and, to the Company’s Knowledge, all Company Owned IP is valid and enforceable and in full force and effect, except, in each case, as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(b)   No claims or other suits, actions or other Proceedings are pending or, to the Company’s Knowledge, since January 1, 2022, are or have been threatened, by or against any Acquired Company (i) alleging that any Acquired Company or the operation of the Business has infringed, misappropriated, diluted or otherwise violated any Intellectual Property rights of any other Person, (ii) alleging that any other Person has infringed, misappropriated, diluted or otherwise violated any Company Owned IP, or (iii) that contest the validity, use, ownership or enforceability of any of the Company Owned IP, in each case, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(c)   To the Company’s Knowledge, none of the Acquired Companies (including their use of any Company Owned IP), nor the operation of the Acquired Companies’ respective businesses, infringes, misappropriates, dilutes or otherwise violates, or has, in the past six (6) years been infringing, misappropriating, diluting, or otherwise violating, any Intellectual Property of any other Person, except where such infringement, misappropriation, dilution or other violation has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(d)   To the Company’s Knowledge, no Person is infringing, misappropriating or otherwise violating the rights of any Acquired Company with respect to any Company Owned IP, except where such infringement, misappropriation or other violation has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company Owned IP is not subject to any outstanding consent, settlement, lien, decree, order, injunction, judgment or ruling restricting the use thereof in a manner that would reasonably be expected to impair the continued operation of the Business as currently conducted, except, in each case, as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(e)   The Acquired Companies take and have taken commercially reasonable steps to maintain and protect the secrecy and confidentiality of their trade secrets and other material confidential information included in the Company Owned IP or used in the Business, except for any instance where a failure to take such steps to maintain and protect has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(f)   To the Company’s Knowledge, the collection, acquisition, use, storage, transfer, distribution, dissemination or other processing (collectively, “Process” (or “Processing” or “Processed”)) by or for the Acquired Companies of any Personal Information (including of any third parties or of customers (or customers’ confidential information)) (collectively, the “Business Data”) is in compliance in all material respects with (i) all Applicable Law and (ii) the applicable Acquired Company’s Data Protection policies, (iii) binding industry standards and (iv) Contracts to which an Acquired Company is bound ((i) – (iv) collectively, the “Data Protection and Security Requirements”), except, in each case, as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Acquired Companies have and maintain commercially reasonable policies, procedures, and security measures with respect to the physical and electronic security and Data Protection of Business Data. To the Company’s Knowledge, in the past three (3) years, there have been no breaches or violations of any such security measures, or any unauthorized access or exposure of any Business Data or any other Security Incident, except as has not, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(g)   Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) to the Company’s Knowledge, the Business Systems owned or controlled by the Acquired Companies do not contain any virus, Trojan horse, time bomb, key-lock, spyware, worm, or malicious code, (ii) the Business Systems are sufficient for the needs of the Acquired Companies for the operation of the Business as currently conducted, (iii) to the Company’s Knowledge, no Business Product, nor any Software owned by an Acquired Company, is subject to a Copyleft License, (iv) no Acquired Company has distributed, disclosed, or licensed (on a present or contingent basis) any Company Source Code to any Person (other than employees and contractors of the Acquired Companies bound by written confidentiality and non-disclosure obligations), and (v) no Person (other than the Acquired Companies and their employees and contractors bound by written confidentiality and non-disclosure obligations) possesses or has access to any Company Source Code.
Section 4.24.   Real Property.
(a)   Neither the Company nor any of the Company Subsidiaries owns any real property.
(b)   Section 4.24(b) of the Company Disclosure Letter sets forth, as of the date of this Agreement, a true and complete list of all real property leased, subleased, licensed or otherwise occupied by the Company or any of the Company Subsidiaries and the address thereof (each, a “Leased Property”) and, with respect to each material Leased Property, each lease, sublease, license, sublicense or other occupancy agreement, in each case, including all amendments thereto, demising any such Leased Property to the Company or any Company Subsidiary (each, a “Lease Agreement”). Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Acquired Companies (i) hold a valid and existing leasehold interest in each Leased Property, (ii) hold good and valid title to all material tangible properties and assets, in each case, free and clear of all Liens other than Permitted Liens and (iii) are not in breach or default under any Lease Agreement and, to the Company’s Knowledge, no counterparty to any Lease Agreement is in breach or default under any Lease Agreement, and no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a breach or default, or permit the termination, modification or acceleration of rent under any Lease Agreement.
(c)   With respect to each Leased Property, neither the Company nor any of the Company Subsidiaries has subleased, licensed, sublicensed or otherwise granted anyone a right to use or occupy such Leased

Property or any portion thereof, or otherwise collaterally assigned, pledged, hypothecated, mortgaged or otherwise transferred any lease, sublease, license, sublicense or other interest therein, except, in each case, as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 4.25.   Sanctions Laws.
(a)   Since April 24, 2019, no Acquired Company nor any of their respective officers, directors, or employees, nor to the Company’s Knowledge, any of their other Representatives or any other Person acting for or on behalf of an Acquired Company has been in violation of or has been or was charged by any Governmental Authority with or made any voluntary or involuntary disclosure or paid any fine or penalty to any Governmental Authority concerning, or has been investigated for, a violation of any Sanctions Laws. Since April 24, 2019, there have not been any Proceedings, allegations, investigations or inquiries pending or, to the Company’s Knowledge, threatened against the Acquired Companies concerning any violations or alleged violations of any Sanctions Law. The Acquired Companies have instituted and maintain and enforce policies and procedures reasonably designed to ensure compliance with all applicable Sanctions Laws.
(b)   None of the Acquired Companies nor any director, officer, or employee of any Acquired Company, nor, to the Company’s Knowledge, any of their other respective representatives or agents is or has been a Sanctioned Person. No Sanctioned Person or group of Sanctioned Persons beneficially owns any interest in the Company.
(c)   Since April 24, 2019, none of the Acquired Companies has had, directly or indirectly, any transactions or dealings with or for the benefit of or investments in or for the benefit of any Sanctioned Person or Sanctioned Country.
Section 4.26.   Interested Party Transactions.   Except as disclosed in the Company SEC Documents, since the Unaudited Balance Sheet Date through the date hereof, no event has occurred that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K. Except as set forth on Section 4.26(a) of the Company Disclosure Letter, neither Diamond nor any of Diamond’s Affiliates (other than the Acquired Companies) own, or use, any Company Owned IP.
Section 4.27.   Brokers’ Fees.   Except for Morgan Stanley & Co. LLC (“Morgan Stanley”) and Piper Sandler & Co. (“Piper Sandler”), there is no investment banker, broker, finder or other agent or intermediary that has been retained by or is authorized to act on behalf of the Company or any of the Company Subsidiaries or any of their respective executive officers or directors in their capacities as executive officers or directors, or who is entitled to any financial advisory, banking, broker’s, finder’s or similar fee or commission in connection with the Transactions, including the Merger.
Section 4.28.   Opinion of Financial Advisor.
(a)   The Company Board has received the written opinion (or an oral opinion to be confirmed in writing) of Morgan Stanley to the effect that, as of the date of such opinion and based upon and subject to the various assumptions, limitations, qualifications, and other factors set forth therein, the Merger Consideration to be received in the Merger pursuant to this Agreement by the holders of Shares (other than the Company, Parent, Merger Sub and their respective direct or indirect wholly owned Subsidiaries, Diamond and its Affiliates and the holders of any Dissenting Shares) is fair, from a financial point of view, to such holders of Shares. A signed copy of such opinion shall be delivered to Parent as soon as practicable following the execution and delivery of this Agreement by each of the parties hereto for informational purposes only and on a non-reliance basis by Parent and Merger Sub (it being understood and agreed that such opinion is for the benefit of the Company Board only). As of the date of this Agreement, such opinion has not been withdrawn, revoked or modified.
(b)   The Company Board has received the written opinion (or an oral opinion to be confirmed in writing) of Piper Sandler to the effect that, as of the date of such opinion and based upon and subject to the various assumptions, limitations, qualifications and other matters set forth therein, the Merger Consideration in the Merger to be received by the holders of Class A Common Stock (other than (i) shares owned by Acquiror, Merger Sub or any other direct or indirect wholly owned subsidiary of Acquiror or

Merger Sub immediately prior to the Effective Time, (ii) shares held in the Company’s treasury immediately prior to the Effective Time, (iii) shares owned by any direct or indirect wholly owned subsidiary of the Company, (iv) any Dissenting Shares or (v) any shares held by Michael S. Dell, Dell Technologies Inc. or Dell Marketing L.P., or any of their respective affiliates) in the Merger, as applicable, is fair, from a financial point of view, to such holders. A signed copy of such opinion shall be delivered to Parent as soon as practicable following the receipt thereof in writing for informational purposes only and on a non-reliance basis by Parent and Merger Sub (it being understood and agreed that such opinion is for the benefit of the Company Board only). As of the date of this Agreement, such opinion has not been withdrawn, revoked or modified.
Section 4.29.   Sufficiency of Assets.   The assets, rights, and properties owned, leased, licensed, or sublicensed by the Acquired Companies, together with the services provided to the Acquired Companies pursuant to the Transaction Documents, constitute all of the material assets and rights necessary to enable Parent to conduct the Business immediately after the Closing in substantially the same manner as conducted prior to the Closing.
Section 4.30.   No Other Representations or Warranties.   Except for the representations and warranties expressly set forth in this Article 4 or in the Transaction Documents, none of the Company, the Company Subsidiaries or any of their respective Affiliates nor any other Person on behalf of any of them is making or has made any express or implied representations or warranties, at law or in equity, of any kind or nature whatsoever, including with respect to the Company, the Company Subsidiaries or their respective businesses or with respect to any other information provided, or Made Available, to Parent, Merger Sub or their respective Representatives or Affiliates in connection with the Transactions, including the accuracy or completeness thereof, and the Company hereby expressly disclaims any such other representations and warranties. The Company acknowledges and agrees that, except for the representations and warranties made by Parent and Merger Sub in this Agreement (as qualified by the applicable items disclosed in the Parent Disclosure Letter) or in the Transaction Documents to which Parent or Merger Sub is a party, none of Parent, Merger Sub or any other Person is making or has made any representations or warranties, expressed or implied, at law or in equity, with respect to or on behalf of Parent, Merger Sub or any of their Subsidiaries, their businesses, operations, assets, liabilities, financial condition, results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects) or the accuracy or completeness of any information regarding Parent, Merger Sub or any of their Subsidiaries or any other matter furnished or provided to the Company or Made Available to the Company or its Representatives in any “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, this Agreement or the Transactions. The Company is not relying upon and specifically disclaims that it is relying upon or has relied upon any such other representations or warranties that may have been made by any Person, and acknowledges and agrees that Parent, Merger Sub and their Affiliates have specifically disclaimed and do hereby specifically disclaim any such other representations and warranties.
ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
Except as set forth in the Parent Disclosure Letter (each section or subsection of which qualifies the correspondingly numbered and lettered representation and warranty in this Article 5 to the extent specified therein and the representations and warranties in such other applicable sections or subsections of this Agreement to the extent that it is reasonably apparent on its face upon reading the disclosure contained in such section or subsection of the Parent Disclosure Letter that such disclosure is responsive to such other numbered and lettered Section or subsection of this Article 5) delivered by Parent and Merger Sub to the Company prior to or simultaneously with the execution of this Agreement (the “Parent Disclosure Letter”), each of Parent and Merger Sub hereby represents and warrants to the Company as follows:
Section 5.01.   Corporate Existence and Power.   Parent is a corporation duly organized, validly existing and in good standing (to the extent a concept of “good standing” is applicable) under the Applicable Law of the Commonwealth of Massachusetts. Merger Sub is a corporation duly incorporated, validly existing and in good standing under the Applicable Law of the State of Delaware. Each of Parent and Merger

Sub is duly qualified to do business in each other jurisdiction where such qualification is necessary for it to carry on its business as now conducted, except where the failure to be so qualified would not result in a Parent Material Adverse Effect.
Section 5.02.   Authorization; Enforceability.   Each of Parent and Merger Sub has full power and authority to enter into this Agreement and the Transaction Documents to which such Person is a party and to consummate the Transactions. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the Transaction Documents to which such Person is a party, and the consummation by Parent and Merger Sub of the Transactions, have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub. Each of Parent and Merger Sub has duly executed and delivered this Agreement and the Transaction Documents to which such Person is a party, and, assuming due authorization, execution and delivery by the Company in the case of this Agreement and the other parties thereto in the case of the Transaction Documents to which such Person is a party, this Agreement and the Transaction Documents to which such Person is a party constitute a valid and binding agreement of each of Parent and Merger Sub, enforceable against each such Person in accordance with their respective terms, except as such enforceability may be limited by the Bankruptcy and Equity Exceptions.
Section 5.03.   Governmental Authorization.   The execution, delivery and performance by Parent and Merger Sub of this Agreement and the Transaction Documents to which such Person is a party, and the consummation by Parent and Merger Sub of the Transactions, require no action by or in respect of, consent, approval or authorization from, or filing with or notification to, any Governmental Authority, other than (i) the filing of the Certificate of Merger with the Delaware Secretary and compliance with other applicable requirements of the DGCL in connection therewith and the filing of appropriate corresponding documents with the appropriate authorities of any other states in which Parent and Merger Sub are qualified to transact business, (ii) compliance with and filings pursuant to any applicable requirements of the HSR Act and any other applicable Antitrust and Foreign Investment Laws, (iii) the filing with the SEC of any filings and reports that may be required to be filed by Parent or Merger Sub in connection with this Agreement and the Merger under the Exchange Act, (iv) compliance with any applicable requirements of the Securities Act, the Exchange Act and any other applicable securities laws and stock exchange rules and (v) any other actions by or in respect of, consent, approval or authorization from or filing with or notification to, any Governmental Authority, the absence of which would not have a Parent Material Adverse Effect.
Section 5.04.   Non-contravention.   The execution, delivery and performance by Parent and Merger Sub of this Agreement and the Transaction Documents to which such Person is a party, and the consummation by Parent and Merger Sub of the Transactions, do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the Organizational Documents of Parent or Merger Sub, (ii) assuming compliance with the matters referred to in Section 5.03, contravene, conflict with or result in a violation or breach of any provision of any Applicable Law or Order or (iii) require any consent or approval under, violate, conflict with, result in any breach of or any loss of any benefit under, constitute a change of control or default under, or result in termination or cancellation or give to others any right of termination, vesting, amendment, acceleration or cancellation (in each case, with or without notice or lapse of time or both) of any Contract to which Parent, Merger Sub or any other Subsidiary of Parent is a party, or by which they or any of their respective properties or assets may be bound or affected, with such exceptions, in the case of each of clauses (ii) and (iii) above, as would not have a Parent Material Adverse Effect.
Section 5.05.   Capitalization and Operation of Merger Sub.   As of the date of this Agreement, the authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $0.01 per share, all of which shares are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned beneficially and of record by Parent, free and clear of all Liens and transfer restrictions except for Liens or transfer restrictions of general applicability as may be provided under the Securities Act or applicable securities laws. Merger Sub has been formed solely for the purpose of engaging in the Transactions and prior to the Effective Time will have engaged in no other business activities and will have incurred no liabilities or obligations other than as contemplated hereby or otherwise incidental or ancillary to the Transactions.
Section 5.06.   No Vote of Parent Stockholders; Required Approval.   No vote or consent of the holders of any class or series of capital stock of Parent or the holders of any other securities of Parent (equity or otherwise) is necessary to adopt this Agreement or the Transaction Documents to which Parent is a party, or to approve the Merger or the other Transactions. The vote or consent of Parent (or a wholly owned Subsidiary of Parent) as the sole stockholder of Merger Sub is the only vote or consent of the holders of any class or series of capital stock of Merger Sub necessary to approve the Merger and adopt this Agreement and the Transaction Documents to which Merger Sub is a party, which vote shall be taken or consent shall be given immediately following the execution and delivery of this Agreement and the Transaction Documents to which Merger Sub is a party. The Board of Directors of Merger Sub has adopted resolutions (a) approving and declaring advisable this Agreement, the Transaction Documents to which Merger Sub is a party and the Transactions and (b) recommending that Merger Sub’s stockholder adopt this Agreement and the Transaction Documents to which Merger Sub is a party.
Section 5.07.   Disclosure Documents.   None of the information supplied or to be supplied by Parent or Merger Sub specifically for inclusion or incorporation by reference in the Information Statement will, at the time such document is first filed with the SEC, at any time it is amended or supplemented or at the time it is first published, sent or given to the holders of Shares, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are being made, not misleading.
Section 5.08.   Litigation.   As of the date of this Agreement, (a) there is no Proceeding pending against or, to the knowledge of Parent, threatened against, Parent or any of its Subsidiaries and (b) neither Parent nor any of its Subsidiaries is subject to any outstanding Order, which, in each case, has had or if resolved adversely would have a Parent Material Adverse Effect.
Section 5.09.   Solvency.   Neither Parent nor Merger Sub is entering into this Agreement or the Transactions, including the Merger, with the intent to hinder, delay or defraud either present or future creditors. Assuming (i) the satisfaction in full (and not waiver) of the conditions set forth in Section 7.01, and (ii) the accuracy in all material respects of the representations and warranties of the Company set forth in Article 4, after giving effect to the Transactions, including the payment of the aggregate Merger Consideration in respect of the Merger, the incurrence of any indebtedness for borrowed money to finance all or a portion of the aggregate Merger Consideration in respect of the Merger, any repayment or refinancing of debt contemplated in connection with the Transactions and the payment of all related fees and expenses, Parent, the Surviving Corporation and the Surviving Corporation’s Subsidiaries, on a consolidated basis, will be Solvent as of the Closing and as of immediately after the consummation of the Transactions.
Section 5.10.   Debt Financing.
(a)   Parent and Merger Sub have delivered to the Company a true and complete copy of the executed debt commitment letter, dated as of the date hereof, including all exhibits, schedules, annexes and other attachments thereto (as amended from time to time after the date hereof in accordance with, and subject to the limitations contained in, this Section 5.10, the “Debt Commitment Letter”), pursuant to which the lenders party thereto have agreed to provide to Parent (or one or more of its Affiliate party thereto) debt financing in the amounts set forth therein (the “Debt Financing”). Parent and Merger Sub have also delivered to the Company true and complete copies of the fee letter relating to the Debt Financing (as amended from time to time after the date hereof, the “Debt Financing Fee Letter”), in which the only redactions are the fee amounts, “flex” terms and other economic terms customarily redacted pursuant to merger agreements of this type, and such redactions do not relate to any terms that would be reasonably likely to adversely affect the conditionality, enforceability, availability or termination of the Debt Commitment Letter or reduce the aggregate principal amount of the Debt Financing below the amount required to pay the aggregate Merger Consideration in respect of the Merger and any other amounts required to be paid at the Closing in connection with the consummation of the Transactions and to pay all related fees and expenses (including those payable to Representatives) payable by Parent and Merger Sub in connection with the Transactions (such amount collectively, the “Required Amount”) after giving effect to any cash or other sources of liquidity available to Parent and Merger Sub.
(b)   As of the date hereof, (i) the Debt Commitment Letter has not been amended, modified, terminated or withdrawn, and no such amendment, modification, termination or withdrawal is currently contemplated (other than (x) to add lenders, lead arrangers, investors, bookrunners, syndication agents or other entities who have not executed the applicable Financing Commitment Letter as of the date of this Agreement or (y) to give effect to any market “flex” provisions in the Debt Financing Fee Letter), (ii) the Debt Commitment

Letter is in full force and effect and constitute the legal, valid and binding obligations of Parent’s Affiliate party thereto and, to the knowledge of Parent, the other parties thereto, subject to the Bankruptcy and Equity Exceptions, (iii) the Debt Financing is subject to no conditions precedent, other than those expressly set forth in the Debt Commitment Letter, (iv) to the knowledge of Parent, no fact, circumstance or occurrence exists that would reasonably be expected to result in any additional conditions or contingencies that would adversely affect the availability of the Debt Financing and (v) no event has occurred which, with or without notice, lapse of time or both, would reasonably be expected to constitute a default or breach by Parent (or its Affiliate party thereto) under either of the Debt Commitment Letter and Parent has no reason to believe that it (or its Affiliate party thereto) will be unable to satisfy the conditions to the funding of the Debt Financing or that the Debt Financing will not be made available to Parent on the Closing Date.
(c)   As of the date hereof, other than the Debt Commitment Letter and the Debt Financing Fee Letter, there are no other Contracts, arrangements or side letters to which Parent or any of its Affiliates is a party related to the funding or investing, as applicable, of the Debt Financing required to pay the Required Amount that would (i) impair the enforceability of the Debt Commitment Letter, (ii) reduce the aggregate amount of any portion of the Debt Financing such that the aggregate amount of the Debt Financing would be below the Required Amount (after giving effect to any cash or other sources of liquidity available to Parent and Merger Sub), (iii) impose new or additional conditions precedent to the Debt Financing or (iv) otherwise adversely modify any of the conditions precedent to the Debt Financing that would reasonably be expected to prevent or delay the consummation of the Debt Financing.
(d)   Assuming the satisfaction in full (and not waiver) of all of the conditions to Closing and assuming the Debt Financing is funded in accordance with the Debt Commitment Letter, Parent, Merger Sub and their respective Subsidiaries will have at the Closing sufficient cash, available lines of credit or other sources of immediately available funds to enable it to pay the Required Amount.
(e)   Parent has fully paid, or caused to be paid, any and all commitment fees or other fees required by the terms of the Debt Commitment Letter to be paid on or before the date of this Agreement.
Section 5.11.   Broker’s Fees.   Except for Persons, if any, whose fees and expenses shall be paid by Parent or Merger Sub (or an Affiliate thereof party to the Debt Commitment Letter), no broker, finder, investment banker, financial advisor or other Person is entitled to any brokerage, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses in connection therewith, in connection with the Transactions based upon arrangements made by or on behalf of Parent, Merger Sub, or any of their respective Subsidiaries.
Section 5.12.   National Security Matters.   Neither Parent, Merger Sub, nor any of their respective Affiliates, is a “foreign person” within the meaning of 31 C.F.R. § 800.244, and the transactions contemplated by this Agreement are accordingly not “covered transactions” within the meaning of 31 C.F.R. § 800.213.
Section 5.13.   Absence of Certain Agreements.   Neither Parent nor any of its Affiliates (including Merger Sub) has entered into any Contract or other agreement, arrangement or understanding (in each case, whether oral or written), or authorized, committed or agreed to enter into any Contract or other agreement, arrangement or understanding (in each case, whether oral or written), pursuant to which: any stockholder of the Company would be entitled to receive value or consideration of a different amount or nature than the Merger Consideration or pursuant to which any stockholder of the Company has agreed to vote against or otherwise oppose any Superior Proposal. None of Parent, Merger Sub or any of their Affiliates is party to any Contract or other agreement, arrangement or understanding that would be required to be disclosed under Item 1005(e) of Regulation M-A under the Exchange Act with respect to the Common Stock.
Section 5.14.   No Other Representations or Warranties.   Except for the representations and warranties expressly set forth in this Article 5 or in the Transaction Documents to which Parent or Merger Sub is a party, none of Parent, Merger Sub or any of their Affiliates nor any other Person on behalf of any of them is making or has made any express or implied representations or warranties of any kind or nature whatsoever, including with respect to Parent, its Subsidiaries or their respective businesses or with respect to any other information provided, or made available, to the Company, the Company Subsidiaries or any of their respective Representatives or Affiliates in connection with the Transactions, including the accuracy or completeness thereof, and Parent and Merger Sub hereby expressly disclaim any such other representations or warranties. Parent and Merger Sub acknowledge and agree that, except for the representations and warranties made by the Company in this Agreement (as qualified by the applicable items disclosed in the Company Disclosure Letter), neither the Company nor any other Company Related Party is making or has made any representations or warranties, expressed or implied, at law or in equity, with respect to or on behalf of the Company or any of the Company Subsidiaries, their businesses, operations, assets, liabilities, financial condition, results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects) or the accuracy or completeness of any information regarding the Company or any of the Company Subsidiaries or any other matter furnished or provided to Parent or Merger Sub or Made Available to Parent, Merger Sub or their Representatives in any “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, this Agreement or the Transactions. Parent and Merger Sub are not relying and specifically disclaim that they are relying upon or have relied upon any such other representations or warranties that may have been made by any Person, and acknowledge and agree that the Company and its Affiliates have specifically disclaimed and do hereby specifically disclaim any such other representations and warranties. Parent and Merger Sub have conducted their own independent investigation of the Acquired Companies and the Transactions and have had an opportunity to discuss and ask questions regarding the Acquired Companies’ businesses with the management of the Company.
ARTICLE 6
COVENANTS
Section 6.01.   Conduct of the Company.
(a)   During the period commencing on the date of this Agreement and ending on the earlier of the termination of this Agreement in accordance with Article 8 and the Effective Time (the “Pre-Closing Period”), except (v) for COVID-19 Measures or any other actions taken reasonably and in good faith to respond to COVID-19 (it being understood that prior to taking any material actions in reliance of this clause (v), the Company will use its reasonable best efforts to provide reasonable advance notice to, and consult with, Parent with respect to the contemplated actions (if reasonably practicable and legally permissible)), (w) for matters set forth in Section 6.01 of the Company Disclosure Letter, (x) as required by Applicable Law, (y) for matters expressly required by this Agreement or (z) for matters undertaken with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed, and which consent will be deemed to be granted if and to the extent Parent does not object in written form in accordance with the notice provisions of Section 9.01 within ten (10) Business Days following delivery of the Company’s request for such consent), the Company shall, and shall cause each of the Company Subsidiaries to, use its respective commercially reasonable efforts to (i) conduct its business in the ordinary course of business; provided, however, that no action that is permitted to be taken by the Company or any Company Subsidiary under clause (i) through (xxv) of Section 6.01(b) without Parent’s consent shall be deemed a breach of this Section 6.01(a), unless such action would constitute a breach of such specific provision.
(b)   During the Pre-Closing Period, except (v) for COVID-19 Measures or any other actions taken reasonably and in good faith to respond to COVID-19 (it being understood that prior to taking any material actions in reliance of this clause (v), the Company will use its reasonable best efforts to provide reasonable advance notice to, and consult with, Parent with respect to the contemplated actions (if reasonably practicable and legally permissible)), (w) for matters set forth in Section 6.01 of the Company Disclosure Letter, (x) as required by Applicable Law, (y) for matters expressly required by this Agreement or (z) for matters undertaken with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed, and which consent will be deemed to be granted if and to the extent Parent does not object in written form in accordance with the notice provisions of Section 9.01 within ten (10) Business Days following delivery of the Company’s request for such consent), the Company shall not, nor shall it permit any of the Company Subsidiaries to:
(i)   amend the Organizational Documents of the Company or the Organizational Documents of any of the Company Subsidiaries (whether by merger, consolidation or otherwise), other than immaterial or ministerial changes to the Organizational Documents of any Company Subsidiary;

(ii)   other than transactions solely between the Company and any wholly owned Company Subsidiary or solely between wholly owned Company Subsidiaries, issue, sell, grant, pledge or otherwise dispose of or grant any Lien with respect to the Company Securities or any other capital stock of the Company or any capital stock of the Company Subsidiaries, or grant any options, restricted stock units, warrants or other rights to acquire or any such capital stock or other interest in or any instrument convertible into or exchangeable or exercisable for, or measured by reference to, any such capital stock or other interest, other than the issuance of shares of Company Common Stock upon the exercise of Company Stock Options outstanding as of the date of this Agreement pursuant to the existing Company Stock Plan or pursuant to the terms of the Company Restricted Shares or the Company RSUs that are outstanding on the date of this Agreement, in each case, in accordance with the applicable Company Stock Plan’s and Company Equity Award’s terms as in effect on the date of this Agreement;
(iii)   except in connection with actions permitted by Section 6.02 hereof, take any action to exempt any Person from, or make any acquisition of securities of the Company by any Person not subject to, any state takeover statute or similar statute or regulation that applies to the Company with respect to an Acquisition Proposal or otherwise, including the restrictions on “business combinations” set forth in Section 203 of the DGCL, except for Parent, Merger Sub, or any of their respective Subsidiaries or Affiliates, or the Merger;
(iv)   adopt any plan of merger, consolidation, reorganization, liquidation or dissolution of the Company or any of the Company Subsidiaries, file a petition in bankruptcy under any provisions of federal or state bankruptcy Applicable Law on behalf of the Company or any of the Company Subsidiaries or consent to the filing of any bankruptcy petition against the Company or any of the Company Subsidiaries under any similar Applicable Law;
(v)   create any Subsidiary of the Company or any of the Company Subsidiaries;
(vi)   (A) establish a record date for, declare, accrue, set aside or pay any dividend or make any other distribution on or in respect of (whether in cash, stock, property or otherwise) the Company’s or any of the Company Subsidiaries’ capital stock or other securities (other than dividends to the Company or from one of the wholly owned Company Subsidiaries) or (B) redeem, repurchase or otherwise reacquire (or offer to redeem, repurchase or otherwise reacquire), split, combine or reclassify any Company Securities or capital stock of the Company or any of the Company Subsidiaries, or otherwise change the capital structure of the Company or any of the Company Subsidiaries, other than (1) any repurchases pursuant to the Company’s or any of the Company Subsidiaries’ right (under written commitments in effect as of the date hereof) to purchase Company Securities or capital stock of the Company or any of the Company Subsidiaries held by an officer or other employee, or individual who is an independent contractor, consultant or director, of or to the Company or any of the Company Subsidiaries, but only upon termination of such Person’s employment or engagement by the Company, (2) for purposes of effecting a net settlement of any Company Stock Option in satisfaction of any exercise price or required tax withholdings, or net share withholding in connection with the vesting of any Company Equity Award in satisfaction of any required tax withholdings or (3) between the Company and a wholly owned Company Subsidiary or between wholly owned Company Subsidiaries;
(vii)   make any material changes in any accounting methods, principles or practices, in each case, except as required by a change in GAAP or required by Applicable Law;
(viii)   (A) accelerate (other than in the ordinary course of business), terminate (other than terminations at the end of the current term) or consent to the termination of (other than terminations at the end of the current term), cancel, amend in a manner adverse to the Acquired Companies, grant a waiver of any material right under or otherwise modify in a manner adverse to the Acquired Companies any Specified Contract or any Contract that would constitute a Specified Contract if in effect as of the date of this Agreement; or (B) enter into any Contract that would constitute a Specified Contract if in effect as of the date of this Agreement;
(ix)   make any capital expenditure other than (A) capital expenditures not contemplated by the following clause (B) that are no more than $1,000,000 in the aggregate in any fiscal year and are incurred in the ordinary course of business and (B) any capital expenditure made in accordance with the Company’s forecast contained in Section 6.01(b)(ix) of the Company Disclosure Letter;

(x)   repurchase, prepay, incur, assume or guarantee any funded indebtedness to any Person, issue or sell any debt securities of the Company or any of the Company Subsidiaries or guarantee any debt securities of any other Person or enter into any arrangement having the economic effect of any of the foregoing (other than (A) any such transactions solely between the Company and one of its wholly owned Subsidiaries or (B) borrowings incurred (including any borrowings under the Existing Credit Facility or in respect of letters of credit) that do not, at any time, exceed $1,000,000 in the aggregate);
(xi)   grant or suffer to exist any material Liens on any properties or assets of the Company or any of the Company Subsidiaries that are material to the Acquired Companies, taken as a whole, other than Permitted Liens;
(xii)   make any capital investment in or loan or advance to, or forgive any loan to, any other Person except for (A) loans, capital contributions, advances or investments between the Company and any wholly owned Company Subsidiary or between wholly owned Company Subsidiaries and (B) advances to employees and consultants for travel and other business-related expenses in the ordinary course of business;
(xiii)   other than (A) in the ordinary course of business or (B) transactions solely between the Company and any wholly owned Company Subsidiary or solely between wholly owned Company Subsidiaries, sell, abandon, waive, relinquish, transfer, abandon, assign, swap or otherwise dispose of any of the assets, properties or rights of the Company or any of the Company Subsidiaries that exceed, individually or in the aggregate, $500,000;
(xiv)   purchase or acquire, directly or indirectly (including by merger, consolidation, or acquisition of stock or assets or any other business combination), (A) any corporation, partnership, other business organization or division thereof or any other business or all or substantially all of the assets of any Person (other than reorganizations solely among wholly owned Subsidiaries of the Company) or (B) any assets, real property, securities, properties, interests or businesses from any Person (except for a wholly owned Company Subsidiary), in each case, that exceed $1,000,000, individually or in the aggregate, in each case, other than acquisitions of raw materials, supplies, equipment, inventory and third-party software in the ordinary course of business;
(xv)   enter into a new line of business or abandon or discontinue any existing line of business;
(xvi)   settle, pay, discharge or satisfy any Proceeding (or agree to do any of the foregoing), other than any settlement, payment, discharge or satisfaction that (A) does not relate to any Transaction Litigation (with respect to which any settlements, releases, waivers or compromises shall be subject to Section 6.12) and (B) (1) either (x) results solely in a monetary obligation involving only the payment of monies by the Company and/or the Company Subsidiaries of not more than $500,000 individually or $2,000,000 in the aggregate for all such Proceedings (excluding any settlements made under the following clause (y)), or (y) results solely in a monetary obligation that is funded by an indemnity obligation to, or an insurance policy of, any Acquired Company and the payment of monies by the Acquired Companies that are not more than $500,000 individually or $2,000,000 in the aggregate (not funded by an indemnity obligation or through insurance policies) and (2) would not involve any admission of guilt or impose any restrictions or limitations upon the operations or business of the Company or its Affiliates (including, after the Closing, Parent and its Affiliates), other than customary confidentiality obligations;
(xvii)   except as required by Applicable Law or the existing terms of any Employee Plan in effect as of the date hereof and Made Available to Parent, (A) increase or decrease the benefits or compensation payable by the Company or any of the Company Subsidiaries to any Company Employees or grant, amend, announce or pay any new bonus (including any retention or change in control bonus), equity or equity-based award, severance or other compensation or benefit to (or accelerate the funding, vesting or payment of any compensation or benefit for) any current or former Company Employees, in each case, other than increases in annual base salary or hourly wage, as applicable, in each case, with respect to current Company Employees with an annual base salary less than $150,000 before and after any such increase in the ordinary course of business in connection with the Company’s or any Company Subsidiary’s annual merit-based compensation review process in an amount no greater than five percent

(5%) individually and three percent (3%) in the aggregate, in each case, for all such increases and annual cash bonuses in the ordinary course of business based on reasonable and good faith determinations by the Compensation Committee of the Company Board, (B) establish, adopt, enter into, amend, terminate, or take any action to accelerate rights under any Company Employee Plan or any plan, agreement, program, policy, trust, fund or other arrangement that would be a Company Employee Plan if it were in existence as of the date of this Agreement, other than amendments made to Company Employee Plans in the ordinary course of business that do not materially increase costs, (C)(1) hire any officer, employee, independent contractor or consultant, other than individuals that both (x) will have an annual base salary less than $150,000, and (y) (1) are hired solely to fill vacancies caused by Company Employees who departed on or after the date hereof or (2) are hired pursuant to a hiring process that commenced prior to the date hereof in order to fill vacancies caused by Company Employees who departed and, in each case, on compensation and other employment terms no more favorable than such terms for similarly situated employees (but without any equity or equity-based awards or promises thereof); provided that no such hire may occur after the approvals, clearances or any waiting period (or any extension thereof) under the HSR Act applicable to the Merger shall have expired or been terminated and the approvals, clearances or expirations of waiting periods under any other applicable Antitrust and Foreign Investment Laws as set forth on Section 6.11(b) of the Company Disclosure Letter will have occurred or been obtained; or (2) promote any officer, employee, independent contractor or consultant, or terminate the employment or services (other than for cause) of any officer, employee, independent contractor or consultant with an annual base salary more than $150,000;
(xviii)   (A) sell, license, sublicense, abandon, assign, transfer, create any Lien on (other than Permitted Liens), or otherwise grant any rights under, or dispose of any material Company Owned IP, other than nonexclusive licenses granted by an Acquired Company in the ordinary course of business, (B) disclose to any Person (other than to Parent), or allow to fall into the public domain any material trade secret or material confidential information, except to Acquired Company employees or contractors in the ordinary course of business and subject to written confidentiality and non-disclosure obligations, or (C) escrow, deliver, license, disclose, or otherwise make available any material Company Source Code to any third party (other than Acquired Company contractors in the ordinary course of business and subject to written confidentiality and non-disclosure obligations);
(xix)   settle or compromise any audit, claim, assessment, or proceeding relating to a material amount of Taxes, enter into any closing agreement with respect to a material amount of Taxes, amend any Tax Return relating to a material amount of Taxes, change any material Tax accounting period or material methods, principles or practices used by it for Tax accounting (except as required by Applicable Law), surrender a right to claim a material refund of Taxes, make, revoke or change any material Tax election (other than making elections that are consistent with the past practice of the Company and the Company Subsidiaries), request any ruling with respect to a material amount of Taxes with an applicable Governmental Authority, consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment relating to a material amount of Taxes (other than an extension or waiver obtained in the ordinary course), or enter into any voluntary disclosure agreement or process with any Governmental Authority with respect to a material amount of Taxes;
(xx)   enter into, amend, modify or terminate any transaction or Contract (including statements of work) with any Affiliate, holder of five percent (5%) or more of the Shares, director or executive officer of the Company or any of the Company Subsidiaries or enter into, amend, modify or terminate any other transaction or Contract with any Person that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K under the Exchange Act;
(xxi)   (A) modify, extend, negotiate, terminate or enter into any Collective Bargaining Agreement or (B) recognize or certify any Union or group of employees as the bargaining representative for any Company Employees;
(xxii)   announce or effectuate a “plant closing,” “mass layoff,” or similar action that would trigger notice obligations under the WARN Act;
(xxiii)   enter into any Contract that would explicitly impose any material restriction on the right or ability of the Company or any Company Subsidiary: (A) to compete with any other Person; (B) to acquire any product or other asset or any services from any other Person; (C) to perform services for or sell products to any other Person; (D) to transact business with any other Person; (E) to operate at any location in the world, in each case, other than Contracts that contain covenants that prohibit the Company or any Company Subsidiary from using any trade names other than the Company’s or a Company Subsidiary’s trade names; or
(xxiv)   except to the extent the subject matter of such Contract falls into a category of another clause of this Section 6.01(b) and such Contract would be permitted pursuant to such clause, enter into or amend any Contract that would result in aggregate liabilities to or payments from the Company or any Company Subsidiary in an amount that exceeds $600,000; or
(xxv)   authorize any of, or agree or commit to take, any of the actions described in the foregoing clauses (i) through (xxiii) of this Section 6.01(b).
(c)   Notwithstanding anything to the contrary in this Section 6.01, the parties hereto acknowledge and agree that nothing contained in this Agreement shall give Parent or Merger Sub, directly or indirectly, the right to control or direct the Company’s operations (including for purposes of the Antitrust and Foreign Investment Laws) prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions hereof, complete control and supervision over its operations.
Section 6.02.   Acquisition Proposals; Change in Recommendation.
(a)   Except as permitted by this Section 6.02, during the Pre-Closing Period, the Acquired Companies shall not, and shall not authorize their Representatives to, and shall direct their respective Representatives not to, (i) initiate, solicit, facilitate or knowingly encourage the making of any Acquisition Proposal, (ii) other than informing Third Parties of the existence of the provisions contained in this Section 6.02, engage in, continue or otherwise participate in negotiations or discussions with, or furnish any non-public information (or access thereto) concerning the Company or any of the Company Subsidiaries to, any Third Party in connection with, or for the purpose of facilitating or knowingly encouraging, an Acquisition Proposal, (iii) approve, endorse, recommend, execute or enter into any letter of intent, acquisition agreement, agreement in principle, memorandum of understanding or similar Contract (x) with respect to an Acquisition Proposal (other than an Acceptable Confidentiality Agreement) or (y) an Alternative Acquisition Agreement (as defined below); (iv) approve, authorize or agree to do any of the foregoing; (v) grant access to the properties, books, records or personnel of the Company or the Company Subsidiaries to any Person who the Company has reason to believe is considering making, or has made, an Acquisition Proposal; or (vi) grant any waiver, amendment or release under any standstill or confidentiality agreement. Promptly following the execution of this Agreement, and in any event within one (1) Business Day following the date of this Agreement, the Acquired Companies shall, and shall direct their respective Representatives to, (A) cease and cause to be terminated any solicitation of, and any existing discussions or negotiations with any Person conducted heretofore with respect to, any Acquisition Proposal or any inquiry or request for information that could reasonably be expected to lead to, or result in, an Acquisition Proposal and (B) terminate access by any Third Party to any physical or electronic data room relating to any potential Acquisition Transaction. Notwithstanding anything in this Agreement to the contrary, the Company shall be permitted to grant waivers, amendments and releases of, and not enforce, any standstill, anti-clubbing, anti-lockup or similar provisions, or any restrictions on engaging Representatives or working with potential financing sources (including restrictions on sharing non-public information with respect to the Company or any potential Acquisition Proposal with financing sources) with respect to a potential Acquisition Proposal, but solely to the extent that the Company Board has determined in good faith, after consultation with its financial advisors and outside legal counsel, that failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties under Applicable Law.
(b)   Notwithstanding anything to the contrary contained in this Agreement, if prior to obtaining the Written Consent the Company receives a written Acquisition Proposal that the Company Board believes in good faith to be bona fide, and the Company Board determines in good faith, after consultation with its financial advisors and outside legal counsel, that such Acquisition Proposal constitutes, or could reasonably be expected to lead to, a Superior Proposal, then, if the Company did not violate Section 6.02(a) in any material respect with respect such Acquisition Proposal, the Company and their respective Representatives may: (i) furnish any information with respect to the Acquired Companies and access thereto to any Third

Party making such Acquisition Proposal (and its Representatives and potential financing sources); provided that (A) prior to furnishing any such information, the Company receives from such Third Party an executed Acceptable Confidentiality Agreement and (B) any such non-public information so furnished has been previously provided or Made Available to Parent or is provided or Made Available to Parent promptly (and in any event no later than forty-eight (48) hours) after it is so furnished to such Third Party or (ii) participate or engage in negotiations or discussions with the Third Party making such Acquisition Proposal and its Representatives and potential financing sources regarding such Acquisition Proposal.
(c)   Except as set forth in this Section 6.02 (including Sections 6.02(d), (e) and (g)), neither the Company Board nor any committee thereof shall (i) (A) withhold, withdraw (or modify, amend or qualify in a manner adverse to Parent or Merger Sub), or propose publicly to withhold, withdraw (or modify, amend or qualify in a manner adverse to Parent or Merger Sub), the Company Recommendation, (B) approve, recommend or declare advisable, or propose publicly to approve, recommend or declare advisable, any Acquisition Proposal, (C) fail to include the Company Recommendation in the Information Statement when disseminated to the Company’s stockholders, (D) fail to recommend, in a Solicitation/Recommendation Statement on Schedule 14D-9 under the Exchange Act, against any Acquisition Proposal that is a tender offer or exchange offer subject to Regulation 14D promulgated under the Exchange Act within ten Business Days after the commencement (within the meaning of Rule 14d-2 under the Exchange Act) of such tender offer or exchange offer or fail to publicly reaffirm the Company Recommendation within ten (10) Business Days of the occurrence of a material event or development and after Parent so requests in writing provided, the Company Board shall not be required to make a public reaffirmation on more than three (3) occasions, or (E) resolve, agree or publicly propose to do any of the foregoing (any action described in this clause (i) being referred to as a “Change in Recommendation”) or (ii) approve, recommend, declare advisable or enter into any letter of intent, acquisition agreement, agreement in principle, memorandum of understanding or similar Contract with respect to any Acquisition Proposal, other than an Acceptable Confidentiality Agreement (an “Alternative Acquisition Agreement”).
(d)   Notwithstanding anything to the contrary contained in this Agreement, at any time prior to obtaining the Written Consent, the Company Board or a committee thereof may make a Change in Recommendation in response to an Intervening Event if (i) the Company Board or a committee thereof determines in good faith, after consultation with its outside legal counsel, that the failure to do so would reasonably be expected to be inconsistent with its fiduciary duties under Applicable Law, and (ii) (A) the Company shall have provided Parent four (4) Business Days’ prior written notice (provided that such notice shall not constitute a Change in Recommendation) advising Parent that the Company Board or a committee thereof intends to make a Change in Recommendation (and specifying, in reasonable detail, the Intervening Event) (provided that Parent shall be required to keep all such information confidential in accordance with the terms of the Confidentiality Agreement), and (B):
(i)   during such four (4)-Business Day period, if requested by Parent in good faith, the Company and its Representatives shall negotiate with Parent in good faith regarding any changes to the terms of this Agreement and any other proposals made by Parent so that a Change in Recommendation would no longer be necessary; and
(ii)   following such four (4)-Business Day period, and after considering in good faith any changes or proposals made by Parent, the Company Board or a committee thereof shall have determined in good faith (after consultation with its outside legal counsel and financial advisors) that the failure to make a Change in Recommendation in response to such Intervening Event would reasonably be expected to be inconsistent with its fiduciary duties under Applicable Law.
In the event of any material change in any event, occurrence or fact relating to such Intervening Event (other than in respect of any revisions proposed or proposals made by Parent as referred to above), a new notice shall be required from the Company pursuant to Section 6.02(d)(ii), except that the references to four (4) Business Days in this Section 6.02(d) shall be deemed to be two (2) Business Days, and the provisions of this Section 6.02(d) shall otherwise apply to the Intervening Event as modified thereby.
(e)   Notwithstanding anything to the contrary contained in this Agreement, at any time prior to obtaining the Written Consent if the Company receives a written Acquisition Proposal made after the date of this Agreement and not withdrawn that the Company Board or a committee thereof believes in good faith to be bona fide and the Company Board or a committee thereof determines in good faith (after consultation with its outside legal counsel and financial advisors) that (i) such Acquisition Proposal constitutes a Superior Proposal and (ii) the failure to take an action set forth in clause (x) or (y) would reasonably be expected to be inconsistent with its fiduciary duties under Applicable Law, then (x) the Company Board or a committee thereof may make a Change in Recommendation or (y) the Company may terminate this Agreement pursuant to Section 8.01(d)(i) in order to enter into an Alternative Acquisition Agreement with respect to such Superior Proposal; provided that in either such case (A) the Company shall have provided to Parent four (4) Business Days’ prior written notice (the “Superior Proposal Notice”) (provided that such notice shall not constitute a Change in Recommendation) advising Parent that the Company intends to take such action (and specifying, in reasonable detail, the material terms and conditions of any such Superior Proposal), including the identity of the Third Party making such Acquisition Proposal and providing Parent with a copy of the Alternative Acquisition Agreement and any other documents containing the material terms of such Superior Proposal (provided that Parent shall be required to keep all such documents and their terms confidential in accordance with the terms of the Confidentiality Agreement), and (B):
(i)   during such four (4)-Business Day period, if requested by Parent in good faith, the Company and its Representatives shall negotiate with Parent in good faith regarding changes to the terms of this Agreement and any other proposals made by Parent intended by Parent to cause such Acquisition Proposal to no longer constitute a Superior Proposal; and
(ii)   following such four (4)-Business Day period, and after considering in good faith any changes or proposals made by Parent, the Company Board or a committee thereof shall have determined in good faith (after consultation with its outside legal counsel and financial advisors) that (x) such Acquisition Proposal continues to constitute a Superior Proposal, and (y) the failure to make the Change in Recommendation or terminate this Agreement pursuant to Section 8.01(d)(i) would reasonably be expected to be inconsistent with the Company Board’s fiduciary obligations under Applicable Law.
Any material revisions to such Acquisition Proposal shall constitute a new Acquisition Proposal and shall in each case require the Company to deliver to Parent a new Superior Proposal Notice, except that the references to four (4) Business Days in this Section 6.02(e) shall be deemed to be two (2) Business Days.
(f)   During the Pre-Closing Period, the Company shall promptly (and in any event no later than 36 hours after receipt) advise Parent in writing in the event that the Company receives any Acquisition Proposal and in connection with such notice provide to Parent the material terms and conditions of any such Acquisition Proposal (including the identity of the Third Party making any such Acquisition Proposal). During the Pre-Closing Period, the Company shall (i) keep Parent reasonably informed of the status, material details and material terms of any such Acquisition Proposal (including, prior to initially furnishing any information or to commencing any discussions or negotiations pursuant to Section 6.02(b), advising Parent of any determination by the Company Board pursuant to Section 6.02(b)) and any discussions and negotiations concerning the material terms and conditions thereof and (ii) promptly provide to Parent (and in any event no later than one 36 hours after receipt or delivery thereof) any written proposal, indication of interest (or amendment thereto) or any other written material that constitutes an Acquisition Proposal (or amendment thereto) including copies of any proposed Alternative Acquisition Agreements.
(g)   Nothing contained in this Agreement shall prohibit the Company, directly or indirectly, through its Representatives, from (i) taking and disclosing to the stockholders of the Company any position contemplated by Rule 14d-9, Rule 14e-2(a) or Item 1012(a) of Regulation M-A promulgated under the Exchange Act, (ii) making any “stop, look and listen” communication to the Company’s stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act or (iii) making any disclosure to the stockholders of the Company that the Company Board or a committee thereof has determined in good faith (after consultation with its outside legal counsel) is required by Applicable Law; provided that this Section 6.02(g) shall not be deemed to permit the Company Board or a committee thereof to make a Change in Recommendation except to the extent permitted by Section 6.02(d) – (e); provided, further, that nothing in this Section 6.02 shall prohibit the Company from contacting and engaging in discussions with any Person or group or their respective Representatives who has made an Acquisition Proposal solely for the purpose of (x) clarifying such Acquisition Proposal and the terms thereof or (y) determining whether such Person intends to provide any documents (or additional documents) containing the terms and conditions of such Acquisition Proposal. In addition, it is understood and agreed that, for purposes of this Agreement, a factually accurate public statement by the Company Board or a committee thereof that describes the Company’s receipt of an Acquisition Proposal, the identity of the Person making such Acquisition Proposal, the material terms of such Acquisition Proposal and the operation of this Agreement with respect thereto will not, in and of itself, be deemed to be (A) a withdrawal, modification, amendment, qualification or proposal by the Company Board or a committee thereof to withdraw, modify, amend or qualify the Company Recommendation, (B) an approval, recommendation or a declaration of advisability with respect to such Acquisition Proposal or (C) a Change in Recommendation.
Section 6.03.   Written Consent; Preparation of the Information Statement.
(a)   Immediately following the execution of this Agreement and in lieu of calling a meeting of the stockholders of the Company, the Company shall use its reasonable best efforts to obtain the Written Consent. Promptly following the receipt of the Written Consent, the Company will provide Parent with a copy of such Written Consent. In connection with the Written Consent, the Company shall take all actions necessary or advisable to comply, and shall comply in all respects, with the DGCL, including Section 228 and Section 262 thereof, and the Organizational Documents of the Company.
(b)
(i)   As promptly as reasonably practicable (but no later than 20 days) after the date hereof, the Company shall prepare and file with the SEC a written information statement of the type contemplated by Rule 14c-2 of the Exchange Act containing (1) the information specified in Schedule 14C under the Exchange Act concerning the Written Consent and the Merger, (2) the notice of action by written consent required by Section 228(e) of the DGCL and (3) the notice of availability of appraisal rights and related disclosure required by Section 262 of the DGCL (as amended or supplemented from time to time, the “Information Statement”). The Company shall provide Parent with a draft of the Information Statement (and any amendment or supplement thereto) prior to filing with the SEC. Parent shall provide the Company with all information concerning Parent and Merger Sub as may be reasonably requested by the Company and is customarily included in an information statement prepared. Each of the Company, Parent and Merger Sub shall promptly correct any information with respect to it or provided by it for use in the Information Statement if and to the extent, in the absence of such a correction, the Information Statement would contain a misstatement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Company shall disseminate such correction to the stockholders of the Company in an amendment or supplement and to cause such amendment or supplement to be filed with the SEC. The Company shall notify Parent promptly in writing upon the receipt of any comments from the SEC and of any request by the SEC for amendments or supplements to the Information Statement and shall promptly supply Parent with copies of all such comments, requests and any other written correspondence between the Company or any of its Representatives, on the one hand, and the SEC, on the other hand, with respect to the Information Statement. The Company shall use its reasonable best efforts to respond as promptly as reasonably practicable to any comments received from the SEC concerning the Information Statement and to resolve such comments with the SEC and cause the Information Statement to be filed with the SEC in definitive form as contemplated by Rule 14c-5 under the Exchange Act, and shall use its reasonable best efforts to cause the Information Statement to be disseminated in its definitive form to the stockholders of the Company as promptly as reasonably practicable (and in any event within three Business Days thereof) after the first to occur of (I) confirmation from the SEC that it has no further comments on the Information Statement, (II) confirmation from the SEC that the Information Statement is otherwise not to be reviewed or (III) expiration of the 10-day period after filing the preliminary Information Statement in the event the SEC does not review the Information Statement. If Parent, Merger Sub or any of their respective Affiliates is required to file any other document with the SEC in connection with this Agreement or the Transactions, including the Merger, Parent shall provide the Company with a reasonable opportunity to review and to propose comments on any such document, which Parent shall consider in good faith.
(ii)   The Company agrees that the Information Statement will comply as to form in all material respects with the requirements of the Exchange Act and that, at the time it is filed with the SEC, at the time it is first mailed to the stockholders of the Company or at the time of any amendment or supplement thereof, the Information Statement will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no covenant is made by the Company with respect to statements included or incorporated by reference in the Information Statement based on information supplied in writing by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference therein. Parent agrees that none of the written information supplied or to be supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference in the Information Statement will, at the time it is filed with the SEC or at the time it is first mailed to the stockholders of the Company or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.
Section 6.04.   Access to Information.
(a)   Upon reasonable notice to the Company, the Acquired Companies shall, and shall cause their respective officers, directors, employees and other Representatives to, use their respective reasonable best efforts to afford Parent’s and Merger Sub’s officers and Parent’s and Merger Sub’s other authorized Representatives reasonable access as reasonably requested by Parent, during normal business hours throughout the Pre-Closing Period, to their respective Representatives, officers, employees, properties, facilities, books, Contracts, records (including Tax Returns; it being understood, however, that Diamond shall not be required to provide or make available any combined, consolidated or unitary Tax Return relating to a group of which Diamond is or was the common parent), reports, correspondence and any other documents and information of the Acquired Companies that is in the possession, custody or control of any of the Acquired Companies (whether in physical or electronic form) and shall furnish Parent and Merger Sub all financial, operating and other data and information, in each case, as Parent and Merger Sub through their officers, employees or other Representatives, may reasonably request, in each case, for purposes that are, in good faith, directly and actually related to, and necessary for, the consummation of the Transactions or Parent’s or its Affiliates’ integration and post-Closing operational planning; provided, however, that any such access shall be conducted at Parent’s expense, at a reasonable time, under the supervision of appropriate personnel of the Acquired Companies and in such a manner as not to unreasonably interfere with the normal operation of the Business; provided, further, that such access may be limited by the Acquired Companies to the extent reasonably necessary to comply with any COVID-19 Measures; provided, further, that the Acquired Companies shall not be required to prepare or deliver financial information in a form not customarily prepared by the Acquired Companies. Nothing in this Agreement shall require any of the Acquired Companies to disclose any information to Parent if such disclosure would, in the Company’s reasonable determination (i) jeopardize any attorney-client or other legal privilege or (ii) contravene any Applicable Law, fiduciary duty or binding confidentiality obligation of any Acquired Company or its Affiliate (so long as the Company informs Parent that it is withholding such information and has used reasonable best efforts to make appropriate substitute arrangements to permit reasonable disclosure not in violation of such Applicable Law, agreement or duty); provided, further, that information shall be disclosed subject to the execution of a joint defense agreement in customary form, and disclosure may be limited to external counsel for Parent, in each case, to the extent that the Company determines that doing so may be reasonably required for the purposes of complying with applicable Antitrust and Foreign Investment Laws.
(b)   No information or knowledge obtained by Parent or Merger Sub pursuant to Section 6.02, this Section 6.04 or otherwise shall affect or be deemed to affect or modify any representation, warranty, covenant or agreement contained in this Agreement, the conditions to the obligations of the parties to consummate the Transactions, including the Merger, in accordance with the terms and provisions of this Agreement or otherwise prejudice in any way the rights and remedies of Parent or Merger Sub hereunder, nor shall any such information, knowledge or investigation be deemed to affect or modify Parent’s or Merger Sub’s reliance on the representations, warranties, covenants and agreements made by the Company in this Agreement.
(c)   With respect to all information provided to Parent or any of its Representatives by the Company or any of its Representatives in connection with this Agreement and the consummation of the Transactions (including any information disclosed pursuant to this Section 6.04) Parent shall comply with and shall instruct its Representatives to comply with, all of its obligations under the Confidentiality Agreement.
Section 6.05.   Employee Benefit Plan Matters.

(a)   For a period of one (1) year following the Effective Time, Parent shall cause the Surviving Corporation or applicable Company Subsidiary to provide to each Continuing Employee (i) base salary or base wage, as applicable, in an amount no less favorable than that in effect for such Continuing Employee immediately prior to the Effective Time, and (ii) (A) target short term cash incentive compensation opportunities, (B) severance benefits and (C) other employee compensation and benefits (excluding equity or equity-based, long-term incentives, retention, change in control, nonqualified deferred compensation, defined benefit pension and post-employment welfare benefits (the “Excluded Benefits”)) that, in each case, are either (y) substantially comparable in the aggregate to those (other than the Excluded Benefits) provided to such Continuing Employee immediately prior to the Effective Time under the Employee Plans listed on Section 6.05(a) of the Company Disclosure Letter or (z) no less favorable in the aggregate to those (other than the Excluded Benefits) provided to similarly situated employees of Parent.
(b)   Each Continuing Employee who participates in the annual bonus program in respect of the Company’s 2025 fiscal year shall, to the extent not paid prior to the Closing Date, receive a cash bonus in respect of such 2025 fiscal year based on actual performance.
(c)   From and after the Closing Date, with respect to Continuing Employees, Parent shall cause the Surviving Corporation or other applicable Subsidiary to recognize service of each such Continuing Employee with the Acquired Companies prior to the Closing Date for purposes of eligibility to participate, levels of benefits (but not for benefit accruals or participation eligibility under any defined benefit pension plan or plan providing post-retirement medical or other similar benefits) and vesting under each compensation, vacation, fringe or other welfare benefit plan, program or arrangement of the Surviving Corporation or any of its Affiliates (collectively, the “Parent Benefit Plans”) in which any Continuing Employee is or becomes eligible to participate, but solely to the extent that service was credited to such employee for such purposes under a comparable Company Employee Plan immediately prior to the Closing Date and to the extent that such credit would not result in a duplication of benefits.
(d)   From and after the Closing Date, with respect to each Parent Benefit Plan that is an “employee welfare benefit plan” as defined in Section 3(1) of ERISA providing group health benefits in which any Continuing Employee is or becomes eligible to participate, Parent shall use commercially reasonable efforts to cause each such Parent Benefit Plan to waive all limitations as to pre-existing conditions, waiting periods, required physical examinations and exclusions with respect to participation and coverage requirements applicable under such Parent Benefit Plan for such Continuing Employees and their eligible dependents to the same extent that such pre-existing conditions, waiting periods, required physical examinations and exclusions would not have applied or would have been waived under the corresponding Company Employee Plan in which such Continuing Employee was a participant immediately prior to his commencement of participation in such Parent Benefit Plan.
(e)   Parent, the Company and the Surviving Corporation acknowledge and agree that all provisions contained in this Section 6.05 are included for the sole benefit of the respective parties to this Agreement and shall not create any right in any other Person, including any Company Employee, any participant in any Company Employee Plan, Diamond Employee Plan or Parent Benefit Plan or any beneficiary thereof or any right to continued employment with Parent, Company, the Surviving Corporation or any of their Affiliates. Nothing in this Section 6.05 shall be deemed to amend any Company Employee Plan, any Diamond Employee Plan or any Parent Benefit Plan or to require Parent, the Surviving Corporation or any of their Affiliates to permit any Person to participate in any particular benefit or compensation plan sponsored or maintained by Parent or any of its Affiliates, or to continue or amend any particular benefit or compensation plan, before or after the consummation of the Transactions, and any such plan may be amended or terminated in accordance with its terms and Applicable Law.

Section 6.06.   Debt Financing.
(a)   Each of Parent and Merger Sub shall use reasonable best efforts to take, or cause to be taken, all things necessary, to obtain the Debt Financing on the terms and subject to the conditions (including “market flex” provisions) set forth in the Debt Commitment Letter and the Debt Financing Fee Letter, including using reasonable best efforts to (i) maintain in effect and comply with the Debt Commitment Letter, (ii) negotiate and enter into definitive agreements with respect to the Debt Financing on the terms and subject only to the conditions (including the market “flex” provisions) set forth in the Debt Commitment Letter and the Debt Financing Fee Letter (or on other terms that, with respect to conditionality, are not less favorable to Parent or Merger Sub than the terms and conditions (including market “flex” provisions) set forth in the Debt Commitment Letter and the Debt Financing Fee Letter), (iii) satisfy on a timely basis all conditions applicable to Parent and Merger Sub in the Debt Commitment Letter that are within the control of Parent or Merger Sub, (iv) upon the satisfaction or waiver of the conditions to Parent’s and Merger Sub’s obligations to consummate the Merger and consummate the Debt Financing, (v) enforce its rights under the Debt Commitment Letter and (vi) otherwise comply with the Parent’s and the Merger Sub’s obligations under the Debt Commitment Letter and the definitive documents for the Debt Financing. Parent and Merger Sub shall not, without the prior written consent of the Company, agree to or permit any termination of or amendment, supplement or modification to be made to, or grant any waiver of any provision under, the Debt Commitment Letter if such termination, amendment, supplement, modification or waiver would (A) reduce the aggregate amount of any portion of the Debt Financing (including by increasing the amount of fees to be paid or original issue discount as compared to the fees and original issue discount contemplated by the Debt Commitment Letter or the Debt Financing Fee Letter (including any “flex” provisions set forth therein) on the date of this Agreement unless the Debt Financing is increased by a corresponding amount) such that the aggregate amount of the Debt Financing would reasonably be expected to be below the amount required to pay the Required Amount (after giving effect to any cash or other sources of liquidity available to Parent and Merger Sub), (B) impose new or additional conditions precedent to the availability of the Debt Financing or otherwise expand, amend or modify any of the conditions precedent to the Debt Financing in a manner that would reasonably be expected to prevent or materially delay the funding of the Debt Financing (or satisfaction of the conditions to the Debt Financing) or (C) adversely impact the ability of Parent or Merger Sub, as applicable, to enforce its rights against other parties to the Debt Commitment Letter. Parent shall promptly deliver to the Company copies of any amendment, modification, supplement, consent or waiver to or under any Debt Commitment Letter.
(b)   Upon request by the Company, Parent shall keep the Company informed on a reasonably prompt basis and in reasonable detail of the status of its efforts to arrange the Debt Financing. Parent and Merger Sub shall give the Company prompt notice of (i) any actual breach, default, termination or cancellation by any party to any of the Debt Commitment Letter of which Parent or Merger Sub becomes aware, (ii) the receipt by Parent or Merger Sub of any written notice or other written communication from any Debt Financing Source with respect to any (A) actual or threatened (in writing) breach, default, termination or cancellation by any party to any of the Debt Commitment Letter or (B) dispute or disagreement between Parent and any Debt Financing Source or among any parties to any of the Debt Commitment Letter (other than ordinary course or customary negotiations relating to the Debt Commitment Letter or any definitive document related to the Debt Financing), in each case regarding the Debt Financing, and (iii) the occurrence of an event or development that could reasonably be expected to adversely impact the ability of Parent or Merger Sub to obtain all or any portion of the Debt Financing necessary to fund the Required Amount (after giving effect to any cash or other sources of liquidity available to Parent and Merger Sub) on the terms and in the manner contemplated by the Debt Commitment Letter. If any portion of the Debt Financing becomes unavailable on the terms and conditions (including any applicable market “flex” provisions) contemplated by the Debt Commitment Letter, Parent shall promptly notify the Company in writing and Parent and Merger Sub shall use their reasonable best efforts to arrange and obtain, as promptly as practicable, in replacement thereof alternative financing (the “Alternative Financing”) from alternative sources in an amount sufficient to fund the Required Amount with terms and conditions (including market “flex” provisions) not less favorable to Parent and Merger Sub (or their respective Affiliates) than the terms and conditions set forth in the Debt Commitment Letter. Parent shall deliver to the Company true and complete copies of the alternative debt commitment letters (including fee letters) pursuant to which any such alternative source shall have committed to provide any portion of the Debt Financing. For the avoidance of doubt, it is understood and agreed that, subject to the limitations set forth in Section 6.06(a) and this

Section 6.06(b), Parent and Merger Sub may amend, restate and/or replace (or cause any of the foregoing) the Debt Commitment Letter to (x) add or replace additional lenders, lead arrangers, syndication agents or similar entities or reallocate commitments or reassign titles so long as the aggregate amount of the Debt Financing is not reduced below the Required Amount (after giving effect to any cash or other sources of liquidity available to Parent and Merger Sub) and (y) implement or exercise any “flex” provisions in the Debt Financing Fee Letter as in effect on the date of this Agreement. For purposes of this Agreement, references to the Debt Commitment Letter shall include such documents as permitted to be amended, restated, modified, supplemented or replaced by this Section 6.06 and (z) references to Debt Financing shall include the debt financing contemplated by the Debt Commitment Letter as permitted to be amended, modified, supplemented or replaced by this Section 6.06.
Section 6.07.   Financing Cooperation.
(a)   Cooperation.   Prior to the Effective Time, the Company shall, and shall cause each of the Company Subsidiaries to, use its respective reasonable best efforts to provide Parent and Merger Sub with all cooperation requested by Parent in connection with the arrangement and syndication contemplated by the Debt Financing, including using its respective reasonable best efforts to:
(i)   as promptly as reasonably practicable, furnish Parent with the Required Information (including updating and correcting any Required Information to the extent such Person has knowledge that such Required Information contains any material omission of fact or material misstatement of fact regarding the Company and the Company Subsidiaries); provided that in no event shall the Required Information be deemed to include or shall the Company otherwise be required to provide any information regarding any post-Closing or pro forma financial statements, post-Closing pro forma adjustments desired to be incorporated into any information used in connection with the Debt Financing (including any synergies or cost savings), projections, ownership or an as-adjusted capitalization table;
(ii)   assist in preparation for and participate in a reasonable number of investor and lender meetings (including a reasonable and limited number of one-on-one meetings and calls that are requested in advance with or by the Debt Financing Sources) (which shall be virtual unless otherwise agreed to by the Company), presentations and sessions with rating agencies in connection with the Debt Financing at reasonable times and locations mutually agreed, and assist Parent in obtaining ratings in connection with the Debt Financing;
(iii)   assist Parent with the preparation of customary materials for rating agency presentations, bank information memoranda and similar marketing documents required in connection with the Debt Financing as reasonably requested by Parent;
(iv)   provide all documentation and other information about the Company and the Company Subsidiaries as is reasonably required under applicable “know your customer” and anti-money laundering rules and regulations including the USA PATRIOT Act at least four (4) Business Days prior to the Closing, in each case to the extent requested at least ten (10) Business Days in advance of the Closing;
(v)   furnishing Parent with the Payoff Deliverables (including providing Parent with drafts thereof at least three (3) Business Days prior to the Closing);
(vi)   assist in the preparation and facilitate the execution and delivery (in the case of execution and delivery, solely to the extent any such execution would only be effective on or after the Closing Date) of any definitive financing documentation required in connection with the Debt Financing and the schedules and exhibits thereto, in each case, customarily required to be delivered under such definitive financing documentation, including credit agreements (or joinders thereto), pledge and security documents, and other definitive financing documents and deliverables;
(vii)   assist in the creation and perfection of security interests, pledges, mortgages and other liens, in each case only so long as such security interests, pledges, mortgages and other liens do not become effective prior to the Closing; and
(viii)   assist in the taking of customary corporate and other similar actions, subject to and contingent upon the occurrence of the Closing, reasonably necessary to permit the consummation of the Debt Financing on the Closing Date (provided that no such action shall be required by the Company Board and such actions will only be required by a director, manager or any equivalent officer or employee of the Company or any Company Subsidiary who will continue in such position after the Closing).
(b)   Obligations of the Company.   Nothing in this Section 6.07 will require any Acquired Company to (i) waive or amend any terms of this Agreement or agree to pay any fees or reimburse any expenses prior to the Effective Time for which it has not received prior reimbursement or is not otherwise indemnified by or on behalf of Parent; (ii) enter into any definitive agreement that is effective prior to the Effective Time (other than customary bank authorization letters (or the equivalent thereof)); (iii) give any indemnities in connection with the Debt Financing that are effective prior to the Effective Time; (iv) take any action that, would unreasonably interfere with the conduct of the business of the Acquired Companies or create an unreasonable risk of damage or destruction of any property or assets of the Acquired Companies; (v) deliver or cause the delivery of any legal opinions or accountant comfort letters, (vi) prepare or deliver financial information in a form not customarily prepared by the Company or (vii) deliver any certificate or authorization letter that it reasonably believes in good faith, contains any untrue certifications. In addition, notwithstanding anything to the contrary in this Section 6.07, (A) no action, liability or obligation of the Acquired Companies or any of their respective Representatives pursuant to any certificate, agreement, arrangement, document or instrument relating to the Debt Financing will be effective until the Effective Time, and none of the Acquired Companies will be required to take any action pursuant to any certificate, agreement, arrangement, document or instrument that is not contingent on the occurrence of the Closing or that must be effective prior to the Effective Time (other than customary bank authorization letters (or the equivalent thereof)); (B) any bank information memoranda and high-yield offering prospectuses or memoranda required in relation to the Debt Financing will contain disclosure reflecting the Surviving Corporation or its Subsidiaries as the obligor; and (C) no officer or Representative of the Acquired Companies shall be required to deliver any certificate or opinion or take any other action under this Section 6.07 that could reasonably be expected to result in personal liability to such officer or Representative.
(c)   Reimbursement.   After any valid termination of this Agreement, promptly upon request (but in any event within 30 days thereafter) by the Company, Parent will reimburse the Company for any documented and reasonable out-of-pocket costs and expenses (including attorneys’ fees) incurred by the Acquired Companies in connection with the cooperation of the Acquired Companies contemplated by this Section 6.07; provided that the Acquired Companies (and not Parent) shall be responsible for any amounts that would otherwise have been incurred in the absence of the Transactions.
(d)   Indemnification.   The Acquired Companies and their respective Representatives will be indemnified and held harmless by Parent from and against any and all liabilities, losses, damages, claims, costs, expenses (including attorneys’ fees), interest, awards, judgments, penalties and amounts paid in settlement suffered or incurred by them in connection with their cooperation in arranging the Debt Financing pursuant to this Agreement or the provision of information utilized in connection therewith.
(e)   Logos.   The Company hereby consents to the use of its logos solely in connection with the Debt Financing; provided that Parent and Merger Sub shall ensure that such logos are used solely in a manner that is not intended to or reasonably likely to harm or disparage the Company or the Company’s reputation or goodwill and will comply with the Company’s usage requirements to the extent made available to Parent and Merger Sub prior to the date of this Agreement.
(f)   No Financing Condition.   Notwithstanding anything in this Agreement to the contrary, each of Parent and Merger Sub understands and acknowledges and agrees that obtaining the Debt Financing is not a condition to the obligations of the parties to consummate the Merger, in accordance with the terms and provisions of this Agreement.
Section 6.08.   State Takeover Laws.   If any “control share acquisition,” “business combination,” “fair price,” “moratorium” or other anti-takeover Applicable Law may become or is deemed or purports to be applicable to any Transaction, then each of the Company, Parent, Merger Sub, and their respective Boards of Directors shall use their respective reasonable best efforts to (i) take such actions with respect thereto as are necessary so that the Transactions may be consummated as promptly as practicable on the terms contemplated hereby and (ii) otherwise act to render such anti-takeover Applicable Law (or, in the case of

Section 203 of the DGCL, the restrictions on business combinations provided therein) inapplicable to, or to minimize the effects of the foregoing on, the Transactions.
Section 6.09.   Obligations of Parent.   Parent shall cause Merger Sub to perform its obligations under this Agreement and to consummate the Transactions (including the Merger), on the terms and conditions set forth in this Agreement, in each case, on a timely basis. Immediately following the execution of this Agreement, Parent, in its capacity as the sole stockholder of Merger Sub, will execute and deliver a written consent adopting this Agreement in accordance with the DGCL.
Section 6.10.   Director and Officer Liability.
(a)   From and after the Effective Time, Parent shall (and shall cause the Surviving Corporation to) indemnify, defend and hold harmless, to the extent required by the Organizational Documents of the Company as in effect as of the date hereof (and shall advance expenses as incurred to the extent required by the Organizational Documents of the Company as in effect as of the date hereof); provided, that the Person to whom expenses are advanced provides an undertaking to repay such advances if a court of competent jurisdiction determines in a final, nonappealable judgment that such Person is not entitled to be indemnified hereunder, each present and former director and officer of any of the Acquired Companies and each of their employees who serves as a fiduciary of the Company Stock Plan, as the case may be, (in each case, when acting in such capacity) (each, an “Indemnified Party”) against any costs or expenses (including reasonable attorneys’ fees), judgments, settlements, fines, losses, claims, damages or liabilities (whether civil, criminal, administrative, investigative or other), arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, including the Transactions.
(b)   Prior to the Closing, the Company shall use its reasonable best efforts to purchase a “tail” or “runoff” officers’ and directors’ liability insurance policy in respect of acts or omissions occurring prior to the Effective Time covering each Indemnified Party on terms with respect to coverage, deductibles and amounts no less favorable than those of such policy in effect on the date of this Agreement (the “Current Policy”) for the six (6)-year period following the Closing and at an aggregate price not to exceed three hundred fifty percent (350%) of the amount per annum the Company paid or required to be paid for a twelve (12)-month period under the Current Policy (the “Current Premium”). If the Company or, pursuant to the immediately following sentence, Parent obtains prepaid “tail” or “runoff” policies in accordance with this Section 6.10(b), the Surviving Corporation shall, and Parent shall, and shall cause the Surviving Corporation to, maintain such policies in full force and effect for their full term, and they shall continue to honor the obligations thereunder. If the Company is unable to obtain the “tail” or “runoff” policy for a cost less than or equal to three hundred fifty percent (350%) of the Current Premium, the Company shall instead obtain as much comparable insurance as possible for an aggregate premium equal to three hundred fifty percent (350%) of the Current Premium.
(c)   From and after the Effective Time, Parent shall cause the Surviving Corporation to fulfill and honor in all respects the obligations of any of the Acquired Companies pursuant to (i) each indemnification agreement listed on Section 6.10(c) of the Company Disclosure Letter that is in effect between the Company or any of the Company Subsidiaries and any individual who at the Effective Time is, or at any time prior to the Effective Time was, a director or officer of the Company or of a Company Subsidiary; and (ii) any indemnification provision and any exculpation provision set forth in the certificate of incorporation or bylaws or other Organizational Documents of the Company or any Company Subsidiary as in effect on the date of this Agreement. From the Effective Time through the sixth (6th) anniversary of the date on which the Effective Time occurs, the Organizational Documents of the Surviving Corporation shall contain, and Parent shall cause the Organizational Documents of the Surviving Corporation and the Acquired Companies to so contain, provisions no less favorable with respect to indemnification, advancement of expenses and exculpation than are set forth in the Organizational Documents of the Company and the Acquired Companies as in effect on the date of this Agreement.
(d)   If Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and, in each such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as applicable, shall assume the obligations set forth in this Section 6.10.

(e)   Notwithstanding anything in this Agreement to the contrary, the provisions of this Section 6.10 (i) shall survive the consummation of the Merger, (ii) are intended to be for the benefit of, and shall be enforceable by, each indemnified or insured party (including each Indemnified Party), his or her heirs and his or her or their trustees or administrators or persons acting in similar capacities and (iii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such individual may have under the certificate of incorporation or bylaws, or comparable Organizational Documents of the Company or any Company Subsidiary, under any applicable Contract or Applicable Laws, or otherwise. Unless required by Applicable Law, this Section 6.10 may not be amended, altered, or repealed after the consummation of the Merger in such a manner as to adversely affect any of the rights of any Person indemnified by this Section 6.10 without the prior written consent of the affected Person.
Section 6.11.   Reasonable Best Efforts.
(a)   Subject to the terms and conditions of this Agreement, the Company and Parent shall (and shall cause their respective Subsidiaries to) each use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under Applicable Law to consummate and make effective the Transactions prior to the End Date, including (i) the obtaining of all necessary actions, waivers, registrations, permits, authorizations, orders, consents and approvals from Governmental Authorities, the expiry or termination of any applicable waiting periods, and the making of all necessary registrations and filings (including filings with Governmental Authorities, if any) and the taking of all steps as may be reasonably necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Authorities, (ii) the delivery of required notices to, and the obtaining of required consents or waivers from, Third Parties necessary, proper or advisable to consummate the Transactions and (iii) the execution and delivery of any additional instruments necessary to consummate the Merger and to fully carry out the purposes of this Agreement.
(b)   In furtherance and not in limitation of the undertakings pursuant to this Section 6.11, each of Parent, including, if applicable, its “ultimate parent entity,” as that term is defined in the HSR Act and its implementing regulations (“UPE”), on the one hand, and the Company, on the other hand, shall (i) prepare and file any notification and report forms and related material required under the HSR Act and any other applicable Antitrust and Foreign Investment Laws with respect to the Transactions (if any), and any additional filings or notifications and related material that are necessary to permit consummation of the Transactions as promptly as practicable (but, in each case, within the timeframes set out in Section 6.11(b) of the Company Disclosure Letter) and (ii) provide or cause to be provided as promptly as reasonably practicable any information and documentary material that may be reasonably requested by the DOJ or FTC under the HSR Act or by other Governmental Authorities under applicable Antitrust and Foreign Investment Laws. Parent shall pay all filing fees payable pursuant to the HSR Act or other applicable Antitrust and Foreign Investment Laws (if any).
(c)   The Company and Parent shall jointly devise and implement the strategy for all filings, notifications, submissions and communications in connection with any filing, notice, petition, statement, registration, submission of information, application or similar filing subject to this Section 6.11, including determining whether to stay, toll or extend, directly or indirectly, any applicable waiting period under the HSR Act or other applicable Antitrust and Foreign Investment Law. In furtherance of the foregoing, subject to Applicable Law, the Company and Parent shall (and shall cause their respective counsel to and (x) with respect to the Company, shall cause the Company Subsidiaries to and (y) with respect to Parent, shall cause its Subsidiaries to) (i) cooperate in all respects with each other in connection with any filing or submission with a Governmental Authority in connection with the Transactions and in connection with any investigation or other inquiry by or before a Governmental Authority relating to the Transactions, including any Proceeding initiated by a private Person, (ii) have the right to review in advance, and to the extent practicable each shall consult the other on, any material filing made with, or written materials to be submitted to, any Governmental Authority in connection with the Transactions and of any material communication received or given in connection with any Proceeding by a private Person, in each case regarding any of the Transactions, (iii) promptly inform each other of any material communication (or any other material correspondence or memoranda) received from, or given to, the DOJ or the FTC or any other applicable Governmental Authority (including, in the case of Parent, any material communication received from its UPE, if applicable) and (iv) promptly furnish each other with copies of all material correspondence, filings and written communications between them or their Subsidiaries or, in the case of Parent, its UPE, if applicable, on the one hand, and any Governmental Authority or its respective staff, on the other hand, with respect to the Transactions. In furtherance of the foregoing, the Company and Parent shall provide the other party and its counsel with advance notice of and the opportunity to participate in any material discussion or meeting with any Governmental Authority in respect of any filing, investigation or other inquiry in connection with the Transactions; provided that each of the parties hereto shall have the right to review in advance, and to the extent practicable each will consult the other on, all the information relating to the other parties and their respective Subsidiaries (in the case of the Company), as the case may be, that appears in any filing made with, or written materials (including correspondence) submitted to, any Third Party and/or any Governmental Authority in connection with any governmental inquiry, investigation or Proceeding with respect to the Transactions. The Company and Parent may, as each deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other under this Section 6.11 as “Antitrust Counsel Only Material.” Notwithstanding anything to the contrary in this Section 6.11, materials provided to the other party or its counsel may be redacted to remove references concerning the valuation of the Acquired Companies and as necessary to address reasonable attorney-client or other privilege or confidentiality concerns.
(d)   Without limiting the generality of the undertakings of Parent and the Company pursuant to Section 6.11(a) and Section 6.11(b), each of Parent and the Company shall, and shall cause each of its Subsidiaries to, use reasonable best efforts to take any and all steps necessary to avoid or eliminate each and every impediment under any Antitrust and Foreign Investment Laws that may be asserted by any Governmental Authority or any other Person so as to enable the parties hereto to obtain all necessary actions, waivers, registrations, permits, authorizations, orders, consents, approvals, and the expiry or termination of any applicable waiting periods from Governmental Authorities to consummate the Transactions. Notwithstanding anything to the contrary in this Agreement, no party shall be required to (and the Company and the Company Subsidiaries shall not, without the prior written consent of Parent), (i) propose, negotiate, commit to, effect, by consent decree, hold separate orders, or otherwise, the sale, divestiture, license or other disposition of such of its and their assets, properties or businesses or of the assets, properties or businesses to be acquired by Parent pursuant hereto, (ii) enter into such other arrangements to avoid the entry of, and the commencement of litigation seeking the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other Order in any Proceeding by a Governmental Authority or any other Person under Antitrust and Foreign Investment Laws that would otherwise have the effect of preventing or materially delaying the consummation of the Transactions, other than, solely with respect to the FDI Laws, any action, concession or undertaking (other than any hold separate, sale, divestiture, license or other disposition of assets, properties or businesses) that (y) is conditioned on the Closing and (z) would not reasonably be expected to (A) have a material and adverse impact on the benefits expected to be derived by Parent from the Transactions or (B) be material, individually or in the aggregate, to the business, results of operation, financial condition or operations of Parent or the Acquired Companies or (iii) defend any claim asserted in court by any Governmental Authority or any other Person under Antitrust and Foreign Investment Laws in order to avoid entry of, or to have vacated or terminated, any Order (whether temporary, preliminary or permanent) that would prevent the Closing occurring prior to the End Date.
(e)   From the date of this Agreement until the earlier of (i) the valid termination of this Agreement in accordance with its terms and (ii) the expiration of termination of the waiting period under the HSR Act applicable to the Transactions, neither Parent nor Merger Sub (nor any other Affiliate of Parent) shall enter into any agreement, transaction or any agreement to effect any transaction (including any merger or acquisition) that would reasonably be expected to materially and adversely affect or materially delay Parent’s or Merger Sub’s ability to: (i) obtain the timely expiration or termination of the waiting period under the HSR Act, or the authorizations, consents, Orders and approvals required under any other applicable Antitrust and Foreign Investment Laws, applicable to the Transactions; (ii) avoid the entry of, the commencement of litigation seeking the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other Order that would materially delay or prevent the consummation of the Transactions; or (iii) obtain all other authorizations, consents, Orders and approvals of Governmental Authorities necessary for the consummation of the Transactions in accordance with the terms and conditions of this Agreement.
Section 6.12.   Transaction Litigation.   During the Pre-Closing Period, the Company shall control the defense and settlement of any Transaction Litigation; provided, however, that the Company shall promptly notify Parent in writing of any such Transaction Litigation. The Company shall (a) give Parent the right to review and comment on all material filings or responses to be made by the Company and shall discuss in advance any material discussions or communications proposed to be held by the Company with any Third Party in connection with any such Transaction Litigation (and the Company shall in good faith consider any comments or feedback provided by Parent), and the opportunity to participate in the defense and settlement of, any such Transaction Litigation and (b) if Parent does not exercise such right to participate (subject to the Company’s control right), keep Parent reasonably and promptly informed with respect to the status of such Transaction Litigation; provided, however, that the disclosure of information in connection therewith shall be subject to the provisions of Section 6.04, including regarding attorney-client privileges and other applicable legal privileges. Notwithstanding the foregoing, no compromise or full or partial settlement of any Transaction Litigation shall be agreed to by the Company without Parent’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed).
Section 6.13.   Public Announcements.   The parties hereto agree that the initial press release to be issued with respect to the Transactions shall be a joint press release, in a form mutually agreed to by the parties hereto, and shall be issued as promptly as practicable following the execution and delivery of this Agreement. Parent and the Company shall consult with each other before issuing any other press release, or scheduling a press conference or conference call with investors or analysts, and shall use reasonable best efforts to consult with each other before making any other public statement, in each case, with respect to this Agreement or the Transactions, and shall not issue any such press release or make any such other public statement relating to this Agreement or the Transactions without the consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed, except for any such release or announcement that Parent or the Company determines, after consultation with outside legal counsel, is required by Applicable Law or any listing agreement with or rule of any national or foreign securities exchange or association upon which the securities of the Company or Parent, as applicable, are listed, in which case the party required to make the release or announcement shall provide notice to and, to the extent reasonably practicable, consult with the other party about, and shall use its reasonable best efforts to allow the other party reasonable time (taking into account the circumstances) to comment on, such release or announcement in advance of such issuance, and the party will consider any such reasonable comments that are timely provided in good faith; provided, however, that each party may, without such consultation or consent, make any public statement in response to questions from the press, analysts, investors or those attending industry conferences, make internal announcements to employees and make disclosures in Company SEC Documents and any documents, reports, statements, forms or other filings required to be made by Parent with the SEC, so long as such statements, announcements and disclosures substantially reiterate (and are not inconsistent with) previous press releases, public disclosures or public statements made jointly by the parties (or individually, if approved in advance by the other party); and provided, further, that, notwithstanding the foregoing, neither Parent nor the Company shall be required to consult with or obtain consents from the other parties hereto before issuing any press release or making any other public statement with respect to any Change in Recommendation, Acquisition Proposal or Intervening Event; provided, further that notwithstanding anything herein to the contrary, Parent, Merger Sub and their Affiliates shall be permitted to (without prior consultation to any other Person) make disclosures or communications to existing or prospective general or limited partners, equity holders, members, managers and investors of such Person any Affiliates of such Person, in each case who are subject to customary confidentiality restrictions.
Section 6.14.   Section 16 Matters.   Prior to the Closing, the Company shall take all actions to the extent necessary or as may be reasonably requested by any party hereto in connection with this Agreement to cause the transactions contemplated by Section 2.06 and any and all dispositions or cancellations of equity securities of the Company (including any deemed dispositions or cancellations and any derivative securities with respect to any equity securities of the Company) held by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, and who would otherwise be subject to Rule 16b-3 under the Exchange Act, to be exempt under Rule 16b-3 under the Exchange Act.
Section 6.15.   Stock Exchange De-listing.   Parent or the Surviving Corporation shall cause the Company Common Stock to be de-listed from Nasdaq and de-registered under the Exchange Act at or as promptly as practicable following the Effective Time.
Section 6.16.   Termination of Intercompany Contracts.   Effective upon the Closing, other than the Contracts listed in Section 6.16 of the Company Disclosure Letter, all Contracts between the Company or any of its Subsidiaries, on the one hand, and Diamond or any of its Affiliates (other than the Company and the Company’s Subsidiaries) shall be terminated without any party thereto having any further liability thereunder to the other parties thereto, other than ordinary course liabilities relating to the Pre-Closing Period (such Contracts to be terminated upon the Closing, the “Diamond Related Contracts”).
Section 6.17.   Repatriation.   The Company and its Subsidiaries will use their commercially reasonable efforts (in the manner reasonably requested in writing by Parent at least ten (10) Business Days prior to the Closing) to distribute or transfer or cause to be distributed or transferred (including through loans, prepayments of obligations or the repayment of intercompany obligations) to the Company immediately before the Closing any cash balances held by any non-U.S. Subsidiaries to the Company; provided, however, that no distribution or transfer will be required to be made (a) to the extent such distribution or transfer (i) would be subject to withholding or other Taxes in advance of the Effective Time or (ii) would violate Applicable Law or any minimum cash balance or capital surplus requirements applicable to such Subsidiaries and (b) unless and until all of the conditions to the Merger set forth in Section 7.01, Section 7.02 and Section 7.03 have been satisfied or waived (other than those conditions that by their nature are to be satisfied or waived (if permitted hereunder) at the Closing, but subject to the satisfaction or waiver (to the extent permitted hereunder) of such conditions at the Closing), and Parent has irrevocably confirmed and agreed in writing that it acknowledges satisfaction or waiver of all of the conditions to the Merger set forth in Section 7.02 (other than those conditions that by their nature are to be satisfied or waived at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing) and is ready, willing and able to consummate the Closing.
ARTICLE 7
CONDITIONS TO THE MERGER
Section 7.01.   Conditions to the Obligations of Each Party.   The obligation of each party hereto to consummate the Merger is subject to the satisfaction or, to the extent permitted by Applicable Law, waiver, on or prior to the Closing, of the following conditions:
(a)   the Company shall have received the Written Consent;
(b)   (i) any waiting period (or any extension thereof) under the HSR Act applicable to the Merger shall have expired or been terminated and (ii) the approvals, clearances or expirations of waiting periods under any other applicable Antitrust and Foreign Investment Laws as set forth on Section 6.11(b) of the Company Disclosure Letter will have occurred or been obtained; and
(c)   no Governmental Authority of competent authority in the jurisdictions set forth on Section 7.01(b) of the Company Disclosure Letter shall have issued any Order or enacted any Applicable Law or other legal restraint or prohibition that remains in effect that makes consummation of the Merger illegal or otherwise prohibited.
(d)   At least 20 calendar days shall have elapsed since the Company mailed to the stockholders of the Company the Information Statement as contemplated by Regulation 14C of the Exchange Act (including Rule 14c-2 promulgated under the Exchange Act).
Section 7.02.   Conditions to the Obligations of Parent and Merger Sub.
(a)   The obligation of Parent and Merger Sub to consummate the Merger is subject to the satisfaction or, to the extent permitted by Applicable Law, waiver, on or prior to the Closing, of the following conditions: (i) the representation and warranty of the Company set forth in Section 4.11(b) shall be true and correct as of the date of this Agreement and as of Closing Date, (ii) the representations and warranties of the Company set forth in Section 4.07(a) and Section 4.07(c)(i) – (iv) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as if made at such time, except, in each case, for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct in all respects as of such particular date), and except, in each case, for any inaccuracies that would not, individually or in the aggregate, result in additional cost, expense or liability to Parent, Merger Sub or the Company (individually or in the aggregate) of more than $5,000,000; (iii) each of the representations and warranties of the Company set forth in Section 4.01 (other than the third sentence thereof), Section 4.02, Section 4.03, Section 4.04, Section 4.07(c) (other than (c)(i) – (iv)), and Section 4.07(d), Section 4.26, Section 4.27 and Section 4.28 of this Agreement (A) that are not qualified by any materiality, Company Material Adverse Effect or other similar qualifications shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, as if made at such time, except, in each case, for those representations or warranties which address matters only as of a particular date (which representations shall have been true and correct in all material respects as of such particular date) and (B) that are qualified by any materiality, Company Material Adverse Effect or other similar qualifications shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date, as if made at such time, except, in each case, for those representations or warranties which address matters only as of a particular date (which representations shall have been true and correct in all respects as of such particular date), and (iv) each of the other representations and warranties of the Company set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date, as if made at such time, except, in each case, for those representations or warranties which address matters only as of a particular date (which representations shall have been true and correct in all respects as of such particular date), other than in the case of this clause (iv) for such failures to be true and correct that have not had or would not reasonably be expected to have a Company Material Adverse Effect (it being understood that for this purpose all references to the term “Company Material Adverse Effect” and other qualifications based on the word “material,” set forth in any such representations and warranties shall be disregarded);
(b)   the Company shall have complied in all material respects with each of the covenants, obligations and agreements it is required to comply with or perform at or prior to the Closing;
(c)   Parent and Merger Sub shall have received a certificate of the Company, signed by an officer of the Company, dated as of the Closing Date, certifying that the conditions specified in Section 7.02(a), Section 7.02(b) and Section 7.02(d) have been satisfied;
(d)   since the date of this Agreement, there shall not have occurred a Company Material Adverse Effect that is continuing and no Effect has occurred that, individually or in the aggregate, is reasonably expected to have a Company Material Adverse Effect; and
(e)   the Company has delivered to Parent duly executed copies signed by each of the Company and Diamond (and, in the case of the Omnibus Assignment and Assumption Agreement, by the Company, Diamond, the applicable Subsidiaries of the Company, and the applicable Diamond Controlled Affiliates) of (i) the Transition Services Agreement, (ii) the GESA, (iii) the Subcontractor Agreement, (iv) the IP Matters Agreement and (v) the Omnibus Assignment and Assumption Agreement, in each case, in the form attached as an exhibit to the Support Agreement (or in another form mutually agreed to by Parent and the Company).
Section 7.03.   Conditions to the Obligations of the Company.   The obligation of the Company to consummate the Merger is subject to the satisfaction or, to the extent permitted by Applicable Law, waiver, on or prior to the Closing, of the following conditions:
(a)   The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date with the same force and effect as if made on and as of such date, except for any failure to be so true and correct that would not, individually or in the aggregate, result in a Parent Material Adverse Effect; provided, however, that for purposes of determining the accuracy of the representations and warranties of Parent and Merger Sub set forth in this Agreement for purposes of this Section 7.03(a), all references to the term “Parent Material Adverse Effect” and other qualifications based on the word “material,” set forth in any such representations and warranties shall be disregarded;
(b)   Parent and Merger Sub shall have complied in all material respects with each of the covenants, obligations and agreements required to be complied with or performed at by Parent and Merger Sub at or prior to the Closing; and
(c)   the Company shall have received a certificate of Parent and Merger Sub, signed by an officer of Parent and Merger Sub, dated as of the Closing Date, certifying that the conditions specified in Section 7.03(a) and Section 7.03(b) have been satisfied.

ARTICLE 8
TERMINATION
Section 8.01.   Termination.   This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Effective Time:
(a)   by mutual written agreement of the Company and Parent;
(b)   by either the Company or Parent, if:
(i)   the Merger shall not have been consummated in accordance with the terms of this Agreement on or before 11:59 p.m., Eastern Time, on June 20, 2025 or such other date as may be mutually agreed in writing by the parties from time to time (the “End Date”); provided, however, that the right to terminate this Agreement under this Section 8.01(b)(i) shall not be available to any party whose material breach of any provision of this Agreement has been a principal cause of, or resulted in, the failure of the Merger to be consummated by the End Date; or
(ii)   any Governmental Authority of competent authority shall have issued a final, non-appealable Order or enacted any Applicable Law or other legal restraint or prohibition that remains in effect that makes consummation of the Merger permanently illegal or otherwise permanently prohibited; provided that the party seeking to terminate this Agreement pursuant to this Section 8.01(b)(ii) shall have taken all actions required under this Agreement to have any such Order, Applicable Law or other legal restraint, injunction or prohibition lifted; provided, further, that a party shall not be permitted to terminate this Agreement pursuant to this Section 8.01(b)(ii) if the issuance of such final and non-appealable Order, Applicable Law or other legal restraint, injunction or prohibition is principally caused by the material breach by such party of any covenant or obligation of such party set forth in this Agreement; or
(c)   by Parent if:
(i)   the Written Consent shall not have been delivered to Parent by the Company by 11:59 p.m. Eastern Time on October 22, 2024;
(ii)   a Change in Recommendation shall have occurred; provided that Parent’s right to terminate this Agreement pursuant to this Section 8.01(c)(i) shall expire upon receipt of the Written Consent; or
(iii)   the Company shall have breached any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach (A) would give rise to the failure of any of the conditions contained in Section 7.02 and (B) is incapable of being cured by the End Date or, if capable of being cured in such time frame, the Company has not cured within thirty (30) days after written notice has been given by Parent to the Company of such breach; provided, however, that Parent may not terminate this Agreement pursuant to this Section 8.01(c)(iii) if, at the time such termination would otherwise take effect in accordance with the foregoing, Parent or Merger Sub is in material breach of any provision of this Agreement that would result in a failure of a condition set forth in Section 7.03; or
(d)   by the Company, if:
(i)   prior to the time the Written Consent is obtained, (x) the Company has complied with its obligations under Section 6.02; (y) the Company pays, or causes to be paid, to Parent the Company Termination Fee payable pursuant to Section 9.04(b) prior to or concurrently with such termination; and (z) substantially concurrently with such termination, the Company enters into a definitive Alternative Acquisition Agreement in respect of such Superior Proposal; or
(ii)   Parent or Merger Sub shall have breached or failed to perform any of their respective representations, warranties, covenants or other agreements contained in this Agreement, which breach (A) would have a Parent Material Adverse Effect and (B) is incapable of being cured by the End Date or, if capable of being cured in such time frame, Parent or Merger Sub, as applicable, has not cured within thirty (30) days after written notice has been given by the Company to Parent of such breach; provided, however, that the Company may not terminate this Agreement pursuant to this

Section 8.01(d)(ii) if, at the time such termination would otherwise take effect in accordance with the foregoing, the Company is in material breach of any provision of this Agreement that would result in a failure of a condition set forth in Section 7.02; or
(iii)   (A) all of the conditions set forth in contained in Section 7.01 or Section 7.02 have been satisfied (other than those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing), (B) Parent and Merger Sub have failed to consummate the Merger at the Closing at the time required pursuant to Section 2.01, (C) the Company has irrevocably notified Parent in writing that (y) if specific performance is granted, the Company is ready, willing and able to consummate the Merger, and (z) all conditions set forth in Section 7.03 have been satisfied (other than those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing) or that it is irrevocably waiving any unsatisfied conditions set forth in Section 7.03 and (D) Parent or Merger Sub fail to consummate the Merger within three (3) Business Days after the later of (y) receipt of the notice contemplated by clause (C) and (2) the day on which the Closing should have occurred pursuant to Section 2.01.
The party desiring to terminate this Agreement pursuant to this Section 8.01 (other than pursuant to Section 8.01(a)) shall give written notice of such termination to each other party hereto and specify the applicable provision or provisions hereof pursuant to which such termination is being effected.
Section 8.02.   Effect of Termination.   If this Agreement is terminated pursuant to Section 8.01, this Agreement shall become void and of no effect without liability of any party (or any Representative of such party) to each other party hereto; provided, however, that, notwithstanding the foregoing, Section 6.07(c), Section 6.07(d), the last sentence of Section 6.11(b), this Section 8.02 and Article 9 shall survive any termination hereof pursuant to Section 8.01; provided, further, that, subject to Section 9.04(i) and Section 9.04(j), no such termination shall relieve any party from liability for any Willful Breach of this Agreement prior to such termination. The Confidentiality Agreement shall not be affected by the termination of this Agreement and shall continue in full force and effect in accordance with its terms.
ARTICLE 9
MISCELLANEOUS
Section 9.01.   Notices.   Any notices or other communications required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (i) when delivered, if delivered in person, (ii) on the next Business Day if transmitted by national overnight courier (with confirmation of delivery) or (iii) on the date transmitted if sent by email (provided, that no “bounce back” or similar message of non-delivery is received with respect thereto), in each case, as follows:
if to the Company:
SecureWorks Corp.
One Concourse Parkway, Suite 500
Atlanta, Georgia 30328
Attention: Wendy K. Thomas, Chief Executive Officer
Email:
with a copy (which shall not constitute notice) to:
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019
Attention: Scott A. Barshay and Laura C. Turano
Email: sbarshay@paulweiss.com and lturano@paulweiss.com

if to Parent or Merger Sub (or, following the Effective Time, the Surviving Corporation):
Sophos Inc.
3090 Nowitzki Way
Suite 300
Dallas, TX 75219
Attention: Chief Legal Officer
Email:
with a copy (which shall not constitute notice) to:
c/o Thoma Bravo, LP
Spear Tower 2400
San Francisco, CA 94105
Attention: Seth Boro; Chip Virnig; Sacha May
Email:
and
Kirkland & Ellis LLP
333 West Wolf Point Plaza
Chicago, Illinois 60654
Attention: Bradley C. Reed, P.C.; Steven A. Page
Email: bradley.reed@kirkland.com; steven.page@kirkland.com
Notwithstanding anything in this Agreement to the contrary, any notice given in accordance with the foregoing clauses (i) or (ii) of this Section 9.01 shall only be effective if a duplicate copy of such notice is promptly given by email in the method described in this Section 9.01.
Section 9.02.   Survival of Representations and Warranties.   None of the representations and warranties contained in this Agreement or in any certificate or other writing delivered pursuant hereto shall survive the Effective Time. Any covenant or agreement of the parties contained in this Agreement which, by its terms, contemplates performance after the Effective Time, shall survive in accordance with its terms.
Section 9.03.   Amendments and Waivers.
(a)   Prior to the Effective Time, any provision of this Agreement may be amended or waived by any party hereto only by action taken or authorized by or on behalf of such party’s Board of Directors (or duly authorized committee thereof or other similar governing body) and only if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided, however, that without the further approval of the Company’s stockholders, no such amendment or waiver shall be made or given that requires the approval of the stockholders of the Company under the DGCL unless the required further approval is obtained.
(b)   Any failure of any of the parties to comply with any obligation, covenant, agreement or condition in this Agreement may be waived at any time prior to the Effective Time by any of the parties entitled to the benefit thereof only by a written instrument signed by each such party granting such waiver. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Subject to Section 9.04(i), the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law or in equity.
Section 9.04.   Fees; Expenses.
(a)   Except as otherwise expressly provided in this Agreement, all costs and expenses (including any transfer, stamp and documentary Taxes or fees, if any) incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such costs or expenses.

(b)   If this Agreement is terminated by the Company pursuant to Section 8.01(d)(i), prior to or concurrently with such termination, the Company shall pay (or cause to be paid to) Parent a fee in the amount of $26,000,000 (the “Company Termination Fee”).
(c)   If this Agreement is terminated by Parent pursuant to Section 8.01(c)(i) or Section 8.01(c)(ii), then the Company shall promptly, but in no event later than two (2) Business Days after termination of this Agreement, pay to (or cause to be paid to) Parent the Company Termination Fee.
(d)   If this Agreement is terminated (i) by Parent or the Company pursuant to Section 8.01(b)(i) (but in the case of a termination by the Company, only if at such time Parent would not be prohibited from terminating this Agreement pursuant to the provisos in Section 8.01(b)(i)), or by Parent pursuant to Section 8.01(c)(iii); (ii) at any time on or after the date of this Agreement and prior to such termination a bona fide Acquisition Proposal shall have been publicly made or otherwise become publicly known and not publicly withdrawn prior to such termination, and (iii) within twelve (12) months after the date of such termination, (A) the Company enters into an Alternative Acquisition Agreement providing for an Acquisition Transaction or (B) an Acquisition Transaction is consummated, then, the Company shall pay (or cause to be paid to) Parent the Company Termination Fee concurrently with the consummation of any such Acquisition Transaction; provided, however, that, for purposes of this Section 9.04(d), all references to “at least twenty five percent (25%)” in the definition of Acquisition Transaction shall be deemed to be references to “more than fifty percent (50%).”
(e)   If this Agreement is terminated by (i) the Company pursuant to Section 8.01(d)(ii) or Section 8.01(d)(iii) or (ii) Parent pursuant to Section 8.01(b)(i) and at such time the Company had the right to terminate this Agreement pursuant to Section 8.01(d)(ii) or Section 8.01(d)(iii), then Parent shall promptly, but in no event later than two (2) Business Days after termination of this Agreement, pay to (or cause to be paid to) the Company $52,000,000 (the “Parent Termination Fee”).
(f)   For the avoidance of doubt, any payment made by the Company or Parent under this Section 9.04 shall be payable only once with respect to this Section 9.04 and not in duplication even though such payment may be payable under one or more provisions hereof.
(g)   The parties hereto acknowledge that the agreements contained in this Section 9.04 are an integral part of the Transactions and that without such provisions the parties hereto would not have entered into this Agreement.
(h)   (i) If the Company fails to pay the Company Termination Fee or any portion thereof or Parent fails to pay the Parent Termination Fee or any portion thereof, in each case, when due and payable pursuant to this Section 9.04 and Parent or Merger Sub, on the one hand, or the Company, on the other hand, commences a suit which results in an Order against the Company for the Company Termination Fee or any portion thereof or in an Order against Parent for the Parent Termination Fee or any portion thereof, the Company shall pay Parent and Merger Sub or Parent shall pay the Company, as the case may be, their reasonable and documented out-of-pocket costs and expenses (including reasonable attorney’s fees and disbursements) in connection with such suit, together with interest on the Company Termination Fee or the Parent Termination Fee, as the case may be (or, in each case, any portion thereof that has not been paid timely in accordance with this Agreement), and on the amount of such costs and expenses, in each case, from and including the date payment of such amount was due through the date of actual payment at the prime rate set forth in The Wall Street Journal in effect on the date such payment was required to be made. Any amounts payable pursuant to this Section 9.04 shall be paid to Parent or the Company, as the case may be, by wire transfer of immediately available funds. Parent shall promptly provide the Company and the Company shall provide Parent, in each case, upon request therefor the wire transfer information required to make any payments pursuant to this Section 9.04.
(i)   Notwithstanding anything in this Agreement to the contrary, (i) Parent’s right to receive payment from the Company of the Company Termination Fee pursuant to Sections 9.04(b)-(d) and any payments pursuant to Section 9.04(h), shall be the sole and exclusive remedy of any of Parent, Merger Sub or any of their respective Affiliates or representatives against the Company and any of its former, current or future officers, directors, partners, stockholders, Company Stock Option holders, managers, members or Affiliates (collectively, the “Company Related Parties”) for any loss suffered as a result of the failure of the Transactions to be consummated or for a breach hereunder or otherwise (whether such breach was a Willful Breach or otherwise), and upon payment of the Company Termination Fee and any amounts owed pursuant to Section 9.04(h), none of the Company Related Parties shall have any further liability or obligation relating to or arising out of this Agreement, the Debt Commitment Letter or the Transactions and (ii) if Parent (or its designee) received any payments from the Company in respect of any breach of this Agreement, and thereafter Parent (or its designee) is entitled to receive the Company Termination Fee under this Section 9.04, the amount of such Company Termination Fee shall be reduced by the aggregate amount of any payments made by the Company to Parent (or its designee) in respect of any such breaches of this Agreement.
(j)   Notwithstanding anything in this Agreement to the contrary, (i) the Company’s right to receive payment from Parent of the Parent Termination Fee pursuant to Section 9.04(e), any payments pursuant to Section 9.04(h) and any payments pursuant to Section 6.07(c) shall be the sole and exclusive remedy of the Company or any of its Affiliates or representatives against Parent, Merger Sub and any of their respective former, current or future officers, directors, partners, stockholders, equity holders, managers, members, Affiliates and Debt Financing Sources (collectively, the “Parent Related Parties”) for any loss suffered as a result of the failure of the Transactions to be consummated or for a breach hereunder or otherwise (whether such breach was a Willful Breach or otherwise), and upon payment of the Parent Termination Fee and any mounts owed pursuant to Section 9.04(h), none of the Parent Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions and (ii) if the Company (or its designee) received any payments from Parent in respect of any breach of this Agreement, and thereafter the Company (or its designee) is entitled to receive the Parent Termination Fee under this Section 9.04, the amount of such Parent Termination Fee shall be reduced by the aggregate amount of any payments made by Parent to the Company (or its designee) in respect of any such breaches of this Agreement.
Section 9.05.   Assignment; Benefit.   Neither this Agreement nor any of the rights, interests or obligations herein may be assigned by any party hereto without the prior written consent of the other parties and any purported assignment in violation hereof shall be null and void ab initio. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto and their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except (i) from and after the Effective Time, (A) the provisions of Article 2 relating to the payment of the Per Share Amount, the Merger Consideration and the Option Consideration, which shall be enforceable by the holders of Company Common Stock and Company Equity Awards, as applicable, as of immediately prior to the Effective Time and (B) the provisions of Section 6.07(d) and Section 6.10, which shall be enforceable by the Persons or entities benefiting therefrom, (ii) the provisions of Section 9.04(i), which shall be enforceable by the Company Related Parties, and (iii) the provisions of Section 9.04(j) and Section 9.14, which shall be enforceable by the Parent Related Parties. Notwithstanding anything contained in this Agreement to the contrary, Parent or Merger Sub may assign this Agreement to any Subsidiary of Parent or Merger Sub or to any Debt Financing Source (including, for the avoidance of doubt, any permitted successor or assign thereof) to Parent or any Subsidiary or Affiliate thereof as security for obligations to such Debt Financing Source in respect of the financing arrangements entered into in connection with the transactions contemplated hereby and any refinancings, extensions, refundings or renewals thereof; provided that no such assignment shall relieve Parent or Merger Sub of any of its obligations hereunder and no such assignment is reasonably expected to prevent, materially delay or materially impede the consummation of the Transactions.
Section 9.06.   Governing Law.   This Agreement and any Proceedings arising out of or related hereto or the Transactions or to the inducement of any party hereto to enter into this Agreement (whether for breach of contract, tortious conduct or otherwise and whether predicated on common law statute or otherwise) shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such state.
Section 9.07.   Jurisdiction.   The parties hereto hereby irrevocably agree (i) that any Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the Transactions shall be brought in the Court of Chancery of the State of Delaware and any state appellate court therefrom, or, if the Court of Chancery of the State of Delaware does not have subject matter jurisdiction over the matter, the Superior Court of the State of Delaware or the Federal

District Court for the District of Delaware located in Wilmington, Delaware, and any appellate courts therefrom and (ii) not to commence any such Proceeding in any court except such courts. Each party hereby irrevocably submits to the exclusive jurisdiction of such court in respect of any legal or equitable Proceeding arising out of or relating to this Agreement or the Transactions, or relating to enforcement of any of the terms of this Agreement, and hereby waives, and agrees not to assert, as a defense in any such Proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the Proceeding is brought in an inconvenient forum, that the venue of the Proceeding is improper or that this Agreement or the Transactions may not be enforced in or by such courts. Each party agrees that notice or the service of process in any Proceeding arising out of or relating to this Agreement or the Transactions shall be properly served or delivered if delivered in the manner contemplated by Section 9.01 or in any other manner permitted by Applicable Law.
Section 9.08.   Waiver of Jury Trial.   EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING DIRECTLY OR INDIRECTLY OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.08.
Section 9.09.   Specific Performance; Remedies.   The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed (including any party hereto failing to take such actions as are required of it hereunder in order to consummate this Agreement) in accordance with their specific terms or were otherwise breached. It is accordingly agreed that (a) the parties shall be entitled to an injunction or injunctions, specific performance, or other equitable relief, to prevent breaches or threatened or anticipated breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the courts described in Section 9.07 (including the right of a party hereto to cause the other party hereto to consummate the Merger), without proof of damages or otherwise, this being in addition to any other remedy at law or in equity, and (b) the right of specific performance is an integral part of the Transactions and without that right, neither the Company nor Parent would have entered into this Agreement. Each of the parties agrees that it waives the defense of adequacy of a remedy at law and will not oppose the granting of an injunction or injunctions, specific performance or other equitable relief on the basis that (x) the other parties have an adequate remedy at law or (y) an award of specific performance is not an appropriate remedy for any reason at law or equity; provided that under no circumstances will the Company, directly or indirectly, be entitled to receive both a grant of injunction, specific performance or other equitable remedy to consummate the Closing, on the one hand, and payment of the Parent Termination Fee pursuant to Section 9.04, on the other hand. The parties acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 9.09 shall not be required to provide any bond or other security in connection with any such order or injunction and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or other security. Notwithstanding the foregoing, the parties hereto hereby further acknowledge and agree that prior to the Closing, the Company will be entitled to an injunction, specific enforcement and other equitable relief requiring Parent or Merger Sub to consummate the Merger on the terms and conditions in this Agreement if, and only if, (i) all conditions set forth in Section 7.01 and Section 7.02 (other than those conditions that by their nature are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing) have been satisfied or waived, (ii) the Debt Financing has been funded or will be funded at the Closing, (iii) the Company has irrevocably confirmed in a written notice to Parent that (x) all conditions set forth in Section 7.03 have been satisfied (other than those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing) or that it has irrevocably waived any unsatisfied conditions set forth in Section 7.03 and (y) it is ready, willing and able to close the Merger if the Debt Financing is funded at the Closing, and (iv) Parent and Merger Sub fail to complete the Closing in accordance with the terms of this Agreement within three (3) Business Days of receiving the notice contemplated by clause (iii) of this sentence.
Section 9.10.   Severability.   If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the Merger and the other Transactions is not affected in any manner materially adverse to any party. Upon such a holding, the parties agree to negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner, in order that the Merger and the other Transactions be consummated as originally contemplated to the fullest extent possible.
Section 9.11.   Entire Agreement.   This Agreement and the exhibits and annexes to this Agreement, the Company Disclosure Letter, the Parent Disclosure Letter, the Transaction Documents and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect thereto; provided, however, that, the Confidentiality Agreement shall not be superseded, shall survive any termination of this Agreement and shall continue in full force and effect until the earlier to occur of (a) the Effective Time and (b) the date on which the Confidentiality Agreement expires in accordance with its terms or is validly terminated by the parties thereto.
Section 9.12.   Rules of Construction.   Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same with the advice of said independent counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this Agreement and the documents referred to in this Agreement, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto. Any matter set forth on the Company Disclosure Letter shall not be deemed to constitute an admission by the Company or any Company Subsidiary, or to otherwise imply, that any such matter is material, is required to be disclosed by the Company under this Agreement or falls within relevant minimum thresholds or materiality standards set forth in this Agreement, nor shall be construed as an admission or indication to any Third Party that any breach or violation exists or has actually occurred. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, the Company Disclosure Letter and Parent Disclosure Letter are “facts ascertainable” as that term is used in Section 251(b) of the DGCL, and do not form part of this Agreement but instead operate upon the terms of this Agreement as provided herein.
Section 9.13.   Counterparts; Effectiveness.   This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto, it being understood and agreed that all parties hereto need not sign the same counterpart. Until and unless each party has received a counterpart hereof signed by each other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). Signatures to this Agreement transmitted by electronic mail in PDF form, or by any other electronic means designed to preserve the original graphic and pictorial appearance of a document, will be deemed to have the same effect as physical delivery of the paper document bearing the original signatures.
Section 9.14.   No Recourse.   Notwithstanding anything that may be expressed or implied in this Agreement or the Transaction Documents, the parties agree and acknowledge that this Agreement and the Transaction Documents may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement or the Transaction Documents, or the negotiation, execution or performance of this Agreement or the Transactions or any breach (whether willful, intentional, unintentional or otherwise) of any representation, warranty, covenant or agreement or otherwise in respect of this Agreement or the Transaction Documents or any oral representation made or alleged to be made in connection herewith or therewith may only be made against the entities that are expressly identified as parties hereto or thereto, as applicable, and no Parent Related Parties (other than Thoma Bravo, L.P. under the Confidentiality Agreement) shall have any liability for any obligations or liabilities to the parties to this Agreement or the Transaction Documents or for any claim (whether in tort, contract or otherwise, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other Applicable Law, including under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 or other Environmental Laws), based on, arising out of or relating to this Agreement or the Transaction Documents, or the negotiation, execution or performance of this Agreement or the Transaction Documents or the transactions contemplated hereby and thereby or any breach (whether willful, intentional, unintentional or otherwise) of any representation, warranty, covenant or agreement or otherwise in respect of this Agreement or the Transaction Documents or any oral representation made or alleged to be made in connection herewith. To the maximum extent permitted by Applicable Law, each party hereby waives and releases all such claims, obligations, liabilities, causes of action or proceedings against any Parent Related Parties. Without limiting the foregoing, no claim will be brought or maintained by any party or any of its Affiliates or any of their respective successors or permitted assigns against, and no Person shall seek to recover monetary damages from, any Parent Related Party, and no recourse will be brought or granted against any of them, by virtue of or based upon any alleged misrepresentation or inaccuracy in or breach or nonperformance of any of the representations, warranties, covenants or agreements of any party hereto set forth or contained in this Agreement or the Transaction Documents, except to the extent such Person is a party to such agreement.
Section 9.15.   Debt Financing Sources.   Notwithstanding anything in this Agreement to the contrary, the Company, on behalf of itself, its Affiliates and the other Acquired Companies, hereby (a) agree that any suit, action, audits, investigations, examinations, inquiries or proceeding, whether in law or in equity, whether in contract or in tort or otherwise, involving the Debt Financing Sources, arising out of or relating to, this Agreement, the Debt Financing or any of the agreements entered into in connection with the Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder shall be subject to the exclusive jurisdiction of any federal or state court in the Borough of Manhattan, New York, New York, so long as such forum is and remains available, and any appellate court thereof and each party hereto irrevocably submits itself and its property with respect to any such suit, action, audits, investigations, examinations, inquiries or proceeding to the exclusive jurisdiction of such court, (b) agree that any such suit, action, audits, investigations, examinations, inquiries or proceeding shall be governed by the laws of the State of New York (without giving effect to any conflicts of law principles that would result in the application of the laws of another state), (c) agree not to bring or support any suits, claims, charges, actions, audits, investigations, examinations or inquiries of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against any Debt Financing Sources in any way arising out of or relating to, this Agreement, the Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder in any forum other than any federal or state court in the Borough of Manhattan, New York, New York, (d) agree that service of process upon the Company, the Acquired Companies and their respective Affiliates in any such suit, action or proceeding shall be effective if notice is given by mail or courier in accordance with Section 9.01, (e) irrevocably waive, to the fullest extent that they may effectively do so, the defense of an inconvenient forum to the maintenance of such suit, action, audits, investigations, examinations, inquiries or proceeding in any such court, (f) knowingly, intentionally and voluntarily waive to the fullest extent permitted by Applicable Law trial by jury in any suit, action, audits, investigations, examinations, inquiries or proceeding brought against any Debt Financing Source in any way arising out of or relating to this Agreement, the Debt Financing, the Debt Commitment Letter or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, (g) agree that none of the Debt Financing Sources will have any liability to the Acquired Companies or their respective Affiliates relating to or arising out of this Agreement, the Debt Financing, the Debt Commitment Letter or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, whether in law or in equity, whether in contract or in tort or otherwise, (h) agree that the Debt Financing Sources are express third-party beneficiaries of, and may enforce, this Section, Section 9.04, the last sentence of Section 9.05 and any of the provisions in this Agreement reflecting the foregoing agreements in this Section, and (i) agree that the provisions in this Section 9.15, Section 9.04, the last sentence of Section 9.05 and the definition of “Debt Financing Sources” (and any other provisions of this Agreement to the extent a modification thereof would adversely modify the substance of any of the foregoing as it affects the Debt Financing Sources in any material respect) shall not be amended, waived or otherwise modified, in each case, in any way that is averse to the Debt Financing Sources without the prior written consent of Debt Financing Sources. Notwithstanding anything to the contrary herein, nothing in this Agreement shall impact the rights of Parent, Merger Sub and their respective Affiliates, or the obligations of the Debt Financing Sources, under the Debt Commitment Letter or any definitive financing documentation.
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.
SOPHOS INC.
By:
/s/ Joseph H. Levy

Name: Joseph H. Levy
Title:  Chief Executive Officer
PROJECT GREEN MERGER SUB, INC.
By:
/s/ Joseph H. Levy

Name: Joseph H. Levy
Title:  President

SECUREWORKS CORP.
By:
/s/ Wendy K. Thomas

Name: Wendy K. Thomas
Title:   Chief Executive Officer

Annex B
CONFIDENTIAL
Execution Version
SUPPORT AGREEMENT
This Support Agreement (“Agreement”), dated as of October 21, 2024, is by and among Sophos Inc., a Massachusetts corporation (“Parent”), Project Green Merger Sub, Inc., a Delaware corporation and a direct, wholly owned Subsidiary of Parent (“Merger Sub”), Secureworks Corp., a Delaware corporation (the “Company”), Dell Technologies Inc., a Delaware corporation (“Diamond”) and Dell Marketing L.P., a Texas limited partnership and stockholder of the Company (the “Stockholder”).
RECITALS
WHEREAS, concurrently herewith, the Company, Parent and Merger Sub are entering into an Agreement and Plan of Merger (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”);
WHEREAS, the Stockholder is the record or “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of 70,000,000 Shares of Class B common stock, par value $0.01 per share, of the Company (the “Owned Shares” and, together with any additional Shares or other voting securities of the Company of which the Stockholder acquires record or beneficial ownership after the date of this Agreement, including by purchase, as a result of a stock dividend, stock split, recapitalization, combination, consolidation, reclassification, exchange or change of such shares or other similar transaction, or upon exercise or conversion of any securities, the Stockholder’s “Covered Shares”);
WHEREAS, as a condition and inducement to the willingness of the Company and Parent to enter into the Merger Agreement and to proceed with the Transactions, including the Merger, the Company, Parent, Diamond and the Stockholder are entering into this Agreement; and
WHEREAS, the Stockholder acknowledges that each of the Company and Parent are entering into the Merger Agreement in reliance on the representations, warranties, covenants and other agreements of the Stockholder set forth in this Agreement and would not enter into the Merger Agreement if the Stockholder did not enter into this Agreement.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:
1.   Certain Definitions.   All capitalized terms that are used but not defined herein have the respective meanings ascribed to them in the Merger Agreement. For all purposes of and under this Agreement, the following terms have the following respective meanings:
(a)   “Termination Date” means the earliest to occur of: (i) the Effective Time, (ii) the valid termination of the Merger Agreement in accordance with its terms, (iii) with respect to Section 3 only, the time (if any) at which the Company Board shall have made a Change in Recommendation, (iv) the written consent of Parent, the Stockholder and the Company terminating this Agreement and (v) the entry into any amendment, modification or waiver to any provision of the Merger Agreement without the Stockholder’s written consent that (A) decreases the amount, or changes the form, of consideration payable to the stockholders of the Company pursuant to the terms of the Merger Agreement or that materially delays the timing of any such payment after the Effective Time or (B) amends, changes, or modifies any of the conditions to the Merger in a manner that adversely affects Diamond or the Stockholder in any material respect.
(b)   A Person will be deemed to have effected a “Transfer” of a Covered Share if such Person, whether voluntarily or involuntarily, directly or indirectly, (i) sells, pledges, assigns, gifts, grants an option with respect to, transfers, exchanges, tenders or disposes (by merger, by testamentary disposition, by operation of law or otherwise) of a Covered Share or any interest in such security, (ii) creates or permits to exist any Liens, other than Permitted Liens (as defined below), on any of the Covered Shares, (iii) deposits any of the Covered Shares into a voting trust or enters into a voting agreement or arrangement or grants any proxy, power of attorney or other authorization with respect thereto that is inconsistent with this Agreement or (iv) agrees or commits to take any of the actions referred to in the foregoing clauses (i) through (iii).
2.   Transfer Restrictions.   Except as provided hereunder or under the Merger Agreement, from the date of this Agreement until the Termination Date, neither Diamond nor the Stockholder shall Transfer (or cause the Transfer of) any of the Covered Shares or enter into any agreement relating thereto, except (a) for the Transfer of Covered Shares to any Affiliate or Subsidiary of Diamond or the Stockholder; provided that the recipient of the Covered Shares pursuant to such Transfer shall have executed and delivered to Parent and Merger Sub a joinder to this Agreement pursuant to which such recipient shall be bound by all of the terms of this Agreement, (b) for the Transfer of Covered Shares to any custodian or nominee for the purpose of holding such Covered Shares for the account of the Stockholder (provided the Stockholder shall retain sole voting and investment control over such Covered Shares) or (c) with Parent’s prior written consent. In addition, from the date of this Agreement until the Termination Date, the Stockholder shall not convert any of the Covered Shares into shares of Class A common stock, par value $0.01 per share, of the Company. Any action taken in violation of the foregoing sentence shall be null and void ab initio.
3.   Agreement to Vote.
(a)   Subject to the terms of this Agreement, the Stockholder hereby irrevocably and unconditionally agrees that, from the date of this Agreement until the Termination Date, at any annual or special meeting of the stockholders of the Company, however called, including any adjournment or postponement thereof, and in connection with any action proposed to be taken by written consent of the stockholders of the Company, the Stockholder shall vote or cause to be voted, or deliver or cause to be delivered a written consent with respect to, all of its Covered Shares:
(i)   against any action or agreement that would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of the Stockholder contained in this Agreement, or result in any of the conditions set forth in Article 7 of the Merger Agreement not being satisfied on or before the End Date; and
(ii)   against any proposal, transaction, agreement or action made in opposition to or in competition with, or that would reasonably be expected to, either individually or in the aggregate, prevent, materially delay or materially impede the consummation of, the Merger or the other Transactions.
(b)   The Stockholder shall appear at each meeting of the stockholders of the Company, or adjournment or postponement thereof, to vote on any matter contemplated by this Agreement and shall cause all Covered Shares to be counted as present thereat for purposes of calculating a quorum and shall vote all Covered Shares in accordance with this Section 3.
(c)   The Stockholder shall retain at all times the right to vote all of the Shares in the Stockholder’s sole discretion, and without any other limitation, on any matters other than those set forth in this Section 3 that are at any time or from time to time presented for consideration to the Company’s stockholders generally. Nothing in this Agreement, including this Section 3, limits or restricts any Affiliate or designee of the Stockholder who serves as a member of the Company Board in taking, or refraining from taking, any action in his or her capacity as a director of the Company or any of the Company Subsidiaries and exercising his or her fiduciary duties and responsibilities, it being understood that this Agreement applies to the Stockholder solely in its capacity as a stockholder of the Company and does not apply to any such Affiliate or designee’s actions, judgments or decisions as a director of the Company or any of the Company Subsidiaries.
4.   No Inconsistent Agreements.   Each of Diamond and the Stockholder hereby represents, covenants and agrees that, except as contemplated by this Agreement, neither Diamond nor the Stockholder has

(a) entered into, and shall not enter into at any time prior to the Termination Date, any voting agreement or voting trust with respect to any Covered Shares and (b) granted, and shall not grant at any time prior to the Termination Date, a proxy or power of attorney with respect to any Covered Shares, in either case, that is inconsistent with Diamond and the Stockholder’s obligations pursuant to this Agreement.
5.   Representations and Warranties of Diamond and Stockholder.   The Stockholder, as to itself, hereby represents and warrants to the Company, Parent and Merger Sub as follows:
(a)   Power; Organization; Binding Agreement.   Each of Diamond and the Stockholder has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by each of Diamond and the Stockholder of this Agreement, and the consummation by each of Diamond the Stockholder of the transactions contemplated hereby, have been duly authorized by all necessary action on the part of Diamond and the Stockholder. Each of Diamond and the Stockholder is duly organized, validly existing and in good standing under the Applicable Law of its jurisdiction of formation. This Agreement has been duly executed and delivered by each of Diamond and the Stockholder, and, assuming due authorization, execution and delivery by the Company, Parent and Merger Sub, this Agreement is enforceable against each of Diamond and the Stockholder in accordance with its terms, except that such enforceability may be limited by the Bankruptcy and Equity Exceptions.
(b)   No Conflicts.   None of the execution and delivery by Diamond or the Stockholder of this Agreement, the performance by Diamond or the Stockholder of their respective obligations hereunder or the consummation by Diamond and the Stockholder of the transactions contemplated hereby will (i) require any consent or approval under, or result in a violation or breach of, any agreement to which Diamond or the Stockholder is a party or by which Diamond or the Stockholder may be bound, including any voting agreement or voting trust, (ii) result in the creation of any Lien, other than a Permitted Lien (as defined below), on any of the assets or properties of Diamond or the Stockholder, (iii) violate any Applicable Law or Order or (iv) violate the Organizational Documents of Diamond or the Stockholder, except, in the case of each of clauses (i), (ii) and (iii), as would not, either individually or in the aggregate, prevent, materially delay or materially impede the performance by Diamond or the Stockholder of any of their respective obligations hereunder.
(c)   Absence of Litigation; Orders.   As of the date hereof, (i) there is no Proceeding pending against or, to the knowledge of Diamond or the Stockholder, threatened against Diamond or the Stockholder or any of their respective Subsidiaries (other than the Company and the Company Subsidiaries) and (ii) neither Diamond or the Stockholder nor any of their respective Subsidiaries (other than the Company and the Company Subsidiaries) is subject to any Order, and to the knowledge of each of Diamond and the Stockholder, no such Order is threatened to be imposed, except which, in the case of each of clauses (i) or (ii), as would not, either individually or in the aggregate, prevent, materially delay or materially impede the performance by Diamond or the Stockholder of any of their respective obligations hereunder.
(d)   Ownership of Covered Shares.   As of the date hereof, the Stockholder is the record or beneficial owner of the Owned Shares. All Covered Shares are free and clear of any Liens, except for any such Lien that (x) may be imposed pursuant to (A) this Agreement or (B) any applicable restrictions on transfer under the Securities Act or any state securities laws or (y) that will be fully discharged and released prior to the Effective Time (collectively, “Permitted Liens”), and no person has a right to acquire any of such Covered Shares. As of the date of this Agreement, other than the Owned Shares, the Stockholder does not own beneficially or of record any (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (iii) options or other rights to acquire from the Company any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company.
(e)   Voting Power.   The Stockholder has the requisite voting power, power of disposition, power to issue instructions with respect to the matters set forth herein, and power to agree to all of the matters set forth in this Agreement necessary to take all actions required under this Agreement, in each case, with respect to all of the securities subject to this Agreement, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and those arising under the terms of this Agreement.
(f)   Reliance by the Company and Parent.   Each of Diamond and the Stockholder understands and acknowledges that each of the Company and Parent are entering into the Merger Agreement in reliance upon Diamond and the Stockholder’s execution, delivery and performance of this Agreement.
(g)   Consents and Approvals.   The execution and delivery of this Agreement by each of Diamond and the Stockholder does not, and the performance by each of Diamond and the Stockholder of their respective obligations under this Agreement and the consummation of the transactions contemplated hereby will not, require Diamond or the Stockholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Authority, except in each case for filings with the SEC, compliance with any applicable requirements of federal securities laws or where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings and notifications that would not, either individually or in the aggregate, prevent, materially delay or materially impede the performance by Diamond or the Stockholder of any of its obligations hereunder.
6.   Representations and Warranties of Parent and Merger Sub.   Parent and Merger Sub hereby represent and warrant to Diamond, the Stockholder and the Company as follows:
(a)   Power; Organization.   Each of Parent and Merger Sub has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Parent and Merger Sub of this Agreement, and the consummation by Parent and Merger Sub of the transactions contemplated hereby, have been duly authorized by all necessary action on the part of each of Parent and Merger Sub. Each of Parent and Merger Sub is duly organized, validly existing and in good standing under the Applicable Law of its jurisdiction of formation.
(b)   Binding Agreement.   This Agreement has been duly executed and delivered by each of Parent and Merger Sub, and, assuming due authorization, execution and delivery by the Company, Diamond and the Stockholder, this Agreement is enforceable against each of Parent and Merger Sub in accordance with its terms, except that such enforceability may be limited by the Bankruptcy and Equity Exceptions.
(c)   No Conflicts.   None of the execution and delivery by Parent and Merger Sub of this Agreement, the performance by Parent and Merger Sub of their respective obligations hereunder or the consummation by Parent and Merger Sub of the transactions contemplated hereby will (i) require any consent or approval under, or result in a violation or breach of, any agreement to which Parent or Merger Sub is a party or by which Parent or Merger Sub may be bound, including any voting agreement or voting trust, (ii) result in the creation of any Lien, other than a Permitted Lien (as defined below), on any of the assets or properties of Parent or Merger Sub, (iii) violate any Applicable Law or Order or (iv) violate the Organizational Documents of Parent or Merger Sub, except, in the case of each of clauses (i), (ii) and (iii), as would not, either individually or in the aggregate, prevent, materially delay or materially impede the performance by Parent or Merger Sub of any of their respective obligations hereunder.
(d)   Absence of Litigation; Orders.   As of the date hereof, (i) there is no Proceeding pending against or, to the knowledge of Parent, threatened against Parent, Merger Sub or any of their respective Subsidiaries and (ii) neither Parent, Merger Sub nor any of their respective Subsidiaries is subject to any Order, and to the knowledge of Parent, no such Order is threatened to be imposed, except which, in the case of each of clauses (i) or (ii), as would not, either individually or in the aggregate, prevent, materially delay or materially impede the performance by Parent or Merger Sub of any of their respective obligations hereunder.
(e)   Consents and Approvals.   The execution and delivery of this Agreement by Parent and Merger Sub does not, and the performance by Parent and Merger Sub of their respective obligations under this Agreement and the consummation of the transactions contemplated hereby will not, require

Parent or Merger Sub to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Authority, except in each case for filings with the SEC, compliance with any applicable requirements of federal securities laws or where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings and notifications that would not, either individually or in the aggregate, prevent, materially delay or materially impede the performance by Parent or Merger Sub of any of their respective obligations hereunder.
7.   Representations and Warranties of the Company.   The Company hereby represents and warrants to Diamond, the Stockholder, Parent and Merger Sub as follows:
(a)   Power; Organization.   The Company has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Company of this Agreement, and the consummation by the Company of the transactions contemplated hereby, have been duly authorized by all necessary action on the part of the Company. The Company is duly organized, validly existing and in good standing under the Applicable Law of its jurisdiction of formation.
(b)   Binding Agreement.   This Agreement has been duly executed and delivered by the Company, and, assuming due authorization, execution and delivery by Parent, Merger Sub, Diamond and the Stockholder, this Agreement is enforceable against the Company in accordance with its terms, except that such enforceability may be limited by the Bankruptcy and Equity Exceptions.
(c)   No Conflicts.   None of the execution and delivery by the Company of this Agreement, the performance by the Company of its obligations hereunder or the consummation by the Company of the transactions contemplated hereby will (i) require any consent or approval under, or result in a violation or breach of, any agreement to which the Company is a party or by which the Company may be bound, including any voting agreement or voting trust, (ii) result in the creation of any Lien, other than a Permitted Lien (as defined below), on any of the assets or properties of the Company, (iii) violate any Applicable Law or Order or (iv) violate the Organizational Documents of the Company, except, in the case of each of clauses (i), (ii) and (iii), as would not, either individually or in the aggregate, prevent, materially delay or materially impede the performance by the Company of any of its obligations hereunder.
(d)   Absence of Litigation; Orders.   As of the date hereof, (i) there is no Proceeding pending against or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries and (ii) neither the Company nor any of its Subsidiaries is subject to any Order, and to the knowledge of the Company, no such Order is threatened to be imposed, except which, in the case of each of clauses (i) or (ii), as would not, either individually or in the aggregate, prevent, materially delay or materially impede the performance by the Company of any of its obligations hereunder.
(e)   Consents and Approvals.   The execution and delivery of this Agreement by the Company does not, and the performance by the Company of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not, require the Company to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Authority, except in each case for filings with the SEC, compliance with any applicable requirements of federal securities laws or where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings and notifications that would not, either individually or in the aggregate, prevent, materially delay or materially impede the performance by the Company of any of its obligations hereunder.
8.   Certain Restrictions.
(a)   Prior to the Termination Date, in the event that the Stockholder acquires record or beneficial ownership of, or the power to vote or direct the voting of, any additional Shares or other voting interests with respect to the Company, such Shares or voting interests will, without further action of the parties, be deemed Covered Shares and subject to the provisions of this Agreement, the number of Shares held by the Stockholder will be deemed amended accordingly, and such Shares or voting interests will automatically become subject to the terms of this Agreement. The Stockholder shall promptly notify in writing the Company and Parent of any such event.

(b)   Prior to the Termination Date, Diamond and the Stockholder shall not, and shall not authorize their respective Representatives to, and shall direct their respective Representatives not to, (i) initiate, solicit or knowingly encourage or knowingly facilitate the making of any Acquisition Proposal, (ii) other than informing Third Parties of the existence of the provisions contained in this Section 8(b) and in the Merger Agreement, engage in, continue or otherwise participate in negotiations or discussions with, or furnish any non-public information (or access thereto) concerning the Company or any of the Company Subsidiaries to, any Third Party in connection with, or for the purpose of knowingly encouraging or knowingly facilitating, an Acquisition Proposal, (iii) recommend or enter into any Contract, letter of intent, acquisition agreement, agreement in principle, memorandum of understanding or similar agreement with respect to an Acquisition Proposal or (iv) approve, authorize or agree to do any of the foregoing. Promptly following the execution of this Agreement, and in any event within one (1) Business Day of the date of this Agreement, Diamond, the Stockholder and the Acquired Companies shall, and shall direct their respective Representatives to, cease and cause to be terminated any solicitation of, and any existing discussions or negotiations with any Person conducted heretofore with respect to, any Acquisition Proposal or any inquiry or request for information that could reasonably be expected to lead to, or result in, an Acquisition Proposal; provided, however, that Diamond, the Stockholder and their respective Representatives shall be permitted to participate in discussions and negotiations with any Third Party with whom the Company is engaging in discussions and negotiations regarding an Acquisition Proposal pursuant to, and in accordance with, Section 6.02 of the Merger Agreement. Notwithstanding anything herein to the contrary, nothing in this Section 8(b) shall prohibit Diamond or the Stockholder from contacting and engaging in discussions with any Person or group or their respective Representatives who has made an Acquisition Proposal solely for the purpose of (x) clarifying such Acquisition Proposal and the terms thereof or (y) determining whether such Person intends to provide any documents (or additional documents) containing the terms and conditions of such Acquisition Proposal. Diamond and the Stockholder hereby agree to notify the Company and Parent in writing within two (2) Business Days after receipt of any Acquisition Proposal and to disclose to the Company the material terms of such Acquisition Proposal.
9.   Ancillary Agreements.   At or prior to the Closing, Diamond shall deliver to the Company and Parent, the Company shall deliver to Parent and Diamond and Parent shall deliver to the Company and Diamond each of their respective, or their applicable Affiliate’s respective, duly executed counterparts to (a) a transition services agreement in substantially the form attached hereto as Exhibit A (the “Transition Services Agreement”), pursuant to which, on the terms and subject to the conditions set forth in the Transition Services Agreement, Diamond or one of its Affiliates (other than the Company or the Company Subsidiaries) will provide (or cause to be provided) certain transition services to the Company and the Company Subsidiaries, (b) a global employee services agreement in substantially the form attached hereto as Exhibit B (the “GESA”), pursuant to which, on the terms and subject to the conditions set forth in the GESA, Diamond or one of its Affiliates (other than the Company or the Company Subsidiaries) will provide (or cause to be provided) the services of certain employees of Diamond and its Subsidiaries to the Company and the Company Subsidiaries, (c) a subcontractor agreement in substantially the form attached hereto as Exhibit C (the “Subcontractor Agreement”), pursuant to which, on the terms and subject to the conditions set forth in the Subcontractor Agreement, the Company and the Company Subsidiaries will provide certain subcontracting services to Diamond and its Affiliates (other than the Company and the Company Subsidiaries), (d) an omnibus assignment and assumption agreement in substantially the form attached hereto as Exhibit D (the “Assignment and Assumption Agreement”), pursuant to which, on the terms and subject to the conditions set forth in the Assignment and Assumption Agreement, Diamond or its applicable Affiliate will assign certain contracts, or portions thereof, to a Subsidiary of the Company and (e) an omnibus intellectual property matters agreement in substantially the form attached hereto as Exhibit E (the “IP Matters Agreement”), pursuant to which, on the terms and subject to the conditions set forth in the IP Matters Agreement, Diamond and the Company will, among other things, agree to certain assignments and licenses of Intellectual Property.
10.   Waiver of Appraisal Rights.   The Stockholder hereby waives any rights of appraisal or rights to dissent from the Merger that the Stockholder may have under Applicable Law with respect to all Covered Shares.

11.   Release from Stockholder Credit Support Instruments.
(a)   Prior to the Closing, Parent shall, and shall cause its Affiliates to, use commercially reasonable efforts (and Diamond and the Stockholder shall cooperate and use commercially reasonable efforts to assist Parent and its Affiliates) to secure the unconditional release of the relevant members of the Stockholder Group from the Stockholder Credit Support Instruments, including effecting such release by providing guarantees or other credit support, and Parent shall, and shall cause its Affiliates to, use commercially reasonable efforts to be substituted in all respects for each member of the Stockholder Group that is party to the Stockholder Credit Support Instruments, so that, effective upon and contingent on the Closing, Parent or its Affiliates, as applicable, shall be solely responsible for the obligations of such Stockholder Credit Support Instruments; provided that any such release or substitution must be effected pursuant to documentation reasonably satisfactory in form and substance to Diamond; provided, further, that notwithstanding anything herein to the contrary, the Company shall not be released in any respect from its respective obligations with respect to the Payoff Deliverables (as defined in the Merger Agreement) and the termination of indebtedness, liens and/or guarantees thereunder. Without limiting Parent’s undertaking in the foregoing sentence, to the extent that Diamond or any of its Affiliates has performance obligations under any Stockholder Credit Support Instrument after the Closing, (i) Parent shall not, and shall not permit any of its Affiliates (including the Acquired Companies) to, renew or extend the term of, increase its obligations under, or transfer to a third party, any such Stockholder Credit Support Instrument, and (ii) Parent shall, or shall cause its Affiliates to, (A) if requested by Diamond, perform such obligations on behalf of Diamond or any of its Affiliates, as applicable, and (B) otherwise take such action reasonably requested by Diamond or reasonably appropriate so as to put Diamond or its applicable Affiliate in the same position as if Parent or its Affiliates had performed or was performing such obligations.
(b)   All reasonable costs and expenses incurred by Diamond or any of its Affiliates in connection with the release or substitution of the Stockholder Credit Support Instruments shall be borne by Parent. To the extent the parties have been unable to obtain the unconditional release of the relevant members of the Stockholder Group from the Stockholder Credit Support Instruments prior to the Closing and the Closing occurs, Parent shall indemnify Diamond, its Affiliates and their respective directors, officers, managers, general partners and employees from and against any and all and documented out-of-pocket costs or expenses (including reasonable and documented attorneys’ fees), judgments, settlements, fines, losses, claims, damages or liabilities (whether civil, criminal, administrative, investigative or other), arising from, or relating to, the Stockholder Credit Support Instruments, whether or not any such Stockholder Credit Support Instrument is drawn upon or required to be performed, and shall, as promptly as practicable and in no event later than five (5) Business Days after written demand therefor from Diamond, reimburse the relevant members of the Stockholder Group to the extent that any Stockholder Credit Support Instrument is called upon and Diamond or any of its Affiliates makes any payment or incurs any liability in respect of any such Stockholder Credit Support Instrument.
(c)   For purposes of this Section 11 and, in the case of (iii), Section 19:
(i)   “commercially reasonable efforts” shall include Parent (i) obtaining a letter of credit for which Diamond or its designated Affiliate is a beneficiary (on terms substantially the same as the corresponding letter of credit that is a Stockholder Credit Support Instrument) and (ii) extending a guarantee of which Diamond or its designated Affiliate is a beneficiary (on terms substantially the same as the corresponding guarantee that is a Stockholder Credit Support Instrument), in each case if the beneficiaries of such Stockholder Credit Support Instrument do not agree to a full substitution, replacement or release of the relevant member of the Stockholder Group; provided, however, that in no event shall commercially reasonable efforts require Parent or its Affiliates to (A) agree to change the terms of any Contract to which such credit support obligation applies in any manner that is adverse in any material respect to the Parent or any of its Affiliates (including, following the Closing, the Acquired Companies), (B) agree to any restriction in the operations of their respective businesses (including the Business) except for covenants and restrictions that are customary in connection with the Stockholder Credit Support Instruments; or (C) make any payments or expenditures (other than any payments in respect of and pursuant to the terms of the release of the Stockholder Credit Support Instruments), other than immaterial and de minimis payments or expenditures and ordinary processing and administrative fees and other professional fees incurred in connection with the substitution of the Stockholder Credit Support Instruments.
(ii)   “Stockholder Credit Support Instruments” means, collectively, (a) any letters of credit, bankers’ acceptances and similar facilities extended by a member of the Stockholder Group on behalf of the Acquired Companies and (b) any guarantees extended by a member of the Stockholder Group on behalf of the Acquired Companies, including as set forth on Schedule A; and
(iii)   “Stockholder Group” means Diamond and its Affiliates, other than the Acquired Companies.
12.   Further Assurances.   Subject to the terms and conditions of this Agreement, upon request of another party hereto, each party hereto shall use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary to fulfill its obligations under this Agreement, including, in the case of Diamond, cooperation with any SEC filings.
13.   Stop Transfer Instructions.   At all times commencing with the execution and delivery of this Agreement and continuing until the Termination Date, in furtherance of this Agreement, the Stockholder hereby authorizes the Company or its counsel to instruct its transfer agent to put in place a stop transfer order with respect to all of the securities of the Company held of record by the Stockholder (and that this Agreement places limits on the voting and transfer of).
14.   Termination.   This Agreement and all rights and obligations of the parties hereunder and thereunder, will terminate automatically without any notice or other action by any person and have no further force or effect as of the Termination Date; provided that this Section 14 and Section 19 shall survive the termination of this Agreement; provided, further, that if the Merger is consummated, (a) Section 11, Section 18 and Section 19 shall also survive the termination of this Agreement until the covenants, obligations and agreements of the applicable party therein have been completely performed or complied with by such party and (b) Section 20 shall survive the termination of this Agreement for a period of six (6) years following the Closing. Notwithstanding the foregoing, nothing set forth in this Section 14 or elsewhere in this Agreement relieves either party hereto from liability, or otherwise limits the liability of either party hereto, for any intentional breach of this Agreement prior to such termination.
15.   No Agreement until Executed.   This Agreement shall not be effective unless and until (i) the Company Board has approved, for purposes of any applicable anti-takeover laws and regulations and any applicable provision of the DGCL, the Merger Agreement, the Support Agreement and the transactions contemplated by the Merger Agreement, including the Merger, (ii) the Merger Agreement is executed by all parties thereto and (iii) this Agreement is executed and delivered by all parties hereto.
16.   No Other Representations and Warranties.   The Company, Parent, Merger Sub, Diamond and the Stockholder acknowledge and agree that, except for the representations and warranties expressly set forth in Section 5, Section 6 and Section 7 of this Agreement, none of the Company, Parent, Merger Sub, Diamond or the Stockholder makes, has made, or shall be deemed to have made, any representation or warranty in connection with this Agreement. The Company, Parent, Merger Sub, Diamond and the Stockholder acknowledge and agree that each is not entering into this Agreement in reliance on any representation or warranty, express or implied, except for the representations and warranties expressly set forth in Section 5, Section 6 or Section 7, as applicable.
17.   Commingled Customer Contracts.   From the date of this Agreement until the earlier of the termination of this Agreement or the Closing (the “Interim Period”), each of the Company, Parent and Diamond shall use reasonable best efforts and shall reasonably cooperate to cause the counterparty to any customer Contract to which Diamond (or its Affiliates) is a party that relates in part to the Business and in part to other businesses of Diamond (such Contracts, the “Commingled Customer Contracts”) to enter into a standalone arrangement between the Company or its relevant Subsidiary, on the one hand, and the applicable customer on the other hand, in respect of the provision of goods or services that the Business provided to the customer under such Commingled Customer Contract (which stand-alone arrangement shall be reasonably acceptable in form and substance to Parent); provided that Parent’s prior written approval shall be required in the event such standalone agreement(s) (i) would reasonably be expected to cause a material and adverse Tax impact to the Company, Parent or any of their respective Affiliates or (ii) are on terms that are not as favorable to the Company as the terms of the applicable Commingled Customer Contract then in effect. All reasonable out-of-pocket costs and expenses incurred in connection with fulling the obligations under this Section 17 with respect to the Commingled Customer Contracts hereto shall be borne equally by Diamond and the Company. Except as expressly set forth in this Section 17, neither Diamond nor any of its Affiliates shall be required to expend any money, commence or participate in any Proceeding, incur liabilities or offer or grant any accommodation (financial or otherwise) to any third party in connection with its obligations under this Section 17. Following the Interim Period, the Subcontractor Agreement shall govern the treatment of the Commingled Customer Contracts.
18.   Cooperation.   During the Interim Period and subject to Applicable Law, Diamond shall (and shall cause its controlled Affiliates to) reasonably cooperate with and assist the Company and Parent in connection with the consummation of the Transactions or Parent’s or its Affiliates’ integration and post-Closing operational planning for purposes that are, in good faith, directly and actually related thereto, including by (a) making available relevant personnel for meetings or telephone conferences as reasonably requested by the Parent or the Company during normal business hours and (b) furnishing Parent or its Affiliates financial, operating and other data and information, in each case, as Parent and Merger Sub through their officers, employees or other Representatives, may reasonably request. Following the date hereof, Diamond, Parent and the Company shall negotiate (i) an omnibus data protection addendum (a “DPA”) and (ii) an amendment to the Software License Agreement, dated April 29, 2021, by and between the Stockholder, on behalf of itself, Dell Inc. and Dell Inc.’s direct and indirect subsidiaries and the Company to reflect certain provisions customarily included in a security requirements agreement (the “SLA Amendment”), in each case, in good faith. Each party hereto acknowledges and agrees that any failure to agree to either a DPA or the SLA Amendment prior to the date that Closing would otherwise be required to occur pursuant to Section 2.01 (The Closing) of the Merger Agreement shall not be a failure, or be deemed to cause the failure, of any of the conditions set forth in the Article 7 (Conditions to the Merger) of the Merger Agreement to be satisfied. Further, during the Interim Period and for sixty (60) days thereafter, if requested by Parent in writing, Diamond shall reasonably cooperate with Parent to request jointly from International Business Machines Corporation a license under the Patent License Agreement, dated as of January 4, 2011, between International Business Machines Corporation and Dell Inc.
19.   Miscellaneous.
(a)   Provision of Information.   The Company shall timely provide to the Stockholder sufficient information to confirm the manner in which the Shares shall be voted under Section 3.
(b)   Severability.   If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such a holding, the parties agree to negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner.
(c)   Assignment.   Neither this Agreement nor any of the rights, interests or obligations herein may be assigned by any party hereto without the prior written consent of the other parties and any purported assignment in violation hereof shall be null and void ab initio.
(d)   Amendment and Modification; Waiver.   This Agreement may be amended or waived by any party hereto only if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective. Any failure of any of the parties to comply with any obligation, covenant, agreement or condition in this Agreement may be waived by any of the parties entitled to the benefit thereof only by a written instrument signed by each such party granting such waiver. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law or in equity.
(e)   Specific Performance.   The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that (i) the parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief, to prevent breaches or threatened or anticipated breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the courts described in Section 19(i), without proof of damages or otherwise, and (ii) the right of specific performance is an integral part of the transactions contemplated hereby and without that right, none of the Company, Parent, Diamond or the Stockholder would have entered into this Agreement. Each of the parties agrees that it waives the defense of adequacy of a remedy at law and will not oppose the granting of an injunction or injunctions, specific performance or other equitable relief on the basis that (x) the other parties have an adequate remedy at law or (y) an award of specific performance is not an appropriate remedy for any reason at law or equity. The parties acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 19(e) shall not be required to provide any bond or other security in connection with any such order or injunction.
(f)   Notices.   Any notices or other communications required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (i) when delivered, if delivered in person, (ii) on the next Business Day if transmitted by national overnight courier (with confirmation of delivery) or (iii) on the date transmitted if sent by email (provided that no “bounce back” or similar message of non-delivery is received with respect thereto), in each case, as follows:
If to Diamond or the Stockholder:
Dell Technologies Inc.
One Dell Way, RR1-33
Round Rock, TX 78682
Attention: Christopher Garcia, SVP and Asst. Secretary
Email:
with a copy (which shall not constitute notice) to:
Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West, 395 Ninth Ave
New York, New York 10001
Attention: Allison R. Schneirov and Brett J. Fleisher
Email: allison.schneirov@skadden.com and brett.fleisher@skadden.com
If to Parent or Merger Sub:
Sophos Inc.
3090 Nowitzki Way
Suite 300
Dallas, TX 75219
Attention: Chief Legal Officer
Email:
with a copy (which shall not constitute notice) to:
c/o Thoma Bravo, LP
One Market Plaza
Spear Tower Suite 2400
San Francisco, CA 94105
Attention: Seth Boro, Chip Virnig and Sacha May
Email:
and

Kirkland & Ellis LLP
333 West Wolf Point Plaza
Chicago, Illinois 60654
Attention: Bradley C. Reed, P.C. and Steven A. Page
Email: bradley.reed@kirkland.com and steven.page@kirkland.com
If to the Company:
Secureworks Corp.
One Concourse Parkway, Suite 500
Atlanta, Georgia 30328
Attention: Wendy K. Thomas, Chief Executive Officer
Email:
with a copy (which will not constitute notice) to:
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019
Attention: Scott A. Barshay and Laura C. Turano
Email: sbarshay@paulweiss.com and lturano@paulweiss.com
Notwithstanding anything in this Agreement to the contrary, any notice given in accordance with the foregoing clauses (i) or (ii) of this Section 19(f) shall only be effective if a duplicate copy of such notice is promptly given by email in the method described in this Section 19(f).
(g)   No Third Party Beneficiaries.   Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto and their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.
(h)   Governing Law.   This Agreement and any Proceedings arising out of or related hereto or the transactions contemplated hereby or to the inducement of any party hereto to enter into this Agreement (whether for breach of contract, tortious conduct or otherwise and whether predicated on common law statute or otherwise) shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such state.
(i)   Submission to Jurisdiction.   The parties hereto hereby irrevocably agree (i) that any Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the Court of Chancery of the State of Delaware and any state appellate court therefrom, or, if the Court of Chancery of the State of Delaware does not have subject matter jurisdiction over the matter, the Superior Court of the State of Delaware or the Federal District Court for the District of Delaware located in Wilmington, Delaware, and any appellate courts therefrom and (ii) not to commence any such Proceeding in any court except such courts. Each party hereby irrevocably submits to the exclusive jurisdiction of such court in respect of any legal or equitable Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, or relating to enforcement of any of the terms of this Agreement, and hereby waives, and agrees not to assert, as a defense in any such Proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the Proceeding is brought in an inconvenient forum, that the venue of the Proceeding is improper or that this Agreement or the transactions contemplated hereby may not be enforced in or by such courts. Each party agrees that notice or the service of process in any Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be properly served or delivered if delivered in the manner contemplated by Section 19(f) or in any other manner permitted by Applicable Law.
(j)   Rules of Construction.   Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same with the advice of said independent counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this Agreement and the documents referred to in this Agreement, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto.
(k)   Entire Agreement.   This Agreement and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect thereto.
(l)   Interpretation.   Section 1.02 of the Merger Agreement is hereby incorporated by reference herein, mutatis mutandis.
(m)   Expenses.   Except as otherwise expressly provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses.
(n)   Waiver of Jury Trial.   EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING DIRECTLY OR INDIRECTLY OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 19(n).
20.   ERISA Matters.   Stockholder (on behalf of itself and the other members of the Stockholder Group) hereby agrees to indemnify and hold harmless Parent and its Affiliates (including, after the Effective Time, the Acquired Companies) from and against any losses, damages, Taxes, costs, expenses, and liabilities (including reasonable and documented attorneys’ fees) arising out of or resulting from the Diamond Employee Plans and any other benefit or compensation plan, program, policy, agreement or arrangement (other than the Company Employee Plans) at any time sponsored, maintained, contributed to or required to be contributed to by any member of the Stockholder Group or any ERISA Affiliate thereof, including with respect to the establishment, maintenance, qualification, administration, investment, withdrawal, funding, or termination of such plan, program, policy, agreement or arrangement, and all claims for benefits thereunder, regardless of when incurred, except for the Fees payable by (or expenses reimbursed by) Parent or its Affiliates pursuant to the terms of the GESA and/or Transition Services Agreement.
21.   Employment Matters.   During the Pre-Closing Period, the restrictions that apply to the Company and its Subsidiaries with respect to Company Employees in Section 6.01(b)(xvii) of the Merger Agreement shall apply to Diamond and its Affiliates with respect to Business Employees, mutatis mutandis.
22.   Counterparts.   This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto, it being understood and agreed that all parties hereto need not sign the same counterpart. Until and unless each party has received a counterpart hereof signed by each other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). Signatures to this Agreement transmitted by electronic mail in PDF form, or by any other electronic means designed to preserve the original graphic and pictorial appearance of a document, will be deemed to have the same effect as physical delivery of the paper document bearing the original signatures.
[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the Company, Parent, Merger Sub, Diamond and the Stockholder have executed this Agreement as of the date first written above.
SECUREWORKS CORP.
By: /s/ Wendy K. Thomas Name: Wendy K. Thomas Title: Chief Executive Officer
SOPHOS INC.
By: /s/ Joseph H. Levy Name: Joseph H. Levy Title: Chief Executive Officer
PROJECT GREEN MERGER SUB, INC.
By: /s/ Joseph H. Levy Name: Joseph H. Levy Title: President
DELL TECHNOLOGIES INC.
By: /s/ Christopher A. Garcia Name: Christopher A. Garcia Title: Senior Vice President and Assistant Secretary
DELL MARKETING L.P.
By: Dell Marketing GP L.L.C., its general partner
By: /s/ Christopher A. Garcia Name: Christopher A. Garcia Title: Senior Vice President and Assistant Secretary

Annex C
October 20, 2024
Board of Directors
SecureWorks Corp.
1 Concourse Pkwy NE #500
Atlanta, GA 30328
Members of the Board:
We understand that SecureWorks Corp. (the “Company”), Sophos, Inc. (“Parent”) and Project Green Merger Sub, Inc., a wholly owned subsidiary of Parent (“Merger Sub”), propose to enter into an Agreement and Plan of Merger, substantially in the form of the draft dated October 20, 2024 (the “Merger Agreement”), which provides, among other things, for the merger (the “Merger”) of Merger Sub with and into the Company. Pursuant to the Merger, the Company will become a wholly owned subsidiary of Parent, and each outstanding share of (a) Class A Common Stock of the Company, par value $0.01 per share (the “Class A Common Stock”), and (b) Class B Common Stock of the Company, par value $0.01 per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Company Common Stock”), other than shares of Company Common Stock that are, as of immediately prior to the effective time of the Merger, (i) held by a holder who is entitled to demand appraisal and who has properly demanded appraisal of such shares in accordance with Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”) and, as of the effective time of the Merger, has neither effectively withdrawn nor lost such holder’s right to appraisal pursuant to the DGCL with respect to such shares, (ii) owned by Parent, Merger Sub or any other direct or indirect wholly owned subsidiary of Parent or Merger Sub, (iii) held in the Company’s treasury or (iv) owned by any direct or indirect wholly owned subsidiary of the Company (clauses (i), (ii), (iii) and (iv), collectively, the “Excluded Shares”), will be automatically converted into the right to receive cash in an amount equal to $8.50 per share, without interest thereon (the “Consideration”). We further understand from you that more than a majority of the outstanding shares of the Company Common Stock are owned by an affiliate or affiliates of Dell Technologies Inc. (“Dell”). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.
You have asked for our opinion as to whether the Consideration to be received by the holders of shares of the Company Common Stock (other than (i) the holders of the Excluded Shares and (ii) Dell and its affiliates (collectively, the “Excluded Parties”)) pursuant to the Merger Agreement is fair from a financial point of view to such holders of shares of the Company Common Stock.
For purposes of the opinion set forth herein, we have:
1)
Reviewed certain publicly available financial statements and other business and financial information of the Company;

2)
Reviewed certain internal financial statements and other financial and operating data concerning the Company;

3)
Reviewed certain financial projections prepared by the management of the Company and certain extrapolations prepared with guidance from the management of the Company (which were reviewed and approved by the Company for our use)(collectively, the “Financial Projections”);

4)
Discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company;

5)
Reviewed the reported prices and trading activity for the Class A Common Stock;

6)
Compared the financial performance of the Company and the prices and trading activity of the Class A Common Stock with that of certain other publicly-traded companies comparable with the Company and their securities;

7)
Reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

8)
Participated in certain discussions and negotiations among representatives of the Company and Parent and their financial and legal advisors;

9)
Reviewed the Merger Agreement, the draft commitment letter from certain lenders substantially in the form of the draft dated October 17, 2024 (the “Commitment Letter”) and certain related documents; and

10)
Performed such other analyses, reviewed such other information and considered such other factors as we have deemed appropriate.

We have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to us by the Company, and formed a substantial basis for this opinion. With respect to the Financial Projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company of the future financial performance of the Company. We express no view as to such Financial Projections or the assumptions on which they were based. In addition, we have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement without any waiver, amendment or delay of any terms or conditions, including, among other things, that Parent will obtain financing in accordance with the terms set forth in the Commitment Letter, and that the definitive Merger Agreement and Commitment Letter will not differ in any material respect from the drafts thereof furnished to us. Morgan Stanley has assumed that, in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Merger. We are not legal, tax or regulatory advisors. We are financial advisors only and have relied upon, without independent verification, the assessment of the Company and its legal, tax or regulatory advisors with respect to legal, tax or regulatory matters. Morgan Stanley also expresses no opinion with respect to the allocation of the aggregate Consideration to be paid to all holders of Company Common Stock between the holders of Class A Common Stock and Class B Common Stock, or the relative fairness of the Consideration to the holders of any shares of the Company Common Stock. We also do not express any opinion as to the voting rights associated with the Class B Common Stock or any governance or other rights of the holders thereof (and have not taken any such rights into account in our analysis). Our opinion does not address the relative merits of the Merger as compared to any other alternative business transaction, or other alternatives, or whether or not such alternatives could be achieved or are available. We express no opinion with respect to the fairness of the amount or nature of the compensation to any of the Company’s officers, directors or employees, or any class of such persons, relative to the Consideration to be received by the holders of shares of the Company Common Stock (other than the holders of the Excluded Shares) in the Merger. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such valuations or appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion.
We have acted as financial advisor to the Board of Directors of the Company in connection with the Merger and will receive a fee for our services, a substantial portion of which is contingent upon the closing of the Merger. In the two years prior to the date hereof, we have provided financial advisory and financing services for Dell, Parent and Thoma Bravo, LLC (“Thoma Bravo”) (which we understand is the ultimate controlling equity owner of Parent) and certain of its majority controlled affiliates (collectively, the “Thoma Bravo Related Entities”) and (a) we have received fees from Thoma Bravo for financial advisory or financing services provided to one or more of the Thoma Bravo Related Entities and (b) we have received fees for financing services provided to Dell. In addition, Morgan Stanley or an affiliate thereof is a lender to certain Thoma Bravo Related Entities and Dell, and, in each case, Morgan Stanley or an affiliate thereof is expected to receive customary fees in connection therewith. Morgan Stanley may also seek to provide financial advisory and financing services to the Company, Dell, Parent, Thoma Bravo, and their respective affiliates in the future and would expect to receive fees for the rendering of these services.

Please note that Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Our securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of the Company, Dell, Parent, Thoma Bravo, the Thoma Bravo Related Entities and their respective affiliates, or any other company, or any currency or commodity, that may be involved in the Merger, or any related derivative instrument. In addition, Morgan Stanley, its affiliates, directors or officers, including individuals working with the Company in connection with the Merger, may have committed and may commit in the future to invest in private equity funds managed by Thoma Bravo and their respective affiliates, or in affiliates of Morgan Stanley that may hold direct equity and/or partnership interests in investment vehicles, including private equity funds and/or pension funds, managed by Thoma Bravo and its affiliates.
This opinion has been approved by a committee of Morgan Stanley investment banking and other professionals in accordance with our customary practice. This opinion is for the information of the Board of Directors of the Company and may not be used for any other purpose or disclosed without our prior written consent, except that a copy of this opinion may be included in its entirety in any filing the Company is required to make with the Securities and Exchange Commission in connection with this transaction if such inclusion is required by applicable law. In addition, Morgan Stanley expresses no opinion or recommendation as to how the stockholders of the Company should vote at any stockholders’ meeting, or action by written consent undertaken, to be held in connection with the Merger.
Based on and subject to the foregoing, we are of the opinion on the date hereof that the Consideration to be received by the holders of shares of the Company Common Stock (other than the holders of the Excluded Shares and the Excluded Parties) pursuant to the Merger Agreement is fair from a financial point of view to such holders of shares of the Company Common Stock.
Very truly yours,
MORGAN STANLEY & CO. LLC
By:
/s/ Wally Cheng

Wally Cheng
Managing Director

Annex D
October 20, 2024
Board of Directors
SecureWorks Corp.
1 Concourse Pkwy NE, #500
Atlanta, GA, 30328
Members of the Board:
You have requested our opinion as to the fairness, from a financial point of view, to the holders of Class A common stock, par value $0.01 per share (the “Class A Common Stock”), of SecureWorks Corp. (the “Company”) (other than the Excluded Shares, as defined below) of the Merger Consideration (as defined below), pursuant to a draft of the Agreement and Plan of Merger, dated as of October 20, 2024 (the “Agreement”), to be entered into among the Company, Sophos, Inc. (the “Acquiror”) and Project Green Merger Sub, Inc. (“Merger Sub”), a newly formed wholly-owned subsidiary of the Acquiror. The Agreement provides for, among other things, the merger (the “Merger”) of Merger Sub with and into the Company, pursuant to which each issued and outstanding share of Class A Common Stock (other than (i) shares owned by Acquiror, Merger Sub or any other direct or indirect wholly owned subsidiary of Acquiror or Merger Sub immediately prior to the Effective Time (as defined in the Agreement), (ii) shares held in the Company’s treasury immediately prior to the Effective Time, (iii) shares owned by any direct or indirect wholly owned subsidiary of the Company and (iv) Dissenting Shares (as defined in the Agreement) (clauses (i) through (iv), collectively, the “Excluded Shares”)), will be converted into the right to receive $8.50 in cash (the “Merger Consideration”), without interest. For purposes of this opinion, the definition of Excluded Shares also includes any shares of Class A Common Stock held by Michael S. Dell, Dell Technologies Inc. or Dell Marketing L.P., or any of their respective affiliates (collectively, “Dell”). The terms and conditions of the Merger are more fully set forth in the Agreement.
In arriving at our opinion, we have: (i) reviewed and analyzed the financial terms of a draft of the Agreement dated October 20, 2024; (ii) reviewed and analyzed certain financial and other data with respect to the Company which was publicly available; (iii) reviewed and analyzed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of the Company that were publicly available, as well as those that were furnished to us by the Company; (iv) conducted discussions with members of senior management and representatives of the Company concerning the matters described in clauses (ii) and (iii) above, as well as its business and prospects before and after giving effect to the Merger; (v) reviewed the current and historical reported prices and trading activity of the Class A Common Stock and similar information for certain other publicly-traded companies that we deemed relevant; (vi) compared the financial performance of the Company with that of certain other publicly-traded companies that we deemed relevant; and (vii) reviewed the financial terms, to the extent publicly available, of certain transactions that we deemed relevant. In addition, we have conducted such other analyses, examinations and inquiries and considered such other financial, economic and market criteria as we have deemed necessary in arriving at our opinion.
We have relied upon and assumed, without assuming liability or responsibility for independent verification, the accuracy and completeness of all information that was publicly available or was furnished, or otherwise made available, to us or discussed with or reviewed by us. We have further relied upon the assurances of the management of the Company that the financial information provided has been prepared on a reasonable basis in accordance with industry practice, and that they are not aware of any information or facts that would make any information provided to us incomplete or misleading. Without limiting the generality of the foregoing, for the purpose of this opinion, we have assumed that with respect to financial forecasts, estimates and other forward-looking information reviewed by us, that such information has been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments of the management of the Company as to the expected future results of operations and financial condition of the Company. We express no opinion as to any such financial forecasts, estimates or forward-looking information or the assumptions on which they were based.
We have relied, with your consent, on advice of the outside counsel and the independent accountants to the Company, and on the assumptions of the management of the Company, as to all accounting, legal, tax and financial reporting matters with respect to the Company and the Agreement.
In arriving at our opinion, we have assumed that the executed Agreement will be in all material respects identical to the last draft of the Agreement reviewed by us. We have relied upon and assumed, without independent verification, that (i) the representations and warranties of all parties to the Agreement and all other related documents and instruments that are referred to therein are true and correct, (ii) each party to such agreements will fully and timely perform all of the covenants and agreements required to be performed by such party, (iii) the Merger will be consummated pursuant to the terms of the Agreement without amendments thereto and (iv) all conditions to the consummation of the Merger will be satisfied without waiver by any party of any conditions or obligations thereunder. Additionally, we have assumed that all the necessary regulatory approvals and consents required for the Merger will be obtained in a manner that will not adversely affect the Company or the contemplated benefits of the Merger.
In arriving at our opinion, we have not performed any appraisals or valuations of any specific assets or liabilities (fixed, contingent or other) of the Company, and have not been furnished or provided with any such appraisals or valuations, nor have we evaluated the solvency of the Company under any state or federal law relating to bankruptcy, insolvency or similar matters. The analyses performed by us in connection with this opinion were going concern analyses. We express no opinion regarding the liquidation value of the Company or any other entity. Without limiting the generality of the foregoing, we have undertaken no independent analysis of any pending or threatened litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company or any of its affiliates is a party or may be subject, and at the direction of the Company and with its consent, our opinion makes no assumption concerning, and therefore does not consider, the possible assertion of claims, outcomes or damages arising out of any such matters. We have also assumed that neither the Company nor the Acquiror is party to any material pending transaction, including without limitation any financing, recapitalization, acquisition or merger, divestiture, spin-off or other material transaction involving Dell, other than the Merger.
This opinion is necessarily based upon the information available to us and facts and circumstances as they exist and are subject to evaluation on the date hereof; events occurring after the date hereof could materially affect the assumptions used in preparing this opinion. We are not expressing any opinion herein as to the price at which shares of Class A Common Stock may trade following announcement of the Merger or at any future time. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon any events occurring after the date hereof and do not have any obligation to update, revise or reaffirm this opinion.
We have been engaged by the Company to act as its financial advisor and we will receive a fee from the Company for providing our services, a significant portion of which is contingent upon the consummation of the Merger. We will also receive a fee for rendering this opinion. Our opinion fee is not contingent upon the consummation of the Merger or the conclusions reached in our opinion. The Company has also agreed to indemnify us against certain liabilities and reimburse us for certain expenses in connection with our services. We have, in the past three years, provided financial advisory services to the Acquiror and/or certain of its affiliates for which we have received fees. We may also, in the future, provide investment banking and financial advisory services to the Company, the Acquiror, Dell or entities that are affiliated with the Company, the Acquiror or Dell, for which we would expect to receive compensation. In the ordinary course of our business, we and our affiliates may actively trade securities of the Company and Dell for our own account or the account of our customers and, accordingly, may at any time hold a long or short position in such securities.
Consistent with applicable legal and regulatory requirements, Piper Sandler has adopted policies and procedures to establish and maintain the independence of Piper Sandler’s Research Department and personnel. As a result, Piper Sandler’s research analysts may hold opinions, make statements or recommendations, and/or publish research reports with respect to the Company, Dell, the Merger and other participants in the Merger that differ from the views of Piper Sandler’s investment banking personnel.

This opinion is provided to the Board of Directors of the Company in connection with its consideration of the Merger and is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should act or vote with respect to the Merger or any other matter. Except with respect to the use of this opinion in connection with the proxy or information statement relating to the Merger in accordance with our engagement letter with the Company, this opinion shall not be disclosed, referred to, published or otherwise used (in whole or in part), nor shall any public references to us be made, without our prior written approval. This opinion has been approved for issuance by the Piper Sandler Opinion Committee.
This opinion addresses solely the fairness, from a financial point of view, to holders of Class A Common Stock (other than Excluded Shares) of the Merger Consideration set forth in the Agreement and does not address any other terms or agreement relating to the Merger or any other terms of the Agreement. We were not requested to opine as to, and this opinion does not address, the basic business decision to proceed with or effect the Merger, the merits of the Merger relative to any alternative transaction or business strategy that may be available to the Company, the Acquiror’s ability to fund the merger consideration, any other terms contemplated by the Agreement or the fairness of the Merger to any other class of securities, creditor or other constituency of the Company. We express no opinion with respect to any agreements or arrangements between the Company or Acquiror and their respective affiliates (other than Dell), on the one hand, and Dell (other than the Company and its subsidiaries), on the other hand, including any agreements or arrangements entered into in connection with the execution and completion of the Merger. Furthermore, we express no opinion with respect to the amount or nature of compensation to any officer, director or employee of any party to the Merger, or any class of such persons, including relative to the compensation to be received by holders of Class A Common Stock in the Merger or with respect to the fairness of any such compensation.
Based upon and subject to the foregoing and based upon such other factors as we consider relevant, it is our opinion that the Merger Consideration is fair, from a financial point of view, to the holders of Class A Common Stock (other than Excluded Shares) as of the date hereof.
Sincerely,
/s/ Piper Sandler & Co.
PIPER SANDLER & CO.

Annex E
§ 262. Appraisal rights [For application of this section, see 81 Del. Laws, c. 354, § 17; 82 Del. Laws, c. 45, § 23; 82 Del. Laws, c. 256, § 24; 83 Del. Laws, c. 377, § 22; and 84 Del. Laws, c. 98, § 16].
(a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository; the words “beneficial owner” mean a person who is the beneficial owner of shares of stock held either in voting trust or by a nominee on behalf of such person; and the word “person” means any individual, corporation, partnership, unincorporated association or other entity.
(b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation in a merger, consolidation, conversion, transfer, domestication or continuance to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title (other than, in each case and solely with respect to a converted or domesticated corporation, a merger, consolidation, conversion, transfer, domestication or continuance authorized pursuant to and in accordance with the provisions of § 265 or § 388 of this title):
(1)   Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders, or at the record date fixed to determine the stockholders entitled to consent pursuant to § 228 of this title, to act upon the agreement of merger or consolidation or the resolution providing for the conversion, transfer, domestication or continuance (or, in the case of a merger pursuant to § 251(h) of this title, as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.
(2)   Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation if the holders thereof are required by the terms of an agreement of merger or consolidation, or by the terms of a resolution providing for conversion, transfer, domestication or continuance, pursuant to § 251, § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title to accept for such stock anything except:
a.   Shares of stock of the corporation surviving or resulting from such merger or consolidation, or of the converted entity or the entity resulting from a transfer, domestication or continuance if such entity is a corporation as a result of the conversion, transfer, domestication or continuance, or depository receipts in respect thereof;
b.   Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger, consolidation, conversion, transfer, domestication or continuance will be either listed on a national securities exchange or held of record by more than 2,000 holders;
c.   Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d.   Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.
(3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.
(4)   [Repealed.]
(c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation, the sale of all or substantially all of the assets of the corporation or a conversion effected pursuant to § 266 of this title or a transfer, domestication or continuance effected pursuant to § 390 of this title. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.
(d)   Appraisal rights shall be perfected as follows:
(1)   If a proposed merger, consolidation, conversion, transfer, domestication or continuance for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations or the converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and, § 114 of this title, if applicable) may be accessed without subscription or cost. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger, consolidation, conversion, transfer, domestication or continuance, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger, consolidation, conversion, transfer, domestication or continuance shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity shall notify each stockholder of each constituent or converting, transferring, domesticating or continuing corporation who has complied with this subsection and has not voted in favor of or consented to the merger, consolidation, conversion, transfer, domestication or continuance, and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section, of the date that the merger, consolidation or conversion has become effective; or
(2)   If the merger, consolidation, conversion, transfer, domestication or continuance was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent, converting, transferring, domesticating or continuing corporation before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, or the surviving, resulting or converted entity within 10 days after such effective date, shall notify each stockholder of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation who is entitled to appraisal rights of the approval of the merger, consolidation, conversion, transfer, domestication or continuance and that appraisal rights are available for any or all shares of such class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting, transferring, domesticating or continuing corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and § 114 of this title, if applicable) may be accessed without subscription or cost. Such notice may, and, if given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, shall, also notify such stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving, resulting or converted entity the appraisal of such holder’s shares; provided that a demand may be delivered to such entity by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs such entity of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, either (i) each such constituent corporation or the converting, transferring, domesticating or continuing corporation shall send a second notice before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance notifying each of the holders of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation that are entitled to appraisal rights of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance or (ii) the surviving, resulting or converted entity shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation or entity that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation or the converting, transferring, domesticating or continuing corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.
(3)   Notwithstanding subsection (a) of this section (but subject to this paragraph (d)(3)), a beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s shares in accordance with either paragraph (d)(1) or (2) of this section, as applicable; provided that (i) such beneficial owner continuously owns such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance and otherwise satisfies the requirements applicable to a stockholder under the first sentence of subsection (a) of this section and (ii) the demand made by such beneficial owner reasonably identifies the holder of record of the shares for which the demand is made, is accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices given by the surviving, resulting or converted entity hereunder and to be set forth on the verified list required by subsection (f) of this section.
(e)   Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity, or any person who has complied with subsections (a) and (d) of this section and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person entitled to appraisal rights who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance. Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person who has complied with the requirements of subsections (a) and (d) of this section, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the surviving, resulting or converted entity a statement setting forth the aggregate number of shares not voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2) of this title)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that, where a beneficial owner makes a demand pursuant to paragraph (d)(3) of this section, the record holder of such shares shall not be considered a separate stockholder holding such shares for purposes of such aggregate number). Such statement shall be given to the person within 10 days after such person’s request for such a statement is received by the surviving, resulting or converted entity or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section, whichever is later.
(f)   Upon the filing of any such petition by any person other than the surviving, resulting or converted entity, service of a copy thereof shall be made upon such entity, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached by such entity. If the petition shall be filed by the surviving, resulting or converted entity, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving, resulting or converted entity and to the persons shown on the list at the addresses therein stated. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving, resulting or converted entity.
(g)   At the hearing on such petition, the Court shall determine the persons who have complied with this section and who have become entitled to appraisal rights. The Court may require the persons who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any person fails to comply with such direction, the Court may dismiss the proceedings as to such person. If immediately before the merger, consolidation, conversion, transfer, domestication or continuance the shares of the class or series of stock of the constituent, converting, transferring, domesticating or continuing corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger, consolidation, conversion, transfer, domestication or continuance for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.
(h)   After the Court determines the persons entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, consolidation, conversion, transfer, domestication or continuance, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger, consolidation, conversion, transfer, domestication or continuance through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger, consolidation or conversion and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving, resulting or converted entity may pay to each person entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving, resulting or converted entity or by any person entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under this section.
(i)   The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving, resulting or converted entity to the persons entitled thereto. Payment shall be so made to each such person upon such terms and conditions as the Court may order. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving, resulting or converted entity be an entity of this State or of any state.
(j)   The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section who participated in the proceeding and incurred expenses in connection therewith, the Court may order all or a portion of such expenses, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal not dismissed pursuant to subsection (k) of this section or subject to such an award pursuant to a reservation of jurisdiction under subsection (k) of this section.
(k)   Subject to the remainder of this subsection, from and after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, no person who has demanded appraisal rights with respect to some or all of such person’s shares as provided in subsection (d) of this section shall be entitled to vote such shares for any purpose or to receive payment of dividends or other distributions on such shares (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger, consolidation, conversion, transfer, domestication or continuance). If a person who has made a demand for an appraisal in accordance with this section shall deliver to the surviving, resulting or converted entity a written withdrawal of such person’s demand for an appraisal in respect of some or all of such person’s shares in accordance with subsection (e) of this section, either within 60 days after such effective date or thereafter with the written approval of the corporation, then the right of such person to an appraisal of the shares subject to the withdrawal shall cease. Notwithstanding the foregoing, an appraisal proceeding in the Court of Chancery shall not be dismissed as to any person without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just, including without limitation, a reservation of jurisdiction for any application to the Court made under subsection (j) of this section; provided, however that this provision shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, as set forth in subsection (e) of this section. If a petition for an appraisal is not filed within the time provided in subsection (e) of this section, the right to appraisal with respect to all shares shall cease.
(l)   The shares or other equity interests of the surviving, resulting or converted entity to which the shares of stock subject to appraisal under this section would have otherwise converted but for an appraisal demand made in accordance with this section shall have the status of authorized but not outstanding shares of stock or other equity interests of the surviving, resulting or converted entity, unless and until the person that has demanded appraisal is no longer entitled to appraisal pursuant to this section.